Filed Pursuant to Rule 424(b)(3)
File No. 333-159958; 333-165831

PROSPECTUS SUPPLEMENT
(To prospectus dated March 17, 2011)

UNITED COMMUNITY BANKS, INC.

65,000 SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK

WARRANT TO PURCHASE $65 MILLION
OF COMMON STOCK EQUIVALENT JUNIOR PREFERRED STOCK

RECENT DEVELOPMENTS

We have attached to this prospectus supplement, and incorporated by reference into it, our Quarterly Report on Form 10-Q for the period ended March 31, 2011, our Current Report Form 8-K filed with the Securities and Exchange Commission on April 22, 2011 and our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2011.

June 6, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒     QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarterly Period Ended March 31, 2011

OR

☐     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition Period from ___________ to ___________

Commission file number 001-39095

UNITED COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia	58-1807304
(State of Incorporation)	(I.R.S. Employer Identification No.)

125 Highway 515 East
Blairsville, Georgia	30512
Address of Principal Executive Offices	(Zip Code)

(706) 781-2265
(Telephone Number)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

YES ☒  NO ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Date File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

YES ☐  NO ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).

YES ☐  NO ☒
Common stock, par value $1 per share 104,568,558 shares
outstanding as of April 30, 2011

Part I – Financial Information

Item 1 – Financial Statements

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Operations (Unaudited)
	Three Months Ended
	March 31,
(in thousands, except per share data)	2011	2010

Interest revenue:
Loans, including fees	$61,107	$72,215
Investment securities, including tax exempt of $259 and $311	13,604	16,203
Federal funds sold, commercial paper and deposits in banks	819	938
Total interest revenue	75,530	89,356
Interest expense:
Deposits:
NOW	1,324	1,854
Money market	2,028	1,757
Savings	77	84
Time	11,732	20,198
Total deposit interest expense	15,161	23,893
Federal funds purchased, repurchase agreements and other short-term borrowings	1,042	1,038
Federal Home Loan Bank advances	590	977
Long-term debt	2,780	2,662
Total interest expense	19,573	28,570
Net interest revenue	55,957	60,786
Provision for loan losses	190,000	75,000
Net interest expense after provision for loan losses	(134,043)	(14,214)
Fee revenue:
Service charges and fees	6,720	7,447
Mortgage loan and other related fees	1,494	1,479
Brokerage fees	677	567
Securities gains, net	55	61
Other	2,892	2,112
Total fee revenue	11,838	11,666
Total revenue	(122,205)	(2,548)
Operating expenses:
Salaries and employee benefits	24,924	24,360
Communications and equipment	3,344	3,273
Occupancy	4,074	3,814
Advertising and public relations	978	1,043
Postage, printing and supplies	1,118	1,225
Professional fees	3,330	1,943
Foreclosed property	64,899	10,813
FDIC assessments and other regulatory charges	5,413	3,626
Amortization of intangibles	762	802
Other	6,429	3,921
Total operating expenses	115,271	54,820
Loss from continuing operations before income taxes	(237,476)	(57,368)
Income tax benefit	(94,990)	(22,910)
Net loss from continuing operations	(142,486)	(34,458)
Loss from discontinued operations, net of income taxes	-	(101)
Gain from sale of subsidiary, net of income taxes and selling costs	-	1,266
Net loss	(142,486)	(33,293)
Preferred stock dividends and discount accretion	2,778	2,572
Net loss available to common shareholders	$(145,264)	$(35,865)

Loss from continuing operations per common share - Basic / Diluted	$(1.57)	$(.39)
Loss per common share - Basic / Diluted	(1.57)	(.38)
Weighted average common shares outstanding - Basic / Diluted	92,330	94,390

See accompanying notes to consolidated financial statements.

2

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet
	March 31,	December 31,	March 31,
(in thousands, except share and per share data)	2011	2010	2010
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and due from banks	$153,891	$95,994	$105,613
Interest-bearing deposits in banks	465,656	111,901	99,893
Federal funds sold, commercial paper and short-term investments	470,087	441,562	183,049
Cash and cash equivalents	1,089,634	649,457	388,555
Securities available for sale	1,638,494	1,224,417	1,526,589
Securities held to maturity (fair value $248,361 and $267,988)	245,430	265,807	-
Loans held for sale	80,629	-	-
Mortgage loans held for sale	25,364	35,908	21,998
Loans, net of unearned income	4,194,372	4,604,126	4,992,045
Less allowance for loan losses	133,121	174,695	173,934
Loans, net	4,061,251	4,429,431	4,818,111
Assets covered by loss sharing agreements with the FDIC	125,789	131,887	169,287
Premises and equipment, net	179,143	178,239	181,217
Accrued interest receivable	21,687	24,299	30,492
Goodwill and other intangible assets	10,684	11,446	224,394
Foreclosed property	54,378	142,208	136,275
Net deferred tax asset	266,367	166,937	92,986
Other assets	174,742	183,160	247,114
Total assets	$7,973,592	$7,443,196	$7,837,018

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$864,708	$793,414	$740,727
NOW	1,320,136	1,424,781	1,344,973
Money market	967,938	891,252	729,283
Savings	193,591	183,894	186,699
Time:
Less than $100,000	1,576,505	1,496,700	1,643,059
Greater than $100,000	990,289	1,002,359	1,132,034
Brokered	684,581	676,772	710,813
Total deposits	6,597,748	6,469,172	6,487,588
Federal funds purchased, repurchase agreements, and other short-term borrowings	102,107	101,067	102,480
Federal Home Loan Bank advances	55,125	55,125	114,303
Long-term debt	150,166	150,146	150,086
Unsettled securities purchases	177,532	-	17,588
Accrued expenses and other liabilities	40,766	32,171	39,078
Total liabilities	7,123,444	6,807,681	6,911,123
Shareholders' equity:
Preferred stock, $1 par value; 10,000,000 shares authorized;
Series A; $10 stated value; 21,700 shares issued and outstanding	217	217	217
Series B; $1,000 stated value; 180,000 shares issued and outstanding	176,049	175,711	174,727
Series D; $1,000 stated value; 16,613 shares issued and outstanding	16,613	-	-
Series F; $1,000 stated value; 195,872 shares issued and outstanding	195,872	-	-
Series G; $1,000 stated value; 151,185 shares issued and outstanding	151,185	-	-
Common stock, $1 par value; 200,000,000 shares authorized;
104,515,553, 94,685,003 and 94,175,857 shares issued and outstanding	104,516	94,685	94,176
Common stock issuable; 397,138, 336,437 and 262,002 shares	3,681	3,894	4,127
Capital surplus	655,350	665,496	622,803
Accumulated deficit	(480,831)	(335,567)	(15,481)
Accumulated other comprehensive income	27,496	31,079	45,326
Total shareholders' equity	850,148	635,515	925,895
Total liabilities and shareholders' equity	$7,973,592	$7,443,196	$7,837,018

See accompanying notes to consolidated financial statements.

3

Consolidated Statement of Changes in Shareholders' Equity (Unaudited)
For the Three Months Ended March 31,

									(Accumulated	Accumulated
	Preferred Stock						Common		Deficit)	Other
(in thousands, except share	Series	Series	Series	Series	Series	Common	Stock	Capital	Retained	Comprehensive
and per share data)	A	B	D	F	G	Stock	Issuable	Surplus	Earnings	Income	Total

Balance, December 31, 2009	$217	$174,408	$-	$-	$-	$94,046	$3,597	$622,034	$20,384	$47,635	$962,321
Comprehensive income:
Net loss									(33,293)		(33,293)
Other comprehensive income (loss):
Unrealized holding gains on
available for sale securities,
net of deferred tax expense
and reclassification adjustment										783	783
Unrealized losses on derivative
financial instruments qualifying
as cash flow hedges, net of
deferred tax benefit										(3,092)	(3,092)
Comprehensive loss									(33,293)	(2,309)	(35,602)
Common stock issued to dividend
Reinvestment plan and employee
benefit plans (125,021 shares)						124		387			511
Amortization of stock option and
restricted stock								832			832
Vesting of restricted stock (12,447
shares issued, 16,162 shares
deferred)						6	444	(450)			-
Deferred compensation plan, net,
including dividend equivalents							86				86
Dividends on Series A preferred stock									(3)		(3)
Dividends on Series B preferred stock		319							(2,569)		(2,250)
Balance, March 31, 2010	$217	$174,727	$-	$-	$-	$94,176	$4,127	$622,803	$(15,481)	$45,326	$925,895
Balance, December 31, 2010	$217	$175,711	$-	$-	$-	$94,685	$3,894	$665,496	$(335,567)	$31,079	$635,515
Comprehensive loss:
Net loss									(142,486)		(142,486)
Other comprehensive loss:
Unrealized holding gains on
available for sale securities,
net of deferred tax expense
and reclassification adjustment										(1,003)	(1,003)
Unrealized losses on derivative
financial instruments qualifying
as cash flow hedges, net of
deferred tax benefit										(2,580)	(2,580)
Comprehensive loss									(142,486)	(3,583)	(146,069)
Preferred for common equity exchange
related to tax benefits preservation
plan (7,755,631 common shares)			16,613			(7,756)		(8,857)			-
Common stock issued to dividend
reinvestment plan and employee
benefit plans (230,096 shares)						232		143			375
Common and preferred stock issued
(17,338,497 common shares)				195,872	151,185	17,338		(1,866)			362,529
Amortization of stock options and
restricted stock awards								549			549
Vesting of restricted stock (7,097
shares issued, 31,910 shares
deferred)						7	54	(61)			-
Deferred compensation plan, net,
including dividend equivalents							65				65
Shares issued from deferred
compensation plan (10,491 shares)						10	(332)	322			-
Tax on option exercise and restricted
stock vesting								(376)			(376)
Dividends on Series A preferred stock									(3)		(3)
Dividends on Series B preferred stock		338							(2,602)		(2,264)
Dividends on Series D preferred stock									(173)		(173)
Balance, March 31, 2011	$217	$176,049	$16,613	$195,872	$151,185	$104,516	$3,681	$655,350	$(480,831)	$27,496	$850,148

See accompanying notes to consolidated financial statements.

4

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Cash Flows (Unaudited)

	Three Months Ended
	March 31,
(in thousands)	2011	2010
Operating activities:
Net loss	$(142,486)	$(33,293)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	4,743	3,814
Provision for loan losses	190,000	75,000
Stock based compensation	549	832
Securities gains, net	(55)	(61)
Losses and write downs on sales of other real estate owned	60,605	8,097
Gain from sale of subsidiary	-	(2,110)
Changes in assets and liabilities:
Other assets and accrued interest receivable	(90,321)	(11,557)
Accrued expenses and other liabilities	6,518	(4,956)
Mortgage loans held for sale	10,544	8,228
Net cash provided by operating activities	40,097	43,994

Investing activities:
Investment securities held to maturity:
Proceeds from maturities and calls	21,116	-
Purchases	(1,500)	-
Investment securities available for sale:
Proceeds from sales	51,240	40,817
Proceeds from maturities and calls	116,175	200,578
Purchases	(405,979)	(219,354)
Net decrease in loans	93,949	65,889
Proceeds from sales of premises and equipment	160	8
Purchases of premises and equipment	(3,604)	(2,024)
Net cash received from sale of subsidiary	-	290
Proceeds from sale of other real estate	36,003	21,692
Net cash (used in) provided by investing activities	(92,440)	107,896

Financing activities:
Net change in deposits	128,576	(139,051)
Net change in federal funds purchased, repurchase agreements, and other short-term borrowings	1,040	1,091
Proceeds from issuance of common stock for dividend reinvestment and employee benefit plans	375	511
Proceeds from issuance of common and preferred stock, net of offering costs	362,529	-
Cash dividends on preferred stock	-	(2,253)
Net cash provided by (used in) financing activities	492,520	(139,702)

Net change in cash and cash equivalents	440,177	12,188

Cash and cash equivalents at beginning of period	649,457	376,367

Cash and cash equivalents at end of period	$1,089,634	$388,555

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$17,936	$33,283
Income taxes	1,287	767
Unsettled securities purchases	177,532	17,588

See accompanying notes to consolidated financial statements.

5

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 1 – Accounting Policies

The accounting and financial reporting policies of United Community Banks, Inc. (“United”) and its subsidiaries conform to accounting principles generally accepted in the United States of America (“GAAP”) and general banking industry practices.  The accompanying interim consolidated financial statements have not been audited.  All material intercompany balances and transactions have been eliminated.  A more detailed description of United’s accounting policies is included in the 2010 annual report filed on Form 10-K.

In management’s opinion, all accounting adjustments necessary to accurately reflect the financial position and results of operations on the accompanying financial statements have been made. These adjustments are normal and recurring accruals considered necessary for a fair and accurate presentation. The results for interim periods are not necessarily indicative of results for the full year or any other interim periods.

Foreclosed property is initially recorded at fair value, less estimated costs to sell.  If the fair value, less estimated costs to sell at the time of foreclosure, is less than the loan balance, the deficiency is charged against the allowance for loan losses.  If the fair value, less cost to sell, of the foreclosed property decreases during the holding period, a valuation allowance is established with a charge to operating expenses.  When the foreclosed property is sold, a gain or loss is recognized on the sale for the difference between the sales proceeds and the carrying amount of the property.  Financed sales of foreclosed property are accounted for in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification Topic 360, Subtopic 20, Real Estate Sales (“ASC 360-20”).

Note 2 – Accounting Standards Updates

In April 2011, the FASB issued Accounting Standards Update No. 2011-02, A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring (“ASU No. 2011-02”).  ASU No. 2011-02 requires a creditor to separately conclude that 1.) the restructuring constitutes a concession and 2.) the debtor is experiencing financial difficulties in order for a modification to be considered a troubled debt restructuring (“TDR”).  The guidance was issued to provide clarification and to address diversity in practice in identifying TDR’s.  It is effective for United in the third quarter of 2011 and will be applied retrospectively to the beginning of the year.  Although evaluation of the impact is not complete, it is not expected to have a material impact on United’s results of operations, financial position, or disclosures.

In April 2011, the FASB issued Accounting Standards Update No. 2011-03, Reconsideration of Effective Control in Repurchase Agreements (“ASU No. 2011-03”).  ASU No. 2011-03 removes from the assessment of effective control the criterion related to the transferor’s ability to repurchase or redeem financial assets on substantially the agreed terms, even in the event of default by the transferee.  In addition, this guidance also eliminates the requirement to demonstrate that a transferor possesses adequate collateral to fund substantially all the cost of purchasing replacement financial assets.  It is effective for United for the first quarter of 2012, and is not expected to have a material impact on United’s results of operations, financial position, or disclosures.

Note 3 – Mergers and Acquisitions

On June 19, 2009, United Community Bank (“UCB” or the “Bank”) purchased substantially all the assets and assumed substantially all the liabilities of Southern Community Bank (“SCB”) from the Federal Deposit Insurance Corporation (“FDIC”), as Receiver of SCB.  UCB and the FDIC entered loss sharing agreements regarding future losses incurred on loans and foreclosed loan collateral existing at June 19, 2009.  Under the terms of the loss sharing agreements, the FDIC will absorb 80 percent of losses and share 80 percent of loss recoveries on the first $109 million of losses and, absorb 95 percent of losses and share in 95 percent of loss recoveries on losses exceeding $109 million.  The term for loss sharing on 1-4 Family loans is ten years, while the term for loss sharing on all other loans is five years.

Under the loss sharing agreement, the portion of the losses expected to be indemnified by FDIC is considered an indemnification asset in accordance with ASC 805 Business Combinations.  The indemnification asset, referred to as “estimated loss reimbursement from the FDIC” is included in the balance of “Assets covered by loss sharing agreements with the FDIC” on the Consolidated Balance Sheet.  The indemnification asset was recognized at fair value, which was estimated at the acquisition date based on the terms of the loss sharing agreement.  The indemnification asset is expected to be collected over a four-year average life.  No valuation allowance was required.

Loans, foreclosed property and the estimated FDIC reimbursement resulting from the loss sharing agreements with the FDIC are reported as “assets covered by loss sharing agreements with the FDIC” in the consolidated balance sheet.

6

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The table below shows the components of covered assets at March 31, 2011 (in thousands).

(in thousands)	Purchased Impaired Loans	Other Purchased Loans	Other	Total

Commercial (secured by real estate)	$-	$35,129	$-	$35,129
Commercial (commercial and industrial)	-	3,478	-	3,478
Construction and land development	1,644	13,335	-	14,979
Residential mortgage	145	9,322	-	9,467
Installment	7	229	-	236
Total covered loans	1,796	61,493	-	63,289
Covered forclosed property	-	-	30,833	30,833
Estimated loss reimbursement from the FDIC	-	-	31,667	31,667
Total covered assets	$1,796	$61,493	$62,500	$125,789

Note 4 – Securities

During the second quarter of 2010, securities available for sale with a fair value of $315 million were transferred to held to maturity.  The securities were transferred at their fair value on the date of transfer.  The unrealized gain of $7.1 million on the transferred securities on the date of transfer is being amortized into interest revenue as an adjustment to the yield on those securities over the remaining life of the transferred securities.  Securities are classified as held to maturity when management has the positive intent and ability to hold them until maturity.  Securities held to maturity are carried at amortized cost.

The amortized cost, gross unrealized gains and losses and fair value of securities held to maturity at March 31, 2011 and December 31, 2010, are as follows (in thousands).  There were no securities classified as held to maturity at March 31, 2010.

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
As of March 31, 2011	Cost	Gains	Losses	Value
U.S. Government agencies	$4,989	$12	$-	$5,001
State and political subdivisions	48,497	616	731	48,382
Mortgage-backed securities (1)	191,944	3,041	7	194,978

Total	$245,430	$3,669	$738	$248,361

As of December 31, 2010
U.S. Government agencies	$11,939	$79	$-	$12,018
State and political subdivisions	47,007	416	1,005	46,418
Mortgage-backed securities (1)	206,861	2,700	9	209,552

Total	$265,807	$3,195	$1,014	$267,988

(1) All are residential type mortgage-backed securities

7

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The cost basis, unrealized gains and losses, and fair value of securities available for sale at March 31, 2011, December 31, 2010 and March 31, 2010 are presented below (in thousands).

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
As of March 31, 2011	Cost	Gains	Losses	Value
U.S. Government agencies	$94,966	$16	$1,204	$93,778
State and political subdivisions	26,870	983	20	27,833
Mortgage-backed securities (1)	1,388,702	27,617	1,474	1,414,845
Other	103,408	150	1,520	102,038
Total	$1,613,946	$28,766	$4,218	$1,638,494

As of December 31, 2010
U.S. Government agencies	$99,969	$67	$1,556	$98,480
State and political subdivisions	27,600	878	36	28,442
Mortgage-backed securities (1)	963,475	29,204	1,671	991,008
Other	107,811	192	1,516	106,487
Total	$1,198,855	$30,341	$4,779	$1,224,417

As of March 31, 2010
U.S. Government agencies	$306,916	$553	$891	$306,578
State and political subdivisions	63,175	1,450	81	64,544
Mortgage-backed securities (1)	1,101,456	41,754	1,031	1,142,179
Other	13,006	290	8	13,288
Total	$1,484,553	$44,047	$2,011	$1,526,589

(1) All are residential type mortgage-backed securities

The following table summarizes held to maturity securities in an unrealized loss position as of March 31, 2011 and December 31, 2010 (in thousands).

	Less than 12 Months		12 Months or More		Total
As of March 31, 2011	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
State and political subdivisions	$21,313	$731	$-	$-	$21,313	$731
Mortgage-backed securities	1,942	7	-	-	1,942	7
Total unrealized loss position	$23,255	$738	$-	$-	$23,255	$738

As of December 31, 2010
State and political subdivisions	$28,949	$1,005	$-	$-	$28,949	$1,005
Mortgage-backed securities	1,951	9	-	-	1,951	9
Total unrealized loss position	$30,900	$1,014	$-	$-	$30,900	$1,014

8

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The following table summarizes available for sale securities in an unrealized loss position as of March 31, 2011, December 31, 2010 and March 31, 2010 (in thousands).

	Less than 12 Months		12 Months or More		Total
As of March 31, 2011	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Government agencies	$73,763	$1,204	$-	$-	$73,763	$1,204
State and political subdivisions	1,098	15	11	5	1,109	20
Mortgage-backed securities	292,379	1,474	-	-	292,379	1,474
Other	79,386	1,520	-	-	79,386	1,520
Total unrealized loss position	$446,626	$4,213	$11	$5	$446,637	$4,218

As of December 31, 2010
U.S. Government agencies	$68,412	$1,556	$-	$-	$68,412	$1,556
State and political subdivisions	1,082	30	12	6	1,094	36
Mortgage-backed securities	59,505	1,630	2,799	41	62,304	1,671
Other	69,985	1,516	-	-	69,985	1,516
Total unrealized loss position	$198,984	$4,732	$2,811	$47	$201,795	$4,779

As of March 31, 2010
U.S. Government agencies	$138,233	$891	$-	$-	$138,233	$891
State and political subdivisions	2,035	15	3,191	66	5,226	81
Mortgage-backed securities	20,382	151	34,358	880	54,740	1,031
Other	-	-	500	8	500	8
Total unrealized loss position	$160,650	$1,057	$38,049	$954	$198,699	$2,011

At March 31, 2011, there were 38 available for sale securities and 26 held to maturity securities that were in an unrealized loss position.  United does not intend to sell nor believes it will be required to sell securities in an unrealized loss position prior to the recovery of their amortized cost basis.  Unrealized losses at March 31, 2011 were primarily attributable to changes in interest rates.

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation.  Consideration is given to the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, among other factors.  In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and industry analyst’s reports.  During the first quarter of 2010, United recorded impairment losses of $950,000 on investments in financial institutions that showed evidence of other-than-temporary impairment.  No impairment losses were identified in the first quarter of 2011.

Realized gains and losses are derived using the specific identification method for determining the cost of securities sold. The following table summarizes securities sales activity for the three-month periods ended March 31, 2011 and 2010 (in thousands).

	Three Months Ended March 31,
	2011	2010

Proceeds from sales	$51,240	$40,817

Gross gains on sales	$331	$1,260
Gross losses on sales	(276)	(249)
Impairment losses	-	(950)

Net gains on sales of securities	$55	$61

Income tax expense attributable to sales	$21	$24

9

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Securities with a carrying value of $1.83 billion, $1.43 billion, and $1.48 billion were pledged to secure public deposits, FHLB advances and other secured borrowings at March 31, 2011, December 31, 2010 and March 31, 2010.

The amortized cost and fair value of held to maturity and available for sale securities at March 31, 2011, by contractual maturity, are presented in the following table (in thousands).

	Available for Sale		Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

U.S. Government agencies:
5 to 10 years	$81,387	$80,729	$-	$-
More than 10 years	13,579	13,049	-	-
	94,966	93,778	-	-

State and political subdivisions:
Within 1 year	5,265	5,344	-	-
1 to 5 years	13,946	14,523	-	-
5 to 10 years	6,311	6,595	4,989	5,001
More than 10 years	1,348	1,371	-	-
	26,870	27,833	4,989	5,001

Other:
1 to 5 years	9,906	9,785	1,002	990
5 to 10 years	90,050	89,501	22,040	22,269
More than 10 years	3,452	2,752	25,455	25,123
	103,408	102,038	48,497	48,382

Total securities other than mortgage-backed securities:
Within 1 year	5,265	5,344	-	-
1 to 5 years	23,852	24,308	1,002	990
5 to 10 years	177,748	176,825	27,029	27,270
More than 10 years	18,379	17,172	25,455	25,123

Mortgage-backed securities	1,388,702	1,414,845	191,944	194,978

	$1,613,946	$1,638,494	$245,430	$248,361

Expected maturities may differ from contractual maturities because issuers and borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

10

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 5 – Loans and Allowance for Loan Losses

Major classifications of loans as of March 31, 2011, December 31, 2010 and March 31, 2010, are summarized as follows (in thousands).

	March 31,	December 31,	March 31,
	2011	2010	2010

Commercial (secured by real estate)	$1,692,154	$1,761,424	$1,765,204
Commercial construction	213,177	296,582	357,188
Commercial (commercial and industrial)	431,473	441,518	380,331
Total commercial	2,336,804	2,499,524	2,502,723
Residential construction	549,618	695,166	960,372
Residential mortgage	1,186,531	1,278,780	1,390,270
Consumer installment	121,419	130,656	138,680
Total loans	4,194,372	4,604,126	4,992,045
Less allowance for loan losses	133,121	174,695	173,934
Loans, net	$4,061,251	$4,429,431	$4,818,111

The Bank makes loans and extensions of credit to individuals and a variety of firms and corporations located primarily in counties in north Georgia, the Atlanta, Georgia MSA, the Gainesville, Georgia MSA, coastal Georgia, western North Carolina and east Tennessee. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market.

Changes in the allowance for loan losses for the three months ended March 31, 2011 and 2010 are summarized as follows (in thousands).

	Three Months Ended
	March 31,
	2011	2010
Balance beginning of period	$174,695	$155,602
Provision for loan losses	190,000	75,000
Charge-offs:
Commercial (secured by real estate)	48,707	2,936
Commercial construction	49,715	2,211
Commercial (commercial and industrial)	4,362	4,554
Residential construction	92,255	44,190
Residential mortgage	36,676	4,640
Consumer installment	1,096	1,129
Total loans charged-off	232,811	59,660
Recoveries:
Commercial (secured by real estate)	100	972
Commercial construction	-	5
Commercial (commercial and industrial)	322	444
Residential construction	117	1,090
Residential mortgage	293	89
Consumer installment	405	392
Total recoveries	1,237	2,992
Net charge-offs	231,574	56,668

Balance end of period	$133,121	$173,934

11

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

At March 31, 2011, December 31, 2010 and March 31, 2010, loans with a carrying value of $857 million, $1.02 billion and $1.56 billion were pledged as collateral to secure FHLB advances and other contingent funding sources.

The following table presents the balance and activity in the allowance for loan losses by portfolio segment and the recorded investment in loans by portfolio segment based on impairment method as of March 31, 2011, December 31, 2010 and March 31, 2010 (in thousands).

Three Months Ended March 31, 2011	Commercial (Secured by Real Estate)	Commercial Construction	Commercial (Commercial and Industrial)	Residential Construction	Residential Mortgage	Consumer Installment	Unallocated	Total
Allowance for loan losses:
Beginning balance	$31,191	$6,780	$7,580	$92,571	$22,305	$3,030	$11,238	$174,695
Charge-offs	(46,101)	(24,158)	(4,363)	(119,874)	(37,220)	(1,095)	-	(232,811)
Recoveries	100	-	322	117	293	405	-	1,237
Provision	35,069	23,359	4,048	89,706	39,751	216	(2,149)	190,000
Ending balance	$20,259	$5,981	$7,587	$62,520	$25,129	$2,556	$9,089	$133,121
Ending allowance attributable to loans:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	20,259	5,981	7,587	62,520	25,129	2,556	9,089	133,121
Total ending allowance balance	$20,259	$5,981	$7,587	$62,520	$25,129	$2,556	$9,089	$133,121
Loans:
Individually evaluated for impairment	$17,154	$3,624	$-	$22,667	$5,157	$-	$-	$48,602
Collectively evaluated for impairment	1,675,000	209,553	431,473	526,951	1,181,374	121,419	-	4,145,770
Total loans	$1,692,154	$213,177	$431,473	$549,618	$1,186,531	$121,419	$-	$4,194,372

December 31, 2010
Allowance for loan losses:
Ending allowance attributable to loans:
Individually evaluated for impairment	$268	$-	$-	$644	$137	$-	$-	$1,049
Collectively evaluated for impairment	30,923	6,780	7,580	91,927	22,168	3,030	11,238	173,646
Total ending allowance balance	$31,191	$6,780	$7,580	$92,571	$22,305	$3,030	$11,238	$174,695
Loans:
Individually evaluated for impairment	$41,818	$20,311	$5,874	$39,505	$15,468	$-	$-	$122,976
Collectively evaluated for impairment	1,719,606	276,271	435,644	655,661	1,263,312	130,656	-	4,481,150
Total loans	$1,761,424	$296,582	$441,518	$695,166	$1,278,780	$130,656	$-	$4,604,126

Three Months Ended March 31, 2010
Allowance for loan losses:
Beginning balance	$19,208	$5,861	$6,892	$93,585	$17,266	$2,545	$10,245	$155,602
Charge-offs	(2,936)	(2,211)	(4,554)	(44,190)	(4,640)	(1,129)	-	(59,660)
Recoveries	972	5	444	1,090	89	392	-	2,992
Provision	4,564	4,772	3,898	53,349	6,642	1,086	689	75,000
Ending balance	$21,808	$8,427	$6,680	$103,834	$19,357	$2,894	$10,934	$173,934
Ending allowance attributable to loans:
Individually evaluated for impairment	$1,272	$627	$-	$4,398	$529	$6	$-	$6,832
Collectively evaluated for impairment	20,536	7,800	6,680	99,436	18,828	2,888	10,934	167,102
Total ending allowance balance	$21,808	$8,427	$6,680	$103,834	$19,357	$2,894	$10,934	$173,934
Loans:
Individually evaluated for impairment	$38,519	$22,268	$-	$131,249	$22,056	$941	$-	$215,033
Collectively evaluated for impairment	1,726,685	334,920	380,331	829,123	1,368,214	137,739	-	4,777,012
Total loans	$1,765,204	$357,188	$380,331	$960,372	$1,390,270	$138,680	$-	$4,992,045

United reviews all loans that are on nonaccrual with a balance of $500,000 or greater for impairment.  A loan is considered impaired when, based on current events and circumstances, it is probable that all amounts due, according to the contractual terms of the loan, will not be collected.  Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, at the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent.  Interest payments received on impaired loans are applied as a reduction of the outstanding principal balance.

In the first quarter 2011, following the completion of a transaction to raise $380 million in new capital, United’s Board of Directors adopted an asset disposition plan which included the bulk sale of $267 million in classified loans.  Those loans were classified as held for sale at the end of the first quarter and were written down to the expected proceeds from the sale.  The charge-offs on the loans transferred to held for sale in anticipation of the bulk loan sale which closed on April 18, 2011, increased first quarter 2011 loan charge offs by $186 million.

12

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Individually evaluated impaired loans at March 31, 2011, December 31, 2010 and March 31, 2010 were as follows (in thousands).

	March 31,	December 31,	March 31,
	2011	2010	2010

Period-end loans with no allocated allowance for loan losses	$48,602	$115,338	$158,559
Period-end loans with allocated allowance for loan losses	-	7,638	56,474
Total	$48,602	$122,976	$215,033

Amount of allowance for loan losses allocated	$-	$1,049	$6,832

The average balances of impaired loans and income recognized on impaired loans while they were considered impaired is presented below for the three months ended March 31, 2011 and March 31, 2010 (in thousands).

	Three Months Ended
	March 31,
	2011	2010

Average balance of individually evaluated impaired loans during period	$95,163	$210,854
Interest income recognized during impairment	-	-
Cash-basis interest income recognized	-	-

The following table presents loans individually evaluated for impairment by class of loans as of March 31, 2011, December 31, 2010 and March 31, 2010 (in thousands).

	March 31, 2011			December 31, 2010			March 31, 2010
	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated

With no related allowance recorded:
Commercial (secured by real estate)	$27,811	$17,154	$-	$60,238	$39,588	$-	$42,498	$34,589	$-
Commercial construction	4,360	3,624	-	33,898	20,311	-	21,855	16,018	-
Commercial (commercial and industrial)	-	-	-	10,115	5,874	-	-	-	-
Total commercial	32,171	20,778	-	104,251	65,773	-	64,353	50,607	-
Residential construction	49,205	22,667	-	59,502	34,597	-	167,166	89,863	-
Residential mortgage	8,801	5,157	-	21,528	14,968	-	24,261	18,089	-
Consumer installment	-	-	-	-	-	-	-	-	-
Total with no related allowance recorded	90,177	48,602	-	185,281	115,338	-	255,780	158,559	-

With an allowance recorded:
Commercial (secured by real estate)	-	-	-	2,230	2,230	268	4,228	3,930	1,272
Commercial construction	-	-	-	-	-	-	8,372	6,250	627
Commercial (commercial and industrial)	-	-	-	-	-	-	-	-	-
Total commercial	-	-	-	2,230	2,230	268	12,600	10,180	1,899
Residential construction	-	-	-	14,480	4,908	644	53,971	41,386	4,398
Residential mortgage	-	-	-	500	500	137	5,488	3,967	529
Consumer installment	-	-	-	-	-	-	1,111	941	6
Total with an allowance recorded	-	-	-	17,210	7,638	1,049	73,170	56,474	6,832
Total	$90,177	$48,602	$-	$202,491	$122,976	$1,049	$328,950	$215,033	$6,832

There were no loans more than 90 days past due and still accruing interest at March 31, 2011, December 31, 2010 or March 31, 2010.  Nonaccrual loans at March 31, 2011, December 31, 2010 and March 31, 2010 were $83.8 million, $179 million and $281 million, respectively.  Nonaccrual loans include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually evaluated impaired loans with larger balances.

13

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The following table presents the recorded investment in nonaccrual loans by loan class as of March 31, 2011, December 31, 2010 and March 31, 2010 (in thousands).

	Nonaccrual Loans
	March 31, 2011	December 31, 2010	March 31, 2010

Commercial (secured by real estate)	$20,648	$44,927	$45,918
Commercial construction	3,701	21,374	23,556
Commercial (commercial and industrial)	2,198	5,611	3,610
Total commercial	26,547	71,912	73,084
Residential construction	32,038	54,505	147,326
Residential mortgage	23,711	51,083	57,920
Consumer installment	1,473	1,594	2,472
Total	$83,769	$179,094	$280,802

Balance as a percentage of unpaid principal	57.3%	62.2%	71.6%

The following table presents the aging of the recorded investment in past due loans as of March 31, 2011, December 31, 2010 and March 31, 2010 by class of loans (in thousands).

As of March 31, 2011	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Loans Not Past Due	Total

Commercial (secured by real estate)	$11,522	$9,244	$9,659	$30,425	$1,661,729	$1,692,154
Commercial construction	5,458	1,880	1,237	8,575	204,602	213,177
Commercial (commercial and industrial)	1,485	854	876	3,215	428,258	431,473
Total commercial	18,465	11,978	11,772	42,215	2,294,589	2,336,804
Residential construction	13,349	9,514	13,405	36,268	513,350	549,618
Residential mortgage	16,439	6,658	10,789	33,886	1,152,645	1,186,531
Consumer installment	1,705	346	573	2,624	118,795	121,419
Total loans	$49,958	$28,496	$36,539	$114,993	$4,079,379	$4,194,372

As of December 31, 2010
Commercial (secured by real estate)	$10,697	$3,672	$19,457	$33,826	$1,727,598	$1,761,424
Commercial construction	4,616	2,917	9,189	16,722	279,860	296,582
Commercial (commercial and industrial)	2,016	2,620	3,092	7,728	433,790	441,518
Total commercial	17,329	9,209	31,738	58,276	2,441,248	2,499,524
Residential construction	13,599	5,158	34,673	53,430	641,736	695,166
Residential mortgage	24,375	7,780	38,209	70,364	1,208,416	1,278,780
Consumer installment	2,104	462	808	3,374	127,282	130,656
Total loans	$57,407	$22,609	$105,428	$185,444	$4,418,682	$4,604,126

As of March 31, 2010
Commercial (secured by real estate)	$21,315	$16,281	$36,334	$73,930	$1,691,274	$1,765,204
Commercial construction	1,666	7,524	14,876	24,066	333,122	357,188
Commercial (commercial and industrial)	3,327	2,005	1,680	7,012	373,319	380,331
Total commercial	26,308	25,810	52,890	105,008	2,397,715	2,502,723
Residential construction	26,354	22,284	102,193	150,831	809,541	960,372
Residential mortgage	33,570	17,181	47,936	98,687	1,291,583	1,390,270
Consumer installment	1,941	1,213	1,093	4,247	134,433	138,680
Total loans	$88,173	$66,488	$204,112	$358,773	$4,633,272	$4,992,045

14

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

There were no specific reserves established for loans considered to be troubled debt restructurings at March 31, 2011.  As of December 31, 2010, $173,000 of specific reserves were allocated to customers whose loan terms have been modified in troubled debt restructurings.  United has committed to lend additional amounts totaling up to $519,000 and $1.17 million as of March 31, 2011 and December 31, 2010, respectively, to customers with outstanding loans that are classified as troubled debt restructurings.

The following table presents additional information on troubled debt restructurings including the number of loan contracts restructured and the pre and post modification recorded investment.  Also included in the table are the number of contracts and the recorded investment for those trouble debt restructurings that have subsequently defaulted (dollars in thousands).

		Pre- Modification Outstanding	Post- Modification Outstanding	Troubled Debt Restructurings That Have Subsequently Defaulted
As of March 31, 2011	Number of Contracts	Recorded Investment	Recorded Investment	Number of Contracts	Recorded Investment

Commercial (secured by real estate)	29	$25,094	$22,211	3	$1,799
Commercial construction	6	9,622	9,622	-	-
Commercial (commercial and industrial)	5	155	155	-	-
Total commercial	40	34,871	31,988	3	1,799
Residential construction	54	14,582	13,759	4	972
Residential mortgage	32	4,013	3,882	3	278
Consumer installment	7	122	117	-	-
Total loans	133	$53,588	$49,746	10	$3,049

As of December 31, 2010

Commercial (secured by real estate)	41	$40,649	$36,759	3	$1,402
Commercial construction	16	37,980	37,067	2	1,083
Commercial (commercial and industrial)	7	645	364	1	7
Total commercial	64	79,274	74,190	6	2,492
Residential construction	63	22,012	20,782	11	2,028
Residential mortgage	43	6,574	6,285	4	324
Consumer installment	7	124	124	-	-
Total loans	177	$107,984	$101,381	21	$4,844

As of March 31, 2010

Commercial (secured by real estate)	36	$30,367	$30,264	1	$747
Commercial construction	8	19,793	18,008	1	311
Commercial (commercial and industrial)	5	248	248	-	-
Total commercial	49	50,408	48,520	2	1,058
Residential construction	31	16,439	14,955	6	1,259
Residential mortgage	25	5,911	5,860	1	3
Consumer installment	6	1,331	1,331	-	-
Total loans	111	$74,089	$70,666	9	$2,320

Risk Ratings

United categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as:  current financial information, historical payment experience, credit documentation, public information, current economic trends, among other factors.  United analyzes loans individually by classifying the loans as to credit risk.  This analysis is performed on a continuous basis.  United uses the following definitions for its risk ratings:

Watch.  Weakness exists that could cause future impairment, including the deterioration of financial ratios, past due status and questionable management capabilities.  Collateral values generally afford adequate coverage, but may not be immediately marketable.

15

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Substandard.  Specific and well-defined weaknesses exist that may include poor liquidity and deterioration of financial ratios.  The loan may be past due and related deposit accounts experiencing overdrafts.  Immediate corrective action is necessary.

Doubtful.  Specific weaknesses characterized as Substandard that are severe enough to make collection in full unlikely.  There is no reliable secondary source of full repayment.

Loss.  Loans categorized as Loss have the same characteristics as Doubtful however probability of loss is certain.  Loans classified as such are generally charged-off.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans.  Loans listed as not rated are generally new loans that have not yet been assigned a grade or loan payments that have not yet been posted to the loan accounting system.

As of March 31, 2011, December 31, 2010 and March 31, 2010, and based on the most recent analysis performed, the risk category of loans by class of loans is as follows (in thousands).

As of March 31, 2011	Pass	Watch	Substandard	Doubtful / Loss	Not Rated	Total

Commercial (secured by real estate)	$1,466,583	$82,715	$140,299	$-	$2,557	$1,692,154
Commercial construction	166,780	8,205	38,586	-	(394)	213,177
Commercial (commercial and industrial)	410,133	6,824	18,608	-	(4,092)	431,473
Total commercial	2,043,496	97,744	197,493	-	(1,929)	2,336,804
Residential construction	377,590	60,463	112,572	-	(1,007)	549,618
Residential mortgage	1,052,604	40,779	92,843	-	305	1,186,531
Consumer installment	114,401	626	3,829	-	2,563	121,419
Total loans	$3,588,091	$199,612	$406,737	$-	$(68)	$4,194,372

As of December 31, 2010

Commercial (secured by real estate)	$1,475,992	$82,762	$201,688	$-	$982	$1,761,424
Commercial construction	174,049	10,413	112,120	-	-	296,582
Commercial (commercial and industrial)	403,986	15,153	22,379	-	-	441,518
Total commercial	2,054,027	108,328	336,187	-	982	2,499,524
Residential construction	398,926	82,973	213,267	-	-	695,166
Residential mortgage	1,101,645	38,378	136,915	-	1,842	1,278,780
Consumer installment	122,056	650	4,872	-	3,078	130,656
Total loans	$3,676,654	$230,329	$691,241	$-	$5,902	$4,604,126

As of March 31, 2010

Commercial (secured by real estate)	$1,492,357	$74,964	$196,711	$-	$1,172	$1,765,204
Commercial construction	245,795	11,833	98,862	-	698	357,188
Commercial (commercial and industrial)	331,798	6,711	39,671	70	2,081	380,331
Total commercial	2,069,950	93,508	335,244	70	3,951	2,502,723
Residential construction	542,627	114,747	300,882	238	1,878	960,372
Residential mortgage	1,203,330	45,996	138,720	136	2,088	1,390,270
Consumer installment	134,194	333	6,388	8	(2,243)	138,680
Total loans	$3,950,101	$254,584	$781,234	$452	$5,674	$4,992,045

16

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 6 – Foreclosed Property

Major classifications of foreclosed properties at March 31, 2011, December 31, 2010 and March 31, 2010 are summarized as follows (in thousands).

	March 31,	December 31,	March 31,
	2011	2010	2010

Commercial (secured by real estate)	$15,500	$25,893	$22,694
Commercial construction	11,568	17,808	14,435
Total commercial	27,068	43,701	37,129
Residential construction	67,406	91,385	82,095
Residential mortgage	12,927	23,687	27,043
Total foreclosed property	107,401	158,773	146,267
Less valuation allowance	53,023	16,565	9,992
Foreclosed property, net	$54,378	$142,208	$136,275

Balance as a percentage of original loan unpaid principal	30.3%	64.4%	65.9%

Activity in the valuation allowance for foreclosed property is presented in the following table (in thousands).

	Three Months Ended
	March 31,
	2011	2010

Balance at beginning of year	$16,565	$7,433
Additions charged to expense	48,585	4,579
Direct write downs	(12,127)	(2,020)
Balance at end of year	$53,023	$9,992

Expenses related to foreclosed assets include (in thousands).

	Three Months Ended
	March 31,
	2011	2010

Net loss on sales	$12,020	$3,518
Provision for unrealized losses	48,585	4,579
Operating expenses, net of rental income	4,294	2,716
Total foreclosed property expense	$64,899	$10,813

Note 7 – Earnings Per Share

United is required to report on the face of the statement of operations, loss per common share with and without the dilutive effects of potential common stock issuances from instruments such as options, convertible securities and warrants. Basic earnings per common share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per common share.  During the three months ended March 31, 2011 and 2010, United accrued dividends on Series A preferred stock totaling $3,000.  In the first quarter of 2011 and 2010, United accrued dividends of $2.60 million and $2.57 million on Series B preferred stock.  Additionally, in the first quarter of 2011, United accrued $173,000 of dividends on Series D preferred stock. The preferred stock dividends were subtracted from net loss in order to arrive at net loss available to common shareholders.  There is no dilution from potentially dilutive securities for the three months ended March 31, 2011 and 2010, due to the antidilutive effect of the net loss for those periods.

17

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The following table sets forth the computation of basic and diluted loss per share for the three months ended March 31, 2011 and 2010 (in thousands, except per share data).

	Three Months Ended
	March 31,
	2011	2010

Net loss available to common shareholders	$(145,264)	$(35,865)

Weighted average shares outstanding:
Basic	92,330	94,390
Effect of dilutive securities
Stock options	-	-
Warrants	-	-
Diluted	92,330	94,390

Loss per common share:
Basic	$(1.57)	$(.38)
Diluted	$(1.57)	$(.38)

At March 31, 2011, United had a number of potentially dilutive securities outstanding including 182,661,503 shares issuable upon the expected conversion of Series F and Series G preferred stock.  Such securities are mandatorily convertible to common stock upon shareholder approval.  United is requesting shareholder approval at its annual shareholders’ meeting on June 16, 2011.  Other potentially dilutive securities include a warrant to purchase 1,099,542 common shares at $12.28 per share issued to the U.S. Treasury in connection with the issuance of United’s Series B preferred stock; 648,350 shares issuable upon exercise of warrants attached to trust preferred securities with an exercise price of $20.00 per share; 3,326,543 shares issuable upon exercise of stock options granted to employees with a weighted average exercise price of $18.71; 77,075 shares issuable upon completion of vesting of restricted stock awards; 7,058,824 shares issuable upon exercise of warrants exercisable at $4.25 per share, granted to Fletcher International in connection with the 2010 asset purchase and sale agreement; 12,380,952 shares issuable upon conversion of preferred stock if Fletcher International exercises its option to purchase $65 million in convertible preferred stock, convertible at $5.25 per share; 5,813,953 shares issuable upon exercise of warrants, exercisable at $6.02 per share to be granted to Fletcher International upon exercise of its option to acquire preferred stock; and 7,755,631 shares issuable upon exercise of warrants owned by Elm Ridge Off Shore Fund and Elm Ridge Value Fund, exercisable at $2.50 per share.  Additionally, there were 48,000,000 shares potentially issuable under the indemnification provisions of United’s first quarter private equity transaction if a change of ownership is deemed to have occurred under Section 382 of the Internal Revenue Code.  Management does not believe there was an ownership change prior to, or in connection with, the private equity transaction completed in the first quarter.  Therefore management does not expect the indemnity shares to be issued.  A final determination on whether a change of ownership occurred and whether the indemnity shares will be issued as a result, is expected to be completed by June 30, 2011.

Note 8 – Derivatives and Hedging Activities

Risk Management Objective of Using Derivatives

United is exposed to certain risks arising from both its business operations and economic conditions.  United principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. United manages interest rate risk primarily by managing the amount, sources, and duration of its investment securities portfolio and debt funding and through the use of derivative financial instruments.  Specifically, United enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates.  United’s derivative financial instruments are used to manage differences in the amount, timing, and duration of United’s known or expected cash receipts and its known or expected cash payments principally related to United’s loans and wholesale borrowings.

18

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

The table below presents the fair value of United’s derivative financial instruments as well as their classification on the consolidated balance sheet as of March 31, 2011, December 31, 2010 and March 31, 2010.

Derivatives designated as hedging instruments under ASC 815 Hedge Accounting (in thousands).

		Fair Value
Interest Rate	Balance Sheet	March 31,	December 31,	March 31,
Products	Location	2011	2010	2010

Asset derivatives	Other assets	$-	$-	$6,113

As of March 31, 2011, December 31, 2010 and March 31, 2010, United did not have any derivatives in a net liability position.

Cash Flow Hedges of Interest Rate Risk

United’s objectives in using interest rate derivatives are to add stability to net interest revenue and to manage its exposure to interest rate movements. To accomplish this objective, United primarily uses interest rate swaps as part of its interest rate risk management strategy.  For United’s variable-rate loans, interest rate swaps designated as cash flow hedges involve the receipt of fixed-rate amounts from a counterparty in exchange for United making variable-rate payments over the life of the agreements without exchange of the underlying notional amount.  Interest rate floors designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty if interest rates fall below the strike rate on the contract in exchange for an up front premium.  United had no active derivative contracts outstanding at March 31, 2011 or December 31, 2010 that were designated as cash flow hedges of interest rate risk.

The effective portion of changes in the fair value of derivatives designated, and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During 2010, such derivatives were used to hedge the variable cash flows associated with existing prime-based, variable-rate loans.  The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. During the three months ended March 31, 2011 and 2010, $1.30 million and $522,000, respectively, in hedge ineffectiveness was recognized in other fee revenue.

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest revenue as interest payments are received on United’s prime-based, variable-rate loans. At March 31, 2011, the amount included in other comprehensive income represents deferred gains from terminated cash flow hedges where the forecasted hedging transaction is expected to remain effective over the remaining unexpired term of the original contract.  Such gains are being deferred and recognized over the remaining life of the contract on a straight line basis.  During the three months ended March 31, 2011, United accelerated the reclassification of $1.30 million in gains from terminated positions as a result of forecasted transactions becoming probable not to occur.  During the next twelve months, United estimates that an additional $10.2 million of the deferred gains on terminated cash flow hedging positions will be reclassified as an increase to interest revenue.

Fair Value Hedges of Interest Rate Risk

United is exposed to changes in the fair value of certain of its fixed rate obligations due to changes in LIBOR, a benchmark interest rate. United uses interest rate swaps to manage its exposure to changes in fair value on these instruments attributable to changes in the benchmark interest rate. Interest rate swaps designated as fair value hedges involve the receipt of fixed-rate amounts from a counterparty in exchange for United making variable rate payments over the life of the agreements without the exchange of the underlying notional amount.   As of March 31, 2011 and December 31, 2010, United had no active derivatives designated as fair value hedges of interest rate risk.

For derivatives designated and that qualify as fair value hedges, the gain or loss on the derivative as well as the offsetting loss or gain on the hedged item attributable to the hedged risk are recognized in earnings. United includes the gain or loss on the hedged items in the same line item as the offsetting loss or gain on the related derivatives.  During the three months ended March 31, 2010, United recognized net gains of $88,000 related to ineffectiveness of the fair value hedging relationships.  United also recognized a net reduction of interest expense of $1.39 million for the three months ended March 31, 2010 related to United’s fair value hedges, which includes net settlements on the derivatives.  There were no active fair value hedges during the first quarter of 2011.

19

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Tabular Disclosure of the Effect of Derivative Instruments on the Income Statement

The tables below present the effect of United’s derivative financial instruments on the consolidated statement of operations for the three months ended March 31, 2011 and 2010.

Derivatives in Fair Value Hedging Relationships (in thousands).

Location of Gain (Loss)	Amount of Gain (Loss) Recognized in		Amount of Gain (Loss) Recognized in
Recognized in Income	Income on Derivative		Income on Hedged Item
on Derivative	2011	2010	2011	2010

Other fee revenue	$-	$(1,195)	$-	$1,283

Derivatives in Cash Flow Hedging Relationships (in thousands).

	Amount of Gain (Loss) Recognized in Other Comprehensive Income on Derivative (Effective Portion)		Gain (Loss) Reclassified from Accumulated Other Comprehensive Income into Income (Effective Portion)
	2011	2010	Location	2011	2010

			Interest revenue	$2,923	$6,012
			Other income	1,303	522
Interest rate products	$-	$1,475	Total	$4,226	$6,534

Credit-risk-related Contingent Features

United manages its credit exposure on derivatives transactions by entering into a bi-lateral credit support agreement with each counterparty.  The credit support agreements require collateralization of exposures beyond specified minimum threshold amounts.  The details of these agreements, including the minimum thresholds, vary by counterparty.  At March 31, 2011, United had no active derivative positions and therefore no credit support agreements remained in effect.

Note 9 – Stock-Based Compensation

United has an equity compensation plan that allows for grants of incentive stock options, nonqualified stock options, restricted stock awards (also referred to as “nonvested stock” awards), stock awards, performance share awards or stock appreciation rights.  Options granted under the plan can have an exercise price no less than the fair market value of the underlying stock at the date of grant.  The general terms of the plan include a vesting period (usually four years) with an exercisable period not to exceed ten years.  Certain option and restricted stock awards provide for accelerated vesting if there is a change in control (as defined in the plan).  As of March 31, 2011, approximately 1,276,000 additional awards could be granted under the plan.  Through March 31, 2011, only incentive stock options, nonqualified stock options and restricted stock awards and units had been granted under the plan.

The following table shows stock option activity for the first three months of 2011.

Options	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)	Aggregate Intrinisic Value ($000)

Outstanding at December 31, 2010	3,391,577	$18.60
Expired	(65,034)	12.98
Outstanding at March 31, 2011	3,326,543	18.71	4.5	$-

Exercisable at March 31, 2011	2,681,281	19.81	3.8	-

20

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

No options were granted during the first three months of 2011.  The fair value of each option is estimated on the date of grant using the Black-Scholes model.  Because United’s option plan has not been in place long enough to gather sufficient information about exercise patterns to establish an expected life, United uses the formula provided by the SEC in SAB No. 107 to determine the expected life of options.

The weighted average assumptions used to determine the fair value of stock options are presented in the table below.

	Three Months Ended
	March 31,
	2011	2010

Expected volatility	NA	55.00%
Expected dividend yield	NA	0.00%
Expected life (in years)	NA	6.25
Risk-free rate	NA	3.12%

For 2010, expected volatility was determined using United’s historical monthly volatility for over a period of 25 quarters ending December 31, 2009.  Compensation expense relating to stock options of $441,000 and $662,000, was included in earnings for the three months ended March 31, 2011 and 2010, respectively.  Deferred tax benefits of $172,000 and $266,000, respectively, were included in the determination of income tax benefit for the three-month periods ended March 31, 2011 and 2010.  The amount of compensation expense for both periods was determined based on the fair value of the options at the time of grant, multiplied by the number of options granted that are expected to vest, which was then amortized over the vesting period.  The forfeiture rate for options is estimated to be approximately 3% per year.  No options were exercised during the first three months of 2011 or 2010.

The table below presents the activity in restricted stock awards for the first three months of 2011.

Restricted Stock	Shares	Weighted-Average Grant-Date Fair Value

Outstanding at December 31, 2010	116,082	$11.94
Vested	(39,007)	10.38
Outstanding at March 31, 2011	77,075	12.73

Compensation expense for restricted stock is based on the fair value of restricted stock awards at the time of grant, which is equal to the value of United’s common stock on the date of grant.  The value of restricted stock grants that are expected to vest is amortized into expense over the vesting period.  For the three months ended March 31, 2011 and 2010, compensation expense of $107,000 and $170,000, respectively, was recognized related to restricted stock awards.  The total intrinsic value of the restricted stock was $180,000 at March 31, 2011.

As of March 31, 2011, there was $1.73 million of unrecognized compensation cost related to non-vested stock options and restricted stock awards granted under the plan.  That cost is expected to be recognized over a weighted-average period of 1.6 years.  The aggregate grant date fair value of options and restricted stock awards that vested during the three months ended March 31, 2011, was $423,000.

Note 10 – Common and Preferred Stock Issued / Common Stock Issuable

United sponsors a Dividend Reinvestment and Share Purchase Plan (“DRIP”) that allows participants who already own United’s common stock to purchase additional shares directly from the company.  The DRIP also allows participants to automatically reinvest their quarterly dividends in additional shares of common stock without a commission.  United’s 401(k) retirement plan regularly purchases shares of United’s common stock directly from United.  In addition, United has an Employee Stock Purchase Program (“ESPP”) that allows eligible employees to purchase shares of common stock at a 5% discount, with no commission charges.  For the three months ended March 31, 2011 and 2010, United issued 230,096 and 125,021 shares, respectively, and increased capital by $375,000 and $511,000, respectively, through these programs.  The DRIP program has been suspended until 2012 when United expects to regain its S-3 filing status.

21

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

United offers its common stock as an investment option in its deferred compensation plan.  The common stock component of the deferred compensation plan is accounted for as an equity instrument and is reflected in the consolidated financial statements as common stock issuable.  At March 31, 2011 and 2010, 397,138 and 262,002 shares, respectively, were issuable under the deferred compensation plan.

On February 22, 2011, United entered into a share exchange agreement (the “Share Exchange Agreement”) with Elm Ridge Offshore Master Fund, Ltd. and Elm Ridge Value Partners, L.P. (collectively referred to as “Elm Ridge Parties”). Under the Share Exchange Agreement, the Elm Ridge Parties agreed to transfer to the Company 7,755,631 shares of the Company’s common stock in exchange for 16,613 shares of the Company’s cumulative perpetual preferred stock, Series D and warrants to purchase 7,755,631 common shares with an exercise price of $2.50 per share that expires on August 22, 2013.  This exchange transaction did not result in a net increase or decrease to total shareholder’s equity for the quarter ended March 31, 2011.

During the first quarter of 2011, United entered into investment agreements (the “Investment Agreements”) with Corsair Georgia, L.P. (“Corsair”) and a group of institutional investors (the “Additional Investors”).  United issued 17,338,497 of the Company’s common stock for $1.90 per share, 195,872 shares of mandatorily convertible cumulative non-voting perpetual preferred stock, Series F (the “Series F Preferred Stock”), and 151,185 shares of mandatorily convertible cumulative non-voting perpetual preferred stock, Series G (the “Series G Preferred Stock”). Under the terms of the Investment Agreements and following receipt of required shareholder approvals, the Series F Preferred Stock will be mandatorily convertible into 103,090,506 shares of voting common stock and the Series G Preferred Stock will be mandatorily convertible into 79,570,997 shares of non-voting common stock.  This private placement transaction resulted in an increase to shareholders’ equity of $363 million, net of $17.5 million in issuance costs.  Upon the conversion of the convertible preferred sock, Corsair will own approximately 22.5% of United’s pro forma outstanding common stock.  The Additional Investors will own approximately 47.2% of United’s pro forma outstanding common stock.

Note 11 – Reclassifications

Certain 2010 amounts have been reclassified to conform to the 2011 presentation.

Note 12 – Discontinued Operations

On March 31, 2010, United completed the sale of its consulting subsidiary, Brintech, Inc. (“Brintech”).  The sales price was $2.9 million with United covering certain costs related to the sale transaction resulting in a net, pre-tax gain of $2.1 million.  As a result of the sale, Brintech is presented in the consolidated financial statements as a discontinued operation with all revenue and expenses related to the sold operations deconsolidated from the consolidated statement of operations for all periods presented.  The net results of operations from Brintech are reported on a separate line on the consolidated statement of operations titled “Loss from discontinued operations, net of income taxes.”  The gain from the sale, net of income taxes and selling costs, is presented on a separate line titled “Gain from sale of subsidiary, net of income taxes and selling costs.”

Note 13 – Transaction with Fletcher International

On April 1, 2010, United entered into a securities purchase agreement with Fletcher International, Ltd. and the Bank entered into an asset purchase and sale agreement with Fletcher International, Inc. and certain affiliates thereof.  Under the terms of the agreements, the Bank sold $103 million in nonperforming commercial and residential mortgage loans and foreclosed properties to Fletcher’s affiliates with a nominal aggregate sales price equal to the Bank’s carrying amount.  The nonperforming assets sale transaction closed on April 30, 2010.  The consideration for the sale consisted of $20.6 million in cash and a loan for $82.4 million.  As part of the agreement, Fletcher received a warrant to acquire 7,058,824 shares of United’s common stock at a price of $4.25 per share.  In accordance with the terms of the securities purchase agreement, Fletcher has the right during the next two years to purchase up to $65 million in United’s Series C Convertible Preferred Stock.  The Series C Convertible Preferred Stock pays a dividend equal to the lesser of 8% or LIBOR plus 4%.  The Series C Convertible Preferred Stock is convertible by Fletcher into common stock at $5.25 per share (12,380,952 shares).  If Fletcher has not purchased all of the Series C Convertible Preferred Stock by May 31, 2011, it must pay United 5% of the commitment amount not purchased by such date, and it must pay United an additional 5% of the commitment amount not purchased by May 31, 2012.  In addition, Fletcher will receive an additional warrant to purchase $35 million in common stock at $6.02 per share (5,813,953 shares) when it purchases the last $35 million of Series C Convertible Preferred Stock.  All of the warrants settle on a cashless exercise basis and the net shares to be delivered upon cashless exercise will be less than what would have been issuable if the warrant had been exercised for cash.

22

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

All of the components of the transaction, including all equity instruments issued under the securities purchase agreement and the notes receivable received as consideration from the sale of nonperforming assets were recorded at fair value.  Because the value of the equity instruments and assets exchanged in the transaction exceeded the value of the cash and notes receivable received, United recorded a loss of $45.3 million on the transaction with Fletcher.

The table below presents a summary of the assets and equity instruments transferred and received at their respective fair values ($ in thousands, except per share amounts).

	Valuation Approach	Fair Value Heirarchy	Fair Value
Warrants Issued / Assets Transferred to Fletcher at Fair Value:
Warrant to purchase $30 million in common stock at $4.25 per share	Black-Scholes	Level 3	$17,577
Option to purchase convertible preferred stock and warrant	Monte-Carlo Simulation	Level 3	22,236
Fair value of equity instruments recognized in capital surplus			39,813
Foreclosed properties transferred under Asset Purchase Agreement	Appraised Value	Level 2	33,434
Nonperforming loans transferred under Asset Purchase Agreement	Collateral Appraised Value	Level 2	69,655
Total nonperforming assets transferred			103,089
Total value of assets and equity instruments transferred			142,902

Less - Cash and Notes Receivable Received in Exchange at Fair Value:
Cash down payment received from asset sale	NA	NA	20,618
Notes receivable (par value $82,471, net of $4,531 discount)	Discounted Cash Flows	Level 3	77,940
Total value of cash and notes receivable received			98,558

Fair value of assets and equity instruments transferred in excess of cash and notes received			44,344
Transaction fees			1,005
Loss recognized on Fletcher transaction			$45,349

The $17.6 million value of the warrant to purchase $30 million in common stock was determined as of April 1, 2010, the date the terms were agreed to.  The following modeling assumptions were used:  dividend yield - 0%; risk-free interest rate - 3.89%; current stock price - $4.77; term - 9 years; and volatility - 33%.  Although most of the modeling assumptions were based on observable data, because of the subjectivity involved in estimating expected volatility, the valuation is considered Level 3.

The $22.2 million value of the option to purchase convertible preferred stock and warrant was determined by an independent valuation firm using a Monte Carlo Simulation method appropriate for valuing complex securities with derivatives.  The model uses 50,000 simulations of daily stock price paths using geometric Brownian motion and incorporates in a unified way all conversion, exercise and contingency conditions.  Because of the significant assumptions involved in the valuation process, not all of which were based on observable data, the valuation is considered to be Level 3.

The $103 million of nonperforming assets sold were transferred at United's carrying amount which had previously been written down to appraised value.  Because the appraisals were based on sales of similar assets (observable data), the valuation is considered to be Level 2.

The $82.5 million of notes receivable were recorded at their estimated fair value of $77.9 million, net of a $4.5 million interest discount, which was determined based on discounted expected cash flows over the term at a rate commensurate with the credit risk inherent in the notes.  The contractual rate on the notes is fixed at 3.5% for five years.  The discount rate used for purposes of determining the fair value of the notes was 5.48% based on the terms, structure and risk profile of the notes.  Note prepayments were estimated based on the expected marketing time for the underlying collateral since the notes require that principal be reduced as the underlying assets are sold.  The valuation is considered Level 3 due to estimated prepayments which have a significant impact on the value and are not based on observable data.

23

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Note 14 – Assets and Liabilities Measured at Fair Value

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The table below presents United’s assets and liabilities measured at fair value on a recurring basis as of March 31, 2011, December 31, 2010 and March 31, 2010, aggregated by the level in the fair value hierarchy within which those measurements fall (in thousands).

March 31, 2011	Level 1	Level 2	Level 3	Total
Assets
Securities available for sale:
U.S. Government agencies	$-	$93,778	$-	$93,778
State and political subdivisions	-	27,833	-	27,833
Mortgage-backed securities	-	1,410,411	4,434	1,414,845
Other	-	101,688	350	102,038
Deferred compensation plan assets	3,107	-	-	3,107

Total	$3,107	$1,633,710	$4,784	$1,641,601

Liabilities
Deferred compensation plan liability	$3,107	$-	$-	$3,107

Total liabilities	$3,107	$-	$-	$3,107

December 31, 2010	Level 1	Level 2	Level 3	Total
Assets
Securities available for sale:
U.S. Government agencies	$-	$98,480	$-	$98,480
State and political subdivisions	-	28,442	-	28,442
Mortgage-backed securities	-	986,074	4,934	991,008
Other	-	106,137	350	106,487
Deferred compensation plan assets	3,252	-	-	3,252

Total	$3,252	$1,219,133	$5,284	$1,227,669

Liabilities
Deferred compensation plan liability	$3,252	$-	$-	$3,252

Total liabilities	$3,252	$-	$-	$3,252

March 31, 2010	Level 1	Level 2	Level 3	Total
Assets
Securities available for sale:
U.S. Government agencies	$-	$296,578	$10,000	$306,578
State and political subdivisions	-	64,544	-	64,544
Mortgage-backed securities	-	1,115,153	27,026	1,142,179
Other	-	12,238	1,050	13,288
Deferred compensation plan assets	3,420	-	-	3,420
Derivative financial instruments	-	6,113	-	6,113

Total	$3,420	$1,494,626	$38,076	$1,536,122

Liabilities
Deferred compensation plan liability	$3,420	$-	$-	$3,420

Total liabilities	$3,420	$-	$-	$3,420

24

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
The following table shows a reconciliation of the beginning and ending balances for assets measured at fair value on a recurring basis using significant unobservable inputs that are classified as Level 3 values (in thousands).

Securities
Available for Sale
Balance at December 31, 2010	$5,284
Amounts included in earnings	(8)
Purchases, sales, issuances, settlements, maturities, paydowns, net	(492)

Balance at March 31, 2011	$4,784

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

United may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis.  These include assets that are measured at the lower of cost or market that were recognized at fair value below cost at the end of the period.  The table below presents United’s assets and liabilities measured at fair value on a nonrecurring basis as of March 31, 2011, December 31, 2010 and March 31, 2010, aggregated by the level in the fair value hierarchy within which those measurements fall (in thousands).

March 31, 2011	Level 1	Level 2	Level 3	Total
Assets
Loans	$-	$-	$34,241	$34,241
Loans held for sale	-	-	80,629	80,629
Foreclosed properties	-	-	53,102	53,102

Total	$-	$-	$167,972	$167,972

December 31, 2010
Assets
Loans	$-	$-	$106,904	$106,904
Foreclosed properties	-	-	85,072	85,072

Total	$-	$-	$191,976	$191,976

March 31, 2010
Assets
Loans	$-	$-	$175,166	$175,166
Foreclosed properties	-	-	93,060	93,060

Total	$-	$-	$268,226	$268,226

Assets and Liabilities Not Measured at Fair Value

For financial instruments that have quoted market prices, those quotes are used to determine fair value.  Financial instruments that have no defined maturity, have a remaining maturity of 180 days or less, or reprice frequently to a market rate, are assumed to have a fair value  that approximates reported book value, after taking into consideration any applicable credit risk.  If no market quotes are available, financial instruments are valued by discounting the expected cash flows using an estimated current market interest rate for the financial instrument.  For off-balance sheet derivative instruments, fair value is estimated as the amount that United would receive or pay to terminate the contracts at the reporting date, taking into account the current unrealized gains or losses on open contracts.

The short maturity of United’s assets and liabilities results in having a significant number of financial instruments whose fair value equals or closely approximates carrying value.  Such financial instruments are reported in the following balance sheet captions: cash and cash equivalents, mortgage loans held for sale, federal funds purchased, repurchase agreements and other short-term borrowings.  The fair value of securities available for sale equals the balance sheet value.  As of March 31, 2010 the fair value of interest rate contracts used for balance sheet management was an asset of approximately $6.11 million.  United did not have any active derivative contracts outstanding at March 31, 2011 or December 31, 2010.

25

UNITED COMMUNITY BANKS, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument.  These estimates do not reflect the premium or discount on any particular financial instrument that could result from the sale of United’s entire holdings.  Because no ready market exists for a significant portion of United’s financial instruments, fair value estimates are based on many judgments.  These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.  Significant assets and liabilities that are not considered financial instruments include the mortgage banking operation, brokerage network, deferred income taxes, premises and equipment and goodwill.  In addition, the tax ramifications related to the realization of the unrealized gains and losses can have significant effect on fair value estimates and have not been considered in the estimates.

Off-balance sheet instruments (commitments to extend credit and standby letters of credit) are generally short-term and at variable rates.  Therefore, both the carrying amount and the estimated fair value associated with these instruments are immaterial.

The carrying amount and fair values for other financial instruments that are not measured at fair value in United’s balance sheet at March 31, 2011, December 31, 2010, and March 31, 2010 are as follows (in thousands).

	March 31, 2011		December 31, 2010		March 31, 2010
	Carrying		Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value	Amount	Fair Value
Assets:
Securities held to maturity	$245,430	$248,361	$265,807	$267,988	$-	$-
Loans, net	4,061,251	3,933,549	4,429,431	4,196,142	4,818,111	4,477,941

Liabilities:
Deposits	6,597,748	6,588,398	6,469,172	6,481,867	6,487,588	6,513,488
Federal Home Loan Bank advances	55,125	58,965	55,125	59,498	114,303	120,422
Long-term debt	150,166	124,603	150,146	93,536	150,086	119,400

Note 15 – Subsequent Event

On April 18, 2011, United completed the bulk sale of $80.6 million of loans that were reported as held for sale at March 31, 2011.  The proceeds from the bulk sale were $86.5 million which will result in an allowance for loan loss recovery in the second quarter of 2011.

26

Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

This Form 10-Q contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), about United and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of United and its subsidiaries. We caution our shareholders and other readers not to place undue reliance on such statements.

Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2010, as well as the following:

•	the condition of the banking system and financial markets;
•	our ability to become profitable;
•	the results of our most recent internal credit stress test may not accurately predict the impact on our financial condition if the economy was to continue to deteriorate;
•	our ability to raise capital as may be necessary;
•	our ability to maintain liquidity or access other sources of funding;
•	changes in the cost and availability of funding;
•	the success of the local economies in which we operate;
•	our concentrations of residential and commercial construction and development loans and commercial real estate loans are subject to unique risks that could adversely affect our earnings;
•	changes in prevailing interest rates may negatively affect our net income and the value of our assets;
•	the accounting and reporting policies of United;
•	if our allowance for loan losses is not sufficient to cover actual loan losses;
•	we may be subject to losses due to fraudulent and negligent conduct of our loan customers, third party service providers or employees;
•	our ability to fully realize our deferred tax asset balances;
•	competition from financial institutions and other financial service providers;
•	the United States Department of Treasury may change the terms of our Series B Preferred Stock;
•	risks with respect to future expansion and acquisitions;
•	conditions in the stock market, the public debt market and other capital markets deteriorate;
•	the impact of the Dodd-Frank Act and related regulations and other changes in financial services laws and regulations;
•	the failure of other financial institutions;
•
a special assessment that may be imposed by the Federal Deposit Insurance Corporation (“FDIC”) on all FDIC-insured institutions in the future, similar to the assessment in 2009 that decreased our earnings; and

•
regulatory or judicial proceedings, board resolutions, informal memorandums of understanding or formal enforcement actions imposed by regulators that occur, or any such proceedings or enforcement actions that is more severe than we anticipate.

All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus supplement are expressly qualified in their entirety by the risk factors and cautionary statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2010.

27

Overview

The following discussion is intended to provide insight into the results of operations and financial condition of United Community Bank, Inc. (“United”) and its subsidiaries and should be read in conjunction with the consolidated financial statements and accompanying notes.

United is a bank holding company registered with the Federal Reserve under the Bank Holding Company Act of 1956 that was incorporated under the laws of the state of Georgia in 1987 and commenced operations in 1988.  At March 31, 2011, United had total consolidated assets of $7.97 billion, total loans of $4.19 billion, excluding the loans acquired from Southern Community Bank (“SCB”) that are covered by loss sharing agreements and therefore have a different risk profile and loans that were classified as held for sale that have been written down to the expected proceeds from sales based on indicative bids.  United also had total deposits of $6.60 billion and stockholders’ equity of $850 million.

United’s activities are primarily conducted by its wholly owned Georgia banking subsidiary (the “Bank”).  The Bank operations are conducted under a community bank model that operates 27 “community banks” with local bank presidents and boards in north Georgia, the Atlanta-Sandy Springs-Marietta, Georgia metropolitan statistical area (the “Atlanta MSA”), the Gainesville, Georgia  metropolitan statistical area (the “Gainesville MSA”), coastal Georgia, western North Carolina, and east Tennessee.  On March 31, 2010, United sold Brintech, Inc., (“Brintech”) a consulting services firm for the financial services industry, resulting in a pre-tax gain of $2.1 million, net of selling costs.  The income statements for all periods presented reflect Brintech as a discontinued operation with revenue, expenses and income taxes related to Brintech removed from revenue, expenses, income taxes and loss from continuing operations.  The balance sheet and cash flow statement have not been adjusted to reflect Brintech as a discontinued operation as Brintech’s assets and contribution to cash flows were not material.

Operating loss from continuing operations and operating loss from continuing operations per diluted share are non-GAAP performance measures.  United’s management believes that operating performance is useful in analyzing United’s financial performance trends since it excludes items that are non-recurring in nature and therefore most of the discussion in this section will refer to operating performance measures.  A reconciliation of these operating performance measures to GAAP performance measures is included in the table on page 34.

United reported a net operating loss from continuing operations of $142 million for the first quarter of 2011.  This compared to a net operating loss from continuing operations of $34.5 million for the first quarter of 2010.  Diluted operating loss from continuing operations per common share was $1.57 for the first quarter of 2011, compared to a diluted operating loss from continuing operations per common share of $.39 for the first quarter of 2010.  The first quarter of 2011 operating loss reflects the Board of Director’s decision to adopt the Problem Asset Disposition Plan described below under “Recent Developments” to quickly dispose of problem assets following United’s successful Private Placement described below under “Recent Developments.”

United’s operating provision for loan losses was $190 million for the three months ended March 31, 2011, compared to $75.0 million for the same period in 2010.  During the first quarter of 2011, performing substandard loans with a pre-charge down carrying amount of $166 million and nonperforming loans with a pre-charge down carrying amount of $101 million were collectively written down to the expected sales proceeds of $80.6 million, in conjunction with the Bulk Loan Sale described below under “Recent Developments.”  Net charge-offs for the first quarter of 2011 were $232 million, of which $186 million related to the transfer of loans to the held for sale classification and $26.1 million of charge-offs for other first quarter bulk loan sales and foreclosure write downs for accelerated disposition in accordance with the Problem Asset Disposition Plan.  As of March 31, 2011, United’s allowance for loan losses of $133 million, or 3.17% of loans, compared to $174 million, or 3.48% of loans, at March 31, 2010.  Nonperforming assets of $138 million, which excludes assets of SCB that are covered by loss sharing agreements with the FDIC, decreased to 1.73% of total assets at March 31, 2011, compared to 4.32% as of December 31, 2010 and 5.32% as of March 31, 2010.  The decrease in this ratio was due to the execution of the Problem Asset Disposition Plan and a general improving trend in credit quality indicators.

Taxable equivalent net interest revenue was $56.4 million for the first quarter of 2011, compared to $61.3 million for the same period of 2010.  The decrease in net interest revenue was primarily the result of lower levels of loans.  Average loans for the quarter declined $574 million from the first quarter of 2010.  Net interest margin decreased from 3.49% for the three months ended March 31, 2010 to 3.30% for the same period in 2011.  Interest reversals on performing loans that were moved to held for sale accounted for 11 basis points of the 19 basis points decrease.  Over the past year, United has maintained above normal levels of liquidity.  The level of excess liquidity peaked in the first quarter of 2011 and lowered the margin by approximately 49 basis points.  Excess liquidity in the first quarter of 2010 lowered the margin by approximately 18 basis points.

Operating fee revenue increased $172,000, or 1%, from the first quarter of 2010.  The increase was primarily attributable to the acceleration of deferred gains related to the ineffectiveness of terminated cash flow hedges.  This helped to offset a decline in service charges and fees, which were down $727,000, due to regulatory changes requiring customer consent prior to utilizing United’s overdraft services.

For the first quarter of 2011, operating expenses of $115 million were up $60.5 million from the first quarter of 2010.  The increase was primarily due to an increase in foreclosed property costs, in anticipation of the Bulk Loan Sale and other accelerated asset dispositions described below under “Recent Developments.”  Foreclosed property costs were up $54.1 million from the first quarter of 2010.  Professional fees were $1.39 million higher in the first quarter of 2011 compared to the same period last year, primarily due to fees related to the Private Placement and Bulk Loan Sale.  In addition, FDIC assessments and other regulatory charges increased $1.79 million, or 49%, from the prior year as a result of a higher assessment rate and a higher level of insured deposits.

28

Recent Developments

On February 22, 2011, the Company entered into a share exchange agreement with Elm Ridge Offshore Master Fund, Ltd. and Elm Ridge Value Partners, L.P. ( collectively, the “Elm Ridge Parties”). Under the share exchange agreement, the Elm Ridge Parties agreed to transfer to the Company 7,755,631 shares of the Company’s common stock in exchange for 16,613 shares of the Company’s cumulative perpetual preferred stock, Series D and warrants to purchase 7,755,631 common shares.  See Note 10 to the consolidated financial statements for further details of the share exchange agreement.

During the first quarter of 2011, United announced its plans to sell $380 million of common stock in a private placement to a group of investors (the “Private Placement”). United entered into investment agreements (the “Investment Agreements”) with Corsair Georgia, L.P. and a group of institutional investors (collectively, the “Investors”) and closed the Private Placement on March 30, 2011.  Pursuant to the Private Placement, the Investors purchased and United issued 17,338,497 of the Company’s existing common stock for $1.90 per share, $196 million of mandatorily convertible cumulative non-voting perpetual preferred stock, Series F (the “Series F Preferred Stock”), and $151 million of mandatorily convertible cumulative non-voting perpetual preferred stock, Series G (the “Series G Preferred Stock”).  Under the terms of the Private Placement Agreement and following receipt of required shareholder approvals, the Series F Preferred Stock will be mandatorily convertible into 103,090,506 shares of voting common stock and the Series G Preferred Stock will be mandatorily convertible into 79,570,997 shares of non-voting common stock.  Following such conversion at $1.90 per common share, the Investors will own an aggregate of 120,429,003 shares of common stock and 79,570,997 shares of non-voting common stock, or 69.7% of the Company’s pro forma outstanding common stock.  The Private Placement resulted in an increase to shareholders’ equity of $363 million.

Also during the first quarter of 2011, the Board of Directors approved a plan to sell approximately $293 million in substandard and nonperforming loans, and to accelerate the disposition of approximately $142 million in foreclosed properties (the “Problem Asset Disposition Plan”).  The substandard and nonperforming loans were sold for an aggregate purchase price of approximately $86.5 million by the Bank in a bulk transaction (the “Bulk Loan Sale”) on April 18, 2011 pursuant to an asset purchase and sale agreement (the “Asset Purchase Agreement”) entered into by the Bank, CF Southeast LLC (“CF Southeast”) and CF Southeast Trust 2011-1 (“CF Trust” and together with CF Southeast, the “Purchasers”).  United plans to sell substantially all of the foreclosed properties in the second and third quarters of 2011.

Critical Accounting Policies

The accounting and reporting policies of United are in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and conform to general practices within the banking industry.  The more critical accounting and reporting policies include United’s accounting for the allowance for loan losses, fair value measurements, and income taxes.  In particular, United’s accounting policies related to allowance for loan losses, fair value measurements and income taxes involve the use of estimates and require significant judgment to be made by management.  Different assumptions in the application of these policies could result in material changes in United’s consolidated financial position or consolidated results of operations.  See “Asset Quality and Risk Elements” herein for additional discussion of United’s accounting methodologies related to the allowance for loan losses.

GAAP Reconciliation and Explanation

This Form 10-Q contains non-GAAP financial measures, which are performance measures determined by methods other than in accordance with GAAP. Such non-GAAP financial measures include, among others the following: operating provision for loan losses, operating fee revenue, operating revenue, operating expense, operating (loss) income from continuing operations, operating (loss) income, operating earnings (loss) from continuing operations per share, operating earnings (loss) per share, operating earnings (loss) from continuing operations per diluted share and operating earnings (loss) per diluted share. Management uses these non-GAAP financial measures because it believes they are useful for evaluating our operations and performance over periods of time, as well as in managing and evaluating our business and in discussions about our operations and performance. Management believes these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial results and credit trends, as well as comparison to financial results for prior periods. These non-GAAP financial measures should not be considered as a substitute for operating results determined in accordance with GAAP and may not be comparable to other similarly titled financial measures used by other companies.  A reconciliation of these operating performance measures to GAAP performance measures is included in on the table on page 34.

29

Discontinued Operations

Effective March 31, 2010, United sold its Brintech subsidiary.  As a result, the operations of Brintech are being accounted for as a discontinued operation.  All revenue, including the gain from the sale, expenses and income taxes relating to Brintech have been deconsolidated from the consolidated statement of operations and are presented on one line titled “Loss from discontinued operations” for all periods presented.  Because Brintech’s assets, liabilities and cash flows were not material to the consolidated balance sheet and statement of cash flows, no such adjustments have been made to those financial statements.

Transaction with Fletcher International

Description of Transaction

On April 1, 2010, the Bank entered into an asset purchase and sale agreement (the “Asset Purchase Agreement”) with Fletcher International Inc. (“Fletcher Inc.”) and five affiliated limited liability companies (“LLCs”) formed by Fletcher Inc. for the purpose of acquiring nonperforming assets under the Asset Purchase Agreement.  United has no ownership interest in the LLCs.  The asset sale transaction was completed on April 30, 2010 with the Bank transferring nonperforming commercial and residential construction loans and foreclosed properties having a carrying value of $103 million in exchange for cash of $20.6 million and notes receivable for $82.5 million.  The loans accrue interest at a fixed rate of 3.5% and mature in five years.  Principal and interest payments will be made quarterly based on a 30-year amortization schedule.  Fletcher Inc. also contributed cash and securities to the LLCs equal to 17.5% of the purchase price to pre-fund the estimated carrying costs of the assets for approximately three years.  These funds are held in escrow as additional collateral on the loans and cannot be removed by Fletcher Inc. without United’s consent.  The securities that can be held by the LLCs are marketable equity securities and funds managed by Fletcher affiliates.  Carrying costs include debt service payments, servicing fees and other direct costs associated with holding and managing the underlying properties.

Also on April 1, 2010, United and Fletcher International Ltd (“Fletcher Ltd”, together with Fletcher Inc. and their affiliates, “Fletcher”). entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which Fletcher Ltd. agreed to purchase from United, and United agreed to issue and sell to Fletcher Ltd., 65,000 shares of United’s Series C convertible preferred stock, par value $1.00 per share (the “Convertible Preferred Stock”), at a purchase price of $1,000 per share, for an aggregate purchase price of $65 million.   The Convertible Preferred Stock will bear interest at an annual rate equal to the lesser of 8% or LIBOR + 4%.  If all conditions precedent to Fletcher Ltd.'s obligations to purchase the Convertible Preferred Stock have been satisfied and Fletcher Ltd. has not purchased all of the Convertible Preferred Stock by May 26, 2011, it must pay United 5% of the commitment amount not purchased by that date, and it must also pay United an additional 5% of any commitment amount not purchased by May 26, 2012.

The Convertible Preferred Stock is redeemable by Fletcher Ltd. at any time into common stock or non-voting Common Stock Equivalent Junior Preferred Stock (“Junior Preferred Stock”) of United, at an equivalent price of $5.25 per share of common stock (equal to 12,380,952 shares of common stock), subject to certain adjustments.  After May 26, 2015, if the closing stock price for United's common stock is above $12.04, United has the right to require conversion and it is United’s intent to convert all of the then outstanding Convertible Preferred Stock into an equivalent amount of common stock or Junior Preferred Stock.

The Securities Purchase Agreement provides that United shall not effect any conversion or redemption of the Convertible Preferred Stock, and Fletcher Ltd. shall not have the right to convert or redeem any portion of the Convertible Preferred Stock, into common stock to the extent such conversion or redemption would result in aggregate issuances to Fletcher Ltd. in excess of 9.75% of the number of shares of common stock that would be outstanding after giving effect to such conversion or redemption.  In the event that United cannot effect a conversion or redemption of the Convertible Preferred Stock into common stock due to this limit, the conversion or redemption shall be effected into an equal number of shares of Junior Preferred Stock.

Concurrently with the payment of the $10 million deposit under the Asset Purchase Agreement by Fletcher, United granted a warrant to Fletcher to purchase Junior Preferred Stock.  The warrant was initially equal to $15 million and was increased to $30 million upon the completion of the asset sale pursuant to the Asset Purchase Agreement.  An additional $35 million warrant will be issued on a dollar for dollar basis by the aggregate dollar amount of the Convertible Preferred Stock purchased under the Securities Purchase Agreement in excess of $30 million.  The $30 million warrant price is equivalent to $4.25 per common share (cash exercise equal to 7,058,824 shares of common stock).  The $35 million warrant price is equivalent to $6.02 per common share (cash exercise equal to 5,813,953 shares of common stock).  The warrants may only be exercised by net share settlement (cashless exercise) and are exercisable for nine years from April 1, 2010, subject to limited extension upon certain events specified in the warrant agreement.  All of the warrants settle on a cashless basis and the net shares to be issued to Fletcher Ltd. upon exercise of the warrants will be less than the total shares that would have been issuable if the warrants had been exercised for cash payments.

Also, as part of the transaction, United and Fletcher entered into a servicing agreement whereby United will act as servicer of the nonperforming assets for Fletcher in exchange for a servicing fee of 20 basis points.  Because the servicing arrangement is considered a normal servicing arrangement and the fee is appropriate for the services provided, United did not recognize a servicing asset or liability related to the servicing agreement.

30

Accounting Treatment

Although the Asset Purchase Agreement and the Securities Purchase Agreement are two separate agreements, they were accounted for as part of one transaction because they were entered into simultaneously and the Securities Purchase Agreement was dependent upon the sale of nonperforming assets.  United evaluated this transaction to determine whether the transfer should be accounted for as a sale or a secured borrowing and whether the Fletcher LLCs should be consolidated with United.  When evaluating whether the transfer should be accounted for as a sale, United primarily evaluated whether control had been surrendered, the rights of Fletcher to exchange and pledge the assets, and whether United retains effective control, which included evaluating any continuing involvement in the assets.  Based on the evaluation, the transfer of assets under the Asset Purchase Agreement meets the definition as a sale under current accounting standards and was accounted for as such.  United further evaluated whether the Fletcher LLCs should be consolidated which included evaluating whether United has a controlling financial interest and is therefore the primary beneficiary.  This evaluation principally included determining whether United directs the activities that have the most significant impact on the LLCs economic performance and whether United has an obligation to absorb losses or the right to receive benefits that could be significant to the LLCs.  Based on that evaluation, the LLCs have not been included as part of the consolidated group of subsidiaries in United’s consolidated financial statements.

In addition to evaluating the accounting for the transfer of assets, United considered whether the warrant and the option to purchase convertible preferred stock with an additional warrant should be accounted for as liabilities or equity instruments.  In making this evaluation, United considered whether Fletcher or any subsequent holders of the instruments could require settlement of the instruments in cash or other assets rather than common or preferred stock.  Because the transaction was structured so that the warrants and option to purchase convertible preferred stock and the additional warrant can only be settled through the issuance of common or preferred stock, United concluded that the warrant and option to purchase convertible preferred stock with an additional warrant should be accounted for as equity instruments.

All of the components of the transaction, including all equity instruments issued under the Securities Purchase Agreement and the notes receivable received as consideration from the sale of nonperforming assets were recorded at fair value.  Because the value of the equity instruments and assets exchanged in the transaction exceeded the value of the cash and notes receivable received, United recorded a loss of $45.3 million on the transaction with Fletcher.

The table below presents a summary of the assets and equity instruments transferred and received at their respective fair values ($ in thousands, except per share amounts).

	Valuation Approach	Fair Value Heirarchy	Fair Value
Warrants Issued / Assets Transferred to Fletcher at Fair Value:
Warrant to purchase $30 million in common stock at $4.25 per share	Black-Scholes	Level 3	$17,577	(1)
Option to purchase convertible preferred stock and warrant	Monte-Carlo Simulation	Level 3	22,236	(2)
Fair value of equity instruments recognized in capital surplus			39,813
Foreclosed properties transferred under Asset Purchase Agreement	Appraised Value	Level 2	33,434	(3)
Nonperforming loans transferred under Asset Purchase Agreement	Collateral Appraised Value	Level 2	69,655	(3)
Total nonperforming assets transferred			103,089
Total value of assets and equity instruments transferred			142,902

Cash and Notes Receivable Received in Exchange at Fair Value:
Cash down payment received from asset sale	NA	NA	20,618
Notes receivable (par value $82,471, net of $4,531 discount)	Discounted Cash Flows	Level 3	77,940	(4)
Total value of cash and notes receivable received			98,558

Fair value of assets and equity instruments transferred in excess of cash and notes received			44,344
Transaction fees			1,005
Loss recognized on Fletcher transaction			45,349

Tax benefit			(15,367
After tax loss			$29,982

31

Notes

(1)
The $17.6 million value of the $30 million warrant was determined as of April 1, 2010, the date the terms were agreed to and signed.  The following modeling assumptions were used:  dividend yield - 0%; risk-free interest rate - 3.89%; current stock price - $4.77; term - 9 years; and volatility - 33%.  Although most of the modeling assumptions were based on observable data, because of the subjectivity involved in estimating expected volatility, the valuation is considered Level 3.

(2)
The $22.2 million value of the option to purchase convertible preferred stock and warrant was determined by an independent valuation firm using a Monte Carlo Simulation method appropriate for valuing complex securities with derivatives.  The model uses 50,000 simulations of daily stock price paths using geometric Brownian motion and incorporates in a unified way all conversion, exercise and contingency conditions.  Because of the significant assumptions involved in the valuation process, not all of which were based on observable data, the valuation is considered to be Level 3.

(3)
The $103 million of nonperforming assets sold were transferred at United's carrying value which had been written down to appraised value.  Because the appraisals were based on sales of similar assets (observable data), the valuation is considered to be Level 2.

(4)
The $82.5 million of notes receivable were recorded at their estimated fair value of $77.9 million, net of a $4.5 million interest discount, which was determined based on discounted expected cash flows over the term at a rate commensurate with the credit risk inherent in the notes.  The contractual rate on the notes is fixed at 3.5% for five years.  The discount rate used for purposes of determining the fair value of the notes was 5.48% based on the terms, structure and risk profile of the notes.  Note prepayments were estimated based on the expected marketing times for the underlying collateral since the notes require that principal be reduced as the underlying assets are sold.  The valuation is considered Level 3 due to estimated prepayments which have a significant impact on the value and are not based on observable data.

32

Table 1 - Financial Highlights
Selected Financial Information

											First
	2011		2010								Quarter
(in thousands, except per share	First		Fourth		Third		Second		First		2011-2010
data; taxable equivalent)	Quarter		Quarter		Quarter		Quarter		Quarter		Change
INCOME SUMMARY
Interest revenue	$75,965		$81,215		$84,360		$87,699		$89,849
Interest expense	19,573		21,083		24,346		26,072		28,570
Net interest revenue	56,392		60,132		60,014		61,627		61,279		(8	) %
Operating provision for loan losses (1)	190,000		47,750		50,500		61,500		75,000
Operating fee revenue (2)	11,838		12,442		12,861		11,579		11,666		1
Total operating revenue (1)(2)	(121,770)		24,824		22,375		11,706		(2,055)
Operating expenses (3)	115,271		64,918		64,906		58,308		54,820		110
Loss on sale of nonperforming assets	-		-		-		45,349		-
Operating loss from continuing operations before taxes	(237,041)		(40,094)		(42,531)		(91,951)		(56,875)		(317)
Operating income tax benefit	(94,555)		(16,520)		(16,706)		(32,419)		(22,417)
Net operating loss from continuing operations (1)(2)(3)	(142,486)		(23,574)		(25,825)		(59,532)		(34,458)		(314)
Noncash goodwill impairment charges	-		-		(210,590)		-		-
Partial reversal of fraud loss provision, net of tax expense	-		7,179		-		-		-
Loss from discontinued operations	-		-		-		-		(101)
Gain from sale of subsidiary, net of income taxes and selling costs	-		-		-		-		1,266
Net loss	(142,486)		(16,395)		(236,415)		(59,532)		(33,293)		(328)
Preferred dividends and discount accretion	2,778		2,586		2,581		2,577		2,572
Net loss available to common shareholders	$(145,264)		$(18,981)		$(238,996)		$(62,109)		$(35,865)

PERFORMANCE MEASURES
Per common share:
Diluted operating loss from continuing operations (1)(2)(3)	$(1.57)		$(.28)		$(.30)		$(.66)		$(.39)		(303)
Diluted loss from continuing operations	(1.57)		(.20)		(2.52)		(.66)		(.39)		(303)
Diluted loss	(1.57)		(.20)		(2.52)		(.66)		(.38)		(313)
Book value	2.96		4.84		5.14		7.71		7.95		(63)
Tangible book value (5)	2.89		4.76		5.05		5.39		5.62		(49)

Key performance ratios:
Return on equity (4)(6)	(147.11	) %	(17.16	) %	(148.04	) %	(35.89	) %	(20.10	) %
Return on assets (6)	(7.61)		(.89)		(12.47)		(3.10)		(1.70)
Net interest margin (6)	3.30		3.58		3.57		3.60		3.49
Operating efficiency ratio from continuing operations (2)(3)	169.08		89.45		89.38		141.60		75.22
Equity to assets	8.82		8.85		11.37		11.84		11.90
Tangible equity to assets (5)	8.73		8.75		9.19		9.26		9.39
Tangible common equity to assets (5)	5.51		6.35		6.78		6.91		7.13
Tangible common equity to risk-weighted assets (5)	6.40		9.05		9.60		9.97		10.03

ASSET QUALITY *
Non-performing loans	$83,769		$179,094		$217,766		$224,335		$280,802
Foreclosed properties	54,378		142,208		129,964		123,910		136,275
Total non-performing assets (NPAs)	138,147		321,302		347,730		348,245		417,077
Allowance for loan losses	133,121		174,695		174,613		174,111		173,934
Operating net charge-offs (1)	231,574		47,668		49,998		61,323		56,668
Allowance for loan losses to loans	3.17%		3.79%		3.67%		3.57%		3.48%
Operating net charge-offs to average loans (1)(6)	20.71		4.03		4.12		4.98		4.51
NPAs to loans and foreclosed properties	3.25		6.77		7.11		6.97		8.13
NPAs to total assets	1.73		4.32		4.96		4.55		5.32

AVERAGE BALANCES ($ in millions)
Loans	$4,599		$4,768		$4,896		$5,011		$5,173		(11)
Investment securities	1,625		1,354		1,411		1,532		1,518		7
Earning assets	6,902		6,680		6,676		6,854		7,085		(3)
Total assets	7,595		7,338		7,522		7,704		7,946		(4)
Deposits	6,560		6,294		6,257		6,375		6,570		-
Shareholders’ equity	670		649		855		912		945		(29)
Common shares - basic (thousands)	92,330		94,918		94,679		94,524		94,390
Common shares - diluted (thousands)	92,330		94,918		94,679		94,524		94,390

AT PERIOD END ($ in millions)
Loans *	$4,194		$4,604		$4,760		$4,873		$4,992		(16)
Investment securities	1,884		1,490		1,310		1,488		1,527		23
Total assets	7,974		7,443		7,013		7,652		7,837		2
Deposits	6,598		6,469		5,999		6,330		6,488		2
Shareholders’ equity	850		636		662		904		926		(8)
Common shares outstanding (thousands)	104,516		94,685		94,433		94,281		94,176

(1) Excludes the partial reversal of a previously established provision for fraud-related loan losses of $11.8 million, net of tax expense of $4.6 million in the fourth quarter of 2010.  Operating charge-offs also exclude the $11.8 million related partial recovery of the previously charged off amount. (2)  Excludes revenue generated by discontinued operations in the first quarter of 2010. (3)  Excludes the goodwill impairment charge of $211 million in the third quarter of 2010 and expenses relating to discontinued operations in the first quarter of 2010. (4) Net loss available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).  (5)  Excludes effect of acquisition related intangibles and associated amortization.  (6)  Annualized.

* Excludes loans and foreclosed properties covered by loss sharing agreements with the FDIC.

33

Table 1 Continued - Operating Earnings to GAAP Earnings Reconciliation
Selected Financial Information
	2011	2010
(in thousands, except per share	First	Fourth	Third	Second	First
data; taxable equivalent)	Quarter	Quarter	Quarter	Quarter	Quarter
Interest revenue reconciliation
Interest revenue - taxable equivalent	$75,965	$81,215	$84,360	$87,699	$89,849
Taxable equivalent adjustment	(435)	(497)	(511)	(500)	(493)
Interest revenue (GAAP)	$75,530	$80,718	$83,849	$87,199	$89,356
Net interest revenue reconciliation
Net interest revenue - taxable equivalent	$56,392	$60,132	$60,014	$61,627	$61,279
Taxable equivalent adjustment	(435)	(497)	(511)	(500)	(493)
Net interest revenue (GAAP)	$55,957	$59,635	$59,503	$61,127	$60,786
Provision for loan losses reconciliation
Operating provision for loan losses	$190,000	$47,750	$50,500	$61,500	$75,000
Partial reversal of special fraud-related provision for loan loss	-	(11,750)	-	-	-
Provision for loan losses (GAAP)	$190,000	$36,000	$50,500	$61,500	$75,000
Total revenue reconciliation
Total operating revenue	$(121,770)	$24,824	$22,375	$11,706	$(2,055)
Taxable equivalent adjustment	(435)	(497)	(511)	(500)	(493)
Partial reversal of special fraud-related provision for loan loss	-	11,750	-	-	-
Total revenue (GAAP)	$(122,205)	$36,077	$21,864	$11,206	$(2,548)
Expense reconciliation
Operating expense	$115,271	$64,918	$64,906	$103,657	$54,820
Noncash goodwill impairment charge	-	-	210,590	-	-
Operating expense (GAAP)	$115,271	$64,918	$275,496	$103,657	$54,820
Loss from continuing operations before taxes reconciliation
Operating loss from continuing operations before taxes	$(237,041)	$(40,094)	$(42,531)	$(91,951)	$(56,875)
Taxable equivalent adjustment	(435)	(497)	(511)	(500)	(493)
Noncash goodwill impairment charge	-	-	(210,590)	-	-
Partial reversal of special fraud-related provision for loan loss	-	11,750	-	-	-
Loss from continuing operations before taxes (GAAP)	$(237,476)	$(28,841)	$(253,632)	$(92,451)	$(57,368)
Income tax benefit reconciliation
Operating income tax benefit	$(94,555)	$(16,520)	$(16,706)	$(32,419)	$(22,417)
Taxable equivalent adjustment	(435)	(497)	(511)	(500)	(493)
Partial reversal of special fraud-related provision for loan loss	-	4,571	-	-	-
Income tax benefit (GAAP)	$(94,990)	$(12,446)	$(17,217)	$(32,919)	$(22,910)
Diluted loss from continuing operations per common share reconciliation
Diluted operating loss from continuing operations per common share	$(1.57)	$(.28)	$(.30)	$(.66)	$(.39)
Noncash goodwill impairment charge	-	-	(2.22)	-	-
Partial reversal of special fraud-related provision for loan loss	-	.08	-	-	-
Diluted loss from continuing operations per common share (GAAP)	$(1.57)	$(.20)	$(2.52)	$(.66)	$(.39)
Book value per common share reconciliation
Tangible book value per common share	$2.89	$4.76	$5.05	$5.39	$5.62
Effect of goodwill and other intangibles	.07	.08	.09	2.32	2.33
Book value per common share (GAAP)	$2.96	$4.84	$5.14	$7.71	$7.95
Efficiency ratio from continuing operations reconciliation
Operating efficiency ratio from continuing operations	169.08%	89.45%	89.38%	141.60%	75.22%
Noncash goodwill impairment charge	-	-	290.00	-	-
Efficiency ratio from continuing operations (GAAP)	169.08%	89.45%	379.38%	141.60%	75.22%
Average equity to assets reconciliation
Tangible common equity to assets	5.51%	6.35%	6.78%	6.91%	7.13%
Effect of preferred equity	3.22	2.40	2.41	2.35	2.26
Tangible equity to assets	8.73	8.75	9.19	9.26	9.39
Effect of goodwill and other intangibles	.09	.10	2.18	2.58	2.51
Equity to assets (GAAP)	8.82%	8.85%	11.37%	11.84%	11.90%
Actual tangible common equity to risk-weighted assets reconciliation
Tangible common equity to risk-weighted assets	6.40%	9.05%	9.60%	9.97%	10.03%
Effect of other comprehensive income	(.58)	(.62)	(.81)	(.87)	(.85)
Effect of deferred tax limitation	(5.10)	(3.34)	(2.94)	(2.47)	(1.75)
Effect of trust preferred	1.12	1.06	1.06	1.03	1.00
Effect of preferred equity	5.97	3.52	3.51	3.41	3.29
Tier I capital ratio (Regulatory)	7.81%	9.67%	10.42%	11.07%	11.72%
Net charge-offs reconciliation
Operating net charge-offs	$231,574	$47,668	$49,998	$61,323	$56,668
Subsequent partial recovery of fraud-related charge-off	-	(11,750)	-	-	-
Net charge-offs (GAAP)	$231,574	$35,918	$49,998	$61,323	$56,668
Net charge-offs to average loans reconciliation
Operating net charge-offs to average loans	20.71%	4.03%	4.12%	4.98%	4.51%
Subsequent partial recovery of fraud-related charge-off	-	(1.00)	-	-	-
Net charge-offs to average loans (GAAP)	20.71%	3.03%	4.12%	4.98%	4.51%

34

Results of Operations

United reported a net operating loss from continuing operations of $142 million for the first quarter of 2011.  This compared to a net operating loss from continuing operations of $34.5 million for the same period in 2010.  For the first quarter of 2011, diluted operating loss from continuing operations per share was $1.57.  This compared to diluted operating loss from continuing operations per share of $.39 for the first quarter of 2010. The first quarter of 2011 operating loss reflects the Board of Director’s decision to adopt the Problem Asset Disposition Plan to quickly dispose of problem assets following United’s successful Private Placement at the end of the first quarter.

Net Interest Revenue (Taxable Equivalent)

Net interest revenue (the difference between the interest earned on assets and the interest paid on deposits and borrowed funds) is the single largest component of total revenue.  United actively manages this revenue source to provide optimal levels of revenue while balancing interest rate, credit and liquidity risks.  Taxable equivalent net interest revenue for the three months ended March 31, 2011 was $56.4 million, down $4.89 million, or 8%, from the first quarter of 2010.  The decrease in net interest revenue for the first quarter of 2011 compared to the first quarter of 2010 was mostly due to lower average loan balances, although the reversal of $2.01 million of interest on performing substandard loans reclassified as held for sale in anticipation of the second quarter Bulk Loan Sale also contributed to the decrease.  United continues its intense focus on loan and deposit pricing, in an effort to maintain a steady level of net interest revenue, despite continuing attrition in the loan portfolio.

Average loans decreased $574 million, or 11%, from the first quarter of last year.  The decrease in the loan portfolio was a result of the continued slowdown in the housing market as well as the Bulk Loan Sale completed in April 2011.  Loan charge-offs, foreclosure activity and management’s efforts to rebalance the loan portfolio by reducing the concentration of residential construction loans have all contributed to declining loan balances.  While loan balances have declined, United continues to make new loans.  During the first quarter of 2011, United funded $52.6 million in new loans, primarily commercial and small business loans in north Georgia and the Atlanta MSA.

Average interest-earning assets for the first quarter of 2011 decreased $183 million, or 3%, from the same period in 2010.  The decrease of $574 million in average loans was partially offset by increases of $107 million in the investment securities portfolio and $283 million in other interest-earning assets.  Loan demand has been weak due to the poor economy and management’s efforts to reduce United’s exposure to residential construction loans.  The increase in the securities portfolio and other interest-earning assets was due to purchases of floating rate mortgage-backed securities and short-term commercial paper in an effort to temporarily invest excess liquidity, including the proceeds from the new capital raised at the end of the first quarter of 2011.  Average interest-bearing liabilities decreased $193 million, or 3%, from the first quarter of 2010 due to the rolling off of higher-cost certificates of deposit as funding needs decreased.  The average yield on interest earning assets for the three months ended March 31, 2011, was 4.45%, down 68 basis points from 5.13% for the same period of 2010.  Interest reversals on performing loans classified as held for sale as part of the Bulk Loan Sale accounted for approximately 11 basis points of the decrease.  Another significant contributing factor to the decrease in the yield on interest earning assets was the shift in earning asset mix from loans, which generally yield a higher rate than other asset classes, to temporary investments which have relatively low yields.  In light of the weak economic environment, United maintained above normal levels of liquidity by entering into brokered deposit arrangements and temporarily investing the proceeds in short-term commercial paper and floating rate mortgage-backed securities at a slightly negative spread.

The average cost of interest-bearing liabilities for the first quarter of 2011 was 1.32% compared to 1.86% for the same period of 2010, reflecting the effect of falling rates on United’s floating rate liabilities and United’s ability to reduce deposit pricing.  Also contributing to the overall lower rate on interest-bearing liabilities was a shift in the mix of deposits away from more expensive time deposits toward lower-rate transaction deposits.  United’s shrinking balance sheet also permitted the reduction of more expensive wholesale borrowings.

The banking industry uses two ratios to measure relative profitability of net interest revenue.  The net interest spread measures the difference between the average yield on interest-earning assets and the average rate paid on interest-bearing liabilities.  The interest rate spread eliminates the effect of non-interest-bearing deposits and gives a direct perspective on the effect of market interest rate movements.  The net interest margin is an indication of the profitability of a company’s investments, and is defined as net interest revenue as a percent of average total interest-earning assets, which includes the positive effect of funding a portion of interest-earning assets with customers’ non-interest bearing deposits and stockholders’ equity.

For the three months ended March 31, 2011 and 2010, the net interest spread was 3.13% and 3.27%, respectively, while the net interest margin was 3.30% and 3.49%, respectively.  The decline in net interest margin for the quarter reflects interest reversals on performing loans that were transferred to the held for sale category.   This transfer accounted for 11 basis points of the quarter over quarter decrease of 19 basis points.  In addition, the above normal levels of liquidity lowered the net interest margin by approximately 49 basis points in the first quarter of 2011, compared to 18 basis points for the first quarter of 2010.

35

The following table shows the relationship between interest revenue and expense, and the average amounts of interest-earning assets and interest-bearing liabilities for the three months ended March 31, 2011 and 2010.

Table 2 - Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended March 31,
	2011			2010
	Average		Avg.	Average		Avg.
(dollars in thousands, taxable equivalent)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)(2)	$4,598,860	$61,070	5.39%	$5,172,847	$72,219	5.66%
Taxable securities (3)	1,599,481	13,345	3.34	1,487,646	15,892	4.27
Tax-exempt securities (1)(3)	25,827	424	6.57	30,050	509	6.78
Federal funds sold and other interest-earning assets	677,453	1,126	.66	394,348	1,229	1.25

Total interest-earning assets	6,901,621	75,965	4.45	7,084,891	89,849	5.13
Non-interest-earning assets:
Allowance for loan losses	(169,113)			(187,288)
Cash and due from banks	134,341			104,545
Premises and equipment	179,353			181,927
Other assets (3)	548,348			762,228
Total assets	$7,594,550			$7,946,303

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,373,142	1,324	.39	$1,361,696	1,854	.55
Money market	928,542	2,028	.89	723,470	1,757	.98
Savings	187,423	77	.17	180,448	84	.19
Time less than $100,000	1,540,342	5,451	1.44	1,692,652	8,891	2.13
Time greater than $100,000	990,881	4,151	1.70	1,155,776	6,770	2.38
Brokered	698,288	2,130	1.24	736,999	4,537	2.50
Total interest-bearing deposits	5,718,618	15,161	1.08	5,851,041	23,893	1.66

Federal funds purchased and other borrowings	101,097	1,042	4.18	102,058	1,038	4.12
Federal Home Loan Bank advances	55,125	590	4.34	114,388	977	3.46
Long-term debt	150,157	2,780	7.51	150,078	2,662	7.19
Total borrowed funds	306,379	4,412	5.84	366,524	4,677	5.18

Total interest-bearing liabilities	6,024,997	19,573	1.32	6,217,565	28,570	1.86
Non-interest-bearing liabilities:
Non-interest-bearing deposits	841,351			718,975
Other liabilities	58,634			64,337
Total liabilities	6,924,982			7,000,877
Shareholders' equity	669,568			945,426
Total liabilities and shareholders' equity	$7,594,550			$7,946,303

Net interest revenue		$56,392			$61,279
Net interest-rate spread			3.13%			3.27%

Net interest margin (4)			3.30%			3.49%

(1) Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2) Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3) Securities available for sale are shown at amortized cost. Pretax unrealized gains of $27.2 million in 2011 and $43.2 million in 2010 are included in other assets for purposes of this presentation.
(4) Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

36

The following table shows the relative effect on net interest revenue for changes in the average outstanding amounts (volume) of interest-earning assets and interest-bearing liabilities and the rates earned and paid on such assets and liabilities (rate).  Variances resulting from a combination of changes in rate and volume are allocated in proportion to the absolute dollar amounts of the change in each category.

Table 3 - Change in Interest Revenue and Expense on a Taxable Equivalent Basis
(in thousands)
	Three Months Ended March 31, 2011
	Compared to 2010
	Increase (decrease)
	Due to Changes in
	Volume	Rate	Total
Interest-earning assets:
Loans	$(7,742)	$(3,407)	$(11,149)
Taxable securities	1,128	(3,675)	(2,547)
Tax-exempt securities	(70)	(15)	(85)
Federal funds sold and other interest-earning assets	633	(736)	(103)
Total interest-earning assets	(6,051)	(7,833)	(13,884)

Interest-bearing liabilities:
NOW accounts	16	(546)	(530)
Money market accounts	461	(190)	271
Savings deposits	3	(10)	(7)
Time deposits less than $100,000	(744)	(2,696)	(3,440)
Time deposits greater than $100,000	(874)	(1,745)	(2,619)
Brokered deposits	(227)	(2,180)	(2,407)
Total interest-bearing deposits	(1,365)	(7,367)	(8,732)
Federal funds purchased & other borrowings	(10)	14	4
Federal Home Loan Bank advances	(592)	205	(387)
Long-term debt	1	117	118
Total borrowed funds	(601)	336	(265)
Total interest-bearing liabilities	(1,966)	(7,031)	(8,997)

Decrease in net interest revenue	$(4,085)	$(802)	$(4,887)

Provision for Loan Losses

The provision for loan losses is based on management’s evaluation of losses inherent in the loan portfolio and corresponding analysis of the allowance for loan losses at quarter-end.  The provision for loan losses was $190 million for the first quarter of 2011, compared to $75.0 million for the same period in 2010. The amount of provision recorded in the first quarter was the amount required such that the total allowance for loan losses reflected the appropriate balance, in the estimation of management, and was sufficient to cover inherent losses in the loan portfolio.  The increase in the provision for loan losses compared to a year ago was primarily due to increased charge-offs recorded in conjunction with the Problem Asset Disposition Plan and transfer of loans to the held for sale category in anticipation of the Bulk Loan Sale.  For the three months ended March 31, 2011, net loan charge-offs as an annualized percentage of average outstanding loans were 20.71%, compared to 4.51% for the same periods in 2010.  When charge-offs specifically related to loans transferred to the held for sale classification are excluded, the charge-off rate for the first quarter of 2011 was 4.08%.

As the residential construction and housing markets have struggled, it has been difficult for many builders and developers to obtain cash flow from selling lots and houses needed to service debt.  This deterioration of the residential construction and housing market was the primary factor that resulted in higher credit losses and increases in non-performing assets over the last three years.  Although a majority of the charge-offs have been within the residential construction and development portion of the portfolio, credit quality deterioration has migrated to other loan categories as unemployment levels have remained high throughout United’s markets.  Additional discussion on credit quality and the allowance for loan losses is included in the Asset Quality and Risk Elements section of this report on page 42.

37

Fee Revenue

Operating fee revenue for the three months ended March 31, 2011 was $11.8 million, a decrease of $172,000, or 1%, from the same period of 2010. Fee revenue from continuing operations excludes consulting fees earned by United’s Brintech subsidiary which was sold on March 31, 2010.  All periods are presented on a continuing operations basis.

The following table presents the components of fee revenue for the first quarters of 2011 and 2010.

Table 4 - Fee Revenue
(dollars in thousands)
	Three Months Ended
	March 31,
	2011	2010	Change

Service charges and fees	$6,720	$7,447	(10	) %
Mortgage loan and related fees	1,494	1,479	1
Brokerage fees	677	567	19
Securities gains, net	55	61
Other	2,892	2,112	37
Total fee revenue	$11,838	$11,666	1

Service charges and fees of $6.72 million were down $727,000, or 10%, from the first quarter of 2010. The decrease was primarily due to lower overdraft fees resulting from decreased utilization of our courtesy overdraft services with the recent changes to Regulation E requiring customers to opt in to such services.

Mortgage loans and related fees for the first quarter of 2011 were up $15,000, or 1%, from the same period in 2010. In the first quarter of 2011, United closed 481 loans totaling $74.5 million compared with 412 loans totaling $64.7 million in the first quarter of 2010.

United incurred net securities gains of $55,000 and $61,000, respectively, for the three months ended March 31, 2011 and 2010. The first quarter of 2010 net gain included $950,000 in impairment charges on trust preferred securities of a bank whose financial condition had deteriorated.  The impairment charge was more than offset by realized gains from securities sales.

For the three months ended March 31, 2011, other fee revenue increased $780,000, or 37%, from the same period in 2010.  This increase was due to the ineffectiveness of United’s cash flow and fair value hedges.  In the first quarter of 2011, United recognized $1.30 million in income from hedge ineffectiveness compared with $610,000 in income from hedge ineffectiveness in the first quarter of 2010.  Most of the hedge ineffectiveness in 2010 and all of the hedge ineffectiveness in 2011 relates to terminated cash flow hedges where the gains realized on the terminated positions are being deferred over the original term of the derivative instrument.  The ineffectiveness, which is caused by a decrease in qualifying prime-based loans, results in the accelerated recognition of the deferred gains.

38

Operating Expenses

The following table presents the components of operating expenses for the three months ended March 31, 2011 and 2010.  The table is presented to reflect Brintech as a discontinued operation, and accordingly, operating expenses associated with Brintech have been excluded from the table for all periods presented.

Table 5 - Operating Expenses
(dollars in thousands)
	Three Months Ended
	March 31,
	2011	2010	Change

Salaries and employee benefits	$24,924	$24,360	2%
Communications and equipment	3,344	3,273	2
Occupancy	4,074	3,814	7
Advertising and public relations	978	1,043	(6)
Postage, printing and supplies	1,118	1,225	(9)
Professional fees	3,330	1,943	71
FDIC assessments and other regulatory charges	5,413	3,626	49
Amortization of intangibles	762	802	(5)
Other	6,429	3,921	64
Total operating expenses excluding foreclosed property expenses	50,372	44,007	14
Foreclosed property expense	64,899	10,813	500
Total operating expenses	$115,271	$54,820	110

Operating expenses for the first quarter of 2011 totaled $115 million, up $60.5 million, or 110%, from the first quarter of 2010 mostly reflecting an increase in foreclosed property losses incurred in connection with United’s classified asset disposition plans.  Excluding foreclosed property costs, total operating expenses were $50.4 million, up $6.37 million, or 14%, from a year ago.

Salaries and employee benefits for the first quarter of 2011 were $24.9 million, up $564,000, or 2%, from the same period of 2010.  The increase was primarily due to higher group medical insurance costs and a lower level of deferred direct loan origination costs.  Headcount totaled 1,815 at March 31, 2011, compared to 1,814 at March 31, 2010.

Occupancy expense of $4.07 million for the first quarter of 2011 was up $260,000, or 7%, compared to the first quarter of 2010.  The increase was due to higher costs for electricity, real estate taxes and insurance for premises and equipment.

Postage, printing and supplies expense for the first quarter of 2011 totaled $1.12 million, down $107,000, or 9%, from the same period of 2010.  United continued its efforts to encourage customers to accept electronic statements and controlled courier expense through the use of remote capture technology.

Professional fees for the first quarter of 2011 of $3.33 million were up $1.39 million, or 71%, from the same period in 2010, primarily due to $1.00 million of costs associated with the Private Placement and Bulk Loan Sale.

Foreclosed property expense of $64.9 million for the first quarter of 2011 was up $54.1 million from the first quarter of 2010, reflecting higher write downs on foreclosed properties to expedite sales under the Problem Asset Disposition Plan.  Such write downs for the first quarter of 2011 were $48.6 million compared to $4.58 million a year ago.  Losses realized on sales of foreclosed properties were also up in the first quarter of 2011, totaling $12.0 million compared with $3.52 million a year ago.  This expense category also includes legal fees, property taxes, marketing costs, utility services, maintenance and repair charges, that totaled $4.29 million for the first quarter of 2011 compared with $2.72 million a year ago.

FDIC assessments and other regulatory charges of $5.41 million for the first quarter of 2011, increased $1.79 million from the first quarter of 2010.  The increase was due to an increase in United’s assessment rate as well as an increase in insured deposits.

Other expense of $6.43 million for the first quarter of 2011 increased $2.51 million from the first quarter of 2010.  The increase was primarily due to $2.60 million of property taxes and other loan collateral costs incurred to prepare loans for the Bulk Loan Sale.

39

Income Taxes

Income tax benefit for the first quarter of 2011 was $95.0 million as compared with income tax benefit of $22.9 million for the first quarter of 2010, representing an effective tax rate of approximately 40% for both periods.  The effective tax rates were different from the statutory tax rates primarily due to interest revenue on certain investment securities and loans that are exempt from income taxes, tax exempt fee revenue, tax credits received on affordable housing investments, and the change in valuation allowance on deferred tax assets as discussed below.

As a result of the Private Placement and the Problem Asset Disposition Plan which includes the Bulk Loan Sale, United expects to accelerate its return to profitability.  The change from a pre-tax loss to pre-tax earnings will affect the effective tax rate going forward.  Because in aggregate, United’s permanent tax differences are generally in United’s favor, they tend to reduce the effective tax rate below the blended statutory rate of 38.9% when United has pre-tax earnings and they increase the effective tax rate above the blended statutory rate when United has a pre-tax loss.  The effective tax rates can be volatile as earnings or losses approach a break-even point since United would report a tax benefit even if it were to break even as a result of the permanent tax differences.  Therefore some volatility in the effective tax rate is expected as United moves from a loss position to positive earnings.

Management determined that it is more likely than not that approximately $4.81 million at March 31, 2011 and $3.87 million at March 31, 2010, net of Federal benefit, in state low income housing tax credits will expire unused due to their very short three to five year carry forward period.

At March 31, 2011, United had net deferred tax assets of $266 million, net of a valuation allowance of $4.81 million related to state tax credits that are expected to expire unused. Accounting Standards Codification Topic 740, Income Taxes, requires that companies assess whether a valuation allowance should be established against their deferred tax assets based on the consideration of all available evidence using a “more likely than not” standard.  Management considers both positive and negative evidence and analyzes changes in near-term market conditions as well as other factors which may impact future operating results.  In making such judgments, significant weight is given to evidence that can be objectively verified.  At March 31, 2011, management believes that it is more likely than not that, with the exception of those state tax credits that are expected to expire unused due to a relatively short carryforward period of only three to five years, it will be able to realize its deferred tax benefits through its ability to carry losses forward to future profitable years.  Despite recent losses and the challenging economic environment, United has a history of strong earnings, is well-capitalized, continues to grow its core customer deposit base while maintaining very high customer satisfaction scores, and has cautiously optimistic expectations regarding future taxable income.  The deferred tax assets are analyzed quarterly for changes affecting realizability.  United’s most recent analysis, which management believes is based on conservative assumptions, indicated that the deferred tax assets will be fully utilized well in advance of the twenty-year carryforward period allowed for net operating losses; however, there can be no guarantee that a valuation allowance will not be necessary in future periods.  Inherent in management’s assertion that it is more likely than not that United will be able to fully utilize its deferred tax assets is an expectation that United returns to profitability within a short period of time following the execution of the Private Placement and the Problem Asset Disposition Plan.  Also important at arriving at that conclusion is the assumption that an “ownership change” as defined by Section 382 of the Internal Revenue Code of 1986, as amended, and related Internal Revenue Service pronouncements (“Section 382”) did not occur as a result of the first quarter Private Placement.  Management believes that no such change of control has occurred.

As of February 22, 2011, United adopted a tax benefits preservation plan designed to protect its ability to utilize its substantial tax assets.  Those tax assets include net operating losses that it could utilize in certain circumstances to offset taxable income and reduce its federal income tax liability and the future tax benefits from potential net unrealized built in losses.  United’s ability to use its tax benefits would be substantially limited if it were to experience an ownership change as defined under Section 382.  In general, an ownership change would occur if United’s “5-percent shareholders,” as defined under Section 382, collectively increase their ownership in United by more than 50% over a rolling three-year period.  The tax benefits preservation plan is designed to reduce the likelihood that United will experience an ownership change by discouraging any person or group from becoming a beneficial owner of 4.99% or more of United’s common stock then outstanding.

In connection with the tax benefits preservation plan, on February 22, 2011, United entered into a share exchange agreement with the Elm Ridge Parties to transfer to the Company 7,755,631 shares of United’s common stock, in exchange for 16,613 shares of the Company’s series D preferred shares and warrants to purchase 7,755,631 shares of common stock.  Prior to entering into the share exchange agreement, collectively, the Elm Ridge Parties were United’s largest shareholder.  By exchanging the Elm Ridge Parties’ common stock for the Series D Preferred Shares and warrants, United eliminated its only “5-percent shareholder” and, as a result, obtained further protection against an ownership change under Section 382.

Additional information regarding income taxes can be found in Note 15 to the consolidated financial statements filed with United’s 2010 Form 10-K.

40

Balance Sheet Review

Total assets at March 31, 2011, December 31, 2010 and March 31, 2010 were $7.97 billion, $7.44 billion and $7.84 billion, respectively.  Average total assets for the first quarter of 2011 were $7.60 billion, down from $7.95 billion in the first quarter of 2010.

Loans

The following table presents a summary of the loan portfolio.

Table 6 - Loans Outstanding (excludes loans covered by loss share agreement)
(dollars in thousands)
	March 31,	December 31,	March 31,
	2011	2010	2010
By Loan Type
Commercial (secured by real estate)	$1,692,154	$1,761,424	$1,765,204
Commercial construction	213,177	296,582	357,188
Commercial (commercial and industrial)	431,473	441,518	380,331
Total commercial	2,336,804	2,499,524	2,502,723
Residential construction	549,618	695,166	960,372
Residential mortgage	1,186,531	1,278,780	1,390,270
Installment	121,419	130,656	138,680
Total loans	$4,194,372	$4,604,126	$4,992,045

As a percentage of total loans:
Commercial (secured by real estate)	41%	38%	35%
Commercial construction	5	6	7
Commercial (commercial and industrial)	10	10	8
Total commercial	56	54	50
Residential construction	13	15	19
Residential mortgage	28	28	28
Installment	3	3	3
Total	100%	100%	100%

By Geographic Location
Atlanta MSA	$1,179,362	$1,310,222	$1,404,247
Gainesville MSA	281,591	312,049	372,064
North Georgia	1,531,279	1,688,586	1,813,774
Western North Carolina	639,897	701,798	755,674
Coastal Georgia	312,090	335,020	388,245
East Tennessee	250,153	256,451	258,041
Total loans	$4,194,372	$4,604,126	$4,992,045

Substantially all of United’s loans are to customers (including customers who have a seasonal residence in United’s market areas) located in the immediate market areas of its community banks in Georgia, North Carolina, and Tennessee, and more than 85% of the loans are secured by real estate.  At March 31, 2011, total loans, excluding loans acquired from SCB that are covered by loss sharing agreements with the FDIC and loans classified as held for sale, were $4.19 billion, a decrease of $798 million, or 16%, from March 31, 2010.  The rate of loan growth began to decline in the first quarter of 2007 and the balances have continued to decline.  The decrease in the loan portfolio began with deterioration in the residential construction and housing markets.  This deterioration resulted in part in an oversupply of lot inventory, houses and land within United’s markets, which further slowed construction activities and acquisition and development projects.  The resulting recession that began in the housing market led to high rates of unemployment that resulted in stress in the other segments of United’s loan portfolio.  Despite the weak economy and lack of loan demand, United has continued to pursue lending opportunities which resulted in $52.6 million in new loans that were funded in the first quarter of 2011.

41

Asset Quality and Risk Elements

United manages asset quality and controls credit risk through review and oversight of the loan portfolio as well as adherence to policies designed to promote sound underwriting and loan monitoring practices.  United’s credit administration function is responsible for monitoring asset quality, establishing credit policies and procedures and enforcing the consistent application of these policies and procedures among all of the community banks.  Additional information on the credit administration function is included in Item 1 under the heading Loan Review and Non-performing Assets in United’s Annual Report on Form 10-K.

United classifies performing loans as “substandard” when there is a well-defined weakness or weaknesses that jeopardize the repayment by the borrower and there is a distinct possibility that United could sustain some loss if the deficiency is not corrected.  The table below presents performing substandard loans for the last five quarters.

Table 7 - Performing Substandard Loans
(dollars in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2010	2010	2010	2010
By Category
Commercial (sec. by RE)	$119,651	$156,765	$157,245	$140,805	$151,573
Commercial construction	34,887	90,745	102,592	78,436	75,304
Commercial & industrial	16,425	16,767	22,251	22,052	35,474
Total commercial	170,963	264,277	282,088	241,293	262,351
Residential construction	80,534	158,770	177,381	149,305	153,799
Residential mortgage	69,119	86,143	86,239	79,484	80,812
Installment	2,352	2,957	4,218	4,364	3,922
Total	$322,968	$512,147	$549,926	$474,446	$500,884

By Market
Atlanta MSA	$100,200	$185,327	$214,676	$183,612	$191,009
Gainesville MSA	17,417	33,962	27,097	22,602	27,879
North Georgia	148,228	212,992	229,845	199,498	222,037
North Carolina	27,280	42,335	37,085	34,742	25,749
East Tennessee	6,739	8,308	8,882	8,663	7,105
Coastal Georgia	23,104	29,223	32,341	25,329	27,105
Total loans	$322,968	$512,147	$549,926	$474,446	$500,884

At March 31, 2011, performing substandard loans totaled $323 million and decreased $189 million from the prior quarter-end, and decreased $178 million from a year ago.  Most of the decrease occurred in United’s Atlanta and north Georgia markets and was primarily the result of the reclassification of loans to held for sale in anticipation of our Bulk Loan Sale which was completed on April 18, 2011.  The overall trend in performing substandard loans had been declining which was expected to continue absent the loan sale transaction.  Residential construction and commercial construction loans showed the most significant decreases as they represented more than 60% of the pre-charge down carrying amount of the aggregate loans included in the loan sale.

Reviews of substandard performing and non-performing loans, past due loans and larger credits, are conducted on a regular basis with management each quarter and are designed to identify risk migration and potential charges to the allowance for loan losses.  These reviews are performed by the responsible lending officers and the loan review department and also consider such factors as the financial strength of borrowers, the value of the applicable collateral, past loan loss experience, anticipated loan losses, changes in risk profile, prevailing economic conditions and other factors.  United also uses external loan review in addition to United’s internal loan review to ensure the independence of the loan review process.

42

The following table presents a summary of the changes in the allowance for loan losses for the three months ended March 31, 2011 and 2010.

Table 8 - Allowance for Loan Losses
(in thousands)
	Three Months Ended March 31,
	2011						2010
	Asset Disposition Plan				Other
	Bulk Loan Sale (1)		Other Bulk	Foreclosure	Charge-Offs
	Accruing	Nonaccrual	Loan Sales (2)	Charge-Offs (3)	Recoveries	Total	Total
Balance beginning of period						$174,695	$155,602
Provision for loan losses						190,000	75,000
Charge-offs:
Commercial (secured by real estate)	$29,451	$11,091	$3,318	$1,905	$2,942	48,707	2,936
Commercial construction	32,530	15,328	292	419	1,146	49,715	2,211
Commercial (commercial and industrial)	365	2,303	859	-	835	4,362	4,554
Residential construction	43,018	23,459	3,325	11,693	10,760	92,255	44,190
Residential mortgage	13,917	14,263	1,676	1,538	5,282	36,676	4,640
Installment	86	168	30	24	788	1,096	1,129
Total loans charged-off	119,367	66,612	9,500	15,579	21,753	232,811	59,660
Recoveries:
Commercial (secured by real estate)	-	-	-	-	100	100	972
Commercial construction	-	-	-	-	-	-	5
Commercial (commercial and industrial)	-	-	-	-	322	322	444
Residential construction	-	-	-	-	117	117	1,090
Residential mortgage	-	-	-	-	293	293	89
Installment	-	-	-	-	405	405	392
Total recoveries	-	-	-	-	1,237	1,237	2,992
Net charge-offs	$119,367	$66,612	$9,500	$15,579	$20,516	231,574	56,668

Balance end of period						$133,121	$173,934

Total loans: *
At period-end						$4,194,372	$4,992,045
Average						4,534,294	5,091,474

Allowance as a percentage of period-end loans						3.17%	3.48%

As a percentage of average loans:
Net charge-offs						20.71	4.51
Provision for loan losses						16.99	5.97

Allowance as a percentage of non-performing loans
As reported						159	62
Excluding impaired loans with no allocated reserve						379	142

* Excludes loans covered by loss sharing agreements with the FDIC

(1)   Charge-offs totaling $186 million were recognized on the bulk loan sale in the first quarter of 2011.  The loans were transferred to the loans held for sale category in anticipation of the second quarter bulk loan sale that was completed on April 18, 2011.

(2) Losses on smaller bulk sale transactions completed during the first quarter of 2011.
(3)   Loan charge-offs recognized in the first quarter of 2011 related to loans transferred to foreclosed properties.  Such charge-offs were elevated in the first quarter as a result of the asset disposition plan, which called for aggressive write downs to expedite sales in the second and third quarters of 2011.

The provision for loan losses charged to earnings was based upon management’s judgment of the amount necessary to maintain the allowance at a level appropriate to absorb losses inherent in the loan portfolio at the balance sheet date.  The amount each quarter is dependent upon many factors, including growth and changes in the composition of the loan portfolio, net charge-offs, delinquencies, management’s assessment of loan portfolio quality, the value of collateral, and other macro-economic factors and trends.  The evaluation of these factors is performed quarterly by management through an analysis of the appropriateness of the allowance for loan losses.  The decreases in the provision and the stabilization of the level of the allowance for loan losses compared to the previous periods reflects stabilizing trends in substandard loans, leading to an expectation that charge-off levels will continue to decline.

At March 31, 2011, the allowance for loan losses was $133 million, or 3.17% of loans, compared with $175 million, or 3.79% of loans, at December 31, 2010 and $174 million, or 3.48% of loans, at March 31, 2010.  The decrease in the allowance for loan losses is consistent with the decrease in classified loans resulting from the execution of the Problem Asset Disposition Plan, including the Bulk Loan Sale which reduced the amount of loss remaining in the loan portfolio.

Management believes that the allowance for loan losses at March 31, 2011 reflects the losses inherent in the loan portfolio.  This assessment involves uncertainty and judgment; therefore, the adequacy of the allowance for loan losses cannot be determined with precision and may be subject to change in future periods.  In addition, bank regulatory authorities, as part of their periodic examination of the Bank, may require adjustments to the provision for loan losses in future periods if, in their opinion, the results of their review warrant such additions.  See the “Critical Accounting Policies” section in United’s Annual Report on Form 10-K for additional information on the allowance for loan losses.

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Nonperforming Assets

The table below summarizes non-performing assets, excluding SCB’s assets covered by the loss-sharing agreement with the FDIC.  Those assets have been excluded from non-performing assets, as the loss-sharing agreement with the FDIC and purchase price adjustments to reflect credit losses effectively eliminate the likelihood of recognizing any losses on the covered assets.

Table 9 - Nonperforming Assets
(dollars in thousands)
	March 31,	December 31,	March 31,
	2011	2010	2010
Nonperforming loans*	$83,769	$179,094	$280,802
Foreclosed properties (OREO)	54,378	142,208	136,275

Total nonperforming assets	$138,147	$321,302	$417,077

Nonperforming loans as a percentage of total loans	2.00%	3.89%	5.62%
Nonperforming assets as a percentage of total loans and OREO	3.25	6.77	8.13
Nonperforming assets as a percentage of total assets	1.73	4.32	5.32

* There were no loans 90 days or more past due that were still accruing at period end.

At March 31, 2011, nonperforming loans were $83.8 million, compared to $179 million at December 31, 2010 and $281 million at March 31, 2010.  The ratio of non-performing loans to total loans decreased from December 31, 2010 and March 31, 2010 due the reclassification of nonperforming loans having a pre-charge down carrying amount of $101 million to held for sale in anticipation of the Bulk Loan Sale in April 2011.  Non-performing assets, which include non-performing loans and foreclosed real estate, totaled $138 million at March 31, 2011, compared with $321 million at December 31, 2010 and $417 million at March 31, 2010.  In the first quarter of 2011, write-downs totaling $48.6 million were recorded in conjunction with the Problem Asset Disposition Plan to expedite sales.  In addition, United sold $56.5 million of foreclosed properties.  Both of these events helped lower the balance of foreclosed properties by 60% compared to March 31, 2010.

Table 10 - Bulk Loan Sale Summary (1)

	Performing Loans			Nonperforming Loans			Total Loans
(in thousands)	Carrying Amount (2)	Charge-Offs (3)	Loans Held for Sale (4)	Carrying Amount (2)	Charge-Offs (3)	Loans Held for Sale (4)	Carrying Amount (2)	Charge-Offs (3)	Loans Held for Sale (4)
BY CATEGORY
Commercial (sec. by RE)	$40,902	$29,451	$11,451	$17,202	$11,091	$6,111	$58,104	$40,542	$17,562
Commercial construction	45,490	32,530	12,960	22,440	15,328	7,112	67,930	47,858	20,072
Commercial & industrial	504	365	139	3,398	2,303	1,095	3,902	2,668	1,234
Total commercial	86,896	62,346	24,550	43,040	28,722	14,318	129,936	91,068	38,868
Residential construction	59,747	43,018	16,729	35,509	23,459	12,050	95,256	66,477	28,779
Residential mortgage	19,342	13,917	5,425	21,717	14,263	7,454	41,059	28,180	12,879
Consumer / installment	120	86	34	237	168	69	357	254	103
Total	$166,105	$119,367	$46,738	$100,503	$66,612	$33,891	$266,608	$185,979	$80,629

BY MARKET
Atlanta MSA	$51,647	$37,186	$14,461	$13,755	$8,545	$5,210	$65,402	$45,731	$19,671
Gainesville MSA	4,949	3,563	1,386	3,695	2,442	1,253	8,644	6,005	2,639
North Georgia	80,831	57,969	22,862	70,901	47,699	23,202	151,732	105,668	46,064
Western North Carolina	15,468	11,138	4,330	7,228	4,743	2,485	22,696	15,881	6,815
Coastal Georgia	9,493	6,835	2,658	3,528	2,180	1,348	13,021	9,015	4,006
East Tennessee	3,717	2,676	1,041	1,396	1,003	393	5,113	3,679	1,434
Total	$166,105	$119,367	$46,738	$100,503	$66,612	$33,891	$266,608	$185,979	$80,629

(1) This schedule presents a summary of classified loans included in the bulk loan sale transaction that closed on April 18, 2011.
(2) This column represents the book value, or carrying amount, of the loans prior to charge offs to mark loans to expected proceeds from sale.
(3) This column represents the charge-offs required to adjust the loan balances to the expected proceeds from the sale based on indicative bids received from prospective buyers, including principal payments received or committed advances made after the c

(4) This column represents the expected proceeds from the bulk sale based on indicative bids received from prospective buyers and equals the balance shown on the consolidated balance sheet as loans held for sale.

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United’s policy is to place loans on non-accrual status when, in the opinion of management,  the principal and interest on a loan is not likely to be repaid in accordance with the loan terms or when the loan becomes 90 days past due and is not well secured and in the process of collection.  When a loan is classified on non-accrual status, interest previously accrued but not collected is reversed against current interest revenue.  Principal and interest payments received on a non-accrual loan are applied to reduce outstanding principal.

The following table summarizes non-performing assets by category and market.  As with Tables 6, 7 and 9, assets covered by the loss-sharing agreement with the FDIC, related to the acquisition of SCB, are excluded from this table.

Table 11 - Nonperforming Assets by Quarter (1)
(in thousands)
	March 31, 2011			December 31, 2010			March 31, 2010
	Nonaccrual	Foreclosed	Total	Nonaccrual	Foreclosed	Total	Nonaccrual	Foreclosed	Total
	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs
BY CATEGORY
Commercial (sec. by RE)	$20,648	$7,886	$28,534	$44,927	$23,659	$68,586	$45,918	$21,597	$67,515
Commercial construction	3,701	11,568	15,269	21,374	17,808	39,182	23,556	14,285	37,841
Commercial & industrial	2,198	-	2,198	5,611	-	5,611	3,610	-	3,610
Total commercial	26,547	19,454	46,001	71,912	41,467	113,379	73,084	35,882	108,966
Residential construction	32,038	25,807	57,845	54,505	78,231	132,736	147,326	74,220	221,546
Residential mortgage	23,711	9,117	32,828	51,083	22,510	73,593	57,920	26,173	84,093
Consumer / installment	1,473	-	1,473	1,594	-	1,594	2,472	-	2,472
Total NPAs	$83,769	$54,378	$138,147	$179,094	$142,208	$321,302	$280,802	$136,275	$417,077
Balance as a % of
Unpaid Principal	57.3%	30.3%	42.4	67.2%	64.4%	65.9	71.6%	67.5%	70.2%

BY MARKET
Atlanta MSA	$21,501	$16,913	$38,414	$48,289	$41,154	$89,443	$81,914	$36,951	$118,865
Gainesville MSA	4,332	2,157	6,489	5,171	9,273	14,444	17,058	3,192	20,250
North Georgia	30,214	23,094	53,308	83,551	66,211	149,762	109,280	63,128	172,408
Western North Carolina	18,849	7,802	26,651	25,832	11,553	37,385	31,353	8,588	39,941
Coastal Georgia	5,847	3,781	9,628	11,145	11,901	23,046	33,438	21,871	55,309
East Tennessee	3,026	631	3,657	5,106	2,116	7,222	7,759	2,545	10,304
Total NPAs	$83,769	$54,378	$138,147	$179,094	$142,208	$321,302	$280,802	$136,275	$417,077

(1) Excludes non-performing loans and foreclosed properties covered by the loss-sharing agreement with the FDIC, related to the acquisition of SCB.

In April 2011, United sold nonperforming loans in the Bulk Loan Sale with a pre-write down carrying amount of $101 million and performing substandard loans with a pre-write down carrying amount of $166 million.  In anticipation of that sale, United recorded charge-offs of $186 million and transferred these loans to the held for sale category at March 31, 2011. Nonperforming assets in the residential construction category were $57.8 million at March 31, 2011, compared with $222 million at March 31, 2010, a decrease of $164 million, or 74%.  Commercial nonperforming assets decreased from $109 million at March 31, 2010 to $46.0 million at March 31, 2011.  Residential mortgage non-performing assets of $32.8 million decreased $51.3 million from March 31, 2010.  While United experienced a reduction in nonperforming assets across all markets, the execution of the Problem Asset Disposition Plan, including the Bulk Loan Sale and the write down of foreclosed properties contributed to a decline in the North Georgia market and Atlanta MSA, where nonperforming asset levels had been particularly elevated.

At March 31, 2011, December 31, 2010, and March 31, 2010 United had $49.7 million, $101 million and $70.7, respectively, in loans with terms that have been modified in a troubled debt restructuring (“TDR”).  Included therein were $6.4 million, $17.3 million and $6.08 million of TDRs that were not performing in accordance with their modified terms and were included in nonperforming loans.  The remaining TDRs with an aggregate balance of $43.3 million, $84.1 million and $64.6 million, respectively, were performing according to their modified terms and are therefore not considered to be nonperforming assets.

At March 31, 2011, December 31, 2010, and March 31, 2010, there were $48.6 million, $123 million and $215 million, respectively, of loans classified as impaired under the Accounting Standards Codification.  Included in impaired loans at March 31, 2011, December 31, 2010 and March 31, 2010, was $48.6 million, $115 million and $159 million, respectively, that did not require specific reserves or had previously been charged down to net realizable value.  The balance of impaired loans at December 31, 2010 and March 31, 2010, of $7.64 million and $56.5 million, respectively had specific reserves that totaled $1.05 million and $6.83 million.  At March 31, 2011 there were no impaired loans with specific reserves. The average recorded investment in impaired loans for the quarters ended March 31, 2011 and 2010 was $95.2 million and $211 million, respectively.  There was no interest revenue recognized on loans while they were impaired for the first three months of 2011 or 2010.  United’s policy is to discontinue the recognition of interest revenue for loans classified as impaired under the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 310-10-35, Receivables, when a loan meets the criteria for nonaccrual status.

45

The table below summarizes activity in non-performing assets by quarter.  Assets covered by loss sharing agreements with the FDIC, related to the acquisition of SCB, are not included in this table.

Table 12 - Activity in Nonperforming Assets by Quarter
(in thousands)
	First Quarter 2011 (1)(2)			Fourth Quarter 2010 (1)			First Quarter 2010 (1)
	Nonaccrual	Foreclosed	Total	Nonaccrual	Foreclosed	Total	Nonaccrual	Foreclosed	Total
	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs

Beginning Balance	$179,094	$142,208	$321,302	$217,766	$129,964	$347,730	$264,092	$120,770	$384,862
Loans placed on non-accrual		-	54,730	81,023	-	81,023	139,030	-	139,030
Payments received	(3,550)	-	(3,550	(7,250)	-	(7,250	(5,733)	-	(5,733)
Loan charge-offs	(43,969)	-	(43,969	(47,913)	-	(47,913	(58,897)	-	(58,897)
Foreclosures	(17,052)	17,052	-	(61,432)	61,432	-	(49,233)	49,233	-
Capitalized costs	-	270	270	-	170	170	-	320	320
Note / property sales	(11,400)	(44,547)	(55,947	(3,100)	(33,509)	(36,609	(8,457)	(25,951)	(34,408)
Loans trans to held for sale			(74,084	-	-	-	-	-	-
Write downs	-	(48,585)	(48,585	-	(8,031)	(8,031	-	(4,579)	(4,579)
Net gains (losses) on sales	-	(12,020)	(12,020	-	(7,818)	(7,818	-	(3,518)	(3,518)
Ending Balance	$83,769	$54,378	$138,147	$179,094	$142,208	$321,302	$280,802	$136,275	$417,077

(1) Excludes non-performing loans and foreclosed properties covered by the loss-sharing agreement with the FDIC, related to the acquisition of SCB.
(2) The NPA activity shown for the first quarter of 2011 is presented with all activity related to loans transferred to the held for sale classification on one line as if those loans were transferred to held for sale at the beginning of the period. During the first quarter of 2011, $27.1 million in loans transferred to held for sale were placed on nonaccrual, $1.1 million in payments were received on nonaccrual loans transferred to held for sale and $66.6 million in charge-offs were recorded on nonaccrual loans transferred to held for sale to mark them down to the expected proceeds from the sale.

Foreclosed property is initially recorded at fair value, less estimated costs to sell.  If the fair value, less estimated costs to sell at the time of foreclosure, is less than the loan balance, the deficiency is charged against the allowance for loan losses.  If the fair value, less estimated costs to sell, of the foreclosed property decreases during the holding period, a valuation allowance is established with a charge to foreclosed property costs.  When the foreclosed property is sold, a gain or loss is recognized on the sale for the difference between the sales proceeds and the carrying amount of the property.  Financed sales of foreclosed property are accounted for in accordance with ASC 360-20, Real Estate Sales.  For the first quarters of 2011 and 2010, United transferred $17.1 million and $49.2 million, respectively, of loans into foreclosed property.  During the same periods, proceeds from sales of OREO were $44.5 million and $26.0 million, respectively, which includes $8.54 million and $4.26 million of sales that were financed by United, respectively.  During the first quarter of 2011, United recorded $48.6 million in write-downs on foreclosed property in order to expedite sales in the second and third quarter.

Investment Securities

The composition of the investment securities portfolio reflects United’s investment strategy of maintaining an appropriate level of liquidity while providing a relatively stable source of revenue.  The investment securities portfolio also provides a balance to interest rate risk and credit risk in other categories of the balance sheet while providing a vehicle for the investment of available funds, furnishing liquidity, and supplying securities to pledge as required collateral for certain deposits.  Total investment securities at March 31, 2011 increased $357 million from a year ago.  The increase in the securities portfolio was a result of a buildup of liquidity resulting partially from strong core deposit growth with little loan demand to invest the proceeds.  In addition, United has intentionally sought to maintain above normal amounts of liquidity due to the uncertain economy.  United invested the proceeds from deposits in short-term commercial paper and floating rate mortgage-backed securities.  United chose floating rate securities because they have less market risk in the event rates begin to rise.

During the second quarter of 2010, United transferred securities available for sale with a fair value of $315 million to held to maturity.  The transferred securities were those that United has the ability and positive intent to hold until maturity.  Generally, the transferred securities had longer durations and were more susceptible to market price volatility due to changes in interest rates.  At March 31, 2011, United had securities held to maturity with a carrying value of $245 million and securities available for sale totaling $1.64 billion. At March 31, 2011, December 31, 2010, and March 31, 2010, the securities portfolio represented approximately 24%, 20%, and 19% of total assets, respectively.

46

The investment securities portfolio primarily consists of U.S. Government sponsored agency mortgage-backed securities, non-agency mortgage-backed securities, U.S. Government agency securities, corporate bonds, and municipal securities.  Mortgage-backed securities rely on the underlying pools of mortgage loans to provide a cash flow of principal and interest.  The actual maturities of these securities will differ from contractual maturities because loans underlying the securities can prepay.  Decreases in interest rates will generally cause an acceleration of prepayment levels.  In a declining interest rate environment, United may not be able to reinvest the proceeds from these prepayments in assets that have comparable yields.  In a rising rate environment, the opposite occurs.  Prepayments tend to slow and the weighted average life extends.  This is referred to as extension risk which can lead to lower levels of liquidity due to the delay of cash receipts and can result in the holding of a below market yielding asset for a longer period of time.

Goodwill and Other Intangible Assets

Goodwill represents the premium paid for acquired companies above the fair value of the assets acquired and liabilities assumed, including separately identifiable intangible assets.  As a result of the significant drop in United’s stock price during the third quarter of 2010, United conducted an interim goodwill impairment test to determine if the stock price decline might indicate goodwill was impaired.  United’s third quarter interim 2010 impairment test indicated that goodwill was in fact impaired and United recorded a charge to earnings for the entire remaining balance of $211 million.  In performing the interim impairment test, United engaged the services of a national third party valuation expert who employed commonly used valuation techniques including an earnings approach that considered discounted future expected cash earnings and three market approaches.

Other intangible assets, primarily core deposit intangibles representing the value of United’s acquired deposit base, are amortizing intangible assets that are required to be tested for impairment only when events or circumstances indicate that impairment may exist.  There were no events or circumstances that led management to believe that any impairment exists in United’s other intangible assets.

Deposits

United initiated several programs in early 2009 to improve core earnings by growing customer transaction deposit accounts and lowering overall pricing on deposit accounts to improve its net interest margin and increase net interest revenue.  The programs were very successful in increasing core transaction deposit accounts and reducing more costly time deposit balances as United’s funding needs decreased due to lower loan demand.  United has continued to pursue customer transaction deposits by stressing its high customer satisfaction scores.

Total deposits as of March 31, 2011 were $6.60 billion, an increase of $110 million, or 2%, from March 31, 2010.  Total non-interest-bearing demand deposit accounts of $865 million increased $124 million, or 17%, due to the success of core deposit programs.  Also impacted by the programs were NOW, money market and savings accounts of $2.48 billion which increased $221 million, or 10%, from March 31, 2010.

Total time deposits, excluding brokered deposits, as of March 31, 2011 were $2.57 billion, down $208 million from March 31, 2010.  Time deposits less than $100,000 totaled $1.58 billion, a decrease of $66.6 million, or 4%, from a year ago.  Time deposits of $100,000 and greater totaled $990 million as of March 31, 2011, a decrease of $142 million, or 13%, from March 31, 2010.  United continued to offer low rates on certificates of deposit, allowing balances to decline as United’s funding needs declined due to weak loan demand.

Wholesale Funding

The Bank is a shareholder in the Federal Home Loan Bank (“FHLB”) of Atlanta.  Through this affiliation, FHLB secured advances totaled $55.1 million and $114 million as of March 31, 2011 and 2010, respectively.  United anticipates continued use of this short- and long-term source of funds.  FHLB advances outstanding at March 31, 2011 had fixed interest rates ranging up to 4.49%.  During the third quarter of 2010, United prepaid approximately $50 million of fixed-rate advances  and incurred prepayment charges of $2.23 million. Additional information regarding FHLB advances is provided in Note 11 to the consolidated financial statements included in United’s 2010 Form 10-K.

At March 31, 2011 and 2010, United had $102 million in repurchase agreements and other short-term borrowings outstanding, United takes advantage of these additional sources of liquidity when rates are favorable compared to other forms of short-term borrowings, such as FHLB advances and brokered deposits.

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Interest Rate Sensitivity Management

The absolute level and volatility of interest rates can have a significant effect on United's profitability.  The objective of interest rate risk management is to identify and manage the sensitivity of net interest revenue to changing interest rates, in order to achieve United's overall financial goals.  Based on economic conditions, asset quality and various other considerations, management establishes tolerance ranges for interest rate sensitivity and manages within these ranges.

United’s net interest revenue, and the fair value of its financial instruments, are influenced by changes in the level of interest rates.  United manages its exposure to fluctuations in interest rates through policies established by the Asset/Liability Management Committee (“ALCO”).  ALCO meets periodically and has responsibility for approving asset/liability management policies, formulating and implementing strategies to improve balance sheet positioning and/or earnings, and reviewing United’s interest rate sensitivity.

One of the tools management uses to estimate the sensitivity of net interest revenue to changes in interest rates is an asset/liability simulation model.  Resulting estimates are based upon a number of assumptions for each scenario, including the level of balance sheet growth, loan and deposit repricing characteristics and the rate of prepayments.  The ALCO regularly reviews the assumptions for accuracy based on historical data and future expectations, however, actual net interest revenue may differ from model results.  The primary objective of the simulation model is to measure the potential change in net interest revenue over time using multiple interest rate scenarios.  The base scenario assumes rates remain flat and is the scenario to which all others are compared in order to measure the change in net interest revenue.  Policy limits are based on gradually rising and falling rate scenarios, which are compared to this base scenario.  Another commonly analyzed scenario is a most-likely scenario that projects the expected change in rates based on the slope of the yield curve.  Other scenarios analyzed may include rate shocks, narrowing or widening spreads, and yield curve steepening or flattening.  While policy scenarios focus on a twelve month time frame, longer time horizons are also modeled.

United’s policy is based on the 12-month impact on net interest revenue of interest rate ramps that increase 200 basis points and decrease 200 basis points from the base scenario.  In the ramp scenarios, rates change 25 basis points per month over the initial eight months. The policy limits the change in net interest revenue over the next 12 months to a 10% decrease in either scenario.  The policy ramp and base scenarios assume a static balance sheet.  Historically low rates on March 31, 2011 and 2010 made use of the down 200 basis points scenario problematic.  At March 31, 2011 United’s simulation model indicated that a 200 basis point increase in rates would cause an approximate 3.39% increase in net interest revenue over the next twelve months, and a 25 basis point decrease would cause an approximate .09% increase in net interest revenue over the next twelve months.  The increase of 3.39% in net interest revenue for a 200 basis point ramp up of interest rates was impacted by the significant amount of excess liquidity at March 31, 2011.  If excess liquidity were reduced to a normal level, the 3.39% increase would be reduced to an increase of .11% which is consistent with our policy to manage our interest rate risk closer to a neutral position.  At March 31, 2010, United’s simulation model indicated that a 200 basis point increase in rates would cause an approximate .65% increase in net interest revenue and a 25 basis point decrease in rates over the next twelve months would cause an approximate .77% increase in net interest revenue.

Interest rate sensitivity is a function of the repricing characteristics of the portfolio of assets and liabilities.  These repricing characteristics are the time frames within which the interest-earning assets and interest-bearing liabilities are subject to change in interest rates either at replacement, repricing or maturity during the life of the instruments.  Interest rate sensitivity management focuses on the maturity structure of assets and liabilities and their repricing characteristics during periods of changes in market interest rates.  Effective interest rate sensitivity management seeks to ensure that both assets and liabilities respond to changes in interest rates within an acceptable timeframe, thereby minimizing the effect of interest rate changes on net interest revenue.

United may have some discretion in the extent and timing of deposit repricing depending upon the competitive pressures in the markets in which it operates.  Changes in the mix of earning assets or supporting liabilities can either increase or decrease the net interest margin without affecting interest rate sensitivity.  The interest rate spread between an asset and its supporting liability can vary significantly even when the timing of repricing for both the asset and the liability remains the same, due to the two instruments repricing according to different indices.

Varying interest rate environments can create unexpected changes in prepayment levels of assets and liabilities that are not reflected in an interest rate sensitivity gap analysis. These prepayments may have significant effect on the net interest margin.  Because of these limitations, an interest sensitivity gap analysis alone generally does not provide an accurate assessment of exposure to changes in interest rates.

In order to manage its interest rate sensitivity, United periodically enters into off-balance sheet contracts that are considered derivative financial instruments.  Derivative financial instruments can be a cost-effective and capital-effective means of modifying the repricing characteristics of on-balance sheet assets and liabilities.  These contracts generally consist of interest rate swaps under which United pays a variable rate and receives a fixed rate and interest rate floor contracts where United pays a premium up front to a counterparty to the right to be compensated if a specified rate index falls below a pre-determined floor rate.

United’s derivative financial instruments are classified as either cash flow or fair value hedges.  The change in fair value of cash flow hedges is recognized in other comprehensive income.  Fair value hedges recognize currently in earnings both the effect of the change in the fair value of the derivative financial instrument and the offsetting effect of the change in fair value of the hedged asset or liability associated with the particular risk of that asset or liability being hedged.  At March 31, 2011, United did not have any active derivative contracts outstanding.

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From time to time, United will terminate swap or floor positions when conditions change and the position is no longer necessary to manage United’s overall sensitivity to changes in interest rates.  In those situations where the terminated swap or floor was in an effective hedging relationship at the time of termination and the hedging relationship is expected to remain effective throughout the original term of the swap or floor, the resulting gain or loss is amortized over the remaining life of the original contract.  For swap contracts, the gain or loss is amortized over the remaining original contract term using the straight line method of amortization.  For floor contracts, the gain or loss is amortized over the remaining original contract term based on the original floorlet schedule.  At March 31, 2011, United had $15.5 million in gains from terminated derivative positions included in other comprehensive income that will be amortized into earnings over their remaining original contract terms.  Approximately $10.2 million is expected to be reclassified into interest revenue over the next twelve months.

United’s policy requires all derivative financial instruments be used only for asset/liability management through the hedging of specific transactions or positions, and not for trading or speculative purposes.  Management believes that the risk associated with using derivative financial instruments to mitigate interest rate risk sensitivity is minimal and should not have any material unintended effect on our financial condition or results of operations.   In order to mitigate potential credit risk, from time to time United may require the counterparties to derivative contracts to pledge securities as collateral to cover the net exposure.

Liquidity Management

The objective of liquidity management is to ensure that sufficient funding is available, at reasonable cost, to meet the ongoing operational cash needs and to take advantage of revenue producing opportunities as they arise.  While the desired level of liquidity will vary depending upon a variety of factors, it is the primary goal of United to maintain a sufficient level of liquidity in all expected economic environments.  Liquidity is defined as the ability to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities.  Liquidity management involves maintaining United's ability to meet the daily cash flow requirements of the Bank’s customers, both depositors and borrowers.  In addition, because United is a separate entity and apart from the Bank, it must provide for its own liquidity.  United is responsible for the payment of dividends declared for its common and preferred shareholders, and interest and principal on any outstanding debt or trust preferred securities.

Two key objectives of asset/liability management are to provide for adequate liquidity in order to meet the needs of customers and to maintain an optimal balance between interest-sensitive assets and interest-sensitive liabilities to optimize net interest revenue.  Daily monitoring of the sources and uses of funds is necessary to maintain a position that meets both requirements.

The asset portion of the balance sheet provides liquidity primarily through loan principal repayments and the maturities and sales of securities, as well as the ability to use these as collateral for borrowings on a secured basis.  We also maintain excess funds in short-term interest-bearing assets that provide additional liquidity.  Mortgage loans held for sale totaled $25.4 million at March 31, 2011, and typically turn over every 45 days as the closed loans are sold to investors in the secondary market.  In addition, at March 31, 2011 United held $1.2 billion in excess liquidity including $470 million in short-term commercial paper, $440 million in balances in excess of reserve requirements at the Federal Reserve Bank and $300 million in floating rate mortgage-backed securities.

The liability section of the balance sheet provides liquidity through interest-bearing and noninterest-bearing deposit accounts.  Federal funds purchased, Federal Reserve short-term borrowings, FHLB advances and securities sold under agreements to repurchase are additional sources of liquidity and represent United's incremental borrowing capacity.  These sources of liquidity are generally short-term in nature and are used as necessary to fund asset growth and meet other short-term liquidity needs.

Substantially all of the parent company’s liquidity is obtained from subsidiary service fees and dividends from the Bank, which is limited by applicable law.

At March 31, 2011, United had sufficient qualifying collateral to increase FHLB advances by $979 million and Federal Reserve discount window capacity of $149 million.  United’s internal policy limits brokered deposits to 25% of total assets.  At March 31, 2011, United had the capacity to increase brokered deposits by $1.31 billion, subject to certain regulatory approvals, and still remain within this limit.  In addition to these wholesale sources, United has the ability to attract retail deposits at any time by competing more aggressively on pricing.

As disclosed in United's consolidated statement of cash flows, net cash provided by operating activities was $40.1 million for the three months ended March 31, 2011.  The net loss of $142 million for the three month period included non-cash expenses for the provision for loan losses of $190 million and losses and write downs on foreclosed property of $60.6 million.  As an offset, other assets increased $90.3 million, primarily due to an increase in deferred tax assets.  Net cash used in investing activities of $92.4 million consisted primarily of purchases of securities of $407 million and purchases of premises and equipment of $3.60 million, that were offset by proceeds from sales of securities of $51.2 million, maturities and calls of investment securities of $137 million, net proceeds from sales of other real estate and notes of $47.4 million, and a net decrease in loans of $93.9 million.  Net cash provided by financing activities of $493 million consisted primarily of a net increase of $129 million in deposits and the proceeds from $363 million in newly issued common and preferred stock.  In the opinion of management, United had a significant excess liquidity position at March 31, 2011, which was sufficient to meet its expected cash flow requirements.

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Capital Resources and Dividends

Shareholders' equity at March 31, 2011 was $850 million, an increase of $215 million from December 31, 2010.  Accumulated other comprehensive income, which includes unrealized gains and losses on securities available for sale and the unrealized gains and losses on derivatives qualifying as cash flow hedges, is excluded in the calculation of regulatory capital adequacy ratios.  Excluding the change in the accumulated other comprehensive income, shareholders’ equity increased $218 million from December 31, 2010.

During the first quarter of 2011, United closed the Private Placement.  Pursuant to the Private Placement, the Investors purchased and United issued $3.29 million of the Company’s existing common stock, consisting of 17,338,497 shares, for $1.90 per share and issued $347 million in preferred stock consisting of 195,872 shares of Series F Preferred Stock, and 151,185 shares of Series G Preferred Stock.  Under the terms of the Private Placement Agreement and following receipt of required shareholder approvals, the Series F Preferred Stock will be mandatorily convertible into 103,090,506 shares of voting common stock and the Series G Preferred Stock will be mandatorily convertible into 79,570,997 shares of non-voting common stock.  Following such conversion, the Investors will own an aggregate of 120,429,003 shares of common stock and 79,570,997 shares of non-voting common stock.  The Private Placement resulted in an increase to shareholders’ equity of $363 million.

On February 22, 2011, the Company entered into the Share Exchange Agreement with the Elm Ridge Parties. Under the Share Exchange Agreement, the Elm Ridge Parties agreed to transfer to the Company 7,755,631 shares of the Company’s common stock in exchange for 16,613 Series D Preferred Shares and warrants to purchase 7,755,631 common shares.

United accrued $2.3 million in dividends on Series A and Series B preferred stock in the first quarter of 2011 as well as $173,000 in dividends on Series D preferred stock.  United recognizes that cash dividends are an important component of shareholder value, and therefore, intends to provide for cash dividends when earnings, capital levels and other factors permit.

The Board Resolution provides that United may not incur additional indebtedness, pay cash dividends, make payments on our trust preferred securities or repurchase outstanding stock without prior approval of the Federal Reserve.  We were not given permission to pay interest on our trust preferred securities and dividends on our preferred stock during the first quarter of 2011.  As a result of such deferrals, United may not pay dividends on any of common or preferred stock or trust preferred securities until all accrued and unpaid amounts under the deferred securities have been paid.  Effective April 15, 2011, United received approval from the Federal Reserve for payment of currently payable and previously deferred dividends and interest on its preferred stock and trust preferred securities.

The Bank is currently subject to a memorandum of understanding (“MOU”) which requires, among other things, that the Bank maintain its Tier 1 leverage ratio at not less than 8% and its total risk-based capital ratio at not less than 10% during the life of the MOU.  Additionally, the MOU requires that, prior to declaring or paying any cash dividends to United, the Bank must obtain the written consent of its regulators.

United’s common stock trades on the Nasdaq Global Select Market under the symbol “UCBI”.  Below is a quarterly schedule of high, low and closing stock prices and average daily volume for 2011 and 2010.

Table 13 - Stock Price Information

	2011				2010
	High	Low	Close	Avg Daily Volume	High	Low	Close	Avg Daily Volume

First quarter	$2.37	$1.19	$2.33	1,136,603	$5.00	$3.21	$4.41	882,923
Second quarter					6.20	3.86	3.95	849,987
Third quarter					4.10	2.04	2.24	810,161
Fourth quarter					2.60	1.10	1.95	1,084,578

The Board of Governors of the Federal Reserve System has issued guidelines for the implementation of risk-based capital requirements by U.S. banks and bank holding companies.  These risk-based capital guidelines take into consideration risk factors, as defined by regulators, associated with various categories of assets, both on and off-balance sheet.  Under the guidelines, capital strength is measured in two tiers that are used in conjunction with risk-weighted assets to determine the risk-based capital ratios.  The guidelines require an 8% total risk-based capital ratio, of which 4% must be Tier I capital.  However, to be considered well-capitalized under the guidelines, a 10% total risk-based capital ratio is required, of which 6% must be Tier I capital.

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Under the risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral.  The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with the category.  The resulting weighted values from each of the risk categories are added together, and generally this sum is the company’s total risk weighted assets.  Risk-weighted assets for purposes of United’s capital ratios are calculated under these guidelines.

A minimum leverage ratio is required in addition to the risk-based capital standards and is defined as Tier I capital divided by average assets adjusted for goodwill and deposit-based intangibles.  Although a minimum leverage ratio of 3% is required, the Federal Reserve Board requires a bank holding company to maintain a leverage ratio greater than 3% if it is experiencing or anticipating significant growth or is operating with less than well-diversified risks in the opinion of the Federal Reserve Board.  The Federal Reserve Board uses the leverage and risk-based capital ratios to assess capital adequacy of banks and bank holding companies.

The following table shows United’s capital ratios, as calculated under regulatory guidelines, at March 31, 2011, December 31, 2010 and March 31, 2010.

Table 14 - Capital Ratios
(dollars in thousands)

	Regulatory Guidelines		United Community Banks, Inc. (Consolidated)				United Community Bank

		Well	March 31, 2011		December 31,	March 31,	March 31,	December 31,	March 31,
	Minimum	Capitalized	Pro Forma (1)	Actual	2010	2010	2011	2010	2010

Risk-based ratios:
Tier I capital	4.0%	6.0%	13.23%	7.81%	9.67%	11.72%	12.95%	10.72%	12.52%
Total capital	8.0	10.0	15.72	15.63	12.11	14.45	14.73	12.48	14.37
Leverage ratio	3.0	5.0	8.54	5.05	6.75	8.15	8.34	7.45	8.65

Tier I capital			$627,423	$370,621	$483,257	$622,287	$611,958	$534,161	$664,163
Total capital			745,721	741,242	605,204	767,099	695,948	621,807	761,777

(1) Pro forma ratios and capital amounts assume conversion of Series F and Series G preferred stock to common stock as of period-end. Conversion is mandatory following shareholder approval of the transaction which is expected at United's annual shareholders' meeting on June 16, 2011.

United's Tier I capital excludes other comprehensive income, and consists of stockholders' equity and qualifying capital securities, less goodwill and deposit-based intangibles.  Tier II capital components include supplemental capital items such as a qualifying allowance for loan losses and qualifying subordinated debt.  Tier I capital plus Tier II capital components is referred to as Total Risk-Based capital.

Effect of Inflation and Changing Prices

A bank's asset and liability structure is substantially different from that of an industrial firm in that primarily all assets and liabilities of a bank are monetary in nature with relatively little investment in fixed assets or inventories.  Inflation has an important effect on the growth of total assets and the resulting need to increase equity capital at higher than normal rates in order to maintain an appropriate equity to assets ratio.

United's management believes the effect of inflation on financial results depends on United's ability to react to changes in interest rates, and by such reaction, reduce the inflationary effect on performance.  United has an asset/liability management program to manage interest rate sensitivity.  In addition, periodic reviews of banking services and products are conducted to adjust pricing in view of current and expected costs.

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Item 3.        Quantitative and Qualitative Disclosure About Market Risk

There have been no material changes in United’s quantitative and qualitative disclosures about market risk as of March 31, 2011 from that presented in the Annual Report on Form 10-K for the year ended December 31, 2010.  The interest rate sensitivity position at March 31, 2011 is included in management’s discussion and analysis on page 48 of this report.

Item 4.         Controls and Procedures

United’s management, including the Chief Executive Officer and Chief Financial Officer, supervised and participated in an evaluation of the Company’s disclosure controls and procedures as of March 31, 2011.  Based on, and as of the date of that evaluation, United’s Chief Executive Officer and Chief Financial Officer have concluded that the disclosure controls and procedures were effective in accumulating and communicating information to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosures of that information under the Securities and Exchange Commission’s rules and forms and that the disclosure controls and procedures are designed to ensure that the information required to be disclosed in reports that are filed or submitted by United under the Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms.

There were no significant changes in the internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation.

Part II.         Other Information

Item 1.          Legal Proceedings

In the ordinary course of operations, United and the Bank are defendants in various legal proceedings.  In the opinion of management, there is no pending or threatened proceeding in which an adverse decision could result in a material adverse change in the consolidated financial condition or results of operations of United.

Item 1A.        Risk Factors

There have been no material changes from the risk factors previously disclosed in United’s Form 10-K for the year ended December 31, 2010.

Item 2.          Unregistered Sales of Equity Securities and Use of Proceeds – None

Item 3.          Defaults upon Senior Securities – None

Item 4.          (Removed and Reserved)

Item 5.          Other Information – None

Item 6.          Exhibits

3.1	Restated Articles of Incorporation of United Community Banks, Inc., as amended.

3.2	Amended and Restated Bylaws of United Community Banks, Inc., dated September 12, 1997, as amended.

4.1	See Exhibits 3.1 and 3.2 for provisions of the Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws, as amended, which define the rights of security holders.

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4.2
Tax Benefits Preservation Plan, dated as of February 22, 2011, by and between United Community Banks, Inc. and Illinois Stock Transfer Company, which includes the Company’s Articles of Amendment to its Restated Articles of Incorporation, setting forth the rights, restrictions, privileges and preferences of the Junior Participating Preferred Stock, Series E, as Exhibit A and Form of Right Certificate as Exhibit B (incorporated herein by reference to Exhibit 4.1 to United Community Banks, Inc.’s Current Report on Form 8-K, filed with the Commission on February 24, 2011.)

4.3
Form of Summary of Rights for Tax Benefits Preservation Plan, dated as of February 22, 2011, by and between United Community Banks, Inc. and Illinois Stock Transfer Company (incorporated herein by reference to Exhibit 4.2 to United Community Banks, Inc.’s Current Report on Form 8-K, filed with the Commission on February 24, 2011.)

4.4
Form of Warrant to Purchase Shares of Common Stock issued on February 22, 2011 (incorporated herein by reference to Exhibit 4.3 to United Community Banks, Inc.’s Current Report on Form 8-K, filed with the Commission on February 24, 2011.)

4.5
Amendment to Tax Benefits Preservation Plan, dated as of March 29, 2011, by and between United Community Banks, Inc. and Illinois Stock Transfer Company (incorporated herein by reference to Exhibit 4.1 to United Community Banks, Inc.’s Current Report on Form 8-K, filed with the Commission on March 31, 2011.)

10.1
Investment Agreement, dated as of March 16, 2011, between United Community Banks, Inc. and Corsair Georgia, L.P. (incorporated herein by reference to Exhibit 10.1 to United Community Banks, Inc.’s Current Report on Form 8-K, filed with the Commission on March 17, 2011.)

10.2
Form of Subscription Agreement, dated as of March 16, 2011, between United Community Banks, Inc. and each Additional Investor. (incorporated herein by reference to Exhibit 10.2 to United Community Banks, Inc.’s Current Report on Form 8-K, filed with the Commission on March 17, 2011.)

10.3	Asset Purchase and Sale Agreement dated April 18, 2011, among United Community Bank, CF Southeast, LLC and CF Southeast Trust 2011-1

31.1	Certification by Jimmy C. Tallent, President and Chief Executive Officer of United Community Banks, Inc., as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification by Rex S. Schuette, Executive Vice President and Chief Financial Officer of United Community Banks, Inc., as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

/s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

/s/ Alan H. Kumler
Alan H. Kumler
Senior Vice President and Controller
(Principal Accounting Officer)

Date: May 4, 2011

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EXHIBIT 3.1

ARTICLES OF AMENDMENT
OF
UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation, as amended, of the corporation are amended by adding the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series F as set forth in Exhibit A attached hereto and Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Non-Voting Stock, Series G as set forth in Exhibit B attached hereto.

3.

The amendment was adopted by the board of directors of the corporation at a meeting duly convened and held on March 14, 2011.  Pursuant to O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation, as amended, of the corporation, shareholder consent was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Banks, Inc. this 29th day of March, 2011.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Name: Rex S. Schuette
Title: Executive Vice President and Chief Financial Officer

EXHIBIT A

DESIGNATIONS, POWERS, PREFERENCES,

LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS

OF

 MANDATORILY CONVERTIBLE CUMULATIVE NON-VOTING PERPETUAL PREFERRED STOCK, SERIES F

 OF

 UNITED COMMUNITY BANKS, INC.

First:  The name of the Corporation is United Community Banks, Inc., a corporation organized and existing under the laws of the State of Georgia (the “Corporation”).

Second:  The Restated Articles of Incorporation of the Corporation, as amended, authorize the issuance of 10,000,000 shares of preferred stock, par value $1.00 per share, of the Corporation (“Preferred Stock”) in one or more series, and authorizes the Board of Directors of the Corporation (the “Board of Directors”) to fix by resolution or resolutions the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series.

Third:  That the following resolution was duly adopted by the Board of Directors as required by O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation at a meeting duly convened and held on March 14, 2011, at which a quorum was present and acting throughout.

Resolved, that pursuant to the provisions of the Restated Articles of Incorporation of the Corporation, as amended, and applicable law, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

Section 1.  Designation.  There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series F” (the “Series F Preferred Stock”).  The number of shares constituting such series shall be 195,872. The par value of the Series F Preferred Stock shall be $1.00 per share, and the liquidation preference shall be $1,000 per share.

Section 2.  Ranking.  The Series F Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) on a parity with the Corporation’s Series A Non-Cumulative Preferred Stock, the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, the Series C Fixed Rate Cumulative Perpetual Preferred Stock, the Cumulative Perpetual Preferred Stock, Series D, the Junior Participating Preferred Stock, Series E, the Series G Mandatorily Convertible Perpetual Preferred Stock (the “Series G Preferred Stock”) and with each other class or series of equity securities of the Corporation the terms of which do not expressly provide that such class or series will rank senior or junior to the Series F Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”), and (ii) senior to the Corporation’s common stock, par value $1.00 per share (the “Common Stock”), the Corporation’s non-voting common stock, par value $1.00 per share (the “Non-Voting Common Stock” and, together with the Common Stock, the “Company Common Stock”), and each other class or series of capital stock of the Corporation outstanding or established after the Effective Date by the Corporation the terms of which do not expressly provide that it ranks on a parity with or senior to the Series F Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Junior Securities”).  The Corporation has the power to authorize and/or issue additional shares or classes or series of Junior Securities without the consent of the Holders.

Section 3.  Definitions.  The following initially capitalized terms shall have the following meanings, whether used in the singular or the plural:

(a)           “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b)           “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(c)           “Articles of Incorporation” means the Restated Articles of Incorporation of the Corporation, as amended.

(d)           “As-Converted Dividend” means, with respect to any Dividend Period, the product of (i) the pro forma per share semi-annual Common Stock dividend derived by (A) annualizing the last dividend declared during such Dividend Period on the Common Stock and (B) dividing such annualized dividend by two and (ii) the number of shares of Common Stock into which a share of Series F Preferred Stock would then be convertible (assuming receipt of the Stockholder Approval); provided, however, that for any Dividend Period with respect to which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be $0.00.

(e)           “BHC Act” means the Bank Holding Company Act of 1956, as amended.

(f)           “BHC Affiliated Person” means, with respect to any Person, its Affiliates which for purposes of this definition include all “affiliates” as defined in the BHC Act or Regulation Y of the Board of Governors of the Federal Reserve.

(g)           “Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(h)           “Certificate of Designations” means the Articles of Amendment to the Articles of Incorporation, dated March 29, 2011.

(i)            “CIBC Act” means the Change in Bank Control Act of 1978, as amended.

(j)            “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market on such date.  If the Common Stock (or other relevant capital stock or equity interest) is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Certificate of Designation, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.

(k)           “Common Stock” has the meaning set forth in Section 2.

(l)            “Company Common Stock” has the meaning set forth in Section 2.

(m)          “Conversion Price” means $1.90, subject to adjustment as set forth herein.

(n)           “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(o)           “Distributed Property” has the meaning set forth in Section 10(a)(iv).

(p)           “Dividend” has the meaning set forth in Section 4(b).

(q)           “Dividend Payment Date” has the meaning set forth in Section 4(b).

(r)           “Dividend Period” has the meaning set forth in Section 4(c).

(s)           “Dividend Rate” means, with respect to any Dividend Period, the sum of (a) the greater of (i) LIBOR and (ii) 2.0% plus (b) 15.0%; provided however if such amount is greater than 18.0%, the Dividend Rate shall be 18.0%.

(t)           “Effective Date” means the date on which shares of the Series F Preferred Stock are first issued.

(u)           “Exchange Property” has the meaning set forth in Section 11(a).

(v)           “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(w)          “Holder” means the Person in whose name the shares of the Series F Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series F Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(x)           “Junior Securities” has the meaning set forth in Section 2.

(y)           “LIBOR” means, with respect to any Dividend Period, the rate for deposits in U.S. dollars for a three-month period that appears on Bloomberg Screen US0003M Index <GO> page (or other applicable page) as of 11:00 a.m. (London time) on the second London Banking Day preceding the first day of that Dividend Period.  If the rate described above does not appear on such Bloomberg Screen page, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 a.m., London time on the second London Banking Day preceding the first day of that Dividend Period.  The Corporation will request the principal London office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations.  If fewer than two quotations are provided, LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York, New York, selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount of not less than $1,000,000.  However, if the banks selected by the Corporation to provide quotations are not quoting as described above, LIBOR for that Dividend Period will be the same as LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the Series F Preferred Stock been outstanding.  The establishment of LIBOR will be final and binding in the absence of manifest error.

(z)           “Liquidation Preference” means, as to the Series F Preferred Stock, $1,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series F Preferred Stock).

(aa)         “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

(bb)        “Mandatory Conversion Date” means, with respect to the shares of Series F Preferred Stock of any Holder, the second Business Day after which the Corporation has received the Stockholder Approvals (or if a Reorganization Event has theretofore been consummated, the date of consummation of such Reorganization Event) necessary to permit such Holder to convert such shares of Series F Preferred Stock into authorized Common Stock without such conversion resulting in a Violation, provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution, and provided, further, that if a Mandatory Conversion Date would otherwise occur but such Holder has not received all accrued and unpaid dividends, whether or not declared with respect to any Dividend Period completed prior to such Mandatory Conversion Date, such Mandatory Conversion Date shall instead occur on the first calendar day after such Holder has received all such accrued and unpaid dividends.

(cc)         “Non-Voting Common Stock” has the meaning set forth in Section 2.

(dd)        “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(ee)         “Parity Securities” has the meaning set forth in Section 2.

(ff)          “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(gg)        “Record Date” has the meaning set forth in Section 4(d).

(hh)        “Reorganization Event” has the meaning set forth in Section 11(a).

(ii)           “Series F Preferred Stock” has the meaning set forth in Section 1.

(jj)           “Series G Preferred Stock” has the meaning set forth in Section 2.

(kk)         “Stockholder Approvals” means all stockholder approvals necessary to (i) approve the conversion of the Series F Preferred Stock into Common Stock for purposes of Rule 5635 of the Nasdaq Stock Market Rules and (ii) amend the Articles of Incorporation to (A) authorize a number of shares of Non-Voting Common Stock sufficient to permit the full conversion of the Series G Preferred Stock into Non-Voting Common Stock and the issuance of certain additional shares of Non-Voting Common Stock and (B) increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Series F Preferred Stock and the Non-Voting Common Stock.

(ll)           “Trading Day” means a day on which the shares of Common Stock:

(i)           are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii)           have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(mm)       “Violation” means a violation of the stockholder approval requirements of Rule 5635 of the Nasdaq Stock Market Rules.

(nn)        “Voting Securities” has the meaning set forth in the BHC Act and any rules or regulations promulgated thereunder.

Section 4.  Dividends.  (a)  From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, cumulative dividends of the type and in the amounts determined as set forth in this Section 4, and no more.

(b)           Commencing on the Effective Date, dividends shall accrue and shall be payable semi-annually in arrears on March 30th and September 30th of each year (each, a “Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day.  Dividends payable pursuant to this Section 4, if, when and as declared by the Board of Directors or a duly authorized committee of the Board of Directors, will be, for each outstanding share of Series F Preferred Stock, payable in cash at an annual rate equal to the Dividend Rate multiplied by the sum of (i) the Liquidation Preference plus (ii) all accrued and unpaid dividends for any prior Dividend Period that are payable on such share of Series F Preferred Stock, payable in cash (such dividend, the “Dividend”); provided that, in the event that the As-Converted Dividend for such Dividend Period is greater than the Dividend, each outstanding share of Series F Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Dividend.

(c)           Dividends payable pursuant to Section 4 will be computed on the basis of a 360-day year of twelve 30-day months and, for any Dividend Period greater or less than a full Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360.  The period from the Effective Date to but excluding September 30, 2011 and each period from and including a Dividend Payment Date to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period”.

(d)           Each dividend will be payable to Holders of record as they appear in the records of the Corporation on the applicable record date (each, a “Record Date”), which with respect to dividends payable pursuant to this Section 4, shall be on the fifteenth day of the month immediately prior to the month in which the relevant Dividend Payment Date occurs.

(e)           Dividends on the Series F Preferred Stock are cumulative.  Such dividends shall begin to accrue and be cumulative from the Effective Date (in the case of the shares of Series F Preferred Stock issued on the Effective Date), shall compound at the relevant rate on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on another dividend unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable semi-annually in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date.

(f)           So long as any shares of Series F Preferred Stock remain outstanding, if all dividends payable pursuant to Section 4 on all outstanding shares of the Series F Preferred Stock for any Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Corporation shall not, directly or indirectly, (x) declare or pay dividends with respect to, or make any distributions on, or, directly or indirectly, redeem, purchase or acquire any of its Junior Securities or (y) directly or indirectly, redeem, purchase or acquire any of its Parity Securities, other than, in each case, (i) redemptions, purchases or other acquisitions of Junior Securities or Parity Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment plan, (ii) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto, (iii) conversions or exchanges of Junior Securities or Parity Securities for Junior Securities or Parity Securities, respectively, and (iv) any purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged.  If dividends payable pursuant to Section 4 for any Dividend Payment Date are not paid in full, or declared and funds set aside therefor on the shares of the Series F Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period applicable to such Dividend Payment Date), then all dividends declared on shares of the Series F Preferred Stock and such Parity Securities on such date or dates, as the case may be, shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full semi-annual dividends per share payable on the shares of the Series F Preferred Stock pursuant to Section 4 and all such Parity Securities otherwise payable on such Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period applicable to such Dividend Payment Date) (subject to such dividends on such Parity Securities having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.  However, the foregoing provisions shall not restrict the ability of any Affiliate of the Corporation to engage in any market making transactions in Junior Securities in the ordinary course of business.

(g)           If the Mandatory Conversion Date with respect to any share of Series F Preferred Stock is prior to the Dividend Payment Date applicable to any Dividend Period, the Holder of such share of Series F Preferred Stock will not have the right to receive any dividends on the Series F Preferred Stock with respect to such Dividend Period, provided that this provision shall not affect any rights to receive any accrued but unpaid dividends on the Series F Preferred Stock attributable to any Dividend Period completed prior to the Mandatory Conversion Date.

(h)           The Corporation, in satisfaction of its obligation to issue preferred stock under any provision of this Certificate of Designations to any Holder, may, in order to minimize the number of its authorized and unissued shares of preferred stock used for such purpose, issue depositary shares for such preferred stock, with such depositary shares and underlying preferred stock being in such denominations as the Corporation and such Holder shall mutually agree.

Section 5.  Liquidation.  (a)  In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount equal to the greater of (i) the Liquidation Preference per share of Series F Preferred Stock plus an amount equal to any accrued but unpaid dividends, whether or not declared, thereon to and including the date of such liquidation and (ii) the payment or distribution to which such Holders would have been entitled if the Series F Preferred Stock were converted into Common Stock (assuming receipt of the Stockholder Approvals) immediately before such liquidation, dissolution or winding-up, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Company Common Stock or any other Junior Securities.  After payment of the full amount of such liquidation distribution, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation.

(b)           In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series F Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c)           The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6.  Maturity.  The Series F Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designations.

Section 7.  Redemptions.

(a)           Optional Redemption.  The Series F Preferred Stock may not be redeemed by the Corporation prior to December 31, 2015.  After December 31, 2015, the Corporation, at its option, may redeem in whole at any time the shares of Series F Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share payable in cash equal to the greater of (i) 150.0% of the sum of (A) the Liquidation Preference, plus (B) all accrued and unpaid dividends, whether or not declared, up to, but excluding, the date fixed for redemption and (ii) 125.0% of (A) the number of shares of Common Stock into which a share of Series F Preferred Stock would be convertible on the Trading Day immediately prior to the date fixed for redemption (assuming receipt of Stockholder Approvals) multiplied by (B) the Closing Price of Common Stock on such Trading Day.  The redemption price for any shares of Series F Preferred Stock shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date for a  Dividend Period shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b)           No Sinking Fund.  The Series F Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of Series F Preferred Stock will have no right to require redemption of any shares of Series F Preferred Stock.

(c)           Notice of Redemption.  Notice of every redemption of shares of Series F Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, however, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series F Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F Preferred Stock to be so redeemed except as to the Holder to whom the Corporation has failed to give such notice or except as to the Holder to whom notice was defective.  Notwithstanding the foregoing, if the Series F Preferred Stock or any depositary shares representing interests in the Series F Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series F Preferred Stock at such time and in any manner permitted by such facility.  Each such notice given to a Holder shall state:  (1) the redemption date; (2) the number of shares of Series F Preferred Stock to be redeemed; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)           Effectiveness of Redemption.  If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Corporation defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest.  Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.  Shares of outstanding Series F Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 8.  Mandatory Conversion.  Effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series F Preferred Stock of a Holder, all such Holder’s shares of Series F Preferred Stock shall automatically convert into shares of Common Stock as set forth below.  The number of shares of Common Stock into which a share of Series F Preferred Stock shall be convertible shall be determined by dividing (i) the Liquidation Preference by (ii) the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof); provided, that the Series F Preferred Stock shall not convert into Common Stock unless and until all accrued and unpaid dividends, whether or not declared, with respect to any Dividend Period completed prior to the Mandatory Conversion Date (but not with respect to the Dividend Period in which the Mandatory Conversion Date occurs) have been paid in cash to the Holders.  Upon conversion, Holders shall receive cash in lieu of fractional shares in accordance with Section 13 hereof.

Section 9.  Conversion Procedures.

(a)           At least one Business Day prior to the Mandatory Conversion Date with respect to shares of any Holder, the Corporation shall provide notice of such conversion to such Holder (such notice a “Notice of Mandatory Conversion”).  In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i)           the Mandatory Conversion Date;

(ii)           the Applicable Conversion Price;

(iii)          the number of shares of Common Stock to be issued upon conversion of each share of Series F Preferred Stock held of record by such Holder and subject to such mandatory conversion;

(iv)          if certificates are to be issued, the place or places where certificates for shares of Series F Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock; and

(v)          the amount of accrued and unpaid dividends  to be paid in cash on each share of Series F Preferred Stock held of record by such Holder prior to such mandatory conversion.

(b)           Effective immediately prior to the close of business on the Mandatory Conversion Date with respect to any shares of Series F Preferred Stock dividends shall no longer be declared on any such shares of Series F Preferred Stock and such shares of Series F Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive (i) shares of Common Stock issuable upon such mandatory conversion, (ii) any declared and unpaid dividends on such share to the extent provided in Section 4(g) and (iii) any other payments to which such Holder is otherwise entitled pursuant to Section 5, Section 7, Section 8, Section 11 or Section 13 hereof, as applicable.

(c)           No allowance or adjustment, except pursuant to Section 4 or Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series F Preferred Stock.  Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series F Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series F Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series F Preferred Stock.

(d)           Shares of Series F Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.  The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series F Preferred Stock; provided, however, that the Corporation shall not take any such action if such action would reduce the authorized number of shares of Series F Preferred Stock below the number of shares of Series F Preferred Stock then outstanding.

(e)           The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series F Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto.  In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series F Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(f)           On the Mandatory Conversion Date with respect to any share of Series F Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee (or, at the Corporation’s option such shares shall be registered in book-entry form) upon presentation and surrender of the certificate evidencing the Series F Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10.  Anti-Dilution Adjustments.

(a)           The Conversion Price shall be subject to the following adjustments:

(i)            Stock Dividends and Distributions.  If the Corporation pays dividends or other distributions on the Company Common Stock in shares of Company Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0
OS1
Where,

OS0 =              the number of shares of Company Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 =              the sum of the number of shares of Company Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Company Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(ii)           Subdivisions, Splits and Combination of the Company Common Stock.  If the Corporation subdivides, splits or combines the shares of Company Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0
OS1

Where,

OS0 =              the number of shares of Company Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 =              the number of shares of Company Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Company Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Company Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(iii)          Issuance of Stock Purchase Rights.  If the Corporation issues to all or substantially all holders of the shares of Company Common Stock rights or warrants (other than rights or warrants issued pursuant to a stockholders’ rights plan, a dividend reinvestment plan or share purchase plan or other similar plans, including that certain Tax Benefits Preservation Plan, dated February 22, 2011, as amended, between the Corporation and Illinois Stock Transfer Company) entitling them to subscribe for or purchase the shares of Company Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + Y
OS0 + X
Where,

OS0 =              the number of shares of Company Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X =                  the total number of shares of Company Common Stock issuable pursuant to such rights or warrants.

Y =                 the number of shares of Company Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants.

For the purposes of this clause (iii), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  The Corporation shall not issue any such rights or warrants in respect of shares of the Company Common Stock acquired by the Corporation.  In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).  To the extent that such rights or warrants are not exercised prior to their expiration or shares of Company Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Company Common Stock actually delivered (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).  In determining the aggregate offering price payable for such shares of Company Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in a reasonable manner by the Board of Directors).

(iv)         Debt or Asset Distributions.  If the Corporation distributes to all or substantially all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its applicable subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “Distributed Property”), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – FMV
SP0
Where,

SP0 =	the Current Market Price per share of Common Stock on such date.

FMV =	the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined in good faith by the Board of Directors.

In a “spin-off”, where the Corporation makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0
MP0+ MPs
Where,

MP0 =             the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs =             the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(v)           Cash Distributions.  If the Corporation makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend pursuant to Section 4 is paid on the Series F Preferred Stock, (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – DIV
SP0
Where,

SP0 =              the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV =              the amount per share of Common Stock of the cash distribution, as determined pursuant to the introduction to this paragraph (v).

In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(vi)         Self Tender Offers and Exchange Offers.  If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 x SP0
AC + (SP0 x OS1)
Where,

SP0 =              the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 =              the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1=               the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer, giving effect to consummation of the acquisition of all shares validly tendered or exchanged (and not withdrawn) in connection with such tender or exchange.

AC =               the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).  Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this clause (vi).

(vii)        Rights Plans.  To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series F Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Stock as described in clause (iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(b)           The Corporation may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable, to avoid or diminish any income tax to holders of the Company Common Stock resulting from any dividend or distribution of shares of Company Common Stock (or issuance of rights or warrants to acquire shares of Company Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c)           (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent.  No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii)           No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series F Preferred Stock (including without limitation pursuant to Section 4 hereof), without having to convert the Series F Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series F Preferred Stock may then be converted.

(iii)          The Applicable Conversion Price shall not be adjusted:

(A)           upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Company Common Stock under any such plan;

(B)           upon the issuance of any shares of Company Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C)           upon the issuance of any shares of Company Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series F Preferred Stock were first issued and not substantially amended thereafter;

(D)           for a change in the par value or no par value of Company Common Stock; or

(E)           for accrued and unpaid dividends on the Series F Preferred Stock.

(d)           Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Corporation shall:  (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11.  Reorganization Events.  (a) In the event that, for so long as any shares of Series F Preferred Stock have not been converted and remain outstanding, there occurs:

(i)           any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii)           any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(iii)          any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv)         any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); then each share of such Holder’s Series F Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall automatically convert, effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series F Preferred Stock of such Holder, into the type and amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an Affiliate of such counterparty) of the greater of (i) the number of shares of Common Stock into which one share of Series F Preferred Stock would then be convertible assuming the receipt of the Stockholder Approvals and (ii) the number of shares of Common Stock that, if one share of Series F Preferred Stock were converted into such number of shares, would result in the fair market value of the securities, cash and other property receivable in such Reorganization Event by a Holder of such number of shares equaling the Liquidation Preference plus, in each case of clause (i) and (ii) above, all accrued and unpaid dividends, whether or not declared, up to, but excluding such date (such securities, cash and other property, the “Exchange Property”).  In the event that a Reorganization Event referenced in Section 11(a) involves common stock as all or part of the consideration being offered in a fixed exchange ratio transaction, the fair market value per share of such common stock shall be determined by reference to the average of the closing prices of such common stock for the ten Trading Day period ending immediately prior to the consummation of such Reorganization Event.

(b)           In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Holders shall likewise be allowed to make such an election.

(c)           The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Company Common Stock in any such Reorganization Event.

(d)           The Corporation (or any successor) shall, within seven days of the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 11.

(e)           The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series F Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11.

Section 12.  Voting Rights.  (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b)           So long as any shares of Series F Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series F Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Georgia law;

(i)           any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Articles of Incorporation (including this Certificate of Designations) or the Corporation’s bylaws that would alter or change the rights, preferences or privileges of the Series F Preferred Stock so as to affect them adversely; or

(ii)           any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Corporation’s Articles of Incorporation to authorize, or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking equally with or senior to the Series F Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

provided, however, that the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock or any securities convertible into preferred stock ranking junior to the Series F Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Corporation’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect rights, preferences or privileges of the Series F Preferred Stock and, notwithstanding any provision of Georgia law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

(c)           Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series F Preferred Stock shall have been converted into shares of Common Stock.

Section 13.  Fractional Shares.

(a)           No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series F Preferred Stock.

(b)           In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c)           If more than one share of the Series F Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series F Preferred Stock so surrendered.

Section 14.  Reservation of Common Stock.

(a)           Following the receipt of the Stockholder Approvals, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series F Preferred Stock as provided in this Certificate of Designations free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series F Preferred Stock then outstanding.  For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series F Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b)           Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series F Preferred Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances.

(c)           All shares of Common Stock delivered upon conversion of the Series F Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

(d)           Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series F Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)           The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series F Preferred Stock.

Section 15.  Replacement Certificates.

(a)           The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation.  The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

(b)           The Corporation shall not be required to issue any certificates representing the Series F Preferred Stock on or after the Mandatory Conversion Date.  In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Corporation, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series F Preferred Stock formerly evidenced by the certificate.

Section 16.  Miscellaneous.

(a)           All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed:  (i) if to the Corporation, to its office at 125 Highway 515 East, Blairsville, Georgia 30512 or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation, or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b)           The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series F Preferred Stock or shares of Common Stock or other securities issued on account of Series F Preferred Stock pursuant hereto or certificates representing such shares or securities.  The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series F Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series F Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c)           All payments on the shares of Series F Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders thereof.

(d)           No share of Series F Preferred Stock shall have any rights of preemption whatsoever under this Certificate of Designations as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

(e)           The shares of Series F Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

(f)           The Corporation covenants (1) not to treat the Series F Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law.

EXHIBIT B

DESIGNATIONS, POWERS, PREFERENCES,
LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS
OF
 MANDATORILY CONVERTIBLE CUMULATIVE NON-VOTING PERPETUAL
PREFERRED STOCK, SERIES G
 OF
 UNITED COMMUNITY BANKS, INC.

First:  The name of the Corporation is United Community Banks, Inc., a corporation organized and existing under the laws of the State of Georgia (the “Corporation”).

Second:  The Restated Articles of Incorporation of the Corporation, as amended, authorize the issuance of 10,000,000 shares of preferred stock, par value $1.00 per share, of the Corporation (“Preferred Stock”) in one or more series, and authorizes the Board of Directors of the Corporation (the “Board of Directors”) to fix by resolution or resolutions the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series.

Third:  That the following resolution was duly adopted by the Board of Directors as required by O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation at a meeting duly convened and held on March 14, 2011, at which a quorum was present and acting throughout.

Resolved, that pursuant to the provisions of the Restated Articles of Incorporation of the Corporation, as amended, and applicable law, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

    Section 1.  Designation.  There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series G” (the “Series G Preferred Stock”).  The number of shares constituting such series shall be 151,185.  The par value of the Series G Preferred Stock shall be $1.00 per share, and the liquidation preference shall be $1,000 per share.

   Section 2.  Ranking.  The Series G Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) on a parity with the Corporation’s Series A Non-Cumulative Preferred Stock, the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, the Series C Fixed Rate Cumulative Perpetual Preferred Stock, the Cumulative Perpetual Preferred Stock, Series D, the Junior Participating Preferred Stock, Series E, the Series F Mandatorily Convertible Perpetual Preferred Stock and with each other class or series of equity securities of the Corporation the terms of which do not expressly provide that such class or series will rank senior or junior to the Series G Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”), and (ii) senior to the Corporation’s common stock, par value $1.00 per share (the “Common Stock”), the Corporation’s non-voting common stock, par value $1.00 per share (the “Non-Voting Common Stock” and, together with the Common Stock, the “Company Common Stock”), and each other class or series of capital stock of the Corporation outstanding or established after the Effective Date by the Corporation the terms of which do not expressly provide that it ranks on a parity with or senior to the Series G Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Junior Securities”).  The Corporation has the power to authorize and/or issue additional shares or classes or series of Junior Securities without the consent of the Holders.

Section 3.  Definitions.  The following initially capitalized terms shall have the following meanings, whether used in the singular or the plural:

(a)           “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b)           “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(c)           “Articles of Incorporation” means the Restated Articles of Incorporation of the Corporation, as amended.

(d)           “As-Converted Dividend” means, with respect to any Dividend Period, the product of (i) the pro forma per share semi-annual Common Stock dividend derived by (A) annualizing the last dividend declared during such Dividend Period on the Common Stock and (B) dividing such annualized dividend by two and (ii) the number of shares of Non-Voting Common Stock into which a share of Series G Preferred Stock would then be convertible (assuming receipt of the Stockholder Approval and, if applicable, the Regulatory Approval); provided, however, that for any Dividend Period with respect to which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be $0.00.

(e)           “BHC Act” means the Bank Holding Company Act of 1956, as amended.

(f)           “BHC Affiliated Person” means, with respect to any Person, its Affiliates which for purposes of this definition include all “affiliates” as defined in the BHC Act or Regulation Y of the Board of Governors of the Federal Reserve.

(g)           “Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(h)           “Certificate of Designations” means the Articles of Amendment to the Articles of Incorporation, dated March 29, 2011.

(i)            “CIBC Act” means the Change in Bank Control Act of 1978, as amended.

(j)            “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market on such date.  If the Common Stock (or other relevant capital stock or equity interest) is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Certificate of Designation, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.

(k)           “Common Stock” has the meaning set forth in Section 2.

(l)            “Company Common Stock” has the meaning set forth in Section 2.

(m)          “Conversion Price” means $1.90, subject to adjustment as set forth herein.

(n)           “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(o)           “Distributed Property” has the meaning set forth in Section 10(a)(iv).

(p)           “Dividend” has the meaning set forth in Section 4(b).

(q)           “Dividend Payment Date” has the meaning set forth in Section 4(b).

(r)           “Dividend Period” has the meaning set forth in Section 4(c).

(s)           “Dividend Rate” means, with respect to any Dividend Period, the sum of (a) the greater of (i) LIBOR and (ii) 2.0% plus (b) 15.0%; provided however if such amount is greater than 18.0%, the Dividend Rate shall be 18.0%.

(t)           “Effective Date” means the date on which shares of the Series G Preferred Stock are first issued.

(u)          “Exchange Property” has the meaning set forth in Section 11(a).

(v)           “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(w)          “Holder” means the Person in whose name the shares of the Series G Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series G Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(x)           “Junior Securities” has the meaning set forth in Section 2.

(y)           “LIBOR” means, with respect to any Dividend Period, the rate for deposits in U.S. dollars for a three-month period that appears on Bloomberg Screen US0003M Index <GO> page (or other applicable page) as of 11:00 a.m. (London time) on the second London Banking Day preceding the first day of that Dividend Period.  If the rate described above does not appear on such Bloomberg Screen page, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 a.m., London time on the second London Banking Day preceding the first day of that Dividend Period.  The Corporation will request the principal London office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations.  If fewer than two quotations are provided, LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York, New York, selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount of not less than $1,000,000.  However, if the banks selected by the Corporation to provide quotations are not quoting as described above, LIBOR for that Dividend Period will be the same as LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the Series G Preferred Stock been outstanding.  The establishment of LIBOR will be final and binding in the absence of manifest error.

(z)           “Liquidation Preference” means, as to the Series G Preferred Stock, $1,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series G Preferred Stock).

(aa)         “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

(bb)        “Mandatory Conversion Date” means, with respect to the shares of Series G Preferred Stock of any Holder, the second Business Day after which the Corporation and/or such Holder, as applicable as to a Holder, has received the Stockholder Approvals (or if a Reorganization Event has theretofore been consummated, the date of consummation of such Reorganization Event) and, if applicable, the Regulatory Approval necessary to permit such Holder to convert such shares of Series G Preferred Stock into authorized Non-Voting Common Stock without such conversion resulting in a Violation or, in the case of the Regulatory Approval, a violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution, and provided, further, that if a Mandatory Conversion Date would otherwise occur but such Holder has not received all accrued and unpaid dividends, whether or not declared, with respect to any Dividend Period completed prior to such Mandatory Conversion Date, such Mandatory Conversion Date shall instead occur on the first calendar day after such Holder has received all such accrued and unpaid dividends.

(cc)         “Non-Voting Common Stock” has the meaning set forth in Section 2.

(dd)        “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(ee)         “Parity Securities” has the meaning set forth in Section 2.

(ff)          “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(gg)        “Record Date” has the meaning set forth in Section 4(d).

(hh)        “Regulatory Approval” means, as to any Holder, to the extent applicable and required to permit such Holder to convert such Holder’s shares of Series G Preferred Stock into Non-Voting Common Stock and to own such Non-Voting Common Stock without such Holder being in violation of applicable law, rule or regulation, the receipt of approvals and authorizations of, filings and registrations with or notifications to any governmental authority, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

(ii)           “Reorganization Event” has the meaning set forth in Section 11(a).

(jj)           “Series G Preferred Stock” has the meaning set forth in Section 1.

(kk)         “Stockholder Approvals” means all stockholder approvals necessary to (1) approve the conversion of the Non-Voting Common Stock into Common Stock for purposes of Rule 5635 of the Nasdaq Stock Market Rules, and (2) approve the amendment to the Articles of Incorporation to (i) authorize a number of shares of Non-Voting Common Stock sufficient to permit the full conversion of the Series G Preferred Stock into Non-Voting Common Stock and the issuance of certain additional shares of Non-Voting Common Stock and (ii) increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Non-Voting Common Stock.

(ll)           “Trading Day” means a day on which the shares of Common Stock:

(i)           are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii)           have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(mm)      “Violation” means a violation of the stockholder approval requirements of Rule 5635 of the Nasdaq Stock Market Rules.

(nn)        “Voting Securities” has the meaning set forth in the BHC Act and any rules or regulations promulgated thereunder.

Section 4.  Dividends.  (a)  From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, cumulative dividends of the type and in the amounts determined as set forth in this Section 4, and no more.

(b)          Commencing on the Effective Date, dividends shall accrue and shall be payable semi-annually in arrears on March 30th and September 30th of each year (each, a “Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day.  Dividends payable pursuant to this Section 4, if, when and as declared by the Board of Directors or a duly authorized committee of the Board of Directors, will be, for each outstanding share of Series G Preferred Stock, payable in cash at an annual rate equal to the Dividend Rate multiplied by the sum of (i) the Liquidation Preference plus (ii) all accrued and unpaid dividends for any prior Dividend Period that are payable on such share of Series G Preferred Stock, payable in cash (such dividend, the “Dividend”); provided that, in the event that the As-Converted Dividend for such Dividend Period is greater than the Dividend, each outstanding share of Series G Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Dividend.

(c)           Dividends payable pursuant to Section 4 will be computed on the basis of a 360-day year of twelve 30-day months and, for any Dividend Period greater or less than a full Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360.  The period from the Effective Date to but excluding September 30, 2011 and each period from and including a Dividend Payment Date to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period”.

(d)          Each dividend will be payable to Holders of record as they appear in the records of the Corporation on the applicable record date (each, a “Record Date”), which with respect to dividends payable pursuant to this Section 4, shall be on the fifteenth day of the month immediately prior to the month in which the relevant Dividend Payment Date occurs.

(e)           Dividends on the Series G Preferred Stock are cumulative.  Such dividends shall begin to accrue and be cumulative from the Effective Date (in the case of the shares of Series G Preferred Stock issued on the Effective Date), shall compound at the relevant rate on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on another dividend unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable semi-annually in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date.

(f)           So long as any shares of Series G Preferred Stock remain outstanding, if all dividends payable pursuant to Section 4 on all outstanding shares of the Series G Preferred Stock for any Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Corporation shall not, directly or indirectly, (x) declare or pay dividends with respect to, or make any distributions on, or, directly or indirectly, redeem, purchase or acquire any of its Junior Securities or (y) directly or indirectly, redeem, purchase or acquire any of its Parity Securities, other than, in each case, (i) redemptions, purchases or other acquisitions of Junior Securities or Parity Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment plan, (ii) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto, (iii) conversions or exchanges of Junior Securities or Parity Securities for Junior Securities or Parity Securities, respectively, and (iv) any purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged.  If dividends payable pursuant to Section 4 for any Dividend Payment Date are not paid in full, or declared and funds set aside therefor on the shares of the Series G Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period applicable to such Dividend Payment Date), then all dividends declared on shares of the Series G Preferred Stock and such Parity Securities on such date or dates, as the case may be, shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full semi-annual dividends per share payable on the shares of the Series G Preferred Stock pursuant to Section 4 and all such Parity Securities otherwise payable on such Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period applicable to such Dividend Payment Date) (subject to such dividends on such Parity Securities having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.  However, the foregoing provisions shall not restrict the ability of any Affiliate of the Corporation to engage in any market making transactions in Junior Securities in the ordinary course of business.

(g)          If the Mandatory Conversion Date with respect to any share of Series G Preferred Stock is prior to the Dividend Payment Date applicable to any Dividend Period, the Holder of such share of Series G Preferred Stock will not have the right to receive any dividends on the Series G Preferred Stock with respect to such Dividend Period, provided that this provision shall not affect any rights to receive any accrued but unpaid dividends on the Series G Preferred Stock attributable to any Dividend Period completed prior to the Mandatory Conversion Date.

(h)           The Corporation, in satisfaction of its obligation to issue preferred stock under any provision of this Certificate of Designations to any Holder, may, in order to minimize the number of its authorized and unissued shares of preferred stock used for such purpose, issue depositary shares for such preferred stock, with such depositary shares and underlying preferred stock being in such denominations as the Corporation and such Holder shall mutually agree.

Section 5.  Liquidation.  (a)  In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount equal to the greater of (i) the Liquidation Preference per share of Series G Preferred Stock plus an amount equal to any accrued but unpaid dividends, whether or not declared, thereon to and including the date of such liquidation and (ii) the payment or distribution to which such Holders would have been entitled if the Series G Preferred Stock were converted into Non-Voting Common Stock (assuming receipt of the Stockholder Approvals and, if necessary, Regulatory Approval) immediately before such liquidation, dissolution or winding-up, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Company Common Stock or any other Junior Securities.  After payment of the full amount of such liquidation distribution, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation.

(b)          In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series G Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c)           The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6.  Maturity.  The Series G Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designations.

Section 7.  Redemptions.

(a)           Optional Redemption.  The Series G Preferred Stock may not be redeemed by the Corporation prior to December 31, 2015.  After December 31, 2015, the Corporation, at its option, may redeem in whole at any time the shares of Series G Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share payable in cash equal to the greater of (i) 150.0% of the sum of (A) the Liquidation Preference, plus (B) all accrued and unpaid dividends, whether or not declared, up to, but excluding, the date fixed for redemption and (ii) 125.0% of (A) the number of shares of Non-Voting Common Stock into which a share of Series G Preferred Stock would be convertible on the Trading Day immediately prior to the date fixed for redemption (assuming receipt of Stockholder Approvals and, if applicable, the Regulatory Approval) multiplied by (B) the Closing Price of Common Stock on such Trading Day.  The redemption price for any shares of Series G Preferred Stock shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date for a  Dividend Period shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b)           No Sinking Fund.  The Series G Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of Series G Preferred Stock will have no right to require redemption of any shares of Series G Preferred Stock.

(c)           Notice of Redemption.  Notice of every redemption of shares of Series G Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, however, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series G Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G Preferred Stock to be so redeemed except as to the Holder to whom the Corporation has failed to give such notice or except as to the Holder to whom notice was defective.  Notwithstanding the foregoing, if the Series G Preferred Stock or any depositary shares representing interests in the Series G Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series G Preferred Stock at such time and in any manner permitted by such facility.  Each such notice given to a Holder shall state:  (1) the redemption date; (2) the number of shares of Series G Preferred Stock to be redeemed; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)           Effectiveness of Redemption.  If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Corporation defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest.  Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.  Shares of outstanding Series G Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 8.  Mandatory Conversion.  Effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series G Preferred Stock of a Holder, all such Holder’s shares of Series G Preferred Stock shall automatically convert into shares of Non-Voting Common Stock as set forth below.  The number of shares of Non-Voting Common Stock into which a share of Series G Preferred Stock shall be convertible shall be determined by dividing (i) the Liquidation Preference by (ii) the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof); provided, that the Series G Preferred Stock shall not convert into Non-Voting Common Stock unless and until all accrued and unpaid dividends, whether or not declared, with respect to any Dividend Period completed prior to the Mandatory Conversion Date (but not with respect to the Dividend Period in which the Mandatory Conversion Date occurs) have been paid in cash to the Holders.  Upon conversion, Holders shall receive cash in lieu of fractional shares in accordance with Section 13 hereof.

Section 9.  Conversion Procedures.

(a)           Each Holder shall, promptly upon receipt of each Regulatory Approval applicable to such Holder, if any, provide written notice to the Corporation of such receipt.  At least one Business Day prior to the Mandatory Conversion Date with respect to shares of any Holder, the Corporation shall provide notice of such conversion to such Holder (such notice a “Notice of Mandatory Conversion”).  In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i)            the Mandatory Conversion Date;

(ii)           the Applicable Conversion Price;

(iii)          the number of shares of Non-Voting Common Stock to be issued upon conversion of each share of Series G Preferred Stock held of record by such Holder and subject to such mandatory conversion;

(iv)          if certificates are to be issued, the place or places where certificates for shares of Series G Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Non-Voting Common Stock; and

(v)           the amount of accrued and unpaid dividends  to be paid in cash on each share of Series G Preferred Stock held of record by such Holder prior to such mandatory conversion.

(b)           Effective immediately prior to the close of business on the Mandatory Conversion Date with respect to any shares of Series G Preferred Stock dividends shall no longer be declared on any such shares of Series G Preferred Stock and such shares of Series G Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive (i) shares of Non-Voting Common Stock issuable upon such mandatory conversion, (ii) any declared and unpaid dividends on such share to the extent provided in Section 4(g) and (iii) any other payments to which such Holder is otherwise entitled pursuant to Section 5, Section 7, Section 8, Section 11 or Section 13 hereof, as applicable.

(c)           No allowance or adjustment, except pursuant to Section 4 or Section 10, shall be made in respect of dividends payable to holders of the Non-Voting Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series G Preferred Stock.  Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series G Preferred Stock, shares of Non-Voting Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series G Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Non-Voting Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Non-Voting Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Non-Voting Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series G Preferred Stock.

(d)           Shares of Series G Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.  The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series G Preferred Stock; provided, however, that the Corporation shall not take any such action if such action would reduce the authorized number of shares of Series G Preferred Stock below the number of shares of Series G Preferred Stock then outstanding.

(e)           The Person or Persons entitled to receive the Non-Voting Common Stock and/or cash, securities or other property issuable upon conversion of Series G Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Non-Voting Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto.  In the event that a Holder shall not by written notice designate the name in which shares of Non-Voting Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series G Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(f)           On the Mandatory Conversion Date with respect to any share of Series G Preferred Stock, certificates representing shares of Non-Voting Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee (or, at the Corporation’s option such shares shall be registered in book-entry form) upon presentation and surrender of the certificate evidencing the Series G Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10.  Anti-Dilution Adjustments.

(a)          The Conversion Price shall be subject to the following adjustments:

(i)            Stock Dividends and Distributions.  If the Corporation pays dividends or other distributions on the Company Common Stock in shares of Company Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0
OS1
Where,

OS0 =              the number of shares of Company Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 =              the sum of the number of shares of Company Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Company Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(ii)           Subdivisions, Splits and Combination of the Company Common Stock.  If the Corporation subdivides, splits or combines the shares of Company Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0
OS1

Where,

OS0 =                 the number of shares of Company Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 =                 the number of shares of Company Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Company Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Company Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(iii)          Issuance of Stock Purchase Rights.  If the Corporation issues to all or substantially all holders of the shares of Company Common Stock rights or warrants (other than rights or warrants issued pursuant to a stockholders’ rights plan, a dividend reinvestment plan or share purchase plan or other similar plans, including that certain Tax Benefits Preservation Plan, dated February 22, 2011, between the Corporation and Illinois Stock Transfer Company) entitling them to subscribe for or purchase the shares of Company Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + Y
OS0 + X
Where,

OS0 =             the number of shares of Company Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X =                 the total number of shares of Company Common Stock issuable pursuant to such rights or warrants.

Y =                 the number of shares of Company Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants.

For the purposes of this clause (iii), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  The Corporation shall not issue any such rights or warrants in respect of shares of the Company Common Stock acquired by the Corporation.  In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).  To the extent that such rights or warrants are not exercised prior to their expiration or shares of Company Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Company Common Stock actually delivered (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).  In determining the aggregate offering price payable for such shares of Company Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in a reasonable manner by the Board of Directors).

(iv)          Debt or Asset Distributions.  If the Corporation distributes to all or substantially all holders of shares of Company Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its applicable subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “Distributed Property”), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – FMV
SP0
Where,

SP0 =	the Current Market Price per share of Common Stock on such date.

FMV =	the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined in good faith by the Board of Directors.

In a “spin-off”, where the Corporation makes a distribution to all holders of shares of Company Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0
MP0+ MPs
Where,

MP0 =                 the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs =                 the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared (but after giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(v)           Cash Distributions.  If the Corporation makes a distribution consisting exclusively of cash to all holders of the Company Common Stock, excluding (a) any cash dividend on the Company Common Stock to the extent a corresponding cash dividend pursuant to Section 4 is paid on the Series G Preferred Stock, (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – DIV
SP0
Where,

SP0 =                  the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV =                the amount per share of Common Stock of the cash distribution, as determined pursuant to the introduction to this paragraph (v).

In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(vi)          Self Tender Offers and Exchange Offers.  If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Company Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 x SP0
AC + (SP0 x OS1)
Where,

SP0 =                 the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 =                 the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1=                 the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer, giving effect to consummation of the acquisition of all shares validly tendered or exchanged (and not withdrawn) in connection with such tender or exchange.

AC =                 the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Company Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).  Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this clause (vi).

(vii)         Rights Plans.  To the extent that the Corporation has a rights plan in effect with respect to the Company Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series G Preferred Stock, Holders will receive, in addition to the shares of Non-Voting Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Non-Voting Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Non-Voting Common Stock as described in clause (iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights (but after giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(b)           The Corporation may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable, to avoid or diminish any income tax to holders of the Company Common Stock resulting from any dividend or distribution of shares of Company Common Stock (or issuance of rights or warrants to acquire shares of Company Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c)           (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent.  No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii)           No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series G Preferred Stock (including without limitation pursuant to Section 4 hereof), without having to convert the Series G Preferred Stock, as if they held the full number of shares of Non-Voting Common Stock into which a share of the Series G Preferred Stock may then be converted.

(iii)          The Applicable Conversion Price shall not be adjusted:

(A)           upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Company Common Stock under any such plan;

(B)           upon the issuance of any shares of Company Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C)           upon the issuance of any shares of Company Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series G Preferred Stock were first issued and not substantially amended thereafter;

(D)           for a change in the par value or no par value of Company Common Stock; or

(E)           for accrued and unpaid dividends on the Series G Preferred Stock.

(d)           Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Corporation shall:  (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11.  Reorganization Events.  (a) In the event that, for so long as any shares of Series F Preferred Stock have not been converted and remain outstanding, there occurs:

(i)           any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Non-Voting Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii)           any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Non-Voting Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(iii)          any reclassification of the Non-Voting Common Stock into securities including securities other than the Non-Voting Common Stock; or

(iv)         any statutory exchange of the outstanding shares of Non-Voting Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 10(a), a “Reorganization Event”); then each share of such Holder’s Series G Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall automatically convert, effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series G Preferred Stock of such Holder (with the term “Regulatory Approval” applied for such purpose, as applicable, to the surviving entity in such Reorganization Event and its securities included in the Exchange Property (as defined below)), into the type and amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an Affiliate of such counterparty) of the greater of (i) the number of shares of Non-Voting Common Stock into which one share of Series G Preferred Stock would then be convertible assuming the receipt of the Stockholder Approvals and the Regulatory Approval and (ii) the number of shares of Non-Voting Common Stock that, if one share of Series G Preferred Stock were converted into such number of shares, would result in the fair market value of the securities, cash and other property receivable in such Reorganization Event by a Holder of such number of shares equaling the Liquidation Preference plus, in each case of clause (i) and (ii) above, all accrued and unpaid dividends, whether or not declared, up to, but excluding such date (such securities, cash and other property, the “Exchange Property”).  In the event that a Reorganization Event referenced in Section 11(a) involves common stock as all or part of the consideration being offered in a fixed exchange ratio transaction, the fair market value per share of such common stock shall be determined by reference to the average of the closing prices of such common stock for the ten Trading Day period ending immediately prior to the consummation of such Reorganization Event.

(b)           In the event that holders of the shares of Non-Voting Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Holders shall likewise be allowed to make such an election.

(c)           The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Company Common Stock in any such Reorganization Event.

(d)           The Corporation (or any successor) shall, within seven days of the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 11.

(e)           The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series G Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11.

Section 12.  Voting Rights.  (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b)           So long as any shares of Series G Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series G Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Georgia law;

(i)           any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Articles of Incorporation (including this Certificate of Designations) or the Corporation’s bylaws that would alter or change the rights, preferences or privileges of the Series G Preferred Stock so as to affect them adversely; or

(ii)           any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Corporation’s Articles of Incorporation to authorize, or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking equally with or senior to the Series G Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

provided, however, that the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock or any securities convertible into preferred stock ranking junior to the Series G Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Corporation’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect rights, preferences or privileges of the Series G Preferred Stock and, notwithstanding any provision of Georgia law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

(c)           Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series G Preferred Stock shall have been converted into shares of Non-Voting Common Stock.

Section 13.  Fractional Shares.

(a)           No fractional shares of Non-Voting Common Stock will be issued as a result of any conversion of shares of Series G Preferred Stock.

(b)           In lieu of any fractional share of Non-Voting Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c)           If more than one share of the Series G Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Non-Voting Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series G Preferred Stock so surrendered.

Section 14.  Reservation of Non-Voting Common Stock.

(a)           Following the receipt of the Stockholder Approvals, the Corporation shall at all times reserve and keep available out of its authorized and unissued Non-Voting Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series G Preferred Stock as provided in this Certificate of Designations free from any preemptive or other similar rights, such number of shares of Non-Voting Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series G Preferred Stock then outstanding.  For purposes of this Section 14(a), the number of shares of Non-Voting Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series G Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder. Following the receipt of the Stockholder Approvals, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Non-Voting Common Stock issued upon conversion of the Series G Preferred Stock free from any preemptive or other similar rights, the same number of shares of Common Stock as the number of shares of Non-Voting Common Stock reserved pursuant to the first sentence of this Section 14(a).

(b)           Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series G Preferred Stock, as herein provided, shares of Non-Voting Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Non-Voting Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances.

(c)           All shares of Non-Voting Common Stock delivered upon conversion of the Series G Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

(d)           Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series G Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)           The Corporation hereby covenants and agrees that, if at any time the Non-Voting Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Non-Voting Common Stock shall be so listed on such exchange or automated quotation system, all the Non-Voting Common Stock issuable upon conversion of the Series G Preferred Stock.

Section 15.  Replacement Certificates.

(a)           The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation.  The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

(b)           The Corporation shall not be required to issue any certificates representing the Series G Preferred Stock on or after the Mandatory Conversion Date.  In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Corporation, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Non-Voting Common Stock pursuant to the terms of the Series G Preferred Stock formerly evidenced by the certificate.

Section 16.  Miscellaneous.

(a)           All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed:  (i) if to the Corporation, to its office at 125 Highway 515 East, Blairsville, Georgia 30512 or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation, or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b)           The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series G Preferred Stock or shares of Non-Voting Common Stock or other securities issued on account of Series G Preferred Stock pursuant hereto or certificates representing such shares or securities.  The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series G Preferred Stock or Non-Voting Common Stock or other securities in a name other than that in which the shares of Series G Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c)           All payments on the shares of Series G Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders thereof.

(d)           No share of Series G Preferred Stock shall have any rights of preemption whatsoever under this Certificate of Designations as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

(e)           The shares of Series G Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

(f)           The Corporation covenants (1) not to treat the Series G Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law.

ARTICLES OF AMENDMENT

OF

UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation, as amended, of the corporation are amended by adding the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Junior Participating Preferred Stock, Series E as set forth in Exhibit A attached hereto.

3.

The amendment was adopted by the board of directors of the corporation at a meeting duly convened and held on January 17, 2011. Pursuant to O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation, as amended, of the corporation, shareholder consent was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Banks, Inc. this 22nd day of February, 2011.

UNITED COMMUNITY BANKS, INC.
By:	/s/ Lois J. Rich
	Name:	Lois J. Rich
	Title:	Assistant Corporate Secretary

Exhibit A

DESIGNATIONS, POWERS, PREFERENCES,

LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS

OF

JUNIOR PARTICIPATING PREFERRED STOCK, SERIES E

OF

UNITED COMMUNITY BANKS, INC.

Section 1. Designation And Amount. The shares of such series shall be designated as “Junior Participating Preferred Stock, Series E,” $1.00 par value per share (the “Series E Preferred Stock”), and the number of shares constituting the Series E Preferred Stock shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series E Preferred stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series E Preferred Stock.

Section 2. Dividends And Distributions.

(a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series E Preferred Stock with respect to dividends, the holders of shares of Series E Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for the purpose, dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Dividends paid on the shares of Series E Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series E Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series E Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series E Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time declare or pay any dividend on

1

the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar Stock, or by law, the holders of shares of Series E Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

(c) Except as set forth herein, or as otherwise provided by law, holders of Series E Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Reacquired Shares. Any shares of Series E Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of the Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 5. Liquidation, Dissolution Or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred Stock unless, prior thereto, the holders of shares of Series E Preferred Stock shall have received $100 per share, and any such additional amount such that the holders of shares of Series E Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preferred Stock, except distributions made ratable on the Series E Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 6. Consolidation, Merger, Etc. In case the Company shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash, and/or any other property, then in any such case each share of Series E Preferred Stock shall at the same time be similarly exchanged or changed into

2

an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash, and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. No Redemption. The shares of Series E Preferred Stock shall not be redeemable.

Section 8. Rank. The Series E Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company’s Preferred Stock and shall rank senior to the Common Stock as to such matters.

Section 9. Amendment. The Articles shall not be amended in any manner which would materially alter or change the powers, preferences, or special rights of the Series E Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series E Preferred Stock, voting together as a single class.

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ARTICLES OF AMENDMENT

OF

UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation, as amended, of the corporation are amended by adding the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Cumulative Perpetual Preferred Stock, Series D as set forth in Exhibit A attached hereto.

3.

The amendment was adopted by the board of directors of the corporation at a meeting duly convened and held on January 17, 2011. Pursuant to O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation, as amended, of the corporation, shareholder consent was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Banks, Inc. this 22nd day of February, 2011.

UNITED COMMUNITY BANKS, INC.
By:	/s/ Rex S. Schuette
	Name:	Rex S. Schuette
	Title:	Executive Vice President and Chief Financial Officer

Exhibit A

DESIGNATIONS, POWERS, PREFERENCES,

LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS

OF

CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES D

OF

UNITED COMMUNITY BANKS, INC.

Pursuant to the authority vested in the board of directors (the “Board of Directors”) by the Restated Articles of Incorporation of United Community Banks, Inc. (the “Corporation”), as amended (the “Articles of Incorporation”), the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock, which shall be designated as Cumulative Perpetual Preferred Stock, Series D (the “Series D Preferred Stock”), consisting of 25,000 shares having the following powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations:

Section 1. General Matters. Each share of the Series D Preferred Stock shall be identical in all respects to every other share of the Series D Preferred Stock. The Series D Preferred Stock shall be perpetual, subject to the provisions of Section 5 of this Certificate of Designation. The Series D Preferred Stock shall rank at least equally with all Parity Stock outstanding as of the date hereof (except for any senior series that may be issued following the date hereof with the requisite consent of the holders of the Series D Preferred Stock and any other class or series whose vote is required) and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation.

Section 2. Definitions.

(a) “Applicable Dividend Rate” means a rate per annum equal to (i) the sum of 10.00% minus the three-month United States Dollar London Interbank Offered Rate, (“LIBOR”), as announced and published on February 22, 2011 in The Wall Street Journal plus (ii) the most recently published LIBOR, as announced and published from time to time in The Wall Street Journal, and in effect on the last day of the month preceding the applicable Dividend Period; provided, however, that the initial Applicable Dividend Rate shall be 10.00% and shall continue in effect until May 15, 2011. In the event that more than one LIBOR is published in The Wall Street Journal as of the last day of the month preceding any Dividend Period, the highest LIBOR published will be used.

(b) “Articles of Incorporation” has the meaning set forth in the preamble.

(c) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(d) “Bylaws” means the Amended and Restated Bylaws of the Corporation, as they may be further amended from time to time.

(e) “Certificate of Designation” means this Certificate of Designation or comparable instrument relating to the Series D Preferred Stock, as it may be amended from time to time.

(f) “Closing Date” means the date on which the closing of the issuances occurs.

(g) “Common Stock” means the common stock, $1.00 par value per share, of the Corporation.

(h) “Corporation” has the meaning set forth in the preamble.

(i) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(j) “Dividend Period” has the meaning set forth in Section 3(a).

(k) “Dividend Record Date” has the meaning set forth in Section 3(a).

(l) “Junior Stock” means Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to the Series D Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(m) “Liquidation Amount” means $1,000.00 per share of the Series D Preferred Stock.

(n) “Liquidation Preference” has the meaning set forth in Section 4(a).

(o) “Parity Stock” means any class of capital stock or series of stock of the Corporation (other than the Series D Preferred Stock) the terms of which expressly provide that such class or series will rank on senior or junior to the Series D Preferred Stock as to dividend rights and/or as to rights upon the liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(p) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series D Preferred Stock.

(q) “Share Dilution Amount” has the meaning set forth in Section 3(b).

Section 3. Dividends.

(a) Rate. Holders of the Series D Preferred Stock shall be entitled to receive, on each share of the Series D Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at the Applicable Dividend Rate on (i) the Liquidation Amount per share of the Series D Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of the Series D Preferred Stock, if any. Dividends shall begin to accrue and be cumulative from the Closing Date and shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date), in each case whether or not declared, and shall be payable quarterly in arrears on each Dividend Payment Date, commencing May 15, 2011. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period,” provided that the initial Dividend Period shall be the period from and including the Closing Date to, but excluding, May 15, 2011.

Dividends that are payable on the Series D Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on the Series D Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on the Series D Preferred Stock on any Dividend Payment Date will be payable to holders of record of the Series D Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of the Series D Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series D Preferred Stock as specified in this Section 3 (subject to the other provisions of this Certificate of Designation).

(b) Priority of Dividends. So long as any share of the Series D Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of the Series D Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of the Series D Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Closing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Closing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon the Series D Preferred Stock and any shares of Parity Stock, all dividends declared on the Series D Preferred Stock and/or all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of the Series D Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of the Series D Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of the Series D Preferred Stock shall be entitled to receive for each share of the Series D Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series D Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of the Series D Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with the Series D Preferred Stock as to such distribution, holders of the Series D Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of the Series D Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with the Series D Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of the Series D Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation, but only to the extent that the holders of the Series D Preferred Stock receive in such transaction an amount equal to at least the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount).

Section 5. Redemption.

(a) Optional Redemption. The Series D Preferred Stock may not be redeemed prior to either (i) the third anniversary of the Closing Date or (ii) September 30, 2014, as determined by the Board of Directors in its sole discretion (the “Optional Redemption Date”). On or after the Optional Redemption Date, the Corporation, at its option may redeem, in whole but not in part, at any time, out of funds legally available therefor, shares of the Series D Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether dividends are actually declared) to, but excluding, the date fixed for redemption.

The redemption price for any shares of the Series D Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent, or for uncertificated shares that are issued in book-entry form on the books of the Corporation, against surrender on the books of the Corporation in accordance with the Corporation’s applicable direct registration system. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Series D Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of the Series D Preferred Stock will have no right to require redemption or repurchase of any shares of the Series D Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of the Series D Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series D Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series D Preferred Stock. Notwithstanding the foregoing, if shares of the Series D Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of the Series D Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of the Series D Preferred Stock to be redeemed; (3) the redemption price; and (4) the place or places where certificates for any such shares issued in certificated form are to be surrendered for payment of the redemption price.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(e) Status of Redeemed Shares. Shares of the Series D Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of the Series D Preferred Stock may be reissued only as shares of any series of Preferred Stock other than the Series D Preferred Stock).

Section 6. Conversion. Holders of the Series D Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of the Series D Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. In exercising the voting rights set forth below, each holder shall be entitled to one vote for each share of the Series D Preferred Stock held by such holder.

(b) Class Voting Rights as to Particular Matters. So long as any shares of the Series D Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, the vote or consent of the holders of at least a majority of the shares of the Series D Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designation for the Series D Preferred Stock or the Articles of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to the Series D Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of the Series D Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Series D Preferred Stock or the Articles of Incorporation (including, unless no vote on such merger or consolidation is required by Section 7(b)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series D Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of the Series D Preferred Stock remain outstanding (and there shall not have been any adverse effect to the rights, privileges, preferences or otherwise of such Series D Preferred Stock) or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, are securities in an issuer with a credit rating of at least as high a quality as the credit rating of the Corporation on the date immediately prior to the consummation of such transaction and further have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are at least as favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series D Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(b), any increase in the amount of the authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to the Series D Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series D Preferred Stock.

(c) Changes after Provision for Redemption. No vote or consent of the holders of the Series D Preferred Stock shall be required pursuant to Section 7(b) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Series D Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of the Series D Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which the Series D Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series D Preferred Stock may deem and treat the record holder of any share of the Series D Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of the Series D Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or recognized courier service, if given by electronic mail or if given in such other manner as may be permitted in this Certificate of Designations, in the Articles of Incorporation or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of the Series D Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of the Series D Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of the Series D Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of the Series D Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

CERTIFICATE OF RIGHTS AND PREFERENCES

OF

SERIES C CONVERTIBLE PREFERRED STOCK

OF

UNITED COMMUNITY BANKS, INC.

April 1, 2010

Pursuant to Section 14-2-602 of the Georgia Business Corporation Code and Article V of the Restated Articles of Incorporation, as amended, of United Community Banks, Inc., a corporation organized and existing under the laws of the State of Georgia (the “Company”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company effective as of March 26, 2010 pursuant to authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the Company, as amended, which authorize the issuance of up to Ten Million (10,000,000) shares of preferred stock, par value $1.00 per share.

RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company and pursuant to the provisions of the Articles of Incorporation, the Board of Directors hereby creates a series of preferred stock, herein designated and authorized as the Series C Convertible Preferred Stock, par value $1.00 per share, which shall consist of Sixty-Five Thousand (65,000) of the shares of preferred stock which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

1. Number. The number of shares constituting the Series C Convertible Preferred Stock shall be Sixty-Five Thousand (65,000), all of which are issuable solely under the Agreement.

2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

“Acquiring Person” has the meaning set forth in the Agreement.

“Acquisition Consideration” is defined in Section 6(f)(iii)(C).

“Agreement” means the Securities Purchase Agreement dated as of April 1, 2010, by and between the Company and Fletcher pursuant to which Sixty-Five Thousand (65,000) shares of Series C Preferred Stock and a warrant are to be issued by the Company, including all schedules, annexes and exhibits thereto, and as such agreement may be amended from time to time.

“Articles of Incorporation” means the Restated Articles of Incorporation of the Company, as amended.

“Board” means the Board of Directors of the Company.

“Business Day” means any day on which the Common Stock may be traded on the Nasdaq, or if not admitted for trading on the Nasdaq, on any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

“Certificate of Rights and Preferences” means this Certificate of Rights and Preferences of the Series C Preferred Stock.

“Change of Control” has the meaning set forth in the Agreement.

“Change of Control Notice” is defined in Section 6(f)(i).

“Common Stock Equivalent Junior Preferred Stock” means the Company’s Common Stock Equivalent Junior Preferred Stock, par value $1.00 per share, issuable pursuant to Section 6 of the Agreement, and any Capital Stock for or into which such Common Stock Equivalent Junior Preferred Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Change of Control (or, at the election of the Holder, the Capital Stock of any Acquiring Person from and after the consummation of a Change of Control).

“Common Stock” means the Company’s common stock, par value $1.00 per share, and any Capital Stock for or into which such common stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Change of Control (or, at the election of the Holder, the Capital Stock of any Acquiring Person from and after the consummation of a Change of Control).

“Company” means United Community Banks, Inc., a Georgia corporation (or any Acquiring Person from and after the consummation of a Change of Control).

“Contingent Notice” is defined in Section 6(f)(iii).

“Conversion Closing Date” is defined in Section 6(a)(i).

“Conversion Notice” is defined in Section 6(a)(i).

“Conversion Notice Date” is defined in Section 6(a)(i).

“Conversion Price” means Six Dollars and Two Cents ($6.02), subject to adjustment as set forth herein.

“Conversion Stock Amount” is defined in Section 6(a)(ii).

“Daily Market Price” has the meaning set forth in the Agreement.

2

“Dividend Payment Date” is defined in Section 3(a).

“Dividend Period” is defined in Section 3(a).

“Dividend Rate” means (i) prior to receipt of the Stockholder Consent, a rate equal to One Thousand Dollars ($1,000) per share multiplied by the lesser of (a) twelve percent (12%) per annum and (b) the sum of the three (3)-month London Interbank Offer Rate (LIBOR) determined as of the first day of the Dividend Period (or if the first day of the Dividend Period is not a Business Day, then the first Business Day after the first day of the Dividend Period) plus eight percent (8%) per annum, subject to Section 3(c); and (ii) after receipt of the Stockholder Consent, a rate equal to One Thousand Dollars ($1,000) per share multiplied by the lesser of (a) eight percent (8%) per annum and (b) the sum of the three (3)-month London Interbank Offer Rate (LIBOR) determined as of the first day of the Dividend Period (or if the first day of the Dividend Period is not a Business Day, then the first Business Day after the first day of the Dividend Period) plus four percent (4%) per annum, subject to Section 3(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fletcher” means Fletcher International, Ltd. a company domiciled in Bermuda, together with its successors.

“Holder” shall mean Fletcher and any one or more Persons to whom Fletcher sells, exchanges, transfers, assigns, gives, pledges, encumbers, hypothecates, alienates or distributes, whether directly or indirectly, any or all the Series C Preferred Stock or all or any portion of the right to purchase the Series C Preferred Stock under the Agreement.

“Investment Period” has the meaning set forth in the Agreement.

“Issue Date” means with respect to any shares of Series C Preferred Stock the original date of issuance of such shares of Series C Preferred Stock.

“Junior Securities” means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series C Preferred Stock, including but not limited to Common Stock, Common Stock Equivalent Junior Preferred Stock and any other class or series of Capital Stock issued by the Company or any Subsidiary of the Company on or after the date of the Agreement, but excluding any Parity Securities and Senior Securities issued (i) to Fletcher or its authorized assignees under the Agreement, (ii) with the approval of the Holders of a Majority of the Series C Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii) in accordance with the terms thereof.

“Liquidation” means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets, which does not involve a distribution by the Company of cash or other property to the holders of Common Stock and Common Stock Equivalent Junior Preferred Stock, be deemed to be a Liquidation.

3

“Liquidation Preference” is defined in Section 4.

“Majority of the Series C Preferred Stock” means more than fifty percent (50%) of the then outstanding shares of Series C Preferred Stock.

“Maximum Number” has the meaning set forth in the Agreement.

“Nasdaq” has the meaning set forth in the Agreement.

“Ordinary Cash Dividend” means all quarterly cash dividends out of capital surplus or retained earnings legally available therefore (determined in accordance with generally accepted accounting principles, consistently applied), in an amount and frequency consistent with past practice.

“Parent” means, as to any Acquiring Person, any Person that (i) controls the Acquiring Person directly or indirectly through one or more intermediaries, (ii) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent’s Annual Report on Form 10-K (if the Parent is required to file such a report) or would be required to so include the Acquiring Person in such Parent’s consolidated financial statements if they were prepared in accordance with U.S. generally accepted accounting principles and (iii) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

“Parity Securities” means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with the Series C Preferred Stock.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Company’s preferred stock authorized pursuant to the provisions of the Articles of Incorporation.

“Prevailing Market Price” means, with respect to any reference date, the average of the Daily Market Prices of the Common Stock (or, for purposes of determining the Prevailing Market Price of the common stock of an Acquiring Person or its Parent under Section 6(f), the common stock of such Acquiring Person or such Parent) for the twenty-five (25) Business Days ending on and including the third (3rd) Business Day before such reference date.

“Redemption Closing Date” is defined in Section 6(b)(i).

“Redemption Notice” is defined in Section 6(b)(i).

“Redemption Price” means Five Dollars and Twenty-Five Cents ($5.25), subject to adjustment as set forth herein.

“Redemption Stock Amount” is defined in Section 6(b)(ii).

4

“Restatement” has the meaning set forth in the Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Senior Securities” means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series C Preferred Stock.

“Series C Preferred Stock” means the Series C Convertible Preferred Stock of the Company or successor as contemplated by Section 6(f).

“Stated Value” is an amount equal to One Thousand Dollars ($1,000) per share of Series C Preferred Stock plus (x) any unpaid dividends on the Series C Preferred Stock (as of the date of determination, which for purposes of Sections 6(a) and 6(b) shall be the Conversion Closing Date and Redemption Closing Date, respectively), whether or not declared and whether or not earnings are available in respect of such dividends (i.e., the Stated Value shall increase in each Dividend Period by the Dividend Rate if and to the extent that dividends for such Dividend Period are not declared and paid by the respective Dividend Payment Date) and (y) any unpaid dividends declared on the Common Stock and Common Stock Equivalent Junior Preferred Stock in an amount equal to the product of (A) the per-share dividend other than the Ordinary Cash Dividend paid on Common Stock and Common Stock Equivalent Junior Preferred Stock multiplied by (B) the number of shares of Common Stock and/or the number of one-hundredths of a share of Common Stock Equivalent Junior Preferred Stock issuable upon redemption or conversion (whichever number of shares is greater) of a share of Series C Preferred Stock on the date such dividend is declared on the Common Stock and Common Stock Equivalent Junior Preferred Stock. In the event the Company shall declare a distribution on the Common Stock and Common Stock Equivalent Junior Preferred Stock payable in securities or property other than cash, the value of such securities or property will be the fair market value. Any securities shall be valued as follows: (i) if traded on a national securities exchange (as defined in the Exchange Act), the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty-five (25) Business Day period ending three (3) calendar days prior to such declaration; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty-five (25) Business Day period ending three (3) calendar days prior to such declaration; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

“Stockholder Consent” has the meaning set forth in the Agreement.

“Stockholder Consent Date” has the meaning set forth in the Agreement.

“Subsidiary” of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a least a majority ownership interest.

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The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

3. Dividends and Distributions.

(a) Holders shall be entitled to receive out of the assets of the Company legally available for that purpose, cash dividends at the Dividend Rate to be paid in accordance with the terms of this Section 3. In addition, Holders for each share of Series C Preferred Stock then owned by such Holder shall be entitled to receive out of the assets of the Company legally available for that purpose, dividends or other distributions declared on the Common Stock and Common Stock Equivalent Junior Preferred Stock in the same form as such dividends or distributions in an amount equal to the product of (x) the amount of any per-share dividend or distribution other than the Ordinary Cash Dividends paid on the Common Stock and Common Stock Equivalent Junior Preferred Stock multiplied by (y) the number of shares of Common Stock and/or the number of one-hundredths of a share of Common Stock Equivalent Junior Preferred Stock issuable upon redemption or conversion (whichever number of shares is greater) of a share of the Series C Preferred Shares on the date such dividend is declared, to be paid in accordance with the terms of this Section 3. Such dividends shall be payable quarterly in arrears, when and as declared by the Board (or a duly appointed committee of directors), on April 15, July 15, October 15 and January 15 of each year commencing on April 15, 2010 and, in the case of dividends resulting from dividends or distributions declared on Common Stock and Common Stock Equivalent Junior Preferred Stock, no later than the date on which such dividends or distributions are paid to holders of the Common Stock and Common Stock Equivalent Junior Preferred Stock (each such date being herein referred to as a “Dividend Payment Date”). The period from the Issue Date to March 31, 2010, and each quarterly period between consecutive Dividend Payment Dates shall hereinafter be referred to as a “Dividend Period.” The dividend for any Dividend Period for any share of Series C Preferred Stock that is not outstanding on every calendar day of the Dividend Period shall be prorated based on the number of calendar days such share was outstanding during the period. Each such dividend shall be paid to the Holders of record of the Series C Preferred Stock as their names appear on the share register of the Company on the Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date (including, without limitation, for purposes of computing the Stated Value of any shares of Series C Preferred Stock in connection with the conversion or redemption thereof or any Liquidation of the Company), to Holders of record on a date designated by the Board, not exceeding thirty (30) calendar days preceding the payment date thereof, as may be fixed by the Board. For purposes of determining the amount of dividends accrued as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the Dividend Rate for the actual number of calendar days elapsed from and including the Issue Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a three hundred sixty five (365) day year.

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(b) So long as any shares of the Series C Preferred Stock shall be outstanding, (i) the Company shall not and shall not allow its Subsidiaries (other than direct or indirect wholly-owned Subsidiaries) to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of any dividends, or make any other distribution on any Junior Securities or Parity Securities and (ii) the Company shall not and shall not allow its Subsidiaries to repurchase, redeem or otherwise acquire for value or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case all dividends to which the Holders of the Series C Preferred Stock shall have been entitled to receive for all previous Dividend Periods shall have been paid and dividends on the Series C Preferred Stock for the subsequent four Dividend Periods shall have been designated and set aside in cash.

(c) Notwithstanding anything herein to the contrary, whenever, at any time or times after the Company has obtained the approval of the stockholders of the Company to increase the authorized number of shares of Common Stock, the Company shall fail to redeem any Series C Preferred Stock by the date it is obligated to do so under Section 6(b) hereof and such failure is ongoing, then (x) the Dividend Rate with respect to such Series C Preferred Stock that is subject to such redemption shall mean a rate equal to twenty two percent (22%) per annum times the Stated Value until such date that the failure to redeem no longer exists.

(d) The Company shall be entitled to deduct and withhold from any dividend on the Series C Preferred Stock such amounts as the Company is required to deduct and withhold with respect to such dividend under the Internal Revenue Code of 1986, as amended, or any other provision of state, local or foreign tax law.

4. Liquidation Preference. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series C Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series C Preferred Stock held by such Holder equal to the greater of (a) the Stated Value per share to and including the date full payment is tendered to the Holders with respect to such Liquidation and (b) the amount the Holders would have received if the Holders had converted all outstanding shares of Series C Preferred Stock into Common Stock and/or Common Stock Equivalent Junior Preferred Stock in accordance with the provisions of Section 6(a) hereof or redeemed all outstanding shares of Series C Preferred Stock into Common Stock and/or Common Stock Equivalent Junior Preferred Stock under Section 6(b) hereof (whichever is greater), in each case as of the Business Day immediately preceding the

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date of such Liquidation (such greater amount being referred to herein as the “Liquidation Preference”), before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series C Preferred Stock) upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series C Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are pari passu with the Series C Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series C Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) calendar days prior to the payment date stated therein, to the Holders of record of the Series C Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

5. Voting Rights. The Holders shall have the following voting rights with respect to the Series C Preferred Stock:

(a) Each share of Series C Preferred Stock shall entitle the holder thereof to the voting rights specified in Section 5(b) and no other voting rights except as required by law.

(b) The consent of the Holders of at least a Majority of the Series C Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to amend, alter or repeal, by way of merger or otherwise, any of the provisions of the Articles of Incorporation, including the Certificate of Rights and Preferences, or Bylaws of the Company so as to significantly and adversely affect any of the rights or preferences of the Holders of the Series C Preferred Stock. Without limiting the generality of the preceding sentence, such change includes any action that would:

(i) Reduce the Dividend Rate on the Series C Preferred Stock or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of Series C Preferred Stock as to the payment of dividends in relation to the holders of any other Capital Stock of the Company;

(ii) Reduce the amount payable to the holders of the Series C Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of the Series C Preferred Stock to the rights upon liquidation of the holders of any other Capital Stock of the Company;

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(iii) Make the Series C Preferred Stock redeemable at the option of the Company;

(iv) Authorize, create or issue any shares of Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Senior Securities); or

(v) Decrease (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock.

6. Conversion and Redemption.

(a) Procedure for Conversion at the Option of the Company.

(i) General. Subject to Section 6(c) hereof, on or after the three year anniversary of the Stockholder Consent Date, on any date on which the Prevailing Market Price exceeds the Conversion Price by one hundred and fifty percent (150%) or more, the Company shall have the option to convert all, but not less than all, of the then outstanding shares of Series C Preferred Stock by delivering a duly executed written Preferred Stock conversion notice, substantially in the form attached as Annex F to the Agreement (the “Conversion Notice” and the date such notice is deemed delivered hereunder, the “Conversion Notice Date”), by facsimile, mail or overnight courier delivery, to the Holder. The closing of such conversion shall take place, subject to the satisfaction or waiver of the conditions set forth in Section 6(a)(iii), (a) on the twentieth (20th) Business Day following and excluding the Conversion Notice Date or (b) any other date upon which the exercising Holder and the Company mutually agree (the “Conversion Closing Date”). The Conversion Notice shall apply only to shares of Series C Preferred Stock for which no Redemption Notice has been tendered to the Company before the twentieth (20th) Business Day after the Conversion Notice Date, regardless of when the applicable redemption is consummated.

(ii) Conversion for stock. Subject to Section 6(c) hereof, such shares of stock shall be converted into that number of shares of Common Stock and/or number of one-hundredths (1/100th) of a share of Common Stock Equivalent Junior Preferred Stock equal to (a) the aggregate Stated Value of such shares divided by (b) the Conversion Price (the “Conversion Stock Amount”). On the Conversion Closing Date, the Holder shall surrender the certificate representing the shares of Series C Preferred Stock to be converted to the Company at the address set forth for notices to the Company specified in Section 18 of the Agreement, and the Company shall deliver to such Holder as specified in the Conversion Notice the Conversion Stock Amount of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and/or Common Stock Equivalent Junior Preferred Stock.

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(iii) Closing conditions. It shall be a condition of the converting Holder’s obligation to close that each of the following is satisfied, unless expressly waived by such Holder in writing (which Holder may do or refrain from doing in its sole discretion):

(A) (w) the representations and warranties made by the Company in the Agreement shall be true and correct as of the Conversion Closing Date, except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date; (x) the Company shall have complied fully with all of the covenants and agreements in the Agreement; (y) all shares of Common Stock to be issued upon such conversion shall be duly listed and admitted to trading on the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange; and (z) such Holder shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company dated such date and to the effect of clauses (x), (y) and (z).

(B) On the Conversion Closing Date, the Company shall have delivered to the Holder (x) a Conversion Notice, substantially in the form attached as Annex G to the Agreement and (y) the legal opinion described in Section 12(b) of the Agreement.

(C) If the issuance of Common Stock or Common Stock Equivalent Junior Preferred Stock would cause the number of shares of Common Stock and Common Stock Equivalent Junior Preferred Stock held by any Holder to exceed the Maximum Number then delivery of such shares of Common Stock or Common Stock Equivalent Junior Preferred Stock shall be deferred pursuant to Section 6(d) of the Agreement. Notwithstanding anything herein to the contrary, in such event, the Company shall no longer be obligated to pay any dividend on the Series C Preferred Stock or provide or recognize any other preferences, limitations, powers or other rights provided by this Certificate of Rights and Preferences to the extent that, if the Series C Preferred Stock would have been converted, the Holder would beneficially own Common Stock and Common Stock Equivalent Junior Preferred Securities that would exceed the Maximum Number.

The Company shall use its best efforts to cause each of the foregoing conditions to be satisfied at the earliest practicable date after a Conversion Notice. If such conditions are not satisfied or waived prior to the twentieth (20th) Business Day following and excluding the date the Conversion Notice is delivered, then the Company may, at its sole option, and at any time, withdraw the Conversion Notice by written notice to the Holder regardless of whether such conditions have been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Conversion Notice and may submit a Conversion Notice with respect to the shares referenced in the withdrawn Conversion Notice pursuant to Section 6(a)(i) hereof, subject to the closing conditions in this Section 6(a)(iii).

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(iv) Holder of record. Each conversion of Series C Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Conversion Notice is delivered (except, that, for purposes of calculation of the Stated Value, dividends shall accrue until and including the Conversion Closing Date), and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock or Common Stock Equivalent Junior Preferred Securities shall be issuable upon such conversion as provided in Section 6(a)(ii) shall be deemed to have become the holder or holders of record thereof.

(b) Procedure for Redemption at the Option of the Holder.

(i) General. Subject to Section 6(c) hereof, at any time after the Company has obtained the approval of the stockholders of the Company to increase the authorized number of shares of Common Stock, a Holder of Series C Preferred Stock may at the option of the Holder require the Company to redeem any or all shares of Series C Preferred Stock held by such Holder for Common Stock and/or Common Stock Equivalent Junior Preferred Stock on one or more occasions by delivering an optional redemption notice (a “Redemption Notice”) to the Company substantially in the form attached as Annex H to the Agreement; provided, however, that until the Company has obtained the approval of the stockholders of the Company to increase the authorized number of shares of Common Stock, a Holder of Series C Preferred Stock may require the Company to redeem any or all of such shares of Series C Preferred Stock for Common Stock Equivalent Junior Preferred Stock. The closing of such redemption shall take place, subject to the satisfaction or waiver of the conditions set forth in Section 6(b)(iii) (a) on the second (2nd) Business Day, or if the Holder so elects, the third (3rd) Business Day, following and excluding the date the Redemption Notice is delivered or (b) any other date upon which the exercising Holder and the Company mutually agree (the “Redemption Closing Date”).

(ii) Redemption for stock. Subject to Section 6(c) hereof, such shares of Series C Preferred Stock shall be redeemed into that number of shares of Common Stock and/or number of one-hundredths (1/100th) of a share of Common Stock Equivalent Junior Preferred Stock equal to (a) the aggregate Stated Value of such shares divided by (b) the Redemption Price (the “Redemption Stock Amount”). On the Redemption Closing Date, the Holder shall surrender the certificate representing the shares of Series C Preferred Stock to be redeemed to the Company at the address set forth for notices to the Company specified in Section 18 of the Agreement and the Company shall deliver to such Holder as specified in the Redemption Notice the Redemption Stock Amount of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and/or Common Stock Equivalent Junior Preferred Stock.

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(iii) Closing conditions. It shall be a condition of the redeeming Holder’s obligation to close that each of the following is satisfied, unless expressly waived by such Holder in writing:

(A) (w) the representations and warranties made by the Company in the Agreement shall be true and correct as of the Redemption Closing Date, except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date; (x) the Company shall have complied fully with all of the covenants and agreements in the Agreement; (y) all shares of Common Stock to be issued upon such redemption shall be duly listed and admitted to trading on the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange; and such Holder shall have received a certificate of the Chief Executive Officer and (z) the Chief Financial Officer of the Company dated such date and to the effect of clauses (w), (x) and (y).

(B) On the Redemption Closing Date, the Company shall have delivered to the Holder (x) a Preferred Stock redemption delivery notice, substantially in the form attached as Annex I to the Agreement and (y) the legal opinion described in Section 12(b) of the Agreement.

(C) As of the Redemption Closing Date, the Company shall have notified the Holder of all Restatements.

(D) If the issuance of Common Stock or Common Stock Equivalent Junior Preferred Stock would cause the number of shares of Common Stock and Common Stock Equivalent Junior Preferred Stock held by any Holder to exceed the Maximum Number then delivery of such shares of Common Stock or Common Stock Equivalent Junior Preferred Stock shall be deferred pursuant to Section 6(d) of the Agreement. Notwithstanding anything herein to the contrary, in such event, the Company shall no longer be obligated to pay any dividend on the Preferred Stock or provide or recognize any other preferences, limitations, powers or other rights provided by this Certificate of Rights and Preferences to the extent that, if the Series C Preferred Stock would have been redeemed, the Holder would beneficially own Common Stock and Common Stock Equivalent Junior Preferred Securities that would exceed the Maximum Number.

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(iv) Holder of record. Each redemption of Series C Preferred Stock shall be deemed to have been effected immediately before the close of business on the Business Day on which the Redemption Notice is delivered (except, that, for the purposes of calculation of the Stated Value, dividends shall accrue until and including the Redemption Closing Date), and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such redemption as provided in Section 6(b)(ii) shall be deemed to have become the holder or holders of record thereof. The foregoing notwithstanding, such redemption shall not be deemed effective if and as of the date that the Holder delivers written notice of withdrawal to the Company as set forth in Section 6(b)(v) below.

(v) Withdrawal of Redemption Notice. If the conditions set forth in Section 6(b)(iii) are not satisfied or waived on or prior to the Redemption Closing Date or if the Company fails to perform its obligations on any Redemption Closing Date (including delivery of all shares of Series C Preferred Stock issuable on such date), then in addition to all remedies available to Holder at law or in equity, Holder may, at its sole option, and at any time, withdraw the Redemption Notice by written notice to the Company regardless of whether such conditions have been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Redemption Notice and may submit a Redemption Notice on any future date with respect to such Series C Preferred Stock and the Redemption Price for such subsequent Redemption Notice shall be the lesser of (x) the Redemption Price in the withdrawn Redemption Notice and (y) the Redemption Price in effect as of the date of the subsequent Redemption Notice. If the Company fails to deliver (A) shares of Common Stock as provided in Section 6(b) on or before the later of the twentieth (20th) Business Day following and excluding (1) the Redemption Closing Date or (2) three (3) Business Days after the Stockholder Consent Date (if and to the extent such approval is required to issue such shares of Common Stock) or (B) shares of Common Stock Equivalent Junior Preferred Stock on or before the twentieth (20th) Business Day following and excluding the Redemption Closing Date, then the Redemption Price shall equal the lesser of Four Dollars and Forty-One Cents ($4.41) and the Redemption Price in effect immediately before such date.

(vi) Partial redemption. If any redemption is for only part of the shares represented by the certificate surrendered, the Company shall deliver on the Redemption Closing Date a new Series C Preferred Stock certificate of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Series C Preferred Stock in the name and to an address specified by the Holder.

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(c) Maximum Voting Stock Amount. The Company shall not effect any conversion or redemption of the Series C Preferred Stock, and the Holders shall not have the right to convert or redeem any portion of the Series C Preferred Stock, into Common Stock to the extent such conversion, redemption or exercise would result in aggregate issuances upon conversion or redemption of the Series C Preferred Stock in excess of nine and seventy-five one hundredths percent (9.75%)(the “Maximum Voting Stock Amount”) of the number of shares of Common Stock that would be outstanding after giving effect to such conversion or redemption. Holders of a Majority of the Series C Preferred Stock shall have the right to permanently reduce the percentage used in the determination of the Maximum Voting Stock Amount to four and seventy-five one hundredths percent (4.75%) at any time, effective upon delivery of written notice of such election to the Company. In the event that the Company cannot effect a conversion or redemption of the Series C Preferred Stock into Common Stock pursuant to the terms of this Section 6(c), the conversion or redemption shall be effected into an equal number of shares of Common Stock Equivalent Junior Preferred Stock of the Company.

(d) The Company shall at all times reserve for issuance such number of its shares of Common Stock and Common Stock Equivalent Junior Preferred Stock as shall be required under the Agreement. The Company will procure, at its sole expense, the listing of the Common Stock issuable upon conversion or redemption of the Series C Preferred Stock (including upon the conversion of Common Stock Equivalent Junior Preferred Stock issuable upon the conversion or redemption of the Series C Preferred Stock) and shares issuable as dividends hereunder, subject to issuance or notice of issuance, on all stock exchanges and quotation systems on which the Common Stock is then listed or quoted, no later than the date on which such Series C Preferred Stock is issued to the Holder and thereafter shall use its best efforts to prevent delisting or removal from quotation of such shares. The Company will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock and/or Common Stock Equivalent Junior Preferred Stock on conversion or redemption of shares of the Series C Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock and/or Common Stock Equivalent Junior Preferred Stock in a name other than that in which the shares of Series C Preferred Stock so converted or redeemed were registered, and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

(e) No fractional shares or scrip representing fractional shares of Common Stock or, other than fractional shares in increments of one-hundredth (1/100th) of a share, of Common Stock Equivalent Junior Preferred Stock shall be issued upon the conversion or redemption of the Series C Preferred Stock. If any such conversion or redemption would otherwise require the issuance of a fractional share of Common Stock or, other than fractional shares in increments of one-hundredth (1/100th) of a share, of Common Stock Equivalent Junior Preferred Stock, an amount equal to such fraction multiplied by the current Daily Market Price per share of Common Stock on the date of conversion or redemption shall be paid to the Holder in cash by the Company. If more than one share of Series C Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same Holder, the number of shares of Common Stock and/or Common Stock Equivalent Junior Preferred Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered.

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(f) Change of Control.

(i) If the Company on or after the date of the Agreement is party to any Change of Control, proper provision shall be made so that, upon the basis and the terms and in the manner provided herein, the Holder of each unconverted and unredeemed share of Series C Preferred Stock, upon conversion or redemption thereof at any time after the consummation of such Change of Control, shall be entitled to, and appropriate adjustments will be made to ensure that the Holder will receive, equivalent rights as those provided in this Certificate of Rights and Preferences, including, without limitation, the voting, dividend, conversion, redemption and liquidation rights contained herein with respect to the Acquiring Person. The Company shall, prior to the consummation of any Change of Control, provide that each Person (other than the Company) that may be required to deliver any stock, securities, cash or property upon conversion of Series C Preferred Stock as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holders of a Majority of the Series C Preferred Stock, (a) the obligations of the Company under this Certificate of Rights and Preferences (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Certificate of Rights and Preferences) and (b) the obligation to deliver to the Holders of Series C Preferred Stock such shares of stock, securities, cash or property as, in accordance with the provisions of this Certificate of Rights and Preferences, such Holders may be entitled to receive, and such Person shall have similarly delivered to such Holders an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to Holders of a Majority of the Series C Preferred Stock, stating that the rights of such Holders under this Certificate of Rights and Preferences shall thereafter continue in full force and effect with respect to such Acquiring Person in accordance with the terms hereof.

(ii) In the event of a Change of Control, all references to the Conversion Price or the Redemption Price herein shall be references to the Stock Adjustment Measuring Price. “Stock Adjustment Measuring Price” means an amount equal to the Conversion Price or the Redemption Price, as applicable, multiplied by a fraction,

(A) the numerator of which is the Daily Market Price of the securities for Common Stock is exchanged in the Change of Control (or if none, the most widely-held class of voting securities of the Acquiring Person) determined as of the Business Day immediately preceding and excluding the date on which the Change of Control is consummated; and

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(B) the denominator of which is the Daily Market Price of the Common Stock of the Company determined as of the Business Day immediately preceding and excluding the date on which the Change of Control is consummated.

(iii) Prior to the effective date of a Change of Control, the Company shall continue to have the right to submit to each Holder Conversion Notices and each Holder shall continue to have the right to submit to the Company Redemption Notices and consummate closings of any such conversions or redemptions, in each party’s sole discretion, in accordance with the terms and conditions of this Certificate of Rights and Preferences. In addition, the Holder at its sole option may elect to submit to the Company a special notice (a “Contingent Notice”) to redeem the Series C Preferred Stock (including any Series C Preferred Stock issued pursuant to a Contingent Investment Notice (as defined in the Agreement) under the Agreement) in whole or in part in connection with such Change of Control; in which case, notwithstanding anything to the contrary herein:

(A) the effectiveness of such contingent redemption shall be conditional upon the effectiveness of the Change of Control;

(B) until the effective date of such Change of Control, the Holder shall have the right to deliver a notice to withdraw such Contingent Notice; and

(C) if such Contingent Notice shall not have been withdrawn, then on the effective date of such Change of Control, such Holder shall receive the same consideration, in the form of cash, securities or other assets (the “Acquisition Consideration”) per share of Common Stock and Common Stock Equivalent Junior Preferred Stock issuable to any other holder of shares of Common Stock and Common Stock Equivalent Junior Preferred Stock in connection with such Change of Control based upon the number of shares of Common Stock and Common Stock Equivalent Junior Preferred Stock which the Holder would have held if the Holder had consummated such redemption on the Business Day immediately preceding the date on which such Change of Control occurs.

7. Status of Converted and Redeemed Shares; Limitations on Series C Preferred Stock. The Company shall return to the status of unauthorized and undesignated shares of Preferred Stock each share of Series C Preferred Stock which shall be converted, redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine (subject to Section 5 hereof), provided, however, that no share of Series C Preferred Stock which shall be converted, redeemed or otherwise acquired by the Company shall thereafter be reissued, sold or transferred by the Company as Series C Preferred Stock. The Company will not issue any further shares of Series C Preferred Stock.

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8. Subdivision of Common Stock. Notwithstanding anything herein to the contrary, if the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock and/or Common Stock Equivalent Junior Preferred Stock into a greater number of shares, then, after the date of record for effecting each such subdivision, all measurements and references herein related to share prices for such securities will be proportionately decreased and all references to share numbers for such securities herein will be proportionately increased.

9. Nonperformance. If the Company, shall (i) at any time fail to deliver the shares of Common Stock Equivalent Junior Preferred Stock required to be delivered to the Holder pursuant hereto or (ii) at any time after the Company has obtained the approval of the stockholders of the Company to increase the authorized number of shares of Common Stock, fail to deliver the shares of Common Stock or required to be delivered to the Holder pursuant hereto, for any reason other than the failure of any condition precedent to the Company’s obligations hereunder or the failure by the Holder to comply with its obligations hereunder, then the Company shall (without limitation to the Holder’s other remedies at law or in equity): (i) indemnify and hold the Holder harmless against any loss, claim or damage arising from or as a result of such failure by the Company (regardless of whether any of the foregoing results from a third-party claim or otherwise) and (ii) reimburse the Holder for all of its reasonable out-of-pocket expenses (which includes fees and expenses of its counsel) incurred by the Holder in connection herewith and the transactions contemplated herein (regardless of whether any of the foregoing results from a third-party claim or otherwise).

10. Assignment. The Holder may, in its sole discretion, freely assign, pledge, hypothecate or transfer all shares of Series C Preferred Stock.

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IN WITNESS WHEREOF, this Certificate of Rights and Preferences has been signed on behalf of the Company by its Chief Financial Officer and attested to by its Corporate Secretary, all as of the date first set forth above.

UNITED COMMUNITY BANKS, INC.
/s/ Rex S. Schuette
Name:	Rex S. Schuette
Title:	Chief Financial Officer

/s/ Lori McKay
Name:	Lori McKay
Title:	Corporate Secretary

[Signature Page to Certificate of Rights and Preferences]

18

CERTIFICATE OF DESIGNATION
 OF
 COMMON STOCK EQUIVALENT JUNIOR PREFERRED STOCK
 OF
UNITED COMMUNITY BANKS, INC.

Pursuant to Section 14-2-602 of the
Georgia Business Corporation Code

United Community Banks, Inc., a corporation organized under the laws of the State of Georgia (the “Corporation”), does hereby certify that:

1. At a meeting duly convened and held on March 26, 2010, the Board of Directors of the Corporation (the “Board”) duly adopted the following resolutions authorizing the issuance and sale by the Corporation of a series of the Corporation’s preferred stock, $1.00 par value per share, to be known as the Common Stock Equivalent Junior Preferred Stock:

“RESOLVED, that the powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations of the Corporation’s Common Stock Equivalent Junior Preferred Stock, including those established by the Board and the number of authorized shares thereof, are authorized and approved as set forth in the Certificate of Designation attached hereto as Exhibit A, which is incorporated herein and made a part of these resolutions by reference.”

2. Attached hereto, and thereby made a part hereof, is such Exhibit A from the Board’s resolution designating the Common Stock Equivalent Junior Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its duly authorized officer this 31st day of March, 2010.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Name: Rex S. Schuette
Title: Executive Vice President & CFO

Exhibit A

CERTIFICATE OF DESIGNATION
OF
COMMON STOCK EQUIVALENT
JUNIOR PREFERRED STOCK
OF
UNITED COMMUNITY BANKS, INC.

Pursuant to the authority vested in the Board of Directors (the “Board”) by the Restated Articles of Incorporation of United Community Banks, Inc. (the “Corporation”), as amended (the “Articles of Incorporation”), the Board does hereby designate, create, authorize and provide for the issue of a series of preferred stock, $1.00 par value per share, which shall be designated as “Common Stock Equivalent Junior Preferred Stock” (the “Junior Preferred Stock”), consisting of 1,000,000 shares having the following  powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations:

Section I.                Definitions

“Acquiring Person” has the meaning specified in Section VI(c).

“Applicable Conversion Rate” means the Initial Conversion Rate, subject to adjustment pursuant to Section II(b), as applicable, for any such event occurring subsequent to the initial determination of such rate.

“Board” has the meaning specified in the preamble.

“Articles of Incorporation” has the meaning specified in the preamble.

“Capacity Amendment” means an amendment to the Articles of Incorporation increasing the number of shares of Common Stock that the Corporation is authorized to issue to more than 100,000,000.

“Change of Control” has the meaning specified in Section VI(b).

“Common Dividend Equivalent Amount” has the meaning specified in Section III(a).

“Common Stock” means the Common Stock, $1.00 par value per share, of the Corporation.

“Conversion Date” means, with respect to a share of Junior Preferred Stock, the date on which such share is converted into Common Stock.

“Convertible Holder” means a Holder, other than the initial Holder or an affiliate thereof, who acquires one or more shares of Junior Preferred Stock following a Permitted Transfer.

“Conversion Notice” shall mean the notice given by a Convertible Holder to the Corporation, specifying the number of shares of Junior Preferred Stock to be converted into Common Stock and certifying that such Person is a Convertible Holder.

“Corporation” has the meaning specified in the preamble.

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“Exchange Property” has the meaning specified in Section VI(a).

“Holder” means a Person in whose name any shares of Junior Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of such shares for all purposes.

“Initial Conversion Rate” means, for each share of Junior Preferred Stock, one hundred (100) shares of Common Stock.

“Issue Date” means the date that the Junior Preferred Stock is first issued.

“Junior Preferred Stock” has the meaning specified in the preamble.

“Junior Stock” shall mean any class of capital stock or series of Preferred Stock of the Corporation established by the Board after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Junior Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

“Liquidation Event” has the meaning specified in Section V(a).

“Parity Stock” shall mean any class of capital stock or series of Preferred Stock established by the Board after the Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Junior Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

“Permitted Transfer” means a sale or other transfer (i) to an affiliate of the initial Holder or to the Corporation; (ii) in a widespread public distribution; (iii) in transfer in which no transferee (or group of associated transferees) would receive 2 percent or more of any class of voting securities of the Corporation; or (iv) to a transferee that would control more than 50 percent of the voting securities of the Corporation without any transfer from the initial Holder.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board or a duly authorized committee of the Board or by statute, contract or otherwise).

“Senior Stock” shall mean each class of capital stock or series of Preferred Stock established by the Board after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Junior Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation.

“Stockholder Approval” means the requisite approval by the stockholders of the Corporation of the Capacity Amendment.

“Transfer Agent” shall mean the Corporation’s duly appointed transfer agent, registrar, redemption, conversion and dividend disbursing agent for the Junior Preferred Stock and transfer agent and registrar for any Common Stock issued upon conversion of the Junior Preferred Stock, or any successor duly appointed by the Corporation.

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Section II.              Conversion

(a)           No share of Junior Preferred Stock (or fraction thereof) may be converted into Common Stock unless held by a Convertible Holder.  Each share of Junior Preferred Stock (or fraction thereof) held by a Convertible Holder shall be convertible at any time following the Stockholder Approval into a number of shares of Common Stock equal to the product of (i) the fraction of a share of Junior Preferred Stock converted and (ii) the Applicable Conversion Rate in effect on the Conversion Date, plus cash in lieu of any fractional shares of Common Stock pursuant to Section II(c)(iv).  For all purposes with respect to the conversion of Junior Preferred Stock, references herein to “Common Stock” shall include and mean any cash, securities or other property (including payments of cash in lieu of fractional shares of Common Stock) that may be due upon such conversion and references to “Junior Preferred Stock” shall include and mean any fractional shares thereof.

(b)           Adjustments to Conversion Rate.  If, at any time while Junior Preferred Stock remains outstanding, (i) the Corporation issues to holders of the Common Stock as a class shares of Common Stock or other securities of the Corporation as a dividend or distribution on the Common Stock, or (ii) the Corporation effects a share split or share combination of the Common Stock, (each, an “Adjustment Event”), then the Corporation shall adjust the Initial Conversion Rate or Applicable Conversion Rate, as applicable, or other terms of the Junior Preferred Stock in effect immediately prior to such event so that each Holder of shares of Junior Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of  shares of Common Stock that such Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such shares of the Junior Preferred Stock been converted into shares of Common Stock immediately prior to the occurrence of such event.  An adjustment made pursuant to this Section II(b) shall become effective retroactively (x) in the case of any such dividend or distribution, to the day immediately following the close of business on the Record Date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, split, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(c)           Shares of Junior Preferred Stock shall be converted into shares of Common Stock in accordance with the following procedures:

(i)           At all times after the Stockholder Approval, a Convertible Holder may exercise a conversion right by the delivery of a Conversion Notice to the office of the Transfer Agent during normal business hours and (if so required by the Corporation or the Transfer Agent) an instrument of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such Convertible Holder or his duly authorized attorney, and funds in the amount of any applicable transfer tax (unless provision satisfactory to the Corporation is otherwise made therefor), if required pursuant to Section II(c)(iii).

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(ii)           As promptly as practicable after the delivery of a Conversion Notice and the payment in cash of any amount required by the provisions of Sections 2(c)(i) and 2(c)(iii), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the Convertible Holder, certificates or a confirmation of book-entry transfer of shares representing the number of fully paid and non-assessable shares of Common Stock issuable upon such conversion, issued in such name or names as the Convertible Holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the delivery of the Conversion Notice, and all rights of the Convertible Holder shall cease with respect to such shares of Junior Preferred Stock at such time and the Person or Persons in whose name or names the shares of Common Stock issued upon conversion are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that any delivery of a Conversion Notice and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the Person or Persons in whose name or names the shares of Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

(iii)           The issuance of shares of Common Stock upon conversion of shares of Junior Preferred Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such shares to be issued upon conversion are to be issued in a name other than that of the Holder of the share or shares of Junior Preferred Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid.

(iv)           No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Junior Preferred Stock. If more than one share of Junior Preferred Stock shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Junior Preferred Stock so surrendered. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any shares of Junior Preferred Stock, the Corporation shall pay to the Holder an amount in cash in respect of such fractional interest equal to the value of such fractional interest based on the closing sales price of the Common Stock on such national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if the Common Stock is not so listed or authorized for quotation, an amount determined in good faith by the Board to be the fair value of the Common Stock at the close of business on the business day immediately preceding the applicable Conversion Date.

(v)           At all times after the Stockholder Approval, the Corporation shall be required to reserve or keep available, out of its authorized but unissued Common Stock, or have sufficient authorized Common Stock to cover, the shares of Common Stock deliverable upon the conversion of the Junior Preferred Stock  The Corporation shall take all action necessary so that all shares of Common Stock that may be issued upon conversion of shares of Junior Preferred Stock will upon issue be validly issued, fully paid and nonassessable, and free from all liens and charges in respect of the issuance or delivery thereof.

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(d)           From and after a Conversion Date, dividends hereunder shall no longer accrue with respect to shares of Junior Preferred Stock converted on such date, and such converted shares of Junior Preferred Stock shall cease to be outstanding, subject to the rights of Holders of such Junior Preferred Stock to receive any previously accrued and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to Section III or Section VI.

Section III.             Dividend Rights

(a)           From and after the Issue Date, (i) Holders shall be entitled to receive, when, as and if declared by the Board or any duly authorized committee of the Board, but only out of assets legally available therefor, all dividends or other distributions in the form of cash or assets (other than shares of Common Stock) declared and paid or made in respect of the shares of Common Stock, at the same time and on the same terms as holders of Common Stock, in an amount per one-hundredth of a share of Junior Preferred Stock equal to the product of (A) the Applicable Conversion Rate then in effect and (B) any per share dividend or other distribution in the form of cash or assets (other than shares of Common Stock) declared and paid or made in respect of each share of Common Stock (the “Common Equivalent Dividend Amount”), and (ii) no cash dividend or other cash distribution shall be declared and paid or made in respect of Common Stock unless the Board or any duly authorized committee of the Board declares and pays to Holders of the Junior Preferred Stock, at the same time and on the same terms as holders of Common Stock, the Common Equivalent Dividend Amount per one-hundredth of a share of Junior Preferred Stock. Notwithstanding any provision in this Section III(a) to the contrary, Holders of the Junior Preferred Stock shall not be entitled to receive any dividend or other distribution in the form of cash or assets (other than shares of Common Stock) paid or made with respect to the Common Stock after the Issue Date (x) if the Record Date for determination of holders of Common Stock entitled to receive such dividend or distribution occurs prior to the Issue Date, or (y) with respect to shares of Junior Preferred Stock converted on or prior to such Record Date.

(b)           Each dividend or other distribution pursuant to Section III(a) above will be payable to Holders of record of Junior Preferred Stock as they appear in the records of the Corporation at the close of business on the Record Date for the corresponding dividend or distribution to the holders of shares of Common Stock.

(c)           To the extent the Corporation declares dividends on the Junior Preferred Stock and Common Stock but does not make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of shares of Junior Preferred Stock and the holders of Common Stock so that the amount of dividends actually paid per share on the Junior Preferred Stock and Common Stock shall in all cases bear to each other the same ratio as the then Applicable Conversion Rate. The foregoing right shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends have not been declared or paid in respect of any prior calendar quarter.

(d)           Holders of Junior Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, on the Junior Preferred Stock other than dividends (if any) declared and payable on Junior Preferred Stock as specified in this Section III and dividends of Common Stock or other securities of the Corporation pursuant to Section II(b).

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(e)           Notwithstanding any provision in this Certificate of Designation to the contrary, Holders of Junior Preferred Stock shall not be entitled to receive any dividends with respect to any such shares converted into Common Stock, except to the extent that any such dividends have been declared by the Board or any duly authorized committee of the Board (and the Record Date for such dividend occurs) after the Issue Date and prior to the applicable Conversion Date of such shares.

Section IV.             Voting

(a)           Shares of Junior Preferred Stock shall have no voting rights except as set forth in Section IV(b) or as otherwise required by Georgia law from time to time. In exercising the voting rights set forth in Section IV(b), each Holder shall be entitled to one vote for each share of Junior Preferred Stock held by such Holder.

(b)           So long as any shares of Junior Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or written consent of the Holders (voting or consenting separately as one class) of at least a majority of the outstanding shares of Junior Preferred Stock, amend, alter or repeal or otherwise change (including in connection with any merger, consolidation or other similar transaction) any provision of the Articles of Incorporation, including this Certificate of Designation, if the amendment, authorization or repeal would significantly and adversely affect the rights or preferences of the Junior Preferred Stock.  Notwithstanding the foregoing, except as otherwise required by law, the Corporation may, without the consent of any Holder, authorize, increase the authorized amount of, or issue shares of Senior Stock or Parity Stock, and in taking such actions, the Corporation shall not be deemed to have significantly adversely affected the existing terms of the Junior Preferred Stock.

Section V.              Liquidation

(a)           In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, which occurs while any Junior Preferred Stock remains outstanding (each a “Liquidation Event”), Holders of shares of Junior Preferred Stock shall, subject to the prior rights of any holders of Senior Stock, be entitled to receive and be paid out of the assets of the Corporation available for distribution to its stockholders, for each such share (or fraction thereof), a liquidating distribution in an amount equal to that received by holders of the Common Stock for each share of Common Stock into which such share of Junior Preferred Stock (or fraction thereof) was convertible at the Applicable Conversion Rate immediately prior to such Liquidation Event.

(b)           If, in any distribution described in Section V(a) above, the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Junior Preferred Stock and the corresponding amounts payable with respect to the Common Stock or any other Parity Stock as to such distribution, Holders of Junior Preferred Stock and the holders of Common Stock or any other Parity Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)           For purposes of this Section V, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation (other than in connection with the voluntary or involuntary liquidation, winding up or dissolution of the Corporation) nor the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or Person shall be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

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(d)           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Corporation shall, within ten (10) days after the date the Board approves such action, or at least twenty (20) days prior to any stockholder’s meeting called to approve such action, if applicable, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each Holder initial written notice of the proposed action.  Such initial written notice shall describe the material terms and conditions of such proposed action.

Section VI.             Adjustments for Change of Control

(a)            Upon the occurrence of a Change of Control (as defined herein) while any shares of Junior Preferred Stock remain outstanding, each share of Junior Preferred Stock (or fraction thereof) outstanding immediately prior to such Change of Control shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Change of Control by a holder of the number of shares of Common Stock into which such share of Junior Preferred Stock (or fraction thereof) was convertible immediately prior to such Change of Control (such securities, cash, and other property, the “Exchange Property”); provided, however, that if receipt of the Exchange Property would  cause the Holder to the Holder to acquire control of a bank, as “control” is defined in Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended, and the implementing regulations of the Board of Governors of the Federal Reserve System, require the Holder to file a Change in Bank Control Act notice or require the Holder to make any similar regulatory filing, proper provision shall be made for such Holder to receive shares of non-voting securities in lieu of any voting securities included in the Exchange Property, the terms of which non-voting securities shall be as nearly equivalent as practicable to those of the Junior Preferred Stock.

(b)            A “Change of Control” shall mean:

 (i)  an acquisition of more than fifty percent (50%) of the equity securities of the Corporation (measured by vote or value) by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person (as defined below) or its Parent, Subsidiary or Affiliate (each as defined in Rule 12b-2 of the Exchange Act);

 (ii)  a sale or other disposition of all or substantially all of the assets of the Corporation (on a consolidated basis) in a single transaction or series of related transactions;

 (iii)  any tender offer, exchange offer, stock purchase or other transaction or event or series of related transactions or events by or involving the Corporation in which a single entity or group becomes the direct or indirect owner of more than fifty percent (50%) of the equity securities of the Corporation (measured by vote or value);

 (iv) a capital reorganization or reclassification of the Common Stock or other securities.

Notwithstanding anything contained herein to the contrary, a change in the state of incorporation of the Corporation shall not in and of itself constitute a Change of Control.

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(c)           “Acquiring Person” means, in connection with any Change of Control any of the following, at the Holder’s election, (i) the continuing or surviving Person of a consolidation or merger with the Corporation (if other than the Corporation), (ii) the transferee of all or substantially all of the properties or assets of the Corporation, (iii) the corporation consolidating with or merging into the Corporation in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iv) the entity or group acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Corporation’s stockholders at which directors are elected, or, (v) in the case of a capital reorganization or reclassification, the Corporation, or (vi) at the Holder’s election, any Person that (x) controls the Acquiring Person directly or indirectly through one or more intermediaries, (y) is required to include the Acquiring Person in the consolidated financial statements contained in such Person’s Annual Report on Form 10 K (if such Person is required to file such a report) or would be required to so include the Acquiring Person in such Person’s consolidated financial statements if they were prepared in accordance with U.S. generally accepted accounting principles and (z) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

(d)           If holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in a Change of Control, the Holders of Junior Preferred Stock shall be entitled to receive the same election.

(e)           The Corporation (or any successor) shall, within 20 days of the occurrence of any Change of Control or, if earlier, the date on which similar notice is given to holders of Common Stock, provide written notice to the Holders of such occurrence and of the type and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section VI.

Section VII.            Reports as to Adjustments

Whenever the number of shares of Common Stock into which the shares of Junior Preferred Stock are convertible is adjusted as provided in Section II(b), the Corporation shall, as soon as is reasonable practicable, compute such adjustment and furnish to the Holders a certificate of the Corporation, setting forth the number of shares of Common Stock into which each share of Junior Preferred Stock (or fraction thereof) is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment, the computation thereof and when such adjustment will become effective.

Section VIII.          Transfer Restrictions

Shares of Junior Preferred Stock may not be transferred to any Person other than pursuant to a Permitted Transfer, and any attempt to transfer one or more shares of Junior Preferred Stock (or fraction thereof) to a Person other than pursuant to a Permitted Transfer shall be void and of no effect.

Section IX.             Exclusion of Other Rights

Except as may otherwise be required by law, shares of Junior Preferred Stock shall not have any powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations, other than those specifically set forth herein (as this Certificate of Designation may be amended from time to time) and in the Articles of Incorporation. The shares of Junior Preferred Stock shall have no preemptive or subscription rights.

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Section X.              Severability of Provisions

If any powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations of the Junior Preferred Stock set forth in this Certificate of Designation (as this Certificate of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations of the Junior Preferred Stock set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations of the Junior Preferred Stock shall, nevertheless, remain in full force and effect, and no powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations of the Junior Preferred Stock herein set forth shall be deemed dependent upon any other such powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations of the Junior Preferred Stock unless so expressed herein.

Section XI.             Rank

Notwithstanding anything set forth in the Articles of Incorporation or this Certificate of Designation to the contrary, the Board or any authorized committee of the Board, without the vote of Holders of the Junior Preferred Stock, may authorize and issue additional shares of stock ranking junior or senior to, or on parity with, the Junior Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or any other powers, preferences, participation and other special rights, qualifications, limitations, restrictions and other designations.

Section XII.            No Redemption

The Corporation may not, at any time, redeem the outstanding shares of the Junior Preferred Stock, except upon the unanimous consent of the Holders of all outstanding shares of Junior Preferred Stock.

Section XIII.          Repurchases

Subject to the limitations imposed herein, the Corporation may purchase and sell shares of Junior Preferred Stock (or fraction thereof) from time to time to such extent, in such manner, and upon such terms as the Board or any duly authorized committee of the Board may determine.

Section XIV.          No Sinking Fund

Shares of Junior Preferred Stock are not subject to the operation of a sinking fund or any similar provisions.

Section XV.           Notices

All notices, requests and other communications to a Holder of Junior Preferred Stock shall be in writing (including facsimile transmission) and shall be given at the address of such Holder as shown on the books of the Corporation. A Holder of Junior Preferred Stock may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question. Notice shall be deemed given on the earlier of the date received or three business days after the date such notice is mailed by first-class mail, postage prepaid.

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ARTICLES OF AMENDMENT

OF

UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation of the corporation are amended by striking the first paragraph of Article V thereof and inserting the following:

“The corporation shall have authority to issue 200,000,000 shares of common stock, $1.00 par value (the “Common Stock”) and 10,000,000 shares of preferred stock, $1.00 par value (the “Preferred Stock”). Subject to the provisions of any applicable law or the Bylaws of the corporation (as from time to time amended) with respect to fixing the record date for the determination of shareholders entitled to vote, and except as otherwise provided by any applicable law or the by the resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each share being entitled to one vote.”

3.

The Restated Articles of Incorporation of the corporation are further amended by striking Article XI in its entirety and insert in lieu the following:

“Except as otherwise provided by law, any amendment or repeal of any provision of the Articles of Incorporation or Article II (Stockholders’ Meetings) or III (Board of Directors) of the Bylaws of the corporation requires the affirmative vote of holders of a majority of the shares of capital stock of the corporation then issued and outstanding and entitled to vote on such matters.”

4.

This amendment to the Restated Articles of Incorporation was adopted on February 10, 2010, and was duly approved by the shareholders entitled to vote thereon in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation of United Community Banks, Inc. this 27th day of May, 2010.

UNITED COMMUNITY BANKS, INC.
By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer

ARTICLES OF AMENDMENT
OF
UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation, as amended, of the corporation are amended by adding the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Fixed Rate Cumulative Perpetual Preferred Stock, Series B as set forth in Exhibit A attached hereto.

3.

The amendment was adopted by the board of directors of the corporation at a meeting held on October 23, 2008.  Pursuant to O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation, as amended, of the corporation, shareholder consent was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Bank, Inc. this 4th day of December, 2008.

UNITED COMMUNITY BANK, INC.

By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer

EXHIBIT A

DESIGNATIONS, POWERS, PREFERENCES,

LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS

OF

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B

OF

UNITED COMMUNITY BANKS, INC.

Part 1.  Designation and Number of Shares.  There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series B” (the “Designated Preferred Stock”).  The authorized number of shares of Designated Preferred Stock shall be 180,000.

Part 2.  Standard Provisions.  The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part 3.  Definitions.  The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

(a)       “Common Stock” means the common stock, par value $1.00 per share, of the Corporation.

(b)      “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c)       “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(d)      “Liquidation Amount” means $1,000.00 per share of Designated Preferred Stock.

(e)       “Minimum Amount” means $45,000,000.

(f)        “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).  Without limiting the foregoing, Parity Stock shall include the Corporation’s Series A Non-Cumulative Preferred Stock.

(g)       “Signing Date” means the Original Issue Date.

Part 4.  Certain Voting Matters.  Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

2

ANNEX A

STANDARD PROVISIONS

Section 1.  General Matters.  Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock.  The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations.  The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2.  Standard Definitions.  As used herein with respect to Designated Preferred Stock:

(a)         “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b)         “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency“ with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c)         “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation“s stockholders.

(d)         “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e)         “Bylaws”means the bylaws of the Corporation, as they may be amended from time to time.

(f)         “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(g)         “Charter” means the Corporation“s certificate or articles of incorporation, articles of association, or similar organizational document.

(h)         “Dividend Period” has the meaning set forth in Section 3(a).

(i)          “Dividend Record Date” has the meaning set forth in Section 3(a).

(j)          “Liquidation Preference” has the meaning set forth in Section 4(a).

(k)         “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(l)          “Preferred Director” has the meaning set forth in Section 7(b).

(m)        “Preferred Stock”  means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(n)         “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

(o)         “Share Dilution Amount” has the meaning set forth in Section 3(b).

(p)         “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(q)         “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(r)          “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3.  Dividends.

(a)         Rate.  Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any.  Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date.  In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement.  The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period,” provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).  Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b)         Priority of Dividends.  So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date).  The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.  “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other.  If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4.  Liquidation Rights.

(a)         Voluntary or Involuntary Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b)         Partial Payment.  If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)         Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d)         Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5.  Redemption.

(a)         Optional Redemption.  Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date.  On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b)         No Sinking Fund.  The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c)         Notice of Redemption.  Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption.  Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock.  Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility.  Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)         Partial Redemption.  In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable.  Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time.  If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)         Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest.  Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f)          Status of Redeemed Shares.  Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6.  Conversion.  Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7.  Voting Rights.

(a)         General.  The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b)         Preferred Stock Directors.  Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors.  Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto.  Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable.  If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c)         Class Voting Rights as to Particular Matters.  So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

 (i)           Authorization of Senior Stock.  Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

 (ii)         Amendment of Designated Preferred Stock.  Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

 (iii)        Share Exchanges, Reclassifications, Mergers and Consolidations.  Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d)         Changes after Provision for Redemption.  No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e)         Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8.  Record Holders.  To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9.  Notices.  All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law.  Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10.  No Preemptive Rights.  No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11.  Replacement Certificates.  The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation.  The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12.  Other Rights.  The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

ARTICLES OF AMENDMENT

OF

UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation of the corporation are amended by striking the first paragraph of Article V thereof and inserting the following:

"V.

"The corporation shall have authority to issue 100,000,000 shares of common stock, $1.00 par value (the "Common Stock") and 10,000,000 shares of preferred stock, $1.00 par value (the "Preferred Stock"). Subject to the provisions of any applicable law or the Bylaws of the corporation (as from time to time amended) with respect to fixing the record date for the determination of shareholders entitled to vote, and except as otherwise provided by any applicable law or the by the resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each share being entitled to one vote."

3.

The amendment was adopted by the board of directors of the corporation at a meeting held on March 5, 2004 and by the shareholders of the corporation at a meeting held on April 28, 2004.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation of United Community Bank, Inc. this 28th day of April, 2004.

UNITED COMMUNITY BANK, INC.
By:	/s/ JIMMY C. TALLENT Jimmy C. Tallent President and Chief Executive Officer

RESTATED ARTICLES OF INCORPORATION

OF

UNITED COMMUNITY BANKS, INC.

I.

The name of the corporation is United Community Banks, Inc.

II.

The corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

III.

The corporation shall have perpetual duration.

IV.

The corporation is a corporation for profit and is organized for the following general purposes: to be a bank holding company; to carry on any lawful businesses or activities relating thereto; and to engage in any lawful act or activity for which corporations may be organized under the Georgia Business Corporation Code.

V.

The corporation shall have authority to issue 50,000,000 shares of common stock, $1.00 par value (the "Common Stock") and 10,000,000 shares of preferred stock, $1.00 par value (the "Preferred Stock"). Subject to the provisions of any applicable law or the Bylaws of the corporation (as from time to time amended) with respect to fixing the record date for the determination of shareholders entitled to vote, and except as otherwise provided by any applicable law or by resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each share being entitled to one vote.

The Board of Directors is hereby expressly authorized to issue, at any time and from time to time, shares of Preferred Stock in one or more series. The number of shares within such series shall be designated by the Board of Directors in one or more resolutions, and the shares of each series so designated shall have such preferences with respect to Common Stock and other series of Preferred Stock, and such other rights, restrictions or limitations with respect to voting, dividends, conversion, exchange, redemption and any other matters, as may be set forth in one or more resolutions adopted by the Board of Directors. To the extent required by law, Articles of Amendment setting forth any such designations, preferences, rights, restrictions or limitations shall be filed with the Georgia Secretary of State prior to the issuance of any shares of such series.

The authority of the Board of Directors with respect to the establishment of each series of Preferred Stock shall include, without limiting the generality of the foregoing, determination of the following matters which may vary between series:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h) Any other relative preferences, rights, restrictions or limitations of that series, including but not limited to any obligations of the corporation to repurchase shares of that series upon the occurrence of specified events.

Of the 10,000,000 shares of authorized Preferred Stock, 287,411 shares shall be designated Series A Non-Cumulative Preferred Stock and shall have the preferences, limitations and relative rights set forth below:

1. Designation and Number of Shares. The series will be known as the "Series A Non-Cumulative Preferred Stock" (the "Series A Preferred Stock"), and will be a series consisting of 287,411 shares of the authorized but unissued preferred stock of the corporation. The Series A Preferred Stock shall have a par value of $1.00 per share and a stated value of $10 per share (the "Stated Value").

2. Dividends. The corporation is under no obligation to pay dividends on the Series A Preferred Stock. Provided, however, no dividend shall be paid on the Common Stock until dividends have been declared and are payable to the holders of record of the Series A Preferred Stock from the date of issuance of such stock at the Dividend Rate for each of the Quarterly Dividend Periods which shall commence on October 1, January 1, April 1, and July 1, in each year and shall end on and include the day next preceding the first day of the next Quarterly Dividend Period. Each such dividend shall be paid to the holders of record of shares of Series A Preferred Stock as they appear on the stock register of the corporation on such record date. The amount of dividends per share payable for each Quarterly Dividend Period shall be computed by dividing the Dividend Rate by four and applying such rate against the Stated Value per share of the Series A Preferred Stock. Dividends payable on the Series A Preferred Stock for any period less than a full Quarterly Dividend Period and for any portion of the initial dividend period between issuance and the day next preceding the first October 1, January 1, April 1 or July 1 following such issuance shall be computed on the basis of a 360-day year of four 90-day quarters and the actual number of days elapsed in the period for which they are payable. The dividend rate shall be 6% per annum (the "Dividend Rate").

3. Liquidation Preference.

(a) Preference.

(i) In the event of any liquidation, dissolution, or winding up of the corporation, either voluntarily or involuntarily, the holders of the Series A Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of Common Stock, an amount equal to (A) the Stated Value per share, plus (B) a further amount equal to any dividends accrued but unpaid on such shares. If, upon such liquidation, dissolution, or winding up of the corporation, the assets of the corporation available for distribution to the shareholders of the corporation are insufficient to provide for the payment of the full aforesaid preferential amount, such assets as are so available shall be distributed among the holders of the Series A Preferred Stock pro rata in accordance with the number of shares of Series A Preferred Stock held by them. The consolidation or merger of the corporation with or into another corporation, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the corporation (a "Reorganization"), shall not be deemed or construed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Paragraph. In the case of any Reorganization, the corporation shall enter into an agreement with such other entity for the benefit of the holders of Series A Preferred Stock that shall contain such provisions to protect the interests of such holders as the Board of Directors of the corporation shall reasonably consider necessary.

(ii) After the payment or the setting apart for payment to the holders of the Series A Preferred Stock of the preferential amounts so payable to them, if assets remain in the corporation, the holders of the Common Stock of the corporation shall receive all of the remaining assets of the corporation pro rata in accordance with the number of shares of Common Stock held by them.

(b) Noncash Distributions. If any of the assets of the corporation are to be distributed other than in cash under this paragraph 3 or for any purpose, then the Board of Directors of the corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The corporation shall, upon receipt of such appraiser’s valuation, give prompt written notice to each holder of shares of Series A Preferred Stock or Common Stock of the appraiser’s valuation.

4. Voting Rights. Series A Preferred Stock has no voting rights except as required by the Georgia Business Corporation Code.

5. Conversion. The Series A Preferred Stock is not convertible into Common Stock.

6. Optional Redemption of Series A Preferred Stock.

(a) Subject to the following limitations, the corporation, at its sole option and upon the approval of the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Atlanta as its designee, may redeem the whole or any part of the then outstanding Series A Preferred Stock by paying in cash for each share redeemed an amount equal to the Stated Value of each share redeemed plus the full dividends accrued but unpaid on each such share (whether or not declared) through the redemption date (the "Redemption Price").

(b) If less than all of the Series A Preferred Stock at any time outstanding shall be called for redemption hereunder, the shares to be redeemed shall be selected on a pro rata basis (with rounding to the nearest whole share) and upon such terms and conditions as the Board of Directors may determine (subject to the limitations and provisions contained herein). The corporation, at its option, may nonetheless redeem all of the shares of Series A Preferred Stock of any Record Holder if, as a result of a straight pro rata redemption, that Record Holder would then hold less than 1000 shares.

(c) Notice of redemption shall be mailed, certified mail, postage prepaid, not less than 10 days nor more than 60 days prior to the redemption date specified in that notice, to each Record Holder of the shares to be redeemed at the address appearing on the corporation’s stock records of the Series A Preferred Stock. Neither failure to mail such notice to one or more of such holders nor any defect in such notice shall affect the sufficiency of the proceedings of redemption as to other holders. Each such notice shall state: (A) the redemption date; (B) the applicable Redemption Price; (C) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the outstanding shares of Series A Preferred Stock are to be redeemed, the basis upon which the corporation proposes to determine such lesser number of shares to be redeemed and the number of shares of such Record Holders that would be redeemed on such basis if such Record Holder continued to hold all of its shares on the Partial Redemption Determination Date (as defined below); (D) the place or places at which the certificates representing such shares are to be surrendered for payment of the Redemption Price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

(d) In case of a redemption of less than all the outstanding shares of Series A Preferred Stock, the corporation’s final determination of the number of shares of each Record Holder to be redeemed shall be made with respect to Record Holders of Series A Preferred Stock as of the close of business five business days immediately preceding the redemption date (the "Partial Redemption Determination Date"). The transfer of shares of Series A Preferred Stock so determined for redemption shall not be permitted after the Partial Redemption Determination Date. The corporation may require that any transfer of shares of Series A Preferred Stock permitted by it between the date of the above notice to Record Holders and the partial Redemption Determination Date refer to the corporation’s notice of redemption and otherwise reflect that the transferor will acquire such shares subject to possible redemption as stated in such notice.

(e) If notice of redemption has been given pursuant to clause (c) above and if, on or before the redemption date specified in such notice, the funds necessary for such redemption have been irrevocably tendered by the corporation to the Record Holders of the shares being redeemed, or otherwise irrevocably designated or set aside in trust for the pro rata benefit of the holders of the shares so called for redemption in a manner permitted by the Georgia Business Corporation Code, then from and after the redemption date, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation or that any such shares may have been transferred (whether with or without the corporation’s permission), (A) all of the shares so called for redemption (as finally determined on the Partial Redemption Determination Date in case of a partial redemption) shall no longer be deemed outstanding, (B) all dividends shall cease to accrue thereon, and (C) all voting and other rights with respect to such shares shall cease and terminate (except the rights to receive the Redemption Price upon a surrender of certificate(s) representing such shares). Upon surrender, in accordance with said notice, of the certificates for any shares so called for redemption, properly endorsed, such shares shall be redeemed by the corporation at the Redemption Price. If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the Record Holder thereof.

(f) On or before the redemption date, the corporation, in lieu of tendering the Redemption Price directly to the respective Record Holders, may deposit with an agent that is a bank or a trust company (the "Paying Agent"), or otherwise designate or set aside as provided in clause (e) above, funds sufficient to pay the Redemption Price for all shares of Series A Preferred Stock to be redeemed on the redemption date, other than any such shares that may have been previously delivered for other consideration in a transaction otherwise permitted by this Designation. Any interest earned on funds so designated, set aside, or deposited with a Paying Agent shall be retainable by or payable to the corporation, and holders of shares of Series A Preferred Stock shall have no rights with respect thereto. Any funds so deposited with a Paying Agent that shall remain unclaimed by the Record Holders of redeemed shares at the end of six months after the redemption date, together with any previously unpaid interest earned thereon, shall be released or repaid by the Paying Agent to the corporation, and thereafter such Record Holders shall look only to the corporation for payment of the Redemption Price.

7. Certain General Matters.

(a) The corporation shall have the rights, in connection with any issuance or transfer of a share of Series A Preferred Stock, to establish by contract with the proposed holder thereof any lawful restriction or limitation respecting the transfer or other disposition of, or any exercise of right appurtenant to, such share with which such proposed holder shall agree.

(b) In any case where any redemption date shall not be a business day, then notwithstanding any other provision hereof, payment of a redemption price need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the redemption day; provided, that for purposes of computing such payment, no interest shall accrue for the period from and after such redemption date, as the case may be.

VI.

No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

VII.

The corporation shall not commence business until it shall have received at least $500.00 in payment for the issuance of shares of its stock.

VIII.

In addition to, but not in limitation of, the general powers conferred by law, the corporation shall have the power to make distributions to its shareholders out of its capital surplus, to purchase its own shares out of its unreserved and unrestricted capital surplus available therefor and to carry on any lawful business.

IX.

In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the corporation, the Board of Directors of the corporation, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider interests of the employees, customers, suppliers, and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that such consideration shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

X.

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director, provided, that this provision shall eliminate or limit the liability of a director only to the extent permitted from time to time by the Georgia Business Corporation Code or any successor laws or laws.

XI.

Except as otherwise provided by law, any amendment or repeal of any provision of the Articles of Incorporation or the Bylaws of the corporation requires the affirmative vote of holders of two-thirds of the shares of capital stock of the corporation then issued and outstanding and entitled to vote on such matters. Notwithstanding anything herein to the contrary, the number of authorized shares of any class of capital stock of the corporation may be increased by the affirmative vote of holders of a simple majority of the shares of capital stock of the corporation then issued and outstanding and entitled to vote on such matters.

XII.

I. (A) In addition to any affirmative vote required by law, and subject to the provisions of any series of Preferred Stock which may at the time be outstanding, the affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock of the corporation and the affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock of the corporation other than those beneficially owned (as defined below) by an Interested Shareholder (as defined below) (the "two-tier requirement"), shall be required for the approval or authorization of any Business Combination (as defined below) of the corporation with such Interested Shareholder; provided that the two-tier voting requirement shall not be applicable if the Business Combination was approved by three-fourths of all Directors.

(B) The term "Business Combination" as used in this Article XII shall mean:

(i) any merger or consolidation of the corporation or any Subsidiary (as hereafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

(iii) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

II. For purposes of this Article XII:

(A) A "person" shall mean any individual, firm, corporation or other entity.

(B) "Interested Shareholder" shall mean any person (other than the corporation, any Subsidiary or either the corporation or any Subsidiary acting as Trustee or in a similar fiduciary capacity) who or which:

(i) is the beneficial owner of more than 10% of the outstanding Common Stock; or

(ii) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of then outstanding Common Stock; or

(iii) acquired any shares of Common Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such acquisition shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1993.

(C) A person shall be a "beneficial owner" of any Common Stock:

(i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.

(D) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section II, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C(ii)(a) of this Section II but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(E) (i) An "Affiliate" of a specified person is a person that directly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

(ii) The term "Associate" used to indicate a relationship with any person means (1) any firm, corporation or other entity (other than the corporation or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse or such person, or any relative of such spouse who has the same home as such person.

(F) "Subsidiary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the corporation unless owned solely as trustee or other similar fiduciary capacity.

(G) "Fair Market value" means:

(i) in the case of stock, the closing sales price of a share of such stock on the Composite Tape on the New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the closing sales price or the sales price or the average of the bid and asked prices reported with respect to a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and

(ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

(H) The term "acquire" or "acquired" means the acquisition of beneficial ownership.

(I) The Board of Directors of the corporation shall have the power and duty to determine for the purposes of this Article XII, on the basis of information known to them after reasonable inquiry,

(i) whether a person is an Interested Shareholder,

(ii) the number of shares of Common Stock beneficially owned by any person,

(iii) whether a person is an Affiliate or Associate or another, and

(iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

(J) Nothing contained in this Article XII shall be construed to relieve any Interested Shareholder or any of its Affiliates or Associates from any fiduciary obligation imposed by law.

XIII.

A director of the corporation may be removed only for cause and upon the affirmative vote of the holders of two-thirds of the issued and outstanding shares entitled to vote on such matter.

EXHIBIT 3.2

AMENDMENT OF THE AMENDED AND RESTATED BYLAWS OF
UNITED COMMUNITY BANKS, INC.

The Amended and Restated Bylaws (the “Bylaws”) of United Community Banks, Inc. (the “Corporation”), are hereby amended as follows:

1.             Section 7.1 of the Bylaws is deleted in its entirety and replaced with the following:

“Form.  The shares of stock of the Corporation may be certificated or uncertificated, and may be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system.  Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Georgia, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s articles of incorporation, these Bylaws, any agreement among stockholders or any agreement between stockholders and the Corporation.  Every holder of fully-paid stock in the Corporation shall be entitled, upon request, to have a certificate in such form as the board of directors may from time to time prescribe.  The certificates representing shares of stock of the Corporation shall be in such form as may be approved by the board of directors, which certificates representing shares shall be issued to the stockholder of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the Corporation, the name of the stockholder, and the number and class of shares and designation of the series, if any, represented by the certificate; and which shall be signed by the President or a Vice-President (or in lieu thereof, by the Chairman of the Board, Chief Executive Officer or the Chief Financial Officer, if there be any) and may be signed by the Secretary or an Assistant Secretary; and which shall be sealed with the seal of the Corporation.”

2.             Section 7.3 of the Bylaws is deleted in its entirety and replaced with the following:

“Transfer of Shares.  Shares of stock of the Corporation shall be transferred only on the books of the Corporation by the stockholder of record or his duly authorized attorney-in-fact, and with all taxes on the transfer having been paid, and if such shares are represented by a certificate, upon surrender to the Corporation of the certificate representing the shares accompanied by an assignment in writing, or for uncertificated shares, upon the presentation of proper evidence of authority to transfer by the record holder. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper.  Upon the surrender of shares represented by a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Canceled” and filed with the permanent stock records of the Corporation.  If a certificate is alleged to have been lost, stolen or destroyed, the provisions of Section 7.5 of these Bylaws shall have been complied with.  The board of directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, stolen or destroyed shares (including any requirement of an indemnity bond prior to issuance of any replacement certificate or uncertificated shares in lieu of new certificates) as it deems appropriate.  No certificate representing shares (or uncertificated shares in lieu of a certificate) shall be issued until the consideration for the shares represented thereby has been fully paid.”

Approved by the Board of Directors on July 15, 2010 and effective this 11th day of August, 2010.

/s/ Lori McKay
Lori McKay
Secretary

                    AMENDED AND RESTATED BYLAWS

                                OF

                   UNITED COMMUNITY BANKS, INC.
                     (A Georgia Corporation)

                     AS OF SEPTEMBER 12, 1997

                   AMENDED AND RESTATED BYLAWS

                                OF

                   UNITED COMMUNITY BANKS, INC.
                     (A GEORGIA CORPORATION)

                        TABLE OF CONTENTS

                                  i

                                    ii

                                    iii

                          AMENDED AND RESTATED BYLAWS

                                      OF

                         UNITED COMMUNITY BANKS, INC.

_______________________________________________________________________________

      References in these Amended and Restated Bylaws to "Articles of
Incorporation" are to the Articles of Incorporation of United Community Banks,
Inc., a Georgia corporation (the "Corporation"), as amended and restated from time to time.

      All of these Amended and Restated Bylaws are subject to contrary provisions, if any, of the Articles of Incorporation (including provisions designating the preferences, limitations, and relative rights of any class or series of shares), the Georgia Business Corporation Code (the "Code"), and
other applicable law, as in effect on and after the effective date of these
Bylaws.  References in these Bylaws to "Sections" shall refer to sections of the Bylaws, unless otherwise indicated.
_______________________________________________________________________________

                                  ARTICLE ONE

                                    OFFICE

      1.1   REGISTERED OFFICE AND AGENT.  The Corporation shall maintain a registered office in the State of Georgia and shall have a registered agent whose business office is the same as the registered office.

      1.2   OTHER OFFICES.  The Corporation may also have other offices at such other place or places, both within or without the State of Georgia, as the Board of Directors may from time to time designate or the business of the
Corporation requires.

                                  ARTICLE TWO

                            STOCKHOLDERS' MEETINGS

      2.1   PLACE OF MEETINGS.  Meetings of the Corporation's stockholders may be held at any location inside or outside the State of Georgia designated by the Board of Directors or any other person or persons who properly call the meeting, or if the Board of Directors or such other person or persons do not specify a location, at the Corporation's principal office.

      2.2   ANNUAL MEETINGS.  The Corporation shall hold an annual meeting of stockholders, at a time determined by the Board of Directors, to elect directors and to transact any business that properly may come before the meeting.  The annual meeting may be combined with any other meeting of stockholders, whether annual or special.

                                    1

      2.3   SPECIAL MEETINGS.  Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the Chief
Executive Officer, the President, or the Chief Financial Officer, and shall be called by the Corporation upon the written request (in compliance with applicable requirements of the Code) of the holders of shares representing twenty-five percent (25%) or more of the votes entitled to be cast on each issue proposed to be considered at the special meeting.  The business that may be transacted at any special meeting of stockholders shall be limited to that proposed in the notice of the special meeting given in accordance with Section
2.4 (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business).

      2.4   NOTICE OF MEETINGS.  In accordance with Section 9.4 and subject to waiver by a stockholder pursuant to Section 2.5, the Corporation shall give written notice of the date, time, and place of each annual and special stockholders' meeting no fewer than 10 days nor more than 60 days before the meeting date to each stockholder of record entitled to vote at the meeting.
The notice of an annual meeting need not state the purpose of the meeting unless these Bylaws require otherwise.  The notice of a special meeting shall state the purpose for which the meeting is called.  If an annual or special stockholders' meeting is adjourned to a different date, time, or location, the
Corporation shall give stockholders notice of the new date, time, or location of the adjourned meeting, unless a quorum of stockholders was present at the meeting and information regarding the adjournment was announced before the meeting was adjourned; provided, however, that if (i) the adjournment is for more than 30 days, or (ii) a new record date is or must be fixed in accordance with Section 7.6, the Corporation must give notice of the adjourned meeting to all stockholders of record as of the new record date who are entitled to vote at the adjourned meeting.

      2.5   WAIVER OF NOTICE.  A stockholder may waive any notice required by the Code, the Articles of Incorporation, or these Bylaws, before or after the date and time of the matter to which the notice relates, by delivering to the
Corporation a written waiver of notice signed by the stockholder entitled to the notice.  In addition, a stockholder's attendance at a meeting shall be
(a) a waiver of objection to lack of notice or defective notice of the meeting unless the stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting, and (b) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose stated in the meeting notice, unless the stockholder objects to considering the matter when it is presented.  Except as otherwise required by the Code, neither the purpose of nor the business transacted at the meeting need be specified in any waiver.

      2.6   QUOROM; VOTE REQUIRED TO ACT.  (a) At all meetings of
stockholders, stockholders entitled to vote on a matter may take action on the matter only if a quorum exists at the meeting.  A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or the Articles of Incorporation.  Once a share is present at any meeting other than for the express purpose of objecting at the beginning of the meeting, the share shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournments of that meeting, unless a new record date for the adjourned meeting is or must be set pursuant to Section 7.6 of these Bylaws.

      (b)   Except as provided in Section 3.2, if a quorum exists, action on a matter by the stockholders is approved by the stockholders if the votes cast

                                    2

 favoring the action exceed the votes cast opposing the action, unless the
Articles of Incorporation or the Code requires a greater number of affirmative votes.

      2.7   VOTING OF SHARES.  Unless otherwise required by the Code or the
Articles of Incorporation, each outstanding share of any class or series having voting rights shall be entitled to one vote on each matter that is submitted to a vote of stockholders.

      2.8   PROXIES.  A stockholder entitled to vote on a matter may vote in person or by proxy pursuant to an appointment executed in writing by the stockholder or by his or her attorney-in-fact.  An appointment of a proxy shall be valid for three years from the date of its execution, unless a longer or shorter period is expressly stated in the proxy.

      2.9   PRESIDING OFFICER.  Except as otherwise provided in this Section
2.9, the Chairman of the Board, if there be one, and in his or her absence or disability the Chief Executive Officer, if there be one, and in his or her absence or disability the President, and in his or her absence or disability the Chief Financial Officer, if there be one, shall preside at every stockholders' meeting (and any adjournment thereof) as its chairman.  If neither the Chairman of the Board, the Chief Executive Officer, the President
nor the Chief Financial Officer is present and willing to serve as chairman of the meeting, and if the Chairman of the Board has not designated another person who is present and willing to serve, then a majority of the
Corporation's directors present at the meeting shall be entitled to designate a person to serve as chairman.  If no director of the Corporation is present at the meeting, or if a majority of the directors who are present cannot be established, then a chairman of the meeting shall be selected by a majority vote of the shares present at the meeting entitled to vote at the meeting.
The chairman of the meeting may designate other persons to assist with the meeting.

      2.10  ADJOURNMENTS.  At any meeting of stockholders (including an adjourned meeting), a majority of shares present and entitled to vote at the meeting (whether or not those shares constitute a quorum) may adjourn the meeting.  The only business that may be transacted at any reconvened meeting is business that could have been transacted at the meeting that was adjourned, unless further notice of the adjourned meeting has been given in compliance with the requirements for a special meeting that specifies the additional purpose or purposes for which the meeting is called.  Nothing contained in this Section 2.10 shall be deemed or otherwise construed to limit any lawful authority of the chairman of a meeting to adjourn the meeting.

      2.11  CONDUCT OF THE MEETING.  At any meeting of stockholders, the chairman of the meeting shall be entitled to establish the rules of order governing the conduct of business at the meeting.

      2.12  ACTION OF STOCKHOLDERS WITHOUT A MEETING.  Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and delivered to the
Corporation.  Every written consent shall bear the date of signature of each stockholder who signs the consent.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such

                                    3

 consent shall have the same force and effect as a majority vote of stockholders.

      2.13  MATTERS CONSIDERED AT ANNUAL MEETINGS.  Notwithstanding anything to the contrary in these Bylaws, the only business that may be conducted at an annual meeting of stockholders shall be business brought before the meeting
(a) by or at the direction of the Board of Directors prior to the meeting, (b)
by or at the direction of the Chairman of the Board, the Chief Executive
Officer, the President, the Chief Financial Officer, or (c) by a stockholder of the Corporation who is entitled to vote with respect to the business and who complies with the notice procedures set forth in this Section 2.13.  For business to be brought properly before an annual meeting by a stockholder, the stockholder must have given timely notice of the business in writing to the
Secretary of the Corporation.  To be timely, a stockholder's notice must be delivered or mailed to and received at the principal offices of the
Corporation on or before the later to occur of (i) 14 days prior to the annual meeting or (ii) 5 days after notice of the meeting is provided to the stockholders pursuant to Section 2.4 hereof.  A stockholder's notice to the
Secretary shall set forth a brief description of each matter of business the stockholder proposes to bring before the meeting and the reasons for conducting that business at the meeting; the name, as it appears on the
Corporation's books, and address of the stockholder proposing the business;
the series or class and number of shares of the Corporation's capital stock that are beneficially owned by the stockholder; and any material interest of the stockholder in the proposed business.  The chairman of the meeting shall have the discretion to declare to the meeting that any business proposed by a stockholder to be considered at the meeting is out of order and that such business shall not be transacted at the meeting if (i) the chairman concludes that the matter has been proposed in a manner inconsistent with this Section
2.13 or (ii) the chairman concludes that the subject matter of the proposed business is inappropriate for consideration by the stockholders at the meeting.

                                 ARTICLE THREE

                              BOARD OF DIRECTORS

      3.1   GENERAL POWERS.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation, in bylaws approved by the stockholders, or in agreements among all the stockholders that are otherwise lawful.

      3.2   NUMBER, ELECTION AND TERM OF OFFICE.  The number of directors of the Corporation shall consist of eight to fourteen persons, until otherwise determined by resolution of the Board of Directors or of the stockholders from time to time; provided that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director.  Except as provided elsewhere in this Section 3.2 and in Section 3.4,  the directors shall be elected at each annual meeting of stockholders, or at a special meeting of stockholders called for purposes that include the election of directors, by a plurality of the votes cast by the shares entitled to vote and present at the meeting.  Except in case of death, resignation, disqualification, or removal, the term of each director shall expire at the next succeeding annual meeting of stockholders.  Despite the expiration of a director's term, he or she shall continue to serve until his or her successor, if there is to be any, has been elected and has qualified.

                                    4

      3.3   REMOVAL OF DIRECTORS.  The entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors.  Removal action may be taken only at a stockholders' meeting for which notice of the removal action has been given.  A removed director's successor, if any, may be elected at the same meeting to serve the unexpired term.

      3.4   VACANCIES.  A vacancy occurring in the Board of Directors may be filled for the unexpired term, unless the stockholders have elected a successor, by the affirmative vote of a majority of the remaining directors, whether or not the remaining directors constitute a quorum.  A vacancy or vacancies in the Board of Directors may result from the death, resignation, disqualification, or removal of any director, or from an increase in the number of directors.

      3.5   COMPENSATION.  Directors may receive such compensation for their services as directors as may be fixed by the Board of Directors from time to time.  A director may also serve the Corporation in one or more capacities other than that of director and receive compensation for services rendered in those other capacities.

      3.6   COMMITTEES OF THE BOARD OF DIRECTORS.  The Board of Directors may
designate from among its members an executive committee or one or more other standing or ad hoc committees, each consisting of one or more directors, who serve at the pleasure of the Board of Directors.  Subject to the limitations imposed by the Code, each committee shall have the authority set forth in the resolution establishing the committee or in any other resolution of the Board of Directors specifying, enlarging, or limiting the authority of the committee.

      3.7   QUALIFICATION OF DIRECTORS.  No person elected to serve as a director of the Corporation shall assume office and begin serving unless and until duly qualified to serve, as determined by reference to the Code, the
Articles of Incorporation, and any further eligibility requirements established in these Bylaws.

                                 ARTICLE FOUR

                      MEETINGS OF THE BOARD OF DIRECTORS

      4.1   REGULAR MEETINGS.  A regular meeting of the Board of Directors shall be held in conjunction with each annual meeting of stockholders.  In addition, the Board of Directors may, by prior resolution, hold regular meetings at other times.

      4.2   CHAIRMAN OF THE BOARD.  The Chairman of the Board (if there be one) shall preside at and serve as chairman of meetings of the stockholders and of the Board of Directors (unless another person is selected under Section
2.9 to act as chairman).  The Chairman of the Board shall perform other duties and have other authority as may from time to time be delegated by the Board of
Directors.

      4.3   SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief
Executive Officer, the President, the Chief Financial Officer or any two
directors in office at that time.

                                    5

      4.4   PLACE OF MEETINGS.  Directors may hold their meetings at any place in or outside the State of Georgia that the Board of Directors may establish from time to time.

      4.5   NOTICE OF MEETINGS.  Directors need not be provided with notice of any regular meeting of the Board of Directors.  Unless waived in accordance with Section 4.11, the Corporation shall otherwise give at least three days'
notice to each director of the date, time, and place of each special meeting.
Notice of a meeting shall be deemed to have been given to any director in attendance at any prior meeting at which the date, time, and place of the subsequent meeting was announced.

      4.6   QUOROM.  At meetings of the Board of Directors, the greater of (a)
a majority of the directors then in office, or (b) one-third of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business.

      4.7   VOTE REQUIRED FOR ACTION.  If a quorum is present when a vote is taken, the vote of a majority of the directors present at the time of the vote will be the act of the Board of Directors, unless the vote of a greater number is required by the Code, the Articles of Incorporation, or these Bylaws.  A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at it; (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he or she delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the
Corporation immediately after adjournment of the meeting.  The right of dissent or abstention is not available to a director who votes in favor of the action taken.

      4.8   PARTICIPATION BY CONFERENCE TELEPHONE.  Members of the Board of
Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment through which all persons participating may hear and speak to each other.  Participation in a meeting pursuant to this Section 4.8 shall constitute presence in person at the meeting.

      4.9   ACTION BY DIRECTORS WITHOUT A MEETING.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent, describing the action taken, is signed by each director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.  The consent may be executed in counterparts, and shall have the same force and effect as a unanimous vote of the Board of Directors at a duly convened meeting.

      4.10  ADJOURNMENTS.  A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place.  It shall not be necessary to give notice to the directors of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned, unless a quorum was not present at the meeting that was adjourned, in which case notice shall be given to directors in the same manner as for a special meeting.  At any such reconvened meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting that was adjourned.

                                    6

      4.11  WAIVER OF NOTICE.  A director may waive any notice required by the
Code, the Articles of Incorporation, or these Bylaws before or after the date and time of the matter to which the notice relates, by a written waiver signed by the director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.  Attendance by a director at a meeting shall constitute waiver of notice of the meeting, except where a director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or to transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.

                                 ARTICLE FIVE

                                   OFFICERS

      5.1   OFFICERS.  The Board of Directors, as soon as may be possible after the election thereof held each year, shall elect or appoint a President, a Secretary and a Treasurer, and may also elect or appoint a Chief Executive
Officer and a Chief Financial Officer.  The Board of Directors may also elect a Chairman of the Board from among its members.  The Board of Directors from time to time may create and establish the duties of other officers and may elect or appoint, or authorize specific senior officers to appoint, the person who shall hold other offices, including one or more Vice Presidents (including
Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents,
and the like), one or more Assistant Secretaries, and one or more Assistant
Treasurers.  Whether or not so provided by the Board of Directors, the
Chairman of the Board, the Chief Executive Officer, the President or the Chief
Financial Officer may appoint one or more Assistant Secretaries and one or more Assistant Treasurers.  Any two or more offices may be held by the same person except that no person may hold both the offices of President and
Secretary.

      5.2   TERM.  Each officer shall serve at the pleasure of the Board of
Directors (or, if appointed by the Chief Executive Officer, President, Chief
Financial Officer or a senior officer pursuant to this Article Five, at the pleasure of the Board of Directors, the Chief Executive Officer, President,
Chief Financial Officer, or the senior officer authorized to have appointed the officer) until his death, resignation, or removal, or until his replacement is elected or appointed in accordance with this Article Five.

      5.3   COMPENSATION.  The compensation of all officers of the Corporation shall be fixed by the Board of Directors or by a committee or officer appointed by the Board of Directors.  Officers may serve without compensation.

      5.4   REMOVAL.  All officers (regardless of how elected or appointed)
may be removed, with or without cause, by the Board of Directors, and any officer appointed by the Chief Executive Officer, President, Chief Financial
Officer or another senior officer may also be removed, with or without cause, by the Chief Executive Officer, President, Chief Financial Officer or by any
senior officer authorized to have appointed the officer to be removed.
Removal will be without prejudice to the contract rights, if any, of the person removed, but shall be effective notwithstanding any damage claim that may result from infringement of such contract rights.

                                    7

      5.5   CHAIRMAN OF THE BOARD.  The Chairman of the Board (if there be one) shall preside at and serve as chairman of meetings of the stockholders and of the Board of Directors (unless another person is selected under Section
2.9 to act as Chairman).  The Chairman of the Board shall perform other duties and have other authority as may from time to time be delegated by the Board of
Directors.

      5.6   CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer (if there be one) shall be charged with the general and active management of the
Corporation, shall see that all orders and resolutions of the Board of
Directors are carried into effect, shall have the authority to select and appoint employees and agents of the Corporation, and shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board.  The Chief Executive Officer shall also be responsible for the development, establishment, and implementation of the policy and strategic initiatives for the Corporation.  The Chief Executive
Officer shall perform any other duties and have any other authority as may be delegated from time to time by the Board of Directors, and shall be subject to the limitations fixed from time to time by the Board of Directors.

      5.7   PRESIDENT.  If there shall be no separate Chief Executive Officer of the Corporation, then the President shall be the chief executive officer of the Corporation, with the duties and authority provided in Section 5.6.  The
President shall perform such other duties and have such other authority as may from time to time be delegated by the Board of Directors.  In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

      5.8   CHIEF FINANCIAL OFFICER.  The Chief Financial Officer shall have the legal custody of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements and other appropriate accounting records in books belonging to the Corporation and shall deposit all funds and other valuable items in the name and to the credit of the Corporation in such depositories as may be designated by the Board of
Directors.  He shall render to the Chairman of the Board and the Board of
Directors, at its regular meetings, or when the Chairman of the Board or the
Board of Directors so requires, an account of all his transactions as Chief
Financial Officer and of the financial condition of the Corporation.  If required by the Board of Directors, he shall give the Corporation a bond in such sum, or such conditions, and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office.

      5.9   VICE PRESIDENT.  The Vice President (if there be one) shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, whether the duties and powers are specified in these Bylaws or otherwise.  If the Corporation has more than one Vice
President, the one designated by the Board of Directors shall act in the event of the absence or disability of the President.  Vice Presidents shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors, the Chief Executive Officer, the
President, or the Chief Financial Officer.

      5.10  SECRETARY.  The Secretary shall be responsible for preparing minutes of the meetings of stockholders, directors, and committees of directors, and for authenticating records of the Corporation.  The Secretary or any Assistant Secretary shall have authority to give all notices required

                                    8

 by law or these Bylaws.  The Secretary shall be responsible for the custody of the corporate books, records, contracts, and other documents.  The Secretary or any Assistant Secretary may affix the corporate seal to any lawfully executed documents requiring it, may attest to the signature of any officer of the Corporation, and shall sign any instrument that requires the Secretary's signature.  The Secretary or any Assistant Secretary shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors, the Chief Executive Officer, the President, or the
Chief Financial Officer.

      5.11  TREASURER.  Unless otherwise provided by the Board of Directors, the Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit, or disbursement of these funds and securities under the direction of the Board of Directors.  The
Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained, and shall make reports of these receipts and disbursements to the Board of Directors, the Chief Executive Officer, the President, and the
Chief Financial Officer upon request. The Treasurer or Assistant Treasurer shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors, the Chief Executive Officer,
the President, or the Chief Financial Officer.

                                  ARTICLE SIX

                          DISTRIBUTIONS AND DIVIDENDS

      Unless the Articles of Incorporation provides otherwise, the Board of
Directors, from time to time in its discretion, may authorize or declare distributions or share dividends in accordance with the Code.

                                 ARTICLE SEVEN

                                    SHARES

      7.1   SHARE CERTIFICATES.  The interest of each stockholder in the
Corporation shall be evidenced by a certificate or certificates representing shares of the Corporation, which shall be in such form as the Board of
Directors from time to time may adopt in accordance with the Code. Share certificates shall be in registered form and shall indicate the date of issue, the name of the Corporation, the name of the stockholder, and the number and class of shares and designation of the series, if any, represented by the certificate.  Each certificate shall be signed by the President or a Vice
President (or in lieu thereof, by the Chairman of the Board, Chief Executive
Officer or the Chief Financial Officer, if there be any) and may be signed by the Secretary or an Assistant Secretary.

      7.2   RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS.  Prior to
due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares (or the beneficial owner of the shares to the extent of any rights granted by a nominee certificate on file with the Corporation pursuant to any procedure that may be established by the
Corporation in accordance with the Code) as the person exclusively entitled to vote the shares, to receive any dividend or other distribution with respect to the shares, and for all other purposes; and the Corporation shall not be bound

                                    9

 to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it has express or other notice of such a claim or interest, except as otherwise provided by law.

      7.3   TRANSFERS OF SHARES.  Transfers of shares shall be made upon the books of the Corporation kept by the Corporation or by the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate or by an attorney lawfully constituted in writing.  Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 7.5 of these Bylaws shall have been complied with.

      7.4   DUTY OF CORPORATION TO REGISTER TRANSFER.  Notwithstanding any of
the provisions of Section 7.3 of these Bylaws, the Corporation is under a duty to register the transfer of its shares only if:  (a) the share certificate is endorsed by the appropriate person or persons; (b) reasonable assurance is given that each required endorsement is genuine and effective; (c) the
Corporation has no duty to inquire into adverse claims or has discharged any such duty; (d) any applicable law relating to the collection of taxes has been complied with; (e) the transfer is in fact rightful or is to a bona fide purchaser; and (f) the transfer is in compliance with applicable provisions of any transfer restrictions of which the Corporation shall have notice.

      7.5   LOST, STOLEN, OR DESTROYED CERTIFICATES.  Any person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of this claim in such a manner as the Corporation may require and shall, if the Corporation requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the
Corporation, as the Corporation may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen, or destroyed.

      7.6   Fixing of Record Date.  For the purpose of determining
stockholders (a) entitled to notice of or to vote at any meeting of stockholders or, if necessary, any adjournment thereof, (b) entitled to receive payment of any distribution or dividend, or (c) for any other proper purpose, the Board of Directors may fix in advance a date as the record date.
The record date may not be more than 60 days (and, in the case of a notice to stockholders of a stockholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring the determination of stockholders, is to be taken.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors shall fix a new record date for the reconvened meeting, which it must do if the meeting is adjourned to a date more than 30 days after the date fixed for the original meeting.

      7.7   RECORD DATE IF NONE FIXED.  If no record date is fixed as provided in Section 7.6, then the record date for any determination of stockholders that may be proper or required by law shall be, as appropriate, the date on which notice of a stockholders' meeting is mailed, the date on which the Board of Directors adopts a resolution declaring a dividend or authorizing a distribution, or the date on which any other action is taken that requires a determination of stockholders.

                                      10

                                 ARTICLE EIGHT

                                INDEMNIFICATION

      8.1   ACTION BY PERSONS OTHER THAN THE CORPORATION.  The Corporation
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

      8.2   ACTIONS BY OR IN THE NAME OF THE CORPORATION.  The Corporation
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the
Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.  Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Georgia or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Georgia or such other court shall deem proper.

      8.3   SUCCESSFUL DEFENSE.  To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in
Sections 8.1 and 8.2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      8.4   AUTHORIZATION OF INDEMNIFICATION.  Any indemnification under
Sections 8.1 and 8.2 (unless ordered by a court) shall be made by the
Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth

                                    11

 in Sections 8.1 and 8.2.  Such determination shall be made:  (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; (2) if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the stockholders.

      8.5   PREPAYMENT OF EXPENSES.  Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article Eight.

      8.6   NON-EXCLUSIVE RIGHT.  The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this
Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      8.7   INSURANCE.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

      8.8   CONSTITUENT CORPORATIONS TO MERGER.  For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation or a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      8.9   DEFINITIONS.  For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation"
shall include any service as a director, officer, employee, or agent of the
Corporation which imposes duties on, or involves services by, such its director, officer, employee, or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation"
as referred to in this Article.

      8.10  CONTINUATION OF INDEMNIFICATION.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article

                                      11

 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

      8.11  CHANGES IN LAW.  In the event the Code is amended following the date of the latest modification, amendment, or revision of this Article so as to permit indemnification by the Corporation of any person to a greater extent
(either as to matters or persons which may be the subject of indemnity) than permitted in this Article, then the Board of Directors shall have the power to authorize such greater indemnification in accordance with the amended provisions of the Code.

      8.12  OTHER PERMITTED INDEMNIFICATION.  Whether or not required or permitted by the foregoing provisions of this Article, the Corporation shall indemnify any person against any other losses, damages, expenses (including attorneys' fees and other costs of defense), judgments, fines, and amounts paid in settlement which result from the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise, if the Board of Directors finds, in its sole discretion, that such indemnity is appropriate in view of all of the facts and circumstances involved, unless such indemnity, in the opinion of counsel, is prohibited by law.

      8.13  AMENDMENT.  Any amendment to this Article Eight that limits or otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any person indemnified hereunder (an "Indemnified
Person") shall, as to such Indemnified Person, apply only to proceedings based

                                      12

 on actions, events, or omissions (collectively, "Post Amendment Events")
occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected.  Any Indemnified Person shall, as to any proceeding based on actions, events, or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses, and other rights under this Article Eight to the same extent as if such provisions had continued as part of the Bylaws of the
Corporation without such amendment.  This Section 8.13 cannot be altered, amended, or repealed in a manner effective as to any Indemnified Person
(except as to Post Amendment Events) without the prior written consent of such
Indemnified Person.

      8.14  SEVERABILITY.  Each of the Sections of this Article Eight, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article Eight that is not declared invalid or unenforceable.

                                      13

                                 ARTICLE NINE

                                 MISCELLANEOUS

      9.1   INSPECTION OF BOOKS AND RECORDS.  The Board of Directors shall have the power to determine which accounts, books, and records of the
Corporation shall be available for stockholders to inspect or copy, except for those books and records required by the Code to be made available upon compliance by a stockholder with applicable requirements, and shall have the power to fix reasonable rules and regulations (including confidentiality restrictions and procedures) not in conflict with applicable law for the inspection and copying of accounts, books, and records that by law or by determination of the Board of Directors are made available.

      9.2   FISCAL YEAR.  The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the fiscal year from time to time as it deems appropriate.

      9.3   CORPORATE SEAL.  The corporate seal will be in such form as the
Board of Directors may from time to time determine. The Board of Directors may authorize the use of one or more facsimile forms of the corporate seal. The corporate seal need not be used unless its use is required by law, by these
Bylaws, or by the Articles of Incorporation.

      9.4   NOTICE.  (a)  Whenever these Bylaws require notice to be given to any stockholder or to any director, the notice may be given by mail, in person, by courier delivery, by telephone, or by telecopier, telegraph, or similar electronic means.  Whenever notice is given to a stockholder or director by mail, the notice shall be sent by depositing the notice in a post office or letter box in a postage-prepaid, sealed envelope addressed to the stockholder or director at his or her address as it appears on the books of the Corporation.  Any such written notice given by mail shall be effective:
(i) if given to stockholders, as such, at the time the same is deposited in the United States mail; and (ii) in all other cases, at the earliest of (x)
when delivered, properly addressed, to the addressee's last known principal place of business or residence, (y) three days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed, or (z) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.  Whenever notice is given to a stockholder or director by any means other than mail, the notice shall be deemed given when received.

      (b)   In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

                                    14

                                 ARTICLE TEN

                                  AMENDMENTS

      Except as otherwise provided under the Code or the Articles of
Incorporation, the Board of Directors shall have the power to alter, amend, or repeal these Bylaws or adopt new Bylaws.  Any Bylaws adopted by the Board of
Directors may be altered, amended, or repealed, and new Bylaws adopted, by the stockholders.  The stockholders may prescribe in adopting any Bylaw or Bylaws that the Bylaw or Bylaws so adopted shall not be altered, amended, or repealed by the Board of Directors.

                                                    Dated:  September 12, 1997

                                      15

EXHIBIT 10.3

ASSET PURCHASE AND SALE AGREEMENT

This ASSET PURCHASE AND SALE AGREEMENT (as amended, restated, or otherwise modified and in effect from time to time, this “Purchase Agreement”), is dated as of April 18, 2011, between UNITED COMMUNITY BANK, a bank organized under the laws of the State of Georgia, as Seller (“Seller”), and CF SOUTHEAST LLC, a Delaware limited liability company (“CF Southeast”), and CF SOUTHEAST TRUST 2011-1, a Delaware statutory trust (“CF Trust”).

BACKGROUND

Seller wishes to sell, and CF Southeast and CF Trust wish to purchase, subject to the terms and conditions set forth in this Purchase Agreement, certain performing and non-performing commercial loans, consumer loans, commercial mortgage loans, residential mortgage loans and related property.

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Usages and Definitions.  Capitalized terms used but not otherwise defined in this Purchase Agreement are defined in Appendix A. Appendix A also contains rules as to usage applicable to this Purchase Agreement. Appendix A is incorporated by reference into this Purchase Agreement.

SECTION 2. Purchase and Sale of Assets.

(a) Subject to the terms and provisions of this Purchase Agreement and the satisfaction of the conditions described herein, the Seller hereby agrees to sell, transfer, assign, set over and otherwise convey to Purchaser, and Purchaser agrees to purchase the Loans identified and described in the Asset List, together with any related property, including the related Loan Files (the “Assets”) on the Closing Date.

(b) The Assets sold are identified in the Asset List attached as Schedule 1 to the Bill of Sale to be executed between the Seller and the Purchaser simultaneously with the execution and delivery of this Purchase Agreement.  Subject to the terms and provisions of this Purchase Agreement and the Bill of Sale, the Seller will sell, transfer, set over and otherwise convey the Assets identified in Schedule 1 to the Bill of Sale (other than the Letter of Credit Obligations) to the Purchaser, including (1) all interest, principal, fees and other payments received with respect to such Assets after the Cut-off Date or received on or before the related Cut-off Date but not posted until after the Cut-off Date, whether or not due before or after the Cut-Off Date, (2) any Escrow Payments, other funds held in escrow, reserve or other accounts by the Seller with respect to such Assets; provided, however, that the Seller may retain all interest accrued prior to the Closing Date, to the extent paid on or after the Closing Date (but if paid after the Closing Date, only if paid prior to 30 days after the due date) with respect to the Loans listed on Schedule 2(b) (the “Performing Loan Interest”), (3) all rights as an additional insured under all related title, hazard, or other insurance policies of any nature pertaining to such Assets, as well as Seller’s right to any and all pending claims relating to such policies, (4) all documents related to the Assets, including the Loan Files, (5) the servicing rights appurtenant to such Assets, and (6) all proceeds derived in any way from any of the foregoing, all on the terms set forth in this Purchase Agreement and the applicable Bill of Sale, and agrees that it will from time to time execute and deliver to the Purchaser such instruments of further assurance and other instruments and will take such other action as the Purchaser may reasonably request in order to evidence the purchase evidenced by the Bill of Sale.  On the Closing Date, Purchaser shall pay the Estimated Purchase Price in accordance with Section 7.

(c) In connection with the Seller’s assignment of the Assets pursuant to subsection (b) above, the Seller will promptly release the Loan File for each Loan to the Purchaser.  Upon the sale of the Assets to Purchaser, the ownership of all related operative Notes, all related Mortgages and other Loan Documents, and all related Loan Files shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the Assets prepared by or which come into possession of the Seller shall vest immediately in the Purchaser.

(d) If the Seller cannot deliver, or cause to be delivered, as to each Loan File, the original or a copy of any of the documents or instruments referred to in clauses (c), (h), (l) or (m) of Exhibit B, with evidence of recording thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 2(c) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Loan File; provided, however, that a copy of such recorded document or instrument certified (which certificate may relate to multiple documents and/or instruments) by the Seller to be a true and complete copy of the recorded original thereof submitted for recording or filing, as the case may be) has been delivered to or at the direction of the Purchaser, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Purchaser (or any subsequent owner of the affected Assets) within ninety (90) days of the Closing Date (or within such longer period after the Closing Date as the Purchaser (or such subsequent owner) may consent to, which consent shall not be unreasonably withheld so long as the Seller has provided the Purchaser (or such subsequent owner) with evidence of such recording or filing, as the case may be.  If the Seller cannot deliver, or cause to be delivered, as to the Assets, the original or a copy of the related lender’s Title Insurance Policy referred to in clause (k) of Exhibit B solely because such policy has not yet been issued, the delivery requirements of Section 2(c) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Loan File, provided that (i) the Seller has delivered to the Purchaser a commitment for title insurance “marked-up” at the Closing, and (ii) there are no conditions or requirements to be satisfied by the Seller or the related Borrower of such Loan prior to issuance of the Title Insurance Policy.  Seller shall, at no cost to Purchaser, deliver to or at the direction of the Purchaser (or any subsequent owner of the affected Asset), promptly following the receipt thereof, the Seller’s Title Insurance Policy (or a copy thereof).

(e) As to the Assets, the Purchaser shall be responsible for all costs associated with the recording or filing, as the case may be, of each Collateral Assignment referred to in clause (h) of Exhibit B including any UCC financing statement evidencing the assignment from Seller to Purchaser and Seller shall be responsible for all transfer, filing and recording fees and taxes, costs and expenses, and any state or county documentary taxes, if any, with respect to the filing or recording of any other document or instrument described in clause (c) (other than an assignment to the Purchaser), or any document or instrument described in clauses (h), (l) or (m) of Exhibit B (other than an assignment to the Purchaser) executed prior to or required to be filed prior to (or which a reasonably prudent loan servicer would have filed prior to) the Closing Date but not transferred, filed or recorded until after the Closing Date.

(f) All Escrow Payments, reserve funds and other comparable funds in the possession of the Seller (or under its control) with respect to the Assets shall be delivered by the Seller to the Purchaser on the Closing Date.

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(g) Through the Closing Date, the Seller shall assume all risk of loss to the Mortgaged Properties and other Collateral Security.  From and after the Closing Date, the Purchaser will assume all risk of loss to the Mortgaged Properties and other Collateral Security.

(h) The Seller’s records will reflect the transfer of Assets to a Purchaser as a sale.

(i) Notwithstanding the foregoing or anything in this Purchase Agreement to the contrary, the Assets shall not include, and Seller shall retain sole responsibility for and shall pay, perform and discharge when due any and all obligations under existing letters of credit issued for the account of any Obligor on any Loan, whether such letters of credit were issued by Seller or Seller’s predecessors-in-interest (the “Letter of Credit Obligations”); provided that all obligations of any Obligor to pay or reimburse Seller for draws on any such letters of credit shall be included in the Assets, and Seller shall take all actions necessary to cause such payment or reimbursement obligations of such Obligors to be assigned and transferred to Purchaser, including the endorsement of any promissory note evidencing such payment or reimbursement obligation on or within five (5) Business Days after the Closing.  Within ten (10) Business Days written notice to Purchaser that Seller has funded a properly presented draw on any Letter of Credit Obligation, and provided that Seller has funded such draw in accordance with, and only as required by, the terms of the Loan Documents and the requirements of any such letter of credit, Purchaser shall deliver to Seller by wire transfer of immediately available funds to an account specified in writing by Seller, an amount equal to the amount funded by Seller with respect to such draw on such letter of credit.  Seller agrees to renew and permit to remain outstanding each such letter of credit unless Purchaser, by written notice to Seller, advises Seller at least five (5) Business Days prior to the then effective expiration date (assuming no renewal thereof prior to such expiration date) that Purchaser will no longer reimburse Seller for any draws on such letter of credit after the then effective expiration date (assuming no renewal thereof prior to such expiration date).

(j) Notwithstanding the foregoing or anything in this Purchase Agreement to the contrary, the Assets shall include, and Purchaser shall have sole responsibility for and shall pay, perform and discharge when due, with respect to any Loan, the commitments to make loan advances with respect to the Loans listed on Schedule 2(j)  after the Cut-off Date (collectively, the “Funding Obligations”); provided, that, Purchaser’s sole obligation with respect to any such advances made by Seller prior to the Closing Date shall be to reimburse Seller for 30.72% of such advances.  After the Closing Date, within ten (10) Business Days after written notice to Seller that Purchaser has funded a properly presented request for an advance on any Funding Obligation that currently exist, and provided that Purchaser has funded such request in accordance with, and only as required by, the terms of the Loan Documents, Seller shall deliver to Purchaser by wire transfer of immediately available funds to an account specified in writing by Purchaser, an amount equal to 69.28% of the amount funded by Purchaser with respect to such request for advance.  For the avoidance of doubt, the Seller shall have no obligation hereunder or otherwise with respect to any advance made by Seller following a renewal or extension of any Loan.

SECTION 3. Reserved.

SECTION 4. Representations, Warranties and Covenants of the Seller.

(a) The Seller hereby makes, as of the date hereof and the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, and its successors and assigns, each of the representations and warranties set forth in Exhibits C-1 and C-2.

(b) In addition, the Seller, as of the Closing Date, hereby represents and warrants to, and covenants with, the Purchaser that:

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(i) The Seller is duly incorporated and is validly existing in good standing as a state chartered bank under the laws of the State of Georgia.  The Seller is in compliance with the laws of each state in which any Assets are located to the extent necessary to perform its obligations under this Purchase Agreement.

(ii) The execution, delivery and performance of this Purchase Agreement have been duly authorized by all requisite corporate action and no further consent or authorization of the Seller, its Board of Directors or sole stockholder is required.

(iii) The Seller has full banking power and authority to (A) own and operate its properties and assets and execute and deliver this Purchase Agreement and the Bill of Sale, (B) perform its obligations hereunder and (C) carry on its business as presently conducted and as presently proposed to be conducted.  The Seller and its subsidiaries are duly licensed, qualified and authorized to do business and are in good standing in all jurisdictions in which the nature of their activities and of their properties (both owned and leased) makes such licensing, qualification or authorization necessary, except  for any jurisdiction where the failure to be so licensed, qualified or authorized would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(iv) This Purchase Agreement has been duly executed and delivered by the Seller, and when this Purchase Agreement is duly authorized, executed and delivered by the Purchaser, will be a valid and binding agreement enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(v) Neither the execution and delivery by the Seller of this Purchase Agreement nor the performance by the Seller of any of its obligations hereunder violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect of any Person under (A) the articles of incorporation or bylaws (or other comparable documents) of the Seller or any of its Affiliates, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Seller or any of its Affiliates or any of their respective properties or assets, or (C) the terms of any bond, debenture, indenture, credit agreement, note or any other evidence of indebtedness, or any other similar plan, lease, mortgage, deed of trust or other instrument to which the Seller or any of its Affiliates is a party, by which the Seller or any of its Affiliates is bound, or to which any of the properties or assets of the Seller or any of its Affiliates is subject.

(vi) There is no pending or, to the Knowledge of the Seller, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Seller or any of its Affiliates that would affect the execution by the Seller of, or the performance by the Seller of any of its obligations under, this Purchase Agreement.

(vii) No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by the Seller of this Purchase Agreement or any Bill of Sale or the performance by the Seller of any of its obligations hereunder.  No registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution delivery and performance of or compliance by the Seller with this Purchase Agreement or the consummation by the Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller’s sale of the Assets to the Purchaser, and (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made.

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(viii) If a third party (other than an Obligor of the related Loan), including a potential purchaser of the Assets, inquires, the Seller will promptly indicate that the Assets have been sold to a third party and the Seller will not claim any ownership interest in the Assets.

(ix) The Seller’s records (including for purposes of GAAP) will reflect the transfer of the Assets to the Purchaser as a sale.

(x) Promptly after Closing and in any event within ten (10) days after the Closing Date, the Seller shall deliver to each Obligor of such Asset (except that no such notice shall be given to an Obligor with respect to such Obligor’s Subject Residential Mortgage Loan; it being understood that if a Person that is an individual is an Obligor on a Loan other than a Subject Residential Mortgage Loan and an Obligor on a Subject Residential Mortgage Loan, Seller shall deliver such notice with respect to the Loans that are not Subject Residential Mortgage Loans but shall not deliver such notice to such Obligor with respect to the Subject Residential Mortgage Loan) an executed notice letter in the form attached hereto as Exhibit E-1 printed on the letterhead of the Seller and addressed to each such Obligor.  At least 15 days prior to the transfer of servicing by Seller of any Subject Residential Mortgage Loan and otherwise in accordance with applicable law, the Seller shall deliver to the Obligors on such Subject Residential Mortgage Loan an executed notice letter in the form attached hereto as Exhibit E-2 printed on the letterhead of the Seller and addressed to each such Obligor.

(xi) There are no receiverships with respect to Seller or with respect to any substantial part of Seller’s property and none of the Assets include any real estate owned by Seller or any of its Affiliates.  Immediately after giving effect to the consummation of the transactions contemplated hereby, (a) the fair value of the property of Seller is greater than the total amount of liabilities, including contingent liabilities, of Seller, (b) Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond Seller’s ability to pay such debts and liabilities as they mature, (c) Seller is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which Seller’s property would constitute an unreasonably small capital, and (d) Seller is able to pay its debts and liabilities, contingent obligations and other commitments as they mature or arise in the ordinary course of business.

(xii) Neither the FDIC nor any other regulatory authority has issued a directive preventing the Closing contemplated by this Purchase Agreement.

(xiii) During the Interim Period, Seller has:

(a) serviced the Assets in accordance with the terms of the Loan Documents and all applicable federal, state and local laws, and in furtherance of and to the extent consistent with such terms and laws, in accordance with the same care, skill, prudence and diligence which it uses for other similar assets in its portfolio;

(b) Not, except as reflected in the Loan Files, (i) modified, solicited or discussed the modification of,  any Loan (including, without limitation, a release of any collateral or any party from liability on or with respect to any Loan), (ii) forgiven, or discussed the forgiveness of, principal in respect of  any Loan, (iii) solicited, discussed or accepted a deed-in-lieu of foreclosure with respect to  any Loan, (iv) solicited, discussed or conducted any short sale in respect of the Mortgaged Property, (v) commenced any foreclosure with respect to  any Loan or bankruptcy proceeding against the related Borrower, (vi) settled or compromised any condemnation or insurance claim or proceeding in respect of  any Loan, (vii) settled or compromised, or make any offers to settle or compromise, any existing litigation or other proceedings in respect of  any Loan, or (viii) taken any action to materially impair any interest of a Purchaser in any Loan; and

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(c) should a Note relating to any Loan contain provisions for the adjustment of the interest rate and/or installment payments payable thereunder which require notice from the Seller in order to be effective, to the extent required by the terms of such Note or applicable law, on or before the Closing Date, notified, in writing, each Borrower under the Loans of any such adjustment scheduled to occur on or before the Closing Date and Seller shall deliver to Purchaser, at the Closing, evidence that Seller provided any such notifications in connection with the Loans.

(xiv)           The information set forth on the Asset List attached as Schedule 1 to the Bill of Sale is true and correct in all material respects.  In addition, the amount set forth on the Asset List attached as Schedule 1 of the Bill of Sale with respect to Delinquent Property Taxes, Escrow Payments, reserve funds, deposits and other comparable funds in the possession of the Seller (or under its control) with respect to each of the Assets is true and correct in all respects.  Seller is not in possession of any Escrow Payments, reserve funds or other comparable funds with respect to the Assets.

(xv)           At all times from and after January 1, 2011, Seller is and has been the sole servicer of the Assets.

(xvi)           As of the Closing Date, no Obligor has the right, pursuant to any Note or other Loan Document, to obtain additional loans from the Seller or to cause the Seller to extend additional credit in the form of a letter of credit or otherwise and except for the letters of credit set forth on Schedule 1 of the Bill of Sale,  if any, Seller is not the issuer of any letter of credit for the account of any Obligor.

SECTION 5. Representations, Warranties and Covenants of the Purchaser.

The Purchaser, as of the Closing Date, hereby represents and warrants to the Seller that:

(a) The Purchaser has been duly incorporated and is validly existing and in good standing under the laws of the state where it was organized or formed.  The Purchaser is in compliance with the laws of each state in which any Assets are located to the extent necessary to perform their obligations under this Purchase Agreement.

(b) The Purchaser has full power and authority to (A) own and operate its properties and assets and execute and deliver this Purchase Agreement and the Bill of Sale, (B) perform their obligations hereunder and (C) carry on their business as presently conducted and as presently proposed to be conducted.  The Purchaser and its subsidiaries are duly licensed, qualified and authorized to do business and are in good standing in all jurisdictions in which the nature of their activities and of their properties (both owned and leased) makes such licensing, qualification or authorization necessary, except for any jurisdiction where the failure to be so licensed, qualified or authorized would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

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(c) This Purchase Agreement has been duly executed and delivered by Purchaser, and when this Purchase Agreement is duly authorized, executed and delivered by the Purchaser, will be a valid and binding agreement enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(d) Neither the execution and delivery by the Purchaser of this Purchase Agreement nor the performance by the Purchaser of any of their obligations hereunder violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect of any Person under (A) the articles of incorporation or bylaws (or other comparable documents) of the Purchaser or any of their Affiliates, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Purchaser or any of its Affiliates or any of their respective properties or assets, or (C) the terms of any bond, debenture, indenture, credit agreement, note or any other evidence of indebtedness, or any other similar plan, lease, mortgage, deed of trust or other instrument to which the Purchaser or any of its Affiliates is a party, by which the Purchaser or any of its Affiliates is bound, or to which any of the properties or assets of the Purchaser or any of its Affiliates is subject.

(e) There is no pending or, to the Knowledge of the Purchaser, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Purchaser or any of its Affiliates that would affect the execution by the Purchaser of, or the performance by the Purchaser of any of its obligations under, this Purchase Agreement.

(f) No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by the Purchaser of this Purchase Agreement or any Bill of Sale or the performance by the Purchaser of any of its obligations hereunder.  No registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution delivery and performance of or compliance by the Purchaser with this Purchase Agreement or the consummation by the Purchaser of any transaction contemplated hereby, other than such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made.

(g)            Immediately after giving effect to the consummation of the transactions contemplated hereby, (a) the fair value of the property of Purchaser is greater than the total amount of liabilities, including contingent liabilities, of Purchaser, (b) Purchaser does not intend to, and does not believe that it will, incur debts or liabilities beyond Purchaser’s ability to pay such debts and liabilities as they mature, (c) Purchaser is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which Purchaser’s property would constitute an unreasonably small capital, and (d) Purchaser is able to pay its debts and liabilities, contingent obligations and other commitments as they mature or arise in the ordinary course of business

SECTION 6. Repurchase of Assets.  Pursuant to Section 12, a Purchaser may require that the Seller repurchase an Asset as a result of the breach by Seller of certain of its representations and warranties under this Purchase Agreement for an amount equal to the Repurchase Price for that Asset. The Seller and the Purchaser shall execute and deliver any and all such additional assignments, deeds, instruments of transfer and other documents as may be reasonably required in order to complete such repurchase, in each case, without recourse or representation of any kind by Purchaser.  Seller shall be responsible for, and shall pay when due and payable, all transfer, filing and recording fees and taxes, costs and expenses, and any state or county documentary taxes, if any, with respect to the filing or recording of any document or instrument contemplated hereby in connection with such repurchase.  In connection with any repurchase of assets contemplated by Section 12, the Seller and the Purchaser shall tender promptly or cause to be tendered promptly to the other party, the related Loan File.

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SECTION 7. Payment of Purchase Price.  On the Closing Date and subject to adjustment pursuant to Section 10(b), Purchaser shall deliver to Seller an amount equal to the Estimated Purchase Price by wire transfer of immediately available funds to the account specified below:

Bank: United Community Bank

Address:            125 Highway 515 East
Blairsville, GA  30514

ABA No.:

Account No.:

Name:  United Community Bank

Attention:

SECTION 8. Closing; Conditions Precedent.

(a) The Closing shall be held at the offices of Kilpatrick Townsend & Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia 30309 at 10:00 a.m., Atlanta, Georgia time, on the date hereof, or on such other date or in such other manner as shall be mutually agreed to in writing by the parties hereto.  On the Closing Date, the Seller and the Purchaser shall each execute and deliver the Bill of Sale.

(b) The Closing shall be subject to each of the following conditions precedent:

(i) All of the representations and warranties of each party specified herein shall be true and correct in all material respects as of the Closing Date;

(ii) All documents and opinions specified in Section 9 (the Closing Documents) shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(iii) The Seller shall have delivered and released to the Purchaser or the Purchaser’s designee, as the case may be, all documents required to be so delivered pursuant to Section 2;

(iv) All other terms and conditions of this Purchase Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

(v) The payment of the Purchase Price in accordance with Section 7 of this Purchase Agreement shall have been received; and

(vi) The Purchaser shall be satisfied that all of the conditions precedent described above have been satisfied.

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SECTION 9. Closing Documents.

The “Closing Documents” to be delivered on the Closing Date shall consist of the following:

(a) This Purchase Agreement duly executed and delivered by the Seller and Purchaser;

(b) A certificate of good standing from the Secretary of State of the State of Georgia with respect to the Seller;

(c) The Loan File for each Loan;

(d) Assignments of all Loan Documents, duly executed by the Seller, evidencing the assignment to Purchaser of all of the Seller’s right, title and interest therein, including without limitation, the following documents and instruments:

(i) An allonge or other endorsement of the promissory note relating to each Loan, reflecting the Purchaser as the owner and holder of such promissory note or as otherwise requested by Purchaser, executed in blank and with it being understood that the representations warranties, covenants and agreements set forth in the Purchase Agreement apply to such Loans regardless of whether any reference to the Purchase Agreement is included in such allonge or endorsement;

(ii) An assignment of the deed of trust, mortgage or other similar security instrument, in form and substance satisfactory to Purchaser and suitable for recording in the appropriate public records reflecting the Purchaser as the mortgagee or beneficiary thereunder;

(iii) An assignment of the assignment of leases and rents or other similar instrument, if any, in form and substance suitable for recording in the appropriate public records, reflecting the Purchaser as the assignee thereunder;

(iv) An omnibus assignment of all other Loan Documents and, if applicable, any personal property security agreements and control agreements to the Purchaser;

(v) All original stock certificates and related stock powers executed in blank and all original promissory notes and other instruments that are Collateral Security for any Loan and any other Collateral Security which is perfected by possession; and

(vi) Evidence of the delivery of the notices described in Section 4(b)(xiii)(c).

(e) A certificate of the Seller substantially in the form of Exhibit F hereto, executed by an executive officer or authorized signatory of the Seller and dated as of the Closing Date, and upon which the Purchaser may rely;

(f) A written Opinion of Counsel for the Seller, substantially in the form of Exhibit G (general corporate opinion) and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser, dated as of the Closing Date and addressed to the Purchaser;

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(g) Prior to the Closing Date, Seller shall have sent to Purchaser a written statement setting forth as of April 11, 2011 (i) the then current principal balance of each Loan, (ii) the amount of accrued and unpaid interest thereon, (iii) the interest rate applicable to each Loan, (iv) the balance of each of the funds held pursuant to Escrow Payments, reserve funds and other comparable funds in the possession of the Seller, and/or funds, (v) the balance of any certificates of deposit and other deposits that are Collateral Security, (vi) the amount of any advances made by Seller or servicer on the Borrower’s behalf after the Cut-off Date which have not been repaid as of the Closing Date, (vii) the “paid to” date, (viii) the amount of per diem interest accruing, and (ix) the amount of the regular principal and interest installment payment.  The foregoing information is hereinafter collectively referred to as the “Trial Balance Information”;

(h) A list setting forth all (i) foreclosure or receivership proceedings currently pending or in process  (ii) bankruptcy proceedings and other litigation of which Seller has been served with notice thereof, with respect to any of the Assets and the contact information for Seller’s counsel with respect to each such proceeding;

(i) With respect to any Loan that is cross-collateralized with or shares a common Obligor with a Retained Loan, an executed Subordination Agreement with respect to such Retained Loan; provided that, in the event any such Subordination Agreements are not executed and delivered at Closing, Seller will comply with the terms thereof as if such Subordination Agreements had been executed at Closing.

(j) An affidavit or other recordable document evidencing the merger of any prior holder of any Note or Loan with and into Seller; and

(k) Such other certificates and documents as the Purchaser may reasonably request.

SECTION 10. Post Closing.

(a) As soon as reasonably practicable after the Closing Date:

(i) Purchaser and the Seller shall (A) with respect to Assets in litigation (including foreclosure), to the extent necessary or advisable, file appropriate pleadings with the court that will substitute Purchaser’s attorney for Seller’s attorney, and remove Seller as a party to the litigation and substitute Purchaser as the real party in interest, and (B) with respect to Loans with respect to which the related Obligor is in bankruptcy, mail to each of the Seller’s bankruptcy attorney, the Seller’s foreclosure attorney, the Obligor’s attorney and the bankruptcy trustee a letter advising such attorneys and the bankruptcy trustee that the Seller has sold the Loan on the Closing Date to the Purchaser.

(ii) Each Purchaser and the Seller shall file or cause to be filed, as and when required by law, all IRS forms 1099, 1099A, 1098 or 1041 and K-1 in relation to the ownership of the Loans for the portion of such year the Loans were owned by the Seller.

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(b) Not later than one hundred eighty (180) days after the Closing Date, the Purchaser shall deliver to the Seller a statement setting forth any corrections to the amount of the Purchase Price (as compared to the Estimated Purchaser Price), together with the documentation relating to such corrections (the “Proposed Correction Statement”).  If Purchaser does not receive a written objection from Seller to the Proposed Correction Statement within thirty (30) days after Seller’s receipt of the Proposed Correction Statement, the Proposed Correction Statement shall become the Correction Statement for all purposes under this Purchase Agreement.  If the Seller objects to the Proposed Correction Statement within such thirty (30) day period, then Seller and Purchaser shall use their reasonable, diligent and good faith efforts to attempt to resolve Seller’s objections to the Proposed Correction Statement during the thirty (30) day period following the receipt by Purchaser of Seller’s objection (the “Mediation Period”).  If the parties are unable to agree on a Correction Statement during the Mediation Period, then as soon as practicable after the expiration of the Mediation Period, but in any event within ten (10) Business Days thereof, the determination of the Correction Statement shall be submitted for determination by a firm of independent certified public accountants of nationally recognized standing and acceptable to Seller and Purchaser.  Not later than the tenth Business Day following the determination of the Correction Statement, Purchaser shall pay to Seller, in cash, the amount by which the Purchase Price as set forth in the Correction Statement exceeds the Estimated Purchase Price paid at Closing, or, in the alternative, Seller shall pay to Purchaser, in cash, the amount by which the Estimated Purchase Price paid at Closing exceeds the Purchase Price as set forth in the Correction Statement.

(c) At any time, and from time to time after the Closing Date, upon the reasonable request of a party hereto, and at the expense of such party, the other party shall do, execute, acknowledge and deliver, and shall cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required in order to (i) better assign, transfer, grant, convey, assure and confirm to Purchaser, and to collect any or all of the Loans or to effectuate the purpose and carry out the terms of this Purchase Agreement; and (ii) allow Purchaser to defend against Obligor allegations or factual statements that (A) relate to the period before the Closing Date and (B) materially and adversely impede, delay or otherwise affect Purchaser’s ability to pursue its remedies under the Loan Documents.

(d) At any time and from time to time, the Seller, at the request of the Purchaser, shall provide to the Purchaser, upon reasonable prior notice from the Purchaser, the information reasonably necessary to verify the legal balances of the Loans evidenced by the Notes and, at the Purchaser’s expense, provide to the Purchaser copies of the books, records and other information relating to the determination of such legal balances of the Loans evidenced by the Notes.

(e) The Seller agrees that all cash collateral accounts, deposit accounts, securities accounts, investment property, certificates of deposit or other instruments which are maintained by any Obligor and pledged as Collateral Security with respect to any Loan will continue to be maintained by the Seller and promptly after Closing, but in any event within 10 days after the Closing Date, (i) the Seller will execute, and use commercially reasonable efforts to cause the owner and holder of each such deposit account, security account, investment property, certificate of deposit and instrument to execute, such documents as are necessary to perfect, or continue the perfection of, the security interest of the Purchaser in such deposit accounts, certificates of deposit or instruments, including, without limitation, a deposit account control agreement or other agreement in form acceptable to the Seller and the Purchaser; provided that Seller shall not be required to cause any Obligor to re-execute any agreements relating to deposit accounts, securities accounts, investment property or certificates of deposit which are already subject to an existing assignment agreement or other agreement, executed by the applicable owner or holder thereof and the Seller as depository bank, securities intermediary or secured party to the extent Purchaser, in its reasonable discretion, determines such existing agreement constitutes a “control agreement” for purposes of perfection of Seller’s lien in such Collateral Security which has been assigned pursuant to the omnibus assignment referenced in Section 9(d)(iv), and (ii) the Seller will take all actions reasonably necessary to maintain and continue the perfection of such security interest or lien in any such Collateral Security that may be perfected by notation on a certificate of title or other document for the benefit of Purchaser.

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(f) Promptly upon the receipt thereof and in any event not later than three (3) Business Days after the receipt thereof, the Seller, at its expense, shall pay to the Purchaser any Collection received by the Seller after the Cut-Off Date (and including after the Closing Date) by deposit of such payments to the Collections Account or deliver such Collection to the Purchaser in the form received together with any necessary endorsement.

(g) In connection with the transfer of the servicing of the Assets, Seller and Purchaser each agree to cooperate in good faith with respect to such transfer and Seller agrees to promptly upon the receipt thereof, and in any event not later than five (5) days after the receipt thereof, at Seller’s expense, shall deliver to Purchaser, in the form received, any notices or other information concerning the Assets received or discovered by Seller on or after the Closing Date with respect to any Assets.

(h) Seller shall use its commercially reasonable efforts to cooperate with the Purchaser and its servicer in effecting the termination of Seller’s responsibilities and rights with respect to the Loans and to ensure a smooth transition of the Loans and the servicing responsibilities with respect to the Loans, including, without limitation, providing the Purchaser and its servicer all documents and records in its possession in electronic or other form requested by the Purchaser or such servicer to enable the Purchaser or such servicer to assume the Seller’s functions with respect to the Loans.

(i) Within ten (10) days after the Closing Date, Seller shall instruct each attorney engaged by Seller in connection with the Assets, to send all invoices to Seller, for fees, expenses and disbursements incurred through the Closing Date and payment of such invoices shall be the sole and exclusive obligation of Seller and Purchaser shall have no obligation for payment of such invoices.

(j)           In the event any Loan is cross-collateralized with or shares a common Obligor with a commercial loan, consumer loan, commercial mortgage loan or residential mortgage loan held by Seller or any of its Affiliates that is not included in the Assets, upon request from Purchaser, and in any event within ten (10) days of such request, Seller shall or shall cause its Affiliate, as applicable to execute and deliver a Subordination Agreement with respect to such loan held by Seller or such Affiliate, as the case may be.

SECTION 11. Other Expenses.  Each party will pay its own expenses (including the fees and expenses of its attorneys) in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Purchase Agreement.

SECTION 12. Indemnification.

(a) The Seller shall indemnify and hold harmless Purchaser, its Affiliates and their respective successors and assigns and each of their respective directors, officers, partners, employees, agents and representatives (collectively, the “Purchaser Indemnified Parties”) from and against any and all Damages to the extent relating to, resulting from or arising out of:

(i) the acts or omissions of the Seller or any of its predecessors or any assignors of any Note or Loan during Seller’s or such predecessors’ or assignors’ ownership, management or servicing of any of the Loans on or prior to the Closing Date;

(ii) any breach of or failure by the Seller to perform any covenant or obligation set forth in this Purchase Agreement;

(iii) any breach of any warranty or representation made by the Seller in this Purchase Agreement;

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(iv) the Letter of Credit Obligations; and

(v) the Purchaser’s first priority security interest in any certificate of deposit and other deposits or deposit accounts that are Collateral Security not being perfected for any reason.

(b) The Seller shall not have any indemnification obligation under Section 12(a)(iii), unless and until the aggregate amount of Damages incurred by the Purchaser Indemnified Parties in respect of such matters exceeds $100,000, whereupon the Purchaser Indemnified Parties shall be entitled to recover all such Damages from the Seller from the first dollar thereof; provided, however, that such $100,000 threshold shall not apply to any breach by Seller of the Excluded Threshold Representations.  Seller shall not be liable under Section 12(a)(i) for aggregate Damages in excess of $25,000,000.  Seller shall not be liable for breaches of representations and warranties with respect to Section 4(a) and any warranty and representation set forth in Exhibit C-1 and C-2 (excluding breaches of Excluded Cap Representations) for aggregate Damages in excess of $10,000,000.  With respect to any Asset, Seller shall not be liable for breaches of Excluded Cap Representations with respect to such Asset for aggregate Damages in excess of the Repurchase Price with respect to such Asset.  For purposes of determining the aggregate amount of Damages suffered by a Purchaser Indemnified Party, each representation and warranty contained in this Purchase Agreement and the Exhibits to this Purchase Agreement for which indemnification can be or is sought hereunder shall be read without regard to materiality qualifications that may be contained herein and therein.

(c) With respect to any breach of any representations or warranties in paragraph 11 of Exhibits C-1 and C-2 of this Purchase Agreement with respect to any Asset(s), the Purchaser may give written notice to the Seller of such breach, and the Seller shall have the right to cure such breach to the reasonable satisfaction of Purchaser during a period of sixty (60) days after receipt of such notice, and in the event the Seller fails to cure such breach to the reasonable satisfaction of Purchaser within such sixty (60) day period, the Seller shall repurchase such Asset(s) at the Repurchase Price (such repurchase to be as-is and without any recourse or representation of any kind by Purchaser, and Seller shall be responsible for and pay when due and payable, all transfer, filing and recording fees and taxes, costs and expenses and any state or county documentary taxes, if any, arising out of or in connection with each such repurchase).

(d) With respect to any breach of any representations or warranties in paragraph 31 of Exhibit C-2 with respect to any Subject Residential Mortgage Loans, the Purchaser shall give written notice to the Seller of such breach within fifteen (15) days after the Closing Date or, if applicable, within fifteen (15) days of the determination after the Closing Date that any other Loan is a Subject Residential Mortgage Loan and the Seller shall have the right to cure such breach to the reasonable satisfaction of Purchaser during a period of twenty (20) days after receipt of such notice, and in the event the Seller fails to cure such breach to the reasonable satisfaction of Purchaser within such twenty (20) day period, the Seller shall repurchase such Asset(s) at the Repurchase Price (such repurchase to be as-is and without any recourse or representation of any kind by Purchaser, and Seller shall be responsible for and pay when due and payable, all transfer, filing and recording fees and taxes, costs and expenses and any state or county documentary taxes, if any, arising out of or in connection with each such repurchase).  For the avoidance of doubt, the representation and warranty set forth in paragraph 31 of Exhibit C-2 shall survive for only fifteen (15) days after the Closing Date with respect to the Subject Residential Mortgage Loans listed on Exhibit A on the Closing Date and for fifteen (15) days after the determination after the Closing Date that any other Loan is a Subject Residential Mortgage Loan and Seller shall have no obligation or liability with respect to any breach of paragraph 31 of Exhibit C-2 unless notice of such breach is delivered to Seller by Purchaser within the fifteen (15) day period applicable thereto.

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(e) With respect to any breach of any representations or warranties in paragraph 14 of Exhibit C-1 or paragraph 16 of Exhibit  C-2 of this Purchase Agreement with respect to any Asset(s), upon becoming aware of such breach, the Purchaser shall give written notice to the Seller of such breach together with reasonably satisfactory evidence of such Delinquent Property Taxes, and the Seller shall, within ten (10) Business Days of delivery of such notice, pay such Delinquent Property Taxes to the appropriate taxing authority and provide reasonably satisfactory evidence of such payment or, at Purchaser’s election pay to Purchaser an amount equal to such Delinquent Property Taxes.

(f) The Purchaser shall indemnify and hold harmless Seller, its Affiliates and their respective successors and assigns and each of their respective directors, officers, partners, employees, agents and representatives (collectively, the “Seller Indemnified Parties”) from and against any and all Damages to the extent relating to, resulting from or arising out of:

(i) the acts or omissions of the Purchaser or any of its successors by merger or other operation of law (other than assignment) during its or its successors ownership, management or servicing of any of the Loans after the Closing Date;

(ii) any breach of or failure by the Purchaser to perform any covenant or obligation set forth in this Purchase Agreement; and

(iii) any breach of any warranty or representation made by the Purchaser in this Purchase Agreement, including any representations and warranties set forth in Section 5.

(g) The Purchaser shall not have any indemnification obligation under Section 12(f)(iii), unless and until the aggregate amount of Damages incurred by the Seller Indemnified Parties in respect of such matters exceeds $100,000, whereupon the Seller Indemnified Parties shall be entitled to recover all such Damages from the Purchaser from the first dollar thereof.  Seller shall not be liable under Section 12(f)(i) for aggregate Damages in excess of $25,000,000.  For purposes of determining the aggregate amount of Damages suffered by a Seller Indemnified Party, each representation and warranty contained in this Purchase Agreement and the Exhibits to this Purchase Agreement for which indemnification can be or is sought hereunder shall be read without regard to materiality qualifications that may be contained herein and therein.

(h) Conduct of Third Party Claims.

(i) Whenever a claim for indemnification shall arise under this Section 12 as a result of a third-party claim, the party seeking indemnification (the “Indemnified Party”), shall notify the party from whom such indemnification is sought (the “Indemnifying Party”) in writing of the claim and the facts constituting the basis for such claim in reasonable detail and the amount thereof, to the extent known, along with copies of the relevant documents evidencing the claim and the basis for indemnification sought; provided that the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except if and to the extent that the Indemnifying Party demonstrates that the defense of such claim is actually prejudiced by the Indemnified Party’s failure to give such notice and in such case, only to the extent of such prejudice.  Thereafter, the Indemnified Party shall deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim.

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(ii) Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such claim and to participate at its own expense in the defense of any such claim; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party.  In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(iii) No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 12 unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim, and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

SECTION 13. Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by certified mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing as follows:

If to Purchaser, to  such address or facsimile number as may now hereafter be furnished to the Seller in writing by Purchaser.

If to the Seller, to:

United Community Bank
125 Highway 515 East
Blairsville, GA 30514
Attn:  David Shearrow
Telephone:  (706) 781-2265
Fax:  (706) 781-6713

with a copy to:

Kilpatrick Townsend & Stockton LLP
1100 Peachtree Street
Suite 2800
Atlanta, GA  30309
Attn:  James W. Stevens
Telephone:  (404) 815-6500
Fax:  (404) 541-3400

or to such other address or facsimile number as the Seller may designate in writing to Purchaser.

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SECTION 14. Representations, Warranties and Agreements to Survive Delivery.  Except for the Excluded Cap Representations, the representations and warranties set forth in paragraph 12 and 31 of Exhibit C-1, the representations and warranties set forth in paragraph 14 and 31 of Exhibit C-2, the representations and warranties set forth in Section 4(b) (other than Sections 4(b)(viii)-(x) and (xiii), (xiv) (except for the specific items on the Asset List included in Excluded Cap Representations), (xv) and (xvi)), and Section 5, all representations and warranties contained in this Purchase Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Assets by the Seller to the Purchaser or its designee for a period of eighteen (18) months.  The representations and warranties set forth in the Excluded Cap Representations, the representations and warranties set forth in paragraph 12 and 31 of Exhibit C-1, the representations and warranties set forth in paragraph 14 of Exhibit C-2, the representations and warranties set forth in Section 4(b) (other than Section 4(b)(viii)-(x) and (xiii), (xiv) (except for the specific items on the Asset List included in Excluded Cap Representations), (xv) and (xvi)) and Section 5, and the agreements and covenants set forth in this Purchase Agreement shall remain operative and in full force and effect and shall survive delivery of the Assets by the Seller to the Purchaser or its designee until the expiration of the statute of limitations applicable thereto.  Notwithstanding anything to the contrary in Section 12 or this Section 14, the obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified shall have, before the expiration of the applicable survival period, previously made a claim by delivering a written notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party and such claim may be pursued and shall survive the expiration of the survival period until finally resolved.  For the avoidance of doubt, regardless of the termination of the survival period with respect to the representations and warranties set forth in Section 4(b)(xiv), the obligations of Seller with respect to Delinquent Property Taxes pursuant to Section 12(e) and the specific items on the Asset List included in Excluded Cap Representations shall survive until the expiration of the statute of limitations applicable thereto.

SECTION 15. Severability of Provisions.  Any part, provision, representation, warranty or covenant of this Purchase Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation, warranty or covenant of this Purchase Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 16. Rights Cumulative; Waivers.  The rights of each of the parties under this Purchase Agreement are cumulative and may be exercised as often as any party considers appropriate.  The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing.  Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right.

SECTION 17. Headings.  The headings of the Sections contained in this Purchase Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Purchase Agreement or any provision hereof.

SECTION 18. Counterparts.  The parties may execute and deliver this Purchase Agreement as a single document or in any number of counterparts, manually, by facsimile or by other electronic means, including contemporaneous xerographic or electronic reproduction by each party’s respective attorneys.  Each counterpart shall be an original, but a single document or all counterparts together shall constitute one instrument that shall be the agreement.

SECTION 19. Entire Agreement.  This Purchase Agreement (along with the appendices, exhibits, schedules and other documents delivered pursuant to this Purchase Agreement) constitutes the entire agreement among the parties with respect to the subject matter of this Purchase Agreement and supersede all prior agreements, representations and understandings related to such subject matters.

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SECTION 20. GOVERNING LAW.  THIS PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPALS THEREOF, AND EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK CITY AND ANY COURT HEARING ANY APPEAL THEREFROM, OVER ANY SUIT, ACTION OR PROCEEDING AGAINST IT ARISING OUT OF OR BASED UPON THIS PURCHASE AGREEMENT (A “RELATED PROCEEDING”).  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION TO ANY RELATED PROCEEDING IN SUCH COURTS WHETHER ON THE GROUNDS OF VENUE, RESIDENCE OR DOMICILE OR ON THE GROUND THAT THE RELATED PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 21. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PURCHASE AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS PURCHASE AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

SECTION 22. Further Assurances.  The Seller and the Purchasers agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Purchase Agreement.

SECTION 23. Successors and Assigns.  This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and, with respect to Section 12, will inure to the benefit of their respective officers, directors, employees, consultants, agents, attorneys, accountants and Affiliates and no other Person will have any right or obligation hereunder.  The rights and obligations of the Seller and a Purchaser under this Purchase Agreement shall not be assigned by either such party without the prior written consent of the other such party, which consent shall not be unreasonably withheld, conditioned or delayed, except that (a) any Person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder and (b) any Person into which a Purchaser may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which such Purchaser is a party, or any Person succeeding to all or substantially all of the business of such Purchaser, shall be the successor to such Purchaser hereunder.  Notwithstanding the foregoing, Purchaser may assign its rights and obligations under this Purchase Agreement to one or more Affiliates, in which event the assignor shall no longer have any rights, benefits, obligation, duties or liabilities with respect to this Purchase Agreement, except for the assigning Purchaser’s indemnity set forth in Section 12 with respect to the acts and omissions of such assigning Purchaser prior to such assignment which shall survive such assignment and the assignee shall be deemed to have assumed, and have the benefit of, all of such assignors rights, benefits, obligations, duties and liabilities under this Purchase Agreement.  Except as provided in this Section 23, this Purchase Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

17

SECTION 24. Reports of the Seller.  The Seller shall cooperate with and, upon request, provide to the Purchaser or to the then current owner such information as may be reasonably necessary to prepare or cause to be prepared any tax returns that may be required by applicable federal, state and local law.

SECTION 25. Confidentiality.  Prior to consummation of all of the transactions contemplated by this Purchase Agreement, the parties to this Purchase Agreement will provide one another with information which may be deemed by the party providing the information to be confidential.  Each party agrees that it will hold confidential and protect all information provided to it by the other party to this Purchase Agreement or such party’s Affiliates, except that the obligations contained in this Section 25 shall not in any way restrict the rights of any party or person to use information that:  (a) was known to such party prior to the disclosure by the other party; (b) is or becomes generally available to the public other than by breach of this Purchase Agreement; or (c) otherwise becomes lawfully available to a party to this Purchase Agreement on a non-confidential basis from a third party who is not under an obligation of confidence to the other party to this Purchase Agreement.  If this Purchase Agreement is terminated, upon request each party hereto agrees to return or destroy all documents, statements and other written materials, whether or not confidential, and all copies thereof, provided to it by or on behalf of the other party to this Purchase Agreement.  The provisions of this Section 25 shall survive until the later to occur of (i) one (1) year after final Closing or earlier termination of this Purchase Agreement, of this Purchase Agreement, and, without limiting the remedies of the parties hereto in the event of any breach of this Section 25, the parties hereto will be entitled to seek injunctive relief against the other party in the event of a breach or threatened breach of this Section 25.  Notwithstanding the foregoing, in the event that Purchaser engages in subsequent transactions involving a transfer of the Assets, Purchaser shall be entitled to share such information with prospective purchasers pursuant to a confidentiality agreement that is consistent with this Section 25.

SECTION 26. Press Releases; Filing.  Prior to the Closing, the parties to this Purchase Agreement shall each approve, in its sole and exclusive discretion, the form and substance of any press release or other public filing or disclosure materially related to this Purchase Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 26 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party’s disclosure obligations imposed by law.

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IN WITNESS WHEREOF, the Seller and Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

UNITED COMMUNITY BANK, a bank organized under the laws of the State of Georgia, as Seller

By: _/s/ Rex S. Schuette
Name:  Rex S. Schuette
Title:  Executive Vice President

CF SOUTHEAST LLC, a Delaware limited liability company,
as Purchaser

By: _/s/ Constantine M. Dakolias
Name:  Constantine M. Dakolias
Title:  President

CF SOUTHEAST TRUST 2011-1, a Delaware statutory trust
as Purchaser

By: _/s/ Constantine M. Dakolias
Name:  Constantine M. Dakolias
Title:  Administrator

[Signature Page to Asset Purchase and Sale Agreement]

19

Appendix A

USAGE AND SUPPLEMENTAL DEFINITIONS

Usage

The following rules of construction and usage apply to this Appendix, any agreement that incorporates this Appendix and any document made or delivered pursuant to any such agreement:

(a) The term “documents” includes any and all documents, agreements, instruments, certificates, notices, reports, statements or other writings however evidenced, whether in electronic or physical form.

(b) Accounting terms not defined or not completely defined in this Appendix will be construed in conformity with U.S. generally accepted accounting principles (“GAAP”) as in effect on the date of the document that incorporates this Appendix.

(c) References to “Section,” “Exhibit,” “Schedule” or another subdivision of or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule or subdivision of or an attachment to the document in which such reference appears.

(d) Any document defined or referred to in this Appendix or in any document that incorporates this Appendix means such document as from time to time amended, modified, supplemented or replaced, including by waiver or consent, and includes all attachments to and instruments incorporated in such document.

(e) Any statute defined or referred to in this Appendix or in any document that incorporates this Appendix means such statute as from time to time amended, modified, supplemented or replaced, including by succession of comparable successor statutes, and includes any rules and regulations promulgated under such statute and any judicial and administrative interpretations of such statute.

(f) Calculation of any amount on or as of any date will be determined at or as of the close of business on such day after the application of any monies, payments and other transactions to be applied on such day.

(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the word “to” means “to but excluding” and the word “through” means “to and including.”

(h) All terms defined in this Appendix apply to the singular and plural forms of such terms and the term “including” means “including without limitation.”

(i) Except as otherwise specified, references to a Person are also to its permitted successors and assigns.

(j) The appendices, schedules and exhibits to the Purchase Agreement shall be incorporated in and deemed part of the Purchase Agreement and all references to the Purchase Agreement shall include the appendices, schedules and exhibits to the Purchase Agreement.

Appendix A-1

Supplemental Definitions

Whenever used herein, the following words and phrases, unless the content otherwise requires, have the following meanings:

“Acceptable Insurer”: An insurance company which has a claims-paying ability rated at least “A-” by Fitch, Inc., at least “A2” by Moody’s Investors Service, Inc. or at least “A” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Account”:  With respect to any Loan, any cash collateral account, escrow account or reserve account or similar account established pursuant to the related Mortgage or other Loan Document.

“Affiliate”:  With respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or under common control or ownership with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Allocated Purchase Price”:  With respect to each Asset, the portion of the Purchase Price allocated by the Purchaser of such Asset to such Asset as set forth on a Purchase Price Allocation Schedule delivered by such Purchaser to Seller no later than (i) with respect to any Loan other than a Subject Residential Mortgage Loan, thirty (30) days after the Closing Date; provided that the Allocated Purchase Price for any such Loan shall not exceed eighty percent (80%) of the Unpaid Principal Balance of such Asset and (ii) with respect to any Subject Residential Mortgage Loan, ten (10) days after the Closing Date; provided that the Allocated Purchase Price for any Subject Residential Mortgage Loan shall not exceed eighty percent (80%) of the Unpaid Principal Balance of such Asset; provided further in respect of both clause (i) and clause (ii), the Allocated Purchase Price for any Loan required to be repurchased before the delivery of the Purchase Price Allocation Schedule applicable thereto, shall be the sum of 30.72% of the Unpaid Principal Balance for such Loan.

“ALTA”:  The American Land Title Association or any successor thereto.

“Appraisal”:  A narrative appraisal conducted by a Qualified Appraiser.

“Appraised Value”:  With respect to any Loan, the value of the related Mortgaged Property based upon the most recent Appraisal made.

“Asset List”:  The list of Assets prepared by the Seller and attached as Schedule 1 to the Bill of Sale, which shall set forth, as of the date reflected therein, the following information:

with respect to each Loan (if any):

(1)	the relationship name;

(2)	the Borrower’s name;

(3)	each Guarantor’s name;

(4)	the Loan identifying number;

Appendix A-2

(5)	Loan principal balance at origination date or most recent renewal date (net of participations);

(6)	the name and contact information of each participant in any Loan and the percentage of such Loan assigned to each participant;

(7)	the net Unpaid Principal Balance (includes advances for taxes, insurance or other advances made prior to the Cut-off Date);

(8)	bankruptcy / foreclosure indicator;

(9)	Loan date or most recent renewal date;

(10)	current interest rate (%);

(11)	interest paid to date;

(12)	next interest / payment due date;

(13)	number days past due;

(14)	maturity date;

(15)	interest rate index code

(16)	interest rate margin above index code;

(17)	interest rate floor;

(18)	interest rate ceiling;

(19)	unpaid accrued interest;

(20)	unpaid interest due on non-accrual loans;

(21)	unpaid late charges due;

(22)	interest rate periodic cap;

(23)	amount of funds advanced by lender to protect and preserve collateral (i.e., property insurance and legal fees) after the Cut-off Date;

(24)	collateral description;

(25)	collateral lien position;

(26)	to Seller’s Knowledge, the number of units remaining on condominiums / townhomes;

(27)	to Seller’s Knowledge, the number of lots remaining on subdivisions;

Appendix A-3

(28)	the amount, identified separately, of Escrow Payments, reserve funds, deposits and other comparable funds in the possession of the Seller (or under its control) with respect to the Assets; and

(29)	any letter of credit issued by Seller or any of its predecessors for the account of any Obligor on such Loan.

“Assets”:  The meaning specified in Section 2(a) of the Purchase Agreement.

“Assignment of Leases, Rents and Profits”:  With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

“Bill of Sale”:  A bill of sale substantially in the form attached hereto as Exhibit D.

“Borrower”:  With respect to each Loan, the named borrower under such Loan, together with its successor and assigns.

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the New York, New York or the State of Georgia are authorized or obligated by law, regulation or executive order to close.

“CF Southeast”:  The meaning specified in the Preamble.

“CF Trust”:  The meaning specified in the Preamble.

“Closing”:  The payment of the Estimated Purchase Price and conveyance of the Assets as evidenced in a Bill of Sale and other documents required to be delivered by Seller under this Purchase Agreement.

“Closing Date”:  With respect to any Closing, the date specified in the Bill of Sale.

“Closing Documents”:  The meaning specified in Section 9 of the Purchase Agreement.

“Collateral Assignment”:  Each instrument assigning or otherwise transferring the Seller’s right, title and interest in and to a Mortgage and any other Collateral Security to the Purchaser, which instruments shall comply in form and substance with any requirements contained in a related Loan Document.

“Collateral Security”:  Any right, interest, document, instrument or property given as security for or in guaranty of the Loan (including, without limitation, the Mortgages, the Assignment of Leases, Rents and Profits, all Accounts maintained with respect to such Loan and the cash and investments credited thereto, the rights of the mortgagee under the Required Insurance Policies and Title Insurance Policies, any letter of credit, vehicle title, and any other security agreement), together with any supplement or amendment thereto and as amended from time to time hereafter.

Appendix A-4

“Collections” means all payments, proceeds and/or awards or other amounts, actually received by the specified holder of the Notes (or its agent or designee) in cash, securities or other property, including checks which have been reduced to good funds, for application to the liabilities, obligations or indebtedness, liabilities or obligations of the Obligor under the Loans, whether or not so applied and, if so applied, whether applied to principal, interest, fees or any other such liabilities or obligations or indebtedness.

“Collections Account” means an account of the Purchaser with the Seller opened by the Purchaser on or before the Closing Date.

“Condemnation Proceeds”:  All proceeds paid or awarded in connection with the full or partial condemnation of, or exercise of eminent domain with respect to, a Mortgaged Property, to the extent such proceeds are not applied to the restoration or repair of the related Mortgaged Property or released to the Borrower or any tenants or ground lessors.

“Correction Statement” means the final Correction Statement as determined pursuant to Section 10(b).

“Cut-off Date”:  February 28, 2011.

“Damages”:  means any and all damages, losses, liabilities, obligations, costs and expenses, and any and all claims, demands or suits (by any person or entity, including without limitation any court, government, governmental agency, authority, entity or instrumentality), including without limitation the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, that neither party to this Purchase Agreement nor any Purchaser shall be liable to any other party for any consequential, special, indirect or punitive damages; provided, further, that Damages with respect to each Asset shall be calculated without regard to the Allocated Purchase Price with respect to such Asset.

“Default Interest”:  With respect to any Loan, interest at the applicable Default Rate and borne by the applicable Note following a Event of Default.

“Default Rate”:  With respect to any Loan, the “default rate”, “default interest rate” or other similar rate at which interest accrues during the continuance of a Event of Default as specified in the related operative Note, but only to the extent that such interest accrues at a rate in excess of the Interest Rate.

“Delinquent Property Taxes”:  Any unpaid real or personal property taxes or other governmental assessments, due and payable against any Mortgaged Property or any other Collateral Security or any penalties or interest thereon.  For purposes of this definition, real estate taxes will not be due and payable until the Business Day immediately preceding the date on which such taxes would become delinquent such that interest would accrue or penalties would become assessable thereon.

“Environmental Claim”:  Any written claim, action, cause of action, suit, proceeding, investigation, order, demand or notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or Release into the environment of, or exposure to, any Hazardous Substance at a Mortgaged Property, or circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

Appendix A-5

“Environmental Law”:  Any and all present federal, state and local laws, rules or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations relating to the environment or the Release or threatened Release of Hazardous Substances into the indoor or outdoor environment including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata or otherwise relating to the release of Hazardous Substances.

“Escrow Payments”:  With respect to any Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, insurance premiums, fire and hazard insurance premiums, condominium and property owners association charges, and any other payments required to be escrowed by the Borrower with the mortgagee pursuant to the Mortgage or any other related document.

“Estimated Purchase Price”:  $86,519,414.84, which amount is an estimate of the Purchase Price to be paid by Purchaser on the Closing Date as determined by reference to the Trial Balance Statement.

“Excluded Cap Representations”:  Representations and warranties set forth in (a) Section 4 (other than Sections 4(b)(vii)-(x) and (xiii) –(xvi)), (b) paragraphs 1, 2, 3 (but only with respect to Asset List columns (2) through (4), (7), (23) and (25)), 4, 6 (with respect to counterclaims only), 11, 13, 14, 15, 21, 29 and 31 of Exhibit C-1 and (c) paragraphs 1, 2, 3 (but only with respect to Asset List columns (2) through (4), (7), (23) and (25)),4, 6 (with respect to counterclaims only), 8, 11, 12, 13, 15, 16, 17, 23 and 30 of Exhibit C-2.  It being understood that paragraphs 11 and 31 of Exhibit C-1 and paragraphs 11, 12, 13 and 31 of Exhibit C-2 are Excluded Cap Representations because the remedy for the breach of such representations and warranties is the repurchase by Seller of the Loan(s) related to such breach.

“Excluded Threshold Representations”: Representations and warranties set forth in paragraphs 11, 14 and 31 of Exhibit C-1 and paragraphs 11, 12, 13, 16 and 31 of Exhibit C-2.

“Event of Default”:  With respect to a Loan, an “event of default” as defined or described in the related Mortgage or other Loan Documents.

“FDIC”:  The Federal Deposit Insurance Corporation.

“Ground Lease”:  A ground lease of a Mortgaged Property.

“Guarantor”:  With respect to each Loan, a third party obligor on such Loan, together with its successors and assigns.

“Hazardous Substance”:  Other than any chemical, material or substance that is used or stored in a manner that is consistent with, and would not result in liability under, any applicable Environmental Law, collectively, (a) any petroleum, petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, lead in drinking water, radon and lead-based paint, (b) any chemicals or other materials or substances which are now defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants,” “pollutants,” or words of similar import under any Environmental Law and (c) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

Appendix A-6

“Independent”:  When used with respect to any specified Person, means such a Person who does not have any direct financial interest or any material indirect financial interest in any Borrower, the Seller or any of their respective Affiliates.

“Indemnified Party”:  The meaning specified in Section 12(h)(i) of the Purchase Agreement.

“Indemnifying Party”:  The meaning specified in Section 12(h)(i) of the Purchase Agreement.

“Insurance Proceeds”:  Proceeds of any title policy, hazard policy or insurance policy covering a Loan or relating to the collateral securing such Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the terms of the related Mortgage.

“Interest Rate”:  With respect to any Loan, the “Mortgage Interest Rate,”  “Interest Rate.” “Applicable Interest Rate” or words of similar meaning as defined in the related Loan Documents (without giving effect to any Default Interest).

“Interim Period”:  With respect to any Asset, the period beginning on the Cut-off Date and ending on but excluding the Closing Date.

“Knowledge” an individual will be deemed to have Knowledge of a particular fact or other matter if:

(a)           that individual is actually aware of that fact or matter; or

(b)           a prudent individual could be reasonably expected to discover or otherwise become aware of that fact or matter in the course of conducting a commercially reasonable comprehensive investigation regarding the accuracy of any representation or warranty contained in this Purchase Agreement.

Seller will be deemed to have Knowledge of a particular fact or other matter if any of the following individuals who are serving as an officer of Seller has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by Seller, including with respect to each Loan, inquiries of the loan officer or asset manager assigned to such Loan: Bob Head, Regional Credit Manager; Vickie Gilchrist, Credit Administration Manager; and David Shearrow, Chief Risk Officer.

“Letter of Credit Obligations”:  The meaning specified in Section 2(i) of the Purchase Agreement.

“Liquidation Proceeds”:  Cash (other than Insurance Proceeds or Condemnation Proceeds) received in connection with the liquidation of a Loan, whether through the sale or assignment of such Loan, judicial foreclosure, foreclosure sale, or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Loan, other than amounts required to be paid to the related Borrower pursuant to law or the terms of such Loan.

Appendix A-7

“Loan”:  A commercial loan, consumer loan, commercial mortgage loan or residential mortgage loan which is the subject of this Purchase Agreement as identified on the Asset List attached as Schedule 1 to a Bill of Sale, which Loan includes without limitation the Loan Documents, the Loan File, all payments received with respect to such loan, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, all liens and security interests securing payment of the Note and all other rights, benefits, proceeds and obligations arising from or in connection with such loan.

“Loan Documents”:  With respect to a Loan, the original operative Note (or if the original operative Note is missing, a lost note affidavit with customary indemnification) with applicable addenda and riders, the original related security instrument and all modifications and amendments thereto, including all Mortgages, any required addenda and riders, any related assignments and any intervening related assignments and the related Title Insurance Policy (other than any internal underwriting analysis of the Seller).

“Loan File”:  The meaning specified in Exhibit B to the Purchase Agreement.

“Material Adverse Effect”:  With respect to the Seller, Purchaser or the Purchasers, as applicable, any event, circumstance or set of events and circumstances which could reasonably be expected to have a material adverse effect with respect to (a) the business, properties, assets, operations, results of operations, revenues or condition, financial or otherwise, of such entity and its subsidiaries taken as a whole, (b) the legality, validity or enforceability of the Purchase Agreement, or (c) such entity’s ability  to perform fully on a timely basis its obligations under the Purchase Agreement.

“Mediation Period”:   The meaning specified in Section 10(b).

“Mortgage”:  The mortgage, deed of trust or other instrument and riders thereto securing a Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Note or which secures the interest of a Borrower as a lessee under a Ground Lease.

“Mortgaged Property”:  The real property securing repayment of the debt evidenced by a Note.

“Note”:  The promissory note or other evidence of the indebtedness of a Borrower secured by a Mortgage and riders thereto.

“Obligor”:  means any maker and any co-maker of the any of the Notes and any guarantor, surety or other primary, secondary or other party obligated with respect to the Loans or any performance or payment obligation in connection therewith, and any other party who has granted collateral for or whose property or any part thereof is subject to any encumbrance securing the Loans or any performance or payment obligation in connection therewith

“Opinion of Counsel”:  A written opinion of counsel, who may be an employee of the Seller, reasonably acceptable to the Purchaser.

“Permitted Encumbrances”:  The meaning specified in paragraph 4 of Exhibit C-1 to the Purchase Agreement.

“Performing Loan Interest”:  The meaning specified in Section 2(b) of the Purchase Agreement.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Appendix A-8

“Principal Prepayment”:  Any payment or other recovery of principal on a Loan which is received in advance of its scheduled due date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Proposed Correction Statement”:  The meaning specified in Section 10(b).

“Purchase Agreement”:  The meaning specified in the Preamble.

“Purchase Price”:  With respect to any Assets, an amount equal to (a) the Unpaid Principal Balance of the Loans multiplied by 30.72%, minus (b) all Collections during the period from the Cut-off Date to the Closing Date other than Performing Loan Interest, minus (c) the aggregate amount of all Escrow Payments, other funds held in escrow, reserve or other accounts by the Seller with respect to the Assets, plus (d) amounts paid or incurred by the Seller after the Cut-off Date and prior to the Closing Date for (i) insurance premiums, (ii) attorneys’ fees (for foreclosure and bankruptcy attorneys, as contemplated by Section 4(b)(xiii)(a) of the Purchase Agreement) with respect to such Assets as set forth on the Asset List, plus (e) the amount of the Performing Loan Interest.  The Purchase Price paid on the Closing Date shall be determined based on the Trial Balance Information subject to Section 10(b).

“Purchaser”: With respect to the Subject Residential Mortgage Loans and the Single Family Commercial Loans, CF Trust, and, with respect to all other Assets, CF Southeast.

“Purchaser Indemnified Parties”:  The meaning specified in Section 12(a).

“Qualified Appraiser”:  An appraiser who is Independent, a member in good standing of the Appraisal Institute with an MAI membership designation and who is on the Seller’s approved appraiser list.

“Related Proceeding”:  The meaning specified in Section 20.

“Release”:  Any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

“Repurchase Price”:  With respect to any Asset, means the price to be paid by Seller for such Asset or Assets Seller must repurchase from Purchaser pursuant to the terms of this Purchase Agreement, which shall be computed as follows:

(a)           the Allocated Purchase Price for each such Asset paid by such Purchaser, plus interest at the rate of eight percent (8%) per annum for the period from the Closing Date to but excluding the date such Asset is repurchased by the Seller.

(b)           all (i) reasonable amounts paid to third parties to collect principal, interest and other amounts due under such Asset(s), and (ii) commercially reasonable advances made to third parties in order to protect the Collateral Security for such Assets and other advances made pursuant to the Loan Documents, in each case from the Closing Date to the repurchase date, minus any such amounts with respect to the foregoing clauses (i) and (ii) for which the Purchaser has been reimbursed by an Obligor.

Appendix A-9

“Required Insurance Policy”:  Any insurance policy which is required to be maintained from time to time under a Mortgage or other Loan Document.

“Retained Loan:”  A commercial loan, consumer loan, commercial mortgage loan or residential mortgage loan owned or held by Seller or any of its Affiliates which is not being sold to Purchaser pursuant to this Purchase Agreement, but which is cross-collateralized with or shares a common Obligor with a Loan identified on the Asset List attached as Schedule 1 to the Bill of Sale.

“Seller”:  The meaning specified in the Preamble.

“Seller Indemnified Parties”  The meaning specified in Section 12(f).

“Single Family Commercial Loans”:  The Loans identified as “Commercial Loans Secured by Single Family Homes” on Exhibit A.

“Subject Residential Mortgage Loans”: The Loans identified as “Residential Mortgage Loans” on Exhibit A.

“Subordination Agreement”:  With respect to a Retained Loan, the subordination agreement to be executed by Seller and Purchaser in the form attached hereto as Exhibit H.

“Title Insurance Policy”:  With respect to each Loan, the ALTA (or equivalent) form mortgagee title insurance policy or policies issued with respect to the Mortgaged Property for such Loan and insuring the first priority mortgage lien in favor of the Purchaser pursuant to the related Mortgage, subject only to encumbrances permitted pursuant to such Mortgage and containing certain endorsements and affirmative assurances.

“Trial Balance Information”:  The meaning specified in Section 9(g).

“Unpaid Principal Balance”:  With respect to each Loan, the net unpaid principal balance of such Loan as of the Cut-off Date as set forth in column (7) of the Asset List.

Appendix A-10

Exhibit C-1

REPRESENTATIONS AND WARRANTIES OF THE SELLER

REGARDING ASSETS OTHER THAN SUBJECT RESIDENTIAL MORTGAGE LOANS

With respect to the Assets other than Subject Residential Mortgage Loans, as of the Closing Date (except for the exceptions set forth on the Disclosure Schedule or the Asset List), the Seller represents and warrants as to such Assets:

1. Ownership of Assets.  Immediately prior to the transfer thereof to the Purchaser, the Seller had good and marketable title to, and was the sole owner and holder of, such Assets, free and clear of any and all liens, encumbrances and other interests on, in or to such Asset other than Permitted Encumbrances.

2. Authority to Transfer Assets.  The Seller has full right and authority to sell, assign and transfer such Assets.

3. Asset List.  The information pertaining to such Assets set forth in the Asset List is true and correct in all material respects as of the date specified therein.

4. Permitted Encumbrances.  Subject to the disclosures under the representation in paragraph 25 (Lien Releases) below, if any, the related Mortgage and other Collateral Security, including personal property constitutes, unless otherwise specifically and expressly identified as a second or third lien on the Disclosure Schedule, a valid first priority lien upon the related Mortgaged Property and other Collateral Security, including personal property and all buildings located thereon and all fixtures attached thereto for the current outstanding principal balance of the Loan secured thereby, such lien being subject only to:  (a) the lien of current real and personal property taxes, water rates, sewer rents and assessments or payments to the taxing authority in lieu thereof not yet due or payable, (b) covenants, conditions and restrictions, rights of way easements and other matters of public record or reflected on the related survey, (c) encumbrances and exceptions specifically referred to in any Title Insurance Policy or opinion issued with respect to the Mortgaged Property issued or, as evidenced by a “marked-up” commitment for title insurance (subject to Section 2(d)), to be issued in respect of the Mortgaged Property, (d) rights of tenants, if any, as tenants only and (e) where a Mortgaged Property is a condominium unit, the lien of a condominium association on such Mortgaged Property for unpaid maintenance or common expense assessments which in either case are not yet due and payable (“Permitted Encumbrances”).  The Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage or the current use or operation of the related Mortgaged Property or any other Collateral Security.

5. No Waivers by Seller of Material Defaults. The Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Note.

6. No Offsets, Defenses or Counterclaims. There is no material valid offset, defense or counterclaim to such Loan and, except as otherwise disclosed in the Loan Files, or to Seller’s Knowledge, there are no actions, suits or proceedings by or before any governmental authority pending against Seller or any Obligor with respect to any Loan or other Asset.

7. Condition of Property; Condemnation. To the Seller’s Knowledge, the related Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for such Loan unless there has been already escrowed 100% of the amounts required to make any necessary repairs to correct such material damage. There are no pending proceedings for the condemnation of all or any material portion of the related Mortgaged Property.

Exhibit C-1-1

8. Compliance with Certain Laws. Such Loan complies with, or is exempt from, all applicable usury laws in effect as of its date of origination or the Loan File contains an opinion to that effect. Such Loan complies with, and was originated in compliance with, the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), including the delivery of documentation and other information required to comply with the ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

9. Enforceability. Each related Note, related Mortgage and related Assignment of Leases, Rents and Profits (if any) is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by anti-deficiency, bankruptcy, insolvency, reorganization, receivership, moratorium, redemption, liquidation or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

10. Insurance.  To the Seller’s Knowledge, (i) the improvements upon the related Mortgaged Property are insured against loss by a fire and extended perils policy providing coverage against loss or damage included within the “all risk of physical loss” or the equivalent thereof, in an amount (subject to a customary deductible) at least equal to the lesser of (1) the outstanding principal amount of such Loan, (2) 100% of the full actual replacement cost or value of the improvements located on such Mortgaged Property (exclusive of costs of excavations, foundations and underground utilities and footings) and (3) the full insurable actual cash value of such improvements, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. If any portion of the improvements on the related Mortgaged Property was, at the time of the origination of such Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having “special flood hazards,” a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with an Acceptable Insurer, in an amount representing coverage not less than the least of (1) the outstanding principal amount of such Loan, (2) the full insurable actual cash value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and (4) 100% of the full actual replacement cost or value of the improvements located on such Mortgaged Property.  The loan documents require the Borrower to maintain (or to cause the applicable tenant to maintain) the insurance referred to in this paragraph in respect of the Mortgaged Property, and all such insurance required by the loan documents to be maintained is in full force and affect and names the originator of such Loan as mortgagee, loss payee or additional insured. Each such insurance policy requires prior notice to the holder of the Mortgage of termination or cancellation, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured.

11. Environmental Conditions.  (i) There are no material adverse environmental conditions or circumstances affecting such Mortgaged Property; (ii) no Mortgaged Property is subject to a notice, Environmental Claim, request for information or order from or agreement with a government authority or any other Person respecting the Release or threatened Release of a Hazardous Substance; (iii) there has been no Release of Hazardous Substances on, at or under any Mortgaged Property which would reasonably be expected to result in the imposition of any material liability or any Environmental Claim; (iv) there are no judicial or administrative proceedings or any other Environmental Claims pending or threatened alleging any violation or failure to comply with any Environmental Law, or with respect to any release of any Hazardous Substance from any Mortgaged Property; and (v) none of the Mortgaged Properties are subject to any removal or remediation of any Hazardous Substances or are subject to notice to or approval from any governmental authority pertaining to environmental matters.

Exhibit C-1-2

12. Cross-Collateralization with Other Loans.  Such Loan may be cross-collateralized with or share a common Obligor with a commercial loan, consumer loan, commercial mortgage loan or residential mortgage loan held by Seller on the Closing Date that is not included in the Assets.

13. Waivers and Modifications.  The terms of the related Mortgage and the related Note have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Loan File.

14. Taxes and Assessments.  There are no Delinquent Property Taxes affecting any Mortgaged Property, which are or may become a lien of priority equal or senior to the lien of the related Mortgage except such as have been paid.

15. Valid Assignment.  The assignment of the Mortgage and operative Note related to each Loan, constitutes the legal, valid and binding assignment of such Mortgage and such operative Note from the Seller to the Purchaser subject to the exceptions described in paragraph 9 (Enforceability) above.

16. Escrows.  There are no cash, escrow or reserve deposits relating to such Loan that are, as of the Closing Date, required to be deposited with the mortgagee or its agent.

17. No Material Encroachments.  As of the date of origination of a Loan, no improvement that was included for the purpose of determining the Appraised Value of the related Mortgaged Property at the time of origination of such Loan lay outside the boundaries and building restriction lines of such property to any material extent, and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent.  The improvements located on or forming part of such Mortgaged Property comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal nonconforming uses) or, if any such improvement does not comply, such noncompliance does not materially and adversely affect the value of the Mortgaged Property.

18. Inspection.  In connection with the origination of each Loan, the Seller inspected or caused to be inspected (either directly by the Seller, by its correspondent or by a third party) the Mortgaged Property.

19. No Equity Participation or Contingent Interest.  No Loan contains an equity participation by the Seller, or provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property. No Loan provides for negative amortization.

20. Licenses, Permits, Etc. All licenses, permits and authorizations required by applicable laws for the use of the related Mortgaged Property as it is currently operated have been obtained and maintained in accordance with applicable laws, except for such licenses, permits and authorizations the failure of which to obtain would not materially adversely affect the value, use or operation of the Mortgaged Property.

21. Servicing; Loan Files.  The servicing and collection practices used by the Seller and its designees with respect to each Loan have been in all material respects in compliance with all laws and the Loan Documents and have met customary standards utilized by commercial banks in the area in which the Mortgaged Property is located for servicing of commercial mortgage loans.  The Loan File for each Loan includes all documents material to the servicing and enforcement of such Loan, and true and correct copies of such documents were provided to the Purchaser prior to the date hereof.

Exhibit C-1-3

22. Customary Remedies. The related Mortgage or Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 9 (Enforceability) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

23. Insurance and Condemnation Proceeds.  The related Mortgage or other related loan document provides that insurance proceeds and condemnation proceeds will be applied to either restore or repair the Mortgaged Property or repay the principal of the Loan, with, in some cases, the related Borrower (or the tenant or master lessee at the Mortgaged Property which maintains such insurance) being entitled to receive proceeds in excess of the amount utilized to restore or repair the Mortgaged Property.

24. Deed of Trust. If the related Mortgage is a deed of trust, to the Seller’s Knowledge, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage.

25. Lien Releases. The related Note or Mortgage does not require the holder thereof to release all or any portion of the Mortgaged Property from the lien of the related Mortgage, except upon payment in full of all amounts due under such Loan which have been allocated to such Mortgaged Property upon the payment of specified release consideration, satisfaction of a debt service coverage ratio test and subject to the satisfaction of certain customary criteria set forth in the related loan agreement.

26. Origination of Loans.  Other than approved exceptions, each Loan complies in all material respects with the Seller’s underwriting policies in effect as of such loan’s origination date.

27. Priority of Adjustable Rate Loans.  All terms of the loan documents pertaining to interest rate adjustments, payment adjustments and principal balance adjustments are enforceable and will not affect the priority of the mortgage lien.

28. Title Insurance Claims.  Seller has asserted no claims under a Title Insurance Policy relating to the priority or enforceability of its Mortgage.

29. Assignability of Loans.  The note and mortgage contain no provision limiting the right or ability of the Seller to assign, transfer and convey the note or mortgage to the Purchaser other than provisions that have been complied with.

30. Subordinate Financing. No Borrower is permitted to incur indebtedness subordinate to the related Loan and secured by the related Mortgaged Property.

31.  Consumer Regulations.  Except for the Subject Residential Mortgage Loans, none of the Loans are subject to any requirement of federal, state or local laws or regulations, regarding consumer protection, including , truth-in-lending, real estate settlement procedures, consumer credit protection, predatory lending, fair credit reporting, fair housing and consumer protection disclosure laws and regulations.

Exhibit C-1-4

EXHIBIT C-2

REPRESENTATIONS AND WARRANTIES OF THE SELLER

REGARDING ASSETS THAT ARE SUBJECT RESIDENTIAL MORTGAGE LOANS

With respect to the Assets that are Subject Residential Mortgage Loans (except for the exceptions set forth on the Disclosure Schedule and the Asset List), the Seller represents and warrants as to such Assets:

1.   Ownership of Assets.  Immediately prior to the transfer thereof to the Purchaser, the Seller had good and marketable title to, and was the sole owner and holder of, such Assets, free and clear of any and all liens, encumbrances and other interests on, in or to such Asset other than Permitted Encumbrances.

2. Authority to Transfer Assets.  The Seller has full right and authority to sell, assign and transfer such Assets.

3. Asset List.  The information pertaining to such Assets set forth in the Asset List is true and correct in all material respects as of the date specified therein.

4. Permitted Encumbrances.  Subject to the disclosures under paragraph 27 (Lien Releases) below, if any, the related Mortgage constitutes a valid first priority lien upon the related Mortgaged Property, including all buildings located thereon and all fixtures attached thereto for the current outstanding principal balance of the Loan secured thereby, such lien being subject only to Permitted Encumbrances. The Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage or the current use or operation of the related Mortgaged Property.

5. No Waivers by Seller of Material Defaults. The Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Note.

6. No Offsets, Defenses or Counterclaims. There is no material valid offset, defense or counterclaim to such Loan and, except as otherwise disclosed in the Loan Files, or to Seller’s Knowledge, there are no actions, suits or proceedings by or before any governmental authority pending against Seller or any Obligor with respect to any Loan or other Asset.

7. Condition of Property; Condemnation. To the Seller’s Knowledge, the related Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for such Loan unless there has been already escrowed 100% of the amounts required to make any necessary repairs to correct such material damage. There are no pending proceedings for the condemnation of all or any material portion of the related Mortgaged Property.

8. Compliance with Usury Laws. Such Loan complies with, or is exempt from, all applicable usury laws in effect as of its date of origination or the Loan File contains an opinion to that effect.  Such Loan complies with, and was originated in compliance with, the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), including the delivery of documentation and other information required to comply with the ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

9. Enforceability. Each related Note and each related Mortgage is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by anti-deficiency, bankruptcy, insolvency, reorganization, receivership, moratorium, redemption, liquidation or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

10. Insurance.  The improvements upon the related Mortgaged Property are insured against loss by a fire and extended perils policy providing coverage against loss or damage included within the “all risk of physical loss” or the equivalent thereof, in an amount (subject to a customary deductible) at least equal to the lesser of (1) the outstanding principal amount of such Loan, (2) 100% of the full actual replacement cost or value of the improvements located on such Mortgaged Property (exclusive of costs of excavations, foundations and underground utilities and footings) and (3) the full insurable actual cash value of such improvements, and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. If any portion of the improvements on the related Mortgaged Property was, at the time of the origination of such Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having “special flood hazards,” a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with an Acceptable Insurer, in an amount representing coverage not less than the least of (1) the outstanding principal amount of such Loan, (2) the full insurable actual cash value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and (4) 100% of the replacement cost or value of the improvements located on such Mortgaged Property.  The loan documents require the Borrower to maintain (or to cause the applicable tenant to maintain) the insurance referred to in this paragraph in respect of the Mortgaged Property, and all such insurance required by the loan documents to be maintained is in full force and affect and names the originator of such Loan as mortgagee, loss payee or additional insured. Each such insurance policy requires prior notice to the holder of the Mortgage of termination or cancellation, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured.

11. Environmental Conditions.  To the Seller’s Knowledge, (i) there are no material adverse environmental conditions or circumstances affecting such Mortgaged Property; (ii) no Mortgaged Property is subject to a notice, Environmental Claim, request for information or order from or agreement with a government authority or any other Person respecting the Release or threatened Release of a Hazardous Substance; (iii) there has been no Release of Hazardous Substances on, at or under any Mortgaged Property which would reasonably be expected to result in the imposition of any material liability or any Environmental Claim; (iv) there are no judicial or administrative proceedings or any other Environmental Claims pending or threatened alleging any violation or failure to comply with any Environmental Law, or with respect to any release of any Hazardous Substance from any Mortgaged Property; and (v) none of the Mortgaged Properties are subject to any removal or remediation of any Hazardous Substances or are subject to notice to or approval from any governmental authority pertaining to environmental matters.

12. Consumer Regulations.  Each Loan complies in all material respects with any and all requirements of federal, state or local laws or regulations, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory lending, abusive lending, fair lending, fair credit reporting, unfair collection practice, equal credit opportunity, fair housing and disclosure laws and regulations, applicable to the solicitation, origination, collection and servicing of such Loan; and any obligations of the holder of the Note, Mortgage and other loan documents have been complied with in all material respects and the consummation of the transaction contemplated hereby will not involve the violation of any such laws or regulations.

13. HOEPA.  No Loan is subject to the provisions of the Homeownership and Equity Protection Act of 1994 (“HOEPA”) as amended or has an “annual percentage rate” or “total points and fees” payable by the mortgagor (as each such term is defined under HOEPA) that equal or exceed the applicable thresholds defined under HOEPA (Section 32 of Regulation Z, 12 C.F.R. Section 226.32(a)(1)(i) and (ii)) or is considered a “high cost,” “predatory” or “abusive” loan (or a similarly designated loan using different terminology) under any state, county or municipal laws or ordinances, including without limitation, the provisions of the Georgia Fair Lending Act or any other statute or regulation providing “assignee” or “originator” liability to holders of such mortgage loans.

14. Cross-Collateralization with Other Loans.  Such Loan may be cross-collateralized with a Loan held by Seller.  To the extent that any such resulting lien exists, Seller shall subordinate its lien to Purchaser.

15. Waivers and Modifications.  The terms of the related Mortgage and the related Note have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Loan File.

16. Taxes and Assessments.  There are no Delinquent Property Taxes affecting any Mortgaged Property which are or may become a lien of priority equal or senior to the lien of the related Mortgage except such as have been paid.

17. Valid Assignment.  The assignment of the Mortgage and the operative Note related to each Loan, constitutes the legal, valid and binding assignment of such Mortgage and such operative Note from the Seller to the Purchaser subject to the exceptions described in paragraph 9 (Enforceability) above.

18. Escrows.  There are no cash, escrow or reserve deposits relating to such Loan that are, as of the Closing Date, required to be deposited with the mortgagee or its agent.

19. No Material Encroachments.  As of the date of origination of a Loan, no improvement that was included for the purpose of determining the Appraised Value of the related Mortgaged Property at the time of origination of such Loan lay outside the boundaries and building restriction lines of such property to any material extent, and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent.  The improvements located on or forming part of such Mortgaged Property comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal nonconforming uses) or, if any such improvement does not comply, such noncompliance does not materially and adversely affect the value of the Mortgaged Property.

20. Inspection.  In connection with the origination of each Loan, the Seller inspected or caused to be inspected (either directly by the Seller, by its correspondent or by a third party) the Mortgaged Property.

21. No Equity Participation or Contingent Interest.  No Loan contains an equity participation by the Seller, or provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property. No Loan provides for negative amortization.

22. Licenses, Permits, Etc. All licenses, permits and authorizations required by applicable laws for the use of the related Mortgaged Property as it is currently operated have been obtained and maintained in accordance with applicable laws except for such licenses, permits and authorizations the failure of which to obtain would not materially adversely affect the value, use or operation of the Mortgaged Property.

23. Servicing; Loan Files.   The servicing and collection practices used by the Seller and its designees with respect to each Loan have been in all material respects in compliance with all laws and the Loan Documents and have met customary standards utilized by commercial banks in the area in which the Mortgaged Property is located for servicing of residential mortgage loans.  The Loan File for each Loan includes all documents material to the servicing and enforcement of such Loan, and true and correct copies of such documents were provided to the Purchaser prior to the date hereof.

24. Customary Remedies. The related Mortgage or Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 9 (Enforceability) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

25. Insurance and Condemnation Proceeds.  The related Mortgage or other related loan document provides that insurance proceeds and condemnation proceeds will be applied to either restore or repair the Mortgaged Property or repay the principal of the Loan, with, in some cases, the related Borrower (or the tenant or master lessee at the Mortgaged Property which maintains such insurance) being entitled to receive proceeds in excess of the amount utilized to restore or repair the Mortgaged Property.

26. Deed of Trust. If the related Mortgage is a deed of trust, to the Seller’s Knowledge, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage.

27. Lien Releases. The related Note or Mortgage does not require the holder thereof to release all or any portion of the Mortgaged Property from the lien of the related Mortgage, except upon payment in full of all amounts due under such Loan which have been allocated to such Mortgaged Property upon the payment of specified release consideration, satisfaction of a debt service coverage ratio test and subject to the satisfaction of certain customary criteria set forth in the related loan agreement.

28. Origination of Loans.  Other than approved exceptions, each Loan complies in all material respects with the Seller’s underwriting policies effect as of such loan’s origination date.

29. Priority of Adjustable Rate Loans.  All terms of the Loan Documents pertaining to interest rate adjustments, payment adjustments and principal balance adjustments are enforceable and will not affect the priority of the mortgage lien.

30. Assignability of Loans.  The Note and Mortgage contain no provision limiting the right or ability of the Seller to assign, transfer and convey the note or mortgage to the Purchaser other than provisions that have been complied with.

31. Documentation Requirements.  The Loan File with respect to each Loan contains the following documents: (a) an original of the operative Note or a copy of the operative Note together with a lost note affidavit in form and substance reasonably acceptable to the Purchaser, (b) an executed endorsement or an allonge attached to the operative Note executed in blank, (c) originals or copies of all intervening endorsements necessary to show complete chain of title; (d) an original of the Mortgage securing the operative Note with evidence of recording or a copy of mortgage with recording information set forth thereon, (e)  an assignment of the Mortgage securing the operative Note executed in blank, and all intervening assignments necessary to show complete chain of title, (f)  a final title insurance policy, (g) an original of any guarantee of the operative Note (g) the original of any letter of credit issued for the benefit of Seller or any of its predecessors to secure the operative Note, (h) the final executed settlement statement with respect to the operative Note or as otherwise delivered at the original closing and (i) all final and executed (to the extent execution is required) notices, disclosure statements and similar items required in connection with the origination of a residential mortgage loan pursuant to federal, state and /or local law, rule and/or regulation.

EXHIBIT 31.1

I, Jimmy C. Tallent, certify that:

1.  I have reviewed this quarterly report on Form 10-Q of United Community Banks, Inc. (the “Registrant”);

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.  The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a - 15(f) and 15d - 15(f)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors:

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer
of the Registrant

Date: May 4, 2011

EXHIBIT 31.2

I, Rex S. Schuette, certify that:

1.  I have reviewed this quarterly report on Form 10-Q of United Community Banks, Inc. (the “Registrant”);

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.  The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a - 15(f) and 15d - 15(f)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors:

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

By: /s/ Rex S. Schuette
Rex S. Schuette Executive Vice President and Chief Financial Officer of the Registrant

Date: May 4, 2011

EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of United Community Banks, Inc. (“United”) on Form 10-Q for the period ending March 31, 2011 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jimmy C. Tallent, President and Chief Executive Officer of United, and I, Rex S. Schuette, Executive Vice President and Chief Financial Officer of United, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of United.

By: /s/ Jimmy C. Tallent
Jimmy C. Tallent
President and Chief Executive Officer

By: /s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer

Date: May 4, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 18, 2011

UNITED COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

 125 Highway 515 East
Blairsville, Georgia  30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

        On April 18, 2011, United Community Bank (the “Bank”), a wholly owned subsidiary of United Community Banks, Inc. (the “Company”), entered into an asset purchase and sale agreement (the “Asset Purchase Agreement”) with CF Southeast LLC (“CF Southeast”) and CF Southeast Trust 2011-1 (“CF Trust” and together with CF Southeast, the “Purchasers”).  Pursuant to the Asset Purchase Agreement, on April 18, 2011, the Bank consummated its bulk sale of approximately $266 million in classified substandard and nonperforming loans to the Purchasers (the “Loan Sale”) for an aggregate purchase price of approximately $86.5 million.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.

On April 21, 2011, the Company’s board of directors appointed Peter E. Raskind, former chairman, president and chief executive officer of National City Corporation and the current interim chief executive officer of the Cleveland Metropolitan School District in Cleveland, Ohio, to serve as a director of the Company and also as a director of the Company’s wholly-owned subsidiary, United Community Bank.  Mr. Raskind was appointed under the terms of an investment agreement the Company entered into with Corsair Georgia, L.P. as part of the Company’s previously announced $380 million capital raise.  Mr. Raskind has not yet been named to any board committees.

Item 8.01	Other Events.

On April 19, 2011, the Company issued a press release related to the Loan Sale referred to in this Current Report on Form 8-K.  The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On April 21, 2011, the Company issued a press release related to Peter E. Raskind’s appointment to the Company’s board of directors and to the board of directors of its wholly-owned subsidiary, United Community Bank, referred to in this Current Report on Form 8-K.  The full text of the press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)                           Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 19, 2011.

99.2	Press Release, dated April 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer

Date:  April 21, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated April 19, 2011.

99.2	Press Release, dated April 21, 2011.

EXHIBIT 99.1

For Immediate Release

For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2266
Rex_Schuette@ucbi.com

United Community Banks, Inc. Completes $266 Million Bulk Loan Sale

This Loan Sale is an Important Component of United’s Previously Announced Plan to Recapitalize and De-Risk the Balance Sheet

BLAIRSVILLE, GA – (MARKET WIRE) – 4/19/11 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today announced the successful completion of its previously announced plans to sell approximately $266 million in classified substandard and nonperforming loans (the “Loan Sale”). The transaction was executed in line with the previously disclosed after-tax charges associated with the Loan Sale and accelerated disposition of foreclosed properties of $140 million to $155 million.

“The successful completion of the Loan Sale is yet another important step in United’s strategic plan to improve the quality and performance of our loan portfolio,” said Jimmy Tallent, United’s president and chief executive officer. “This quarter we have completed a number of loan sales, and when combined with the recently completed $380 million capital raise and the accelerated disposition of $143 million of foreclosed properties, we will have significantly de-risked United’s balance sheet and accelerated our return to profitability.”

 Sandler O’Neill Mortgage Finance L.P., an affiliate of Sandler O’Neill + Partners, L.P., acted as exclusive financial advisor to United in connection with the Loan Sale.

As previously announced, United will release its first quarter 2011 financial results on Thursday, April 28, 2011, before the stock market opens. The Company also will hold a conference call at 11:00a.m. ET on the same day to discuss its financial results, capital raise, bulk Loan Sale and de-risking of its balance sheet, business highlights and outlook. To access the call dial (877) 380-5665 and use the conference number 56062275. The conference call also will be webcast and can be accessed by selecting “Calendar Events” within the Investor Relations section of the Company’s website, www.ucbi.com.

About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia.  United has assets of $7.4 billion and operates 27 community banks with 106 banking offices throughout north Georgia, the Atlanta region, coastal Georgia, western North Carolina and east Tennessee. United specializes in providing personalized community banking services to individuals and small to mid-size businesses, and also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking.  United’s common stock is listed on the Nasdaq Global Select Market under the symbol UCBI. Additional information may be found at United’s web site at www.ucbi.com.

Safe Harbor
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.  These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those anticipated in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties.  For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward-Looking Statements” on page 4 of United Community Banks, Inc.’s annual report filed on Form 10-K with the SEC for the year ended December 31, 2010.  Additional factors that may cause our forward-looking statements to differ materially from actual results include, without limitation: (1) we may not successfully negotiate, enter into definitive agreements with respect to, and close the accelerated foreclosed properties dispositions; and (2) the accelerated foreclosed properties dispositions may not occur within our currently expected ranges for price and other terms, and the pre-tax charges associated with such sales may exceed the pre-tax charges that we currently anticipate.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

EXHIBIT 99.2

For Immediate Release

For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2266
Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC. APPOINTS
PETER E. RASKIND TO THE BOARD OF DIRECTORS

BLAIRSVILLE, GA – (MARKET WIRE) – April 21, 2011 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today announced that its Board of Directors unanimously approved the appointment of Peter E. Raskind to its Board of Directors and also to the Board of Directors of its subsidiary, United Community Bank.

“Peter Raskind has served in senior executive positions at major banking organizations and has the skill, experience, character and integrity to be a valuable member of United’s Board of Directors,” stated Jimmy Tallent, United’s president and chief executive officer.  “His breadth of experience in the financial services industry, coupled with his strategic focus on enhancing shareholder value, will prove an invaluable asset to United.”

Mr. Raskind currently serves as the interim chief executive officer of the Cleveland Metropolitan School District in Cleveland, Ohio, and was CEO of the Cleveland-Cuyahoga County Port Authority from December 2009 to 2010.

He was chairman, president and chief executive officer of National City Corporation, one of the largest banking organizations in the United States, prior to its merger with PNC Financial Services Group in 2008.  After joining National City in 2000, Mr. Raskind held various positions, including executive vice president of consumer finance and retail banking, vice chairman of retail banking and mortgage services, and president with management responsibilities for commercial banking, retail banking and wealth management.

Prior to National City, Mr. Raskind had a 17-year career with U.S. Bancorp/First Bank System, holding positions in a broad range of disciplines: cash management services, corporate finance, corporate trust, retail banking, operations and strategic planning.  He began his career with Harris Bank in 1979.

Mr. Raskind’s leadership extends to his industry and communities.  He has served as a Director of Visa USA, Visa International, Inovant L.L.C., and the Consumer Bankers Association and as a member of the Financial Services Roundtable.  In the community, he has been a trustee of the Cleveland Orchestra and the Northeast Ohio Council of Higher Education, and a director of the Greater Cleveland Partnership, the Anti-Defamation League, and the Jewish Federation of Cleveland.

Mr. Raskind’s appointment to United’s Board met with regulatory approval following the successful completion of its previously announced $380 million capital raise, and under the terms of its agreement with Corsair Capital, LLC.

About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia.  United has assets of $7.4 billion and operates 27 community banks with 106 banking offices throughout north Georgia, the Atlanta region, coastal Georgia, western North Carolina and eastern Tennessee. United specializes in providing personalized community banking services to individuals and small to mid-size businesses, and also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking.  United’s common stock is listed on the Nasdaq Global Select Market under the symbol UCBI. Additional information may be found at United’s web site at www.ucbi.com.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2011

UNITED COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

 125 Highway 515 East
Blairsville, Georgia  30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into Material Definitive Agreement

United Community Banks, Inc. (the “Company”) entered into an amendment, dated March 29, 2011 (the “Amendment”), by and between the Company and Illinois Stock Transfer Company, to its Tax Benefits Preservation Plan, dated February 22, 2011 (as amended, the “Plan”) to amend certain definitions contained in the Plan including the definition of Acquiring Person, Affiliate and Final Expiration Date.

The definition of “Acquiring Person” was amended to include within the exemptions to the definition certain entities that were not previously exempt from such definition including Corsair Georgia, L.P., K 422 Holdings, L.L.C. and K 422 Holdings South, L.L.C., to the extent that each such entity became a Beneficial Owner (as defined in the Plan) of Company 382 Securities (as defined in the Plan), pursuant to their respective investor or subscription agreement entered into in the Private Placement (as defined below), and any person who is a permitted assignee of such entity under such investor or subscription agreement in compliance with the terms thereof.

The definition of “Affiliate” was amended to remove from the definition the meaning ascribed to the term “Affiliate” in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.  As amended, “Affiliate” means, with respect to any person, any other person whose common securities would be deemed to be (i) constructively owned by such first person, or (ii) otherwise aggregated with shares owned by such first person (other than any aggregation solely by reason of such shares being part of the same “public group”), in each case for purposes of tracking owner shifts and identifying 5-percent shareholders pursuant to the provisions of Section 382 of the Internal Revenue Code of 1986, as amended.

The definition of “Final Expiration Date” was amended to change the expiration date of the Plan from the fifth anniversary of the date of the Plan to March 31, 2014, subject to certain exceptions.

The foregoing summary of the Amendment is not complete and is qualified by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 4.1 to this Form 8-K and incorporated herein by reference in its entirety.

Item 3.02               Unregistered Shares of Equity Securities.

On March 30, 2011, the Company completed its planned $380 million capital raise from accredited investors (the “Investors”) in a private placement (the “Private Placement”) previously disclosed by the Company on a Form 8-K, filed with the Securities and Exchange Commission on March 17, 2011 pursuant to which the Company issued (i) 17,338,497 shares of the Company’s existing common stock (the “Voting Common Stock”) at a price of $1.90 per share; (ii) 195,872 shares of Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series F (the “Series F Preferred Stock”); and (iii) 151,185 shares of Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series G (the “Series G Preferred Stock”).

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Private Placement referred to in this Current Report on Form 8-K, on March 29, 2011, the Company filed with the Georgia Secretary of State, Articles of Amendment to the Company’s Restated Articles of Incorporation, as amended (the “Articles of Amendment”) setting forth the rights, restrictions, privileges and preferences of the Series F Preferred Stock and Series G Preferred Stock.

Series F Preferred Stock

The following is a summary of the material terms and provisions of the designations, powers, preferences, limitations, restrictions, and relative rights of the Series F Preferred Stock as contained the Articles of Amendment.

Authorized Shares and Liquidation Preference. The Company has designated 195,872 shares as “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series F,” which have a par value of $1.00 per share and a liquidation preference of $1,000 per share.

Mandatory Conversion.  The Series F Preferred Stock of each holder will convert into shares of Voting Common Stock on the second business day following the receipt by us and/or such holder of the following: all shareholder approvals necessary to (x) approve the conversion of the Series F Preferred Stock into Voting Common Stock for purposes of Rule 5635 of the Nasdaq Stock Market Rules and (y) amend the Company’s Restated Articles of Incorporation to (A) authorize a number of shares of non-voting common stock of the Company (the “Non-Voting Common Stock”) sufficient to permit the full conversion of the Series G Preferred Stock into Non-Voting Common Stock and (B) increase the number of authorized shares of Voting Common Stock to at least such number as will be sufficient to permit the full conversion of the Series F Preferred Stock and the Non-Voting Common Stock.  The number of shares of Voting Common Stock into which each share of Series F Preferred Stock is convertible is determined by dividing (i) the $1,000 per share liquidation preference by (ii) the applicable conversion price, which is initially $1.90 per share; provided that the Series F Preferred Stock will not convert into Voting Common Stock until all accrued and unpaid dividends have been paid in cash to the holders.

Dividends.  Commencing on the date on which the shares of Series F Preferred Stock were first issued, dividends will accrue and be payable semi-annually in arrears on March 30th and September 30th of each year,  Dividends for each outstanding share of Series F Preferred Stock will be payable if, when and as declared by the Board of Directors or a duly authorized committee thereof in cash at an annual rate equal to the “dividend rate” (meaning the sum of (a) the greater of (i) LIBOR and (ii) 2.0% plus (b) 15.0% (up to a maximum of 18.0%)) multiplied by the sum of (i) the liquidation preference plus (ii) all accrued and unpaid dividends for any prior dividend period, payable in cash; provided that, in the event that the as-converted dividend for such dividend period is greater than the dividend calculated pursuant to the foregoing language, each outstanding share of Series F Preferred Stock will be entitled to receive, when and as declared by the Board of Directors, the as-converted dividend instead.

No dividends will be paid in respect of the dividend period in which the Series F Preferred Stock convert into Voting Common Stock.

Subject to limited exceptions, if dividends payable on all outstanding shares of the Series F Preferred Stock for any dividend period have not been declared and paid or declared and funds set aside therefore, the Company will not be permitted to declare or pay dividends with respect to, or redeem, purchase or acquire any of our junior securities, or redeem, purchase or acquire any parity securities.

Ranking.  The Series F Preferred Stock ranks, with respect to dividend rights and rights on liquidation, winding up and dissolution, on a parity with our Series A Non-Cumulative Preferred Stock, the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, the Series C Fixed Rate Cumulative Perpetual Preferred Stock, the Cumulative Perpetual Preferred Stock, Series D, the Junior Participating Preferred Stock, Series E, the Series G Preferred Stock and with each other class or series of equity securities the terms of which do not expressly provide that such class or series will rank senior or junior to the Series F Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution.  The Series F Preferred Stock ranks senior to our Voting Common Stock, Non-Voting Common Stock and each other class or series of capital stock outstanding or established after the date of issuance of the Series F Preferred Stock, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series F Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution.

Voting Rights.  The holders of the Series F Preferred Stock will not have any voting rights other than as required by law, except that the approval of the holders of a majority of outstanding shares of the Series F Preferred Stock, voting as a single class, will be required with respect to certain matters, including (i) amendments, alterations or repeals of any provision of the Restated Articles of Incorporation or bylaws of the Company that would adversely affect the rights, preferences or privileges of the Series F Preferred Stock and (ii) amendment or alterations of the Company’s Restated Articles of Incorporation to authorize, or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, capital stock ranking equally with or senior to the Series F Preferred Stock.

Liquidation.  In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series F Preferred Stock will be entitled, before any distribution to the holders of our Voting Common Stock, Non-Voting Common Stock or any other junior capital stock and subject to the rights of our credits, to receive an amount equal to the greater of (i) the $1,000 per share liquidation preference plus an amount equal to any accrued but unpaid dividends and (ii) the payment or distribution to which such holders would have been entitled if the Series F Preferred Stock were converted into Voting Common Stock immediately before such liquidation, dissolution or winding-up.

Series G Preferred Stock

The following is a summary of the material terms and provisions of the designations, powers, preferences, limitations, restrictions, and relative rights of the Series G Preferred Stock as contained the Articles of Amendment.

Authorized Shares and Liquidation Preference.  The Company has designated 151,185 shares as “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series G,” which have a par value of $1.00 per share and a liquidation preference of $1,000 per share.

Mandatory Conversion.  The Series G Preferred Stock of each holder will convert into shares of Non-Voting Common Stock on the second business day following the receipt by us and/or such holder of the following: (i) all shareholder approvals necessary to (x) approve the conversion of the Non-Voting Common Stock into Voting Common Stock for purposes of Rule 5635 of the Nasdaq Stock Market Rules and (y) approve the amendment to the Restated Articles of Incorporation to (A) authorize a number of shares of Non-Voting Common Stock sufficient to permit the full conversion of the Series G Preferred Stock into Non-Voting Common Stock and the issuance of certain additional shares of Non-Voting Common Stock and (B) increase the number of authorized shares of Voting Common Stock to at least such number as will be sufficient to permit the full conversion of the Non-Voting Common Stock and (ii) as to a holder, if applicable, the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  The number of shares of Non-Voting Common Stock into which each share of Series G Preferred Stock is convertible is determined by dividing (i) the $1,000 per share liquidation preference by (ii) the applicable conversion price, which  is initially $1.90 per share; provided that the Series G Preferred Stock will not convert into Voting Common Stock until all accrued and unpaid dividends have been paid in cash to the holders.

Dividends.  Commencing on the date on which the shares of Series G Preferred Stock were first issued, dividends will accrue and be payable semi-annually in arrears on March 30th and September 30th of each year,  Dividends for each outstanding share of Series G Preferred Stock will be payable if, when and as declared by the Board of Directors or a duly authorized committee thereof in cash at an annual rate equal to the “dividend rate” (meaning the sum of (a) the greater of (i) LIBOR and (ii) 2.0% plus (b) 15.0% (up to a maximum of 18.0%)) multiplied by the sum of (i) the liquidation preference plus (ii) all accrued and unpaid dividends for any prior dividend period, payable in cash; provided that, in the event that the as-converted dividend for such dividend period is greater than the dividend calculated pursuant to the foregoing language, each outstanding share of Series G Preferred Stock will be entitled to receive, when and as declared by the Board of Directors, the as-converted dividend instead.

No dividends will be paid in respect of the dividend period in which the Series G Preferred Stock convert into Voting Common Stock.

Subject to limited exceptions, if dividends payable on all outstanding shares of the Series G Preferred Stock for any dividend period have not been declared and paid or declared and funds set aside therefore, the Company will not be permitted to declare or pay dividends with respect to, or redeem, purchase or acquire any of our junior securities, or redeem, purchase or acquire any parity securities.

Ranking.  The Series G Preferred Stock ranks, with respect to dividend rights and rights on liquidation, winding up and dissolution, on a parity with our Series A Non-Cumulative Preferred Stock, the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, the Series C Fixed Rate Cumulative Perpetual Preferred Stock, the Cumulative Perpetual Preferred Stock, Series D, the Junior Participating Preferred Stock, Series E, the Series F Preferred Stock and with each other class or series of equity securities the terms of which do not expressly provide that such class or series will rank senior or junior to the Series G Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution.  The Series G Preferred Stock ranks senior to our Voting Common Stock, Non-Voting Common Stock and each other class or series of capital stock outstanding or established after the date of issuance of the Series G Preferred Stock, the terms of which do not expressly provide that it ranks on a parity with or senior to the Series G Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution.

Voting Rights.  The holders of the Series G Preferred Stock will not have any voting rights other than as required by law, except that the approval of the holders of a majority of outstanding shares of the Series G Preferred Stock, voting as a single class, will be required with respect to certain matters, including (i) amendments, alterations or repeals of any provision of the Restated Articles of Incorporation or bylaws of the Company that would adversely affect the rights, preferences or privileges of the Series G Preferred Stock and (ii) amendment or alterations of the Company’s Restated Articles of Incorporation to authorize, or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, capital stock ranking equally with or senior to the Series G Preferred Stock.

Liquidation.  In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series G Preferred Stock will be entitled, before any distribution to the holders of our Voting Common Stock, Non-Voting Common Stock or any other junior capital stock and subject to the rights of our credits, to receive an amount equal to the greater of (i) the $1,000 per share liquidation preference plus an amount equal to any accrued but unpaid dividends and (ii) the payment or distribution to which such holders would have been entitled if the Series G Preferred Stock were converted into Voting Common Stock immediately before such liquidation, dissolution or winding-up.

The foregoing summary of the Articles of Amendment is not complete and is qualified by reference to the full text of the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1 to this Form 8-K and incorporated herein by reference in its entirety.

Item 8.01               Other Events.

On March 31, 2011, the Company issued a press release announcing the receipt of all required regulatory approvals necessary to complete and the completion of the Private Placement, as well as approval by the Board of Directors for the asset disposition plans for $435 million of classified assets.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)                                  Exhibits

Exhibit No.	Description

3.1
Articles of Amendment to the Restated Articles of Incorporation, as amended, setting forth the rights, restrictions, privileges and preferences of the Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series F, and the Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series G

4.1	Amendment to Tax Benefits Preservation Plan, dated as of March 29, 2011, by and between United Community Banks, Inc. and Illinois Stock Transfer Company

99.1	Press Release, dated March 31, 2011

*  *  *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer

Date:  March 31, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

3.1
Articles of Amendment to the Restated Articles of Incorporation, as amended, setting forth the rights, restrictions, privileges and preferences of the Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series F, and the Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series G

4.1	Amendment to Tax Benefits Preservation Plan, dated as of March 29, 2011, by and between United Community Banks, Inc. and Illinois Stock Transfer Company

99.1	Press Release, dated March 31, 2011

EXHIBIT 3.1

ARTICLES OF AMENDMENT
OF
UNITED COMMUNITY BANKS, INC.

1.

The name of the corporation is United Community Banks, Inc.

2.

The Restated Articles of Incorporation, as amended, of the corporation are amended by adding the powers, rights, and preferences, and the qualifications, limitations, and restrictions thereof, of the Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series F as set forth in Exhibit A attached hereto and Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Non-Voting Stock, Series G as set forth in Exhibit B attached hereto.

3.

The amendment was adopted by the board of directors of the corporation at a meeting duly convened and held on March 14, 2011.  Pursuant to O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation, as amended, of the corporation, shareholder consent was not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Restated Articles of Incorporation, as amended, of United Community Banks, Inc. this 29th day of March, 2011.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Name: Rex S. Schuette
Title: Executive Vice President and Chief Financial Officer

EXHIBIT A

DESIGNATIONS, POWERS, PREFERENCES,

LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS

OF

 MANDATORILY CONVERTIBLE CUMULATIVE NON-VOTING PERPETUAL PREFERRED STOCK, SERIES F

 OF

 UNITED COMMUNITY BANKS, INC.

First:  The name of the Corporation is United Community Banks, Inc., a corporation organized and existing under the laws of the State of Georgia (the “Corporation”).

Second:  The Restated Articles of Incorporation of the Corporation, as amended, authorize the issuance of 10,000,000 shares of preferred stock, par value $1.00 per share, of the Corporation (“Preferred Stock”) in one or more series, and authorizes the Board of Directors of the Corporation (the “Board of Directors”) to fix by resolution or resolutions the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series.

Third:  That the following resolution was duly adopted by the Board of Directors as required by O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation at a meeting duly convened and held on March 14, 2011, at which a quorum was present and acting throughout.

Resolved, that pursuant to the provisions of the Restated Articles of Incorporation of the Corporation, as amended, and applicable law, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

Section 1.  Designation.  There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series F” (the “Series F Preferred Stock”).  The number of shares constituting such series shall be 195,872. The par value of the Series F Preferred Stock shall be $1.00 per share, and the liquidation preference shall be $1,000 per share.

Section 2.  Ranking.  The Series F Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) on a parity with the Corporation’s Series A Non-Cumulative Preferred Stock, the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, the Series C Fixed Rate Cumulative Perpetual Preferred Stock, the Cumulative Perpetual Preferred Stock, Series D, the Junior Participating Preferred Stock, Series E, the Series G Mandatorily Convertible Perpetual Preferred Stock (the “Series G Preferred Stock”) and with each other class or series of equity securities of the Corporation the terms of which do not expressly provide that such class or series will rank senior or junior to the Series F Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”), and (ii) senior to the Corporation’s common stock, par value $1.00 per share (the “Common Stock”), the Corporation’s non-voting common stock, par value $1.00 per share (the “Non-Voting Common Stock” and, together with the Common Stock, the “Company Common Stock”), and each other class or series of capital stock of the Corporation outstanding or established after the Effective Date by the Corporation the terms of which do not expressly provide that it ranks on a parity with or senior to the Series F Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Junior Securities”).  The Corporation has the power to authorize and/or issue additional shares or classes or series of Junior Securities without the consent of the Holders.

Section 3.  Definitions.  The following initially capitalized terms shall have the following meanings, whether used in the singular or the plural:

(a)           “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b)           “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(c)           “Articles of Incorporation” means the Restated Articles of Incorporation of the Corporation, as amended.

(d)           “As-Converted Dividend” means, with respect to any Dividend Period, the product of (i) the pro forma per share semi-annual Common Stock dividend derived by (A) annualizing the last dividend declared during such Dividend Period on the Common Stock and (B) dividing such annualized dividend by two and (ii) the number of shares of Common Stock into which a share of Series F Preferred Stock would then be convertible (assuming receipt of the Stockholder Approval); provided, however, that for any Dividend Period with respect to which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be $0.00.

(e)           “BHC Act” means the Bank Holding Company Act of 1956, as amended.

(f)           “BHC Affiliated Person” means, with respect to any Person, its Affiliates which for purposes of this definition include all “affiliates” as defined in the BHC Act or Regulation Y of the Board of Governors of the Federal Reserve.

(g)           “Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(h)           “Certificate of Designations” means the Articles of Amendment to the Articles of Incorporation, dated March 29, 2011.

(i)            “CIBC Act” means the Change in Bank Control Act of 1978, as amended.

(j)            “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market on such date.  If the Common Stock (or other relevant capital stock or equity interest) is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Certificate of Designation, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.

(k)           “Common Stock” has the meaning set forth in Section 2.

(l)            “Company Common Stock” has the meaning set forth in Section 2.

(m)          “Conversion Price” means $1.90, subject to adjustment as set forth herein.

(n)           “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(o)           “Distributed Property” has the meaning set forth in Section 10(a)(iv).

(p)           “Dividend” has the meaning set forth in Section 4(b).

(q)           “Dividend Payment Date” has the meaning set forth in Section 4(b).

(r)           “Dividend Period” has the meaning set forth in Section 4(c).

(s)           “Dividend Rate” means, with respect to any Dividend Period, the sum of (a) the greater of (i) LIBOR and (ii) 2.0% plus (b) 15.0%; provided however if such amount is greater than 18.0%, the Dividend Rate shall be 18.0%.

(t)           “Effective Date” means the date on which shares of the Series F Preferred Stock are first issued.

(u)           “Exchange Property” has the meaning set forth in Section 11(a).

(v)           “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(w)          “Holder” means the Person in whose name the shares of the Series F Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series F Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(x)           “Junior Securities” has the meaning set forth in Section 2.

(y)           “LIBOR” means, with respect to any Dividend Period, the rate for deposits in U.S. dollars for a three-month period that appears on Bloomberg Screen US0003M Index <GO> page (or other applicable page) as of 11:00 a.m. (London time) on the second London Banking Day preceding the first day of that Dividend Period.  If the rate described above does not appear on such Bloomberg Screen page, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 a.m., London time on the second London Banking Day preceding the first day of that Dividend Period.  The Corporation will request the principal London office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations.  If fewer than two quotations are provided, LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York, New York, selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount of not less than $1,000,000.  However, if the banks selected by the Corporation to provide quotations are not quoting as described above, LIBOR for that Dividend Period will be the same as LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the Series F Preferred Stock been outstanding.  The establishment of LIBOR will be final and binding in the absence of manifest error.

(z)           “Liquidation Preference” means, as to the Series F Preferred Stock, $1,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series F Preferred Stock).

(aa)         “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

(bb)        “Mandatory Conversion Date” means, with respect to the shares of Series F Preferred Stock of any Holder, the second Business Day after which the Corporation has received the Stockholder Approvals (or if a Reorganization Event has theretofore been consummated, the date of consummation of such Reorganization Event) necessary to permit such Holder to convert such shares of Series F Preferred Stock into authorized Common Stock without such conversion resulting in a Violation, provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution, and provided, further, that if a Mandatory Conversion Date would otherwise occur but such Holder has not received all accrued and unpaid dividends, whether or not declared with respect to any Dividend Period completed prior to such Mandatory Conversion Date, such Mandatory Conversion Date shall instead occur on the first calendar day after such Holder has received all such accrued and unpaid dividends.

(cc)         “Non-Voting Common Stock” has the meaning set forth in Section 2.

(dd)        “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(ee)         “Parity Securities” has the meaning set forth in Section 2.

(ff)          “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(gg)        “Record Date” has the meaning set forth in Section 4(d).

(hh)        “Reorganization Event” has the meaning set forth in Section 11(a).

(ii)           “Series F Preferred Stock” has the meaning set forth in Section 1.

(jj)           “Series G Preferred Stock” has the meaning set forth in Section 2.

(kk)         “Stockholder Approvals” means all stockholder approvals necessary to (i) approve the conversion of the Series F Preferred Stock into Common Stock for purposes of Rule 5635 of the Nasdaq Stock Market Rules and (ii) amend the Articles of Incorporation to (A) authorize a number of shares of Non-Voting Common Stock sufficient to permit the full conversion of the Series G Preferred Stock into Non-Voting Common Stock and the issuance of certain additional shares of Non-Voting Common Stock and (B) increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Series F Preferred Stock and the Non-Voting Common Stock.

(ll)           “Trading Day” means a day on which the shares of Common Stock:

(i)           are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii)           have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(mm)       “Violation” means a violation of the stockholder approval requirements of Rule 5635 of the Nasdaq Stock Market Rules.

(nn)        “Voting Securities” has the meaning set forth in the BHC Act and any rules or regulations promulgated thereunder.

Section 4.  Dividends.  (a)  From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, cumulative dividends of the type and in the amounts determined as set forth in this Section 4, and no more.

(b)           Commencing on the Effective Date, dividends shall accrue and shall be payable semi-annually in arrears on March 30th and September 30th of each year (each, a “Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day.  Dividends payable pursuant to this Section 4, if, when and as declared by the Board of Directors or a duly authorized committee of the Board of Directors, will be, for each outstanding share of Series F Preferred Stock, payable in cash at an annual rate equal to the Dividend Rate multiplied by the sum of (i) the Liquidation Preference plus (ii) all accrued and unpaid dividends for any prior Dividend Period that are payable on such share of Series F Preferred Stock, payable in cash (such dividend, the “Dividend”); provided that, in the event that the As-Converted Dividend for such Dividend Period is greater than the Dividend, each outstanding share of Series F Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Dividend.

(c)           Dividends payable pursuant to Section 4 will be computed on the basis of a 360-day year of twelve 30-day months and, for any Dividend Period greater or less than a full Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360.  The period from the Effective Date to but excluding September 30, 2011 and each period from and including a Dividend Payment Date to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period”.

(d)           Each dividend will be payable to Holders of record as they appear in the records of the Corporation on the applicable record date (each, a “Record Date”), which with respect to dividends payable pursuant to this Section 4, shall be on the fifteenth day of the month immediately prior to the month in which the relevant Dividend Payment Date occurs.

(e)           Dividends on the Series F Preferred Stock are cumulative.  Such dividends shall begin to accrue and be cumulative from the Effective Date (in the case of the shares of Series F Preferred Stock issued on the Effective Date), shall compound at the relevant rate on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on another dividend unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable semi-annually in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date.

(f)           So long as any shares of Series F Preferred Stock remain outstanding, if all dividends payable pursuant to Section 4 on all outstanding shares of the Series F Preferred Stock for any Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Corporation shall not, directly or indirectly, (x) declare or pay dividends with respect to, or make any distributions on, or, directly or indirectly, redeem, purchase or acquire any of its Junior Securities or (y) directly or indirectly, redeem, purchase or acquire any of its Parity Securities, other than, in each case, (i) redemptions, purchases or other acquisitions of Junior Securities or Parity Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment plan, (ii) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto, (iii) conversions or exchanges of Junior Securities or Parity Securities for Junior Securities or Parity Securities, respectively, and (iv) any purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged.  If dividends payable pursuant to Section 4 for any Dividend Payment Date are not paid in full, or declared and funds set aside therefor on the shares of the Series F Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period applicable to such Dividend Payment Date), then all dividends declared on shares of the Series F Preferred Stock and such Parity Securities on such date or dates, as the case may be, shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full semi-annual dividends per share payable on the shares of the Series F Preferred Stock pursuant to Section 4 and all such Parity Securities otherwise payable on such Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period applicable to such Dividend Payment Date) (subject to such dividends on such Parity Securities having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.  However, the foregoing provisions shall not restrict the ability of any Affiliate of the Corporation to engage in any market making transactions in Junior Securities in the ordinary course of business.

(g)           If the Mandatory Conversion Date with respect to any share of Series F Preferred Stock is prior to the Dividend Payment Date applicable to any Dividend Period, the Holder of such share of Series F Preferred Stock will not have the right to receive any dividends on the Series F Preferred Stock with respect to such Dividend Period, provided that this provision shall not affect any rights to receive any accrued but unpaid dividends on the Series F Preferred Stock attributable to any Dividend Period completed prior to the Mandatory Conversion Date.

(h)           The Corporation, in satisfaction of its obligation to issue preferred stock under any provision of this Certificate of Designations to any Holder, may, in order to minimize the number of its authorized and unissued shares of preferred stock used for such purpose, issue depositary shares for such preferred stock, with such depositary shares and underlying preferred stock being in such denominations as the Corporation and such Holder shall mutually agree.

Section 5.  Liquidation.  (a)  In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount equal to the greater of (i) the Liquidation Preference per share of Series F Preferred Stock plus an amount equal to any accrued but unpaid dividends, whether or not declared, thereon to and including the date of such liquidation and (ii) the payment or distribution to which such Holders would have been entitled if the Series F Preferred Stock were converted into Common Stock (assuming receipt of the Stockholder Approvals) immediately before such liquidation, dissolution or winding-up, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Company Common Stock or any other Junior Securities.  After payment of the full amount of such liquidation distribution, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation.

(b)           In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series F Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c)           The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6.  Maturity.  The Series F Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designations.

Section 7.  Redemptions.

(a)           Optional Redemption.  The Series F Preferred Stock may not be redeemed by the Corporation prior to December 31, 2015.  After December 31, 2015, the Corporation, at its option, may redeem in whole at any time the shares of Series F Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share payable in cash equal to the greater of (i) 150.0% of the sum of (A) the Liquidation Preference, plus (B) all accrued and unpaid dividends, whether or not declared, up to, but excluding, the date fixed for redemption and (ii) 125.0% of (A) the number of shares of Common Stock into which a share of Series F Preferred Stock would be convertible on the Trading Day immediately prior to the date fixed for redemption (assuming receipt of Stockholder Approvals) multiplied by (B) the Closing Price of Common Stock on such Trading Day.  The redemption price for any shares of Series F Preferred Stock shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date for a  Dividend Period shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b)           No Sinking Fund.  The Series F Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of Series F Preferred Stock will have no right to require redemption of any shares of Series F Preferred Stock.

(c)           Notice of Redemption.  Notice of every redemption of shares of Series F Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, however, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series F Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F Preferred Stock to be so redeemed except as to the Holder to whom the Corporation has failed to give such notice or except as to the Holder to whom notice was defective.  Notwithstanding the foregoing, if the Series F Preferred Stock or any depositary shares representing interests in the Series F Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series F Preferred Stock at such time and in any manner permitted by such facility.  Each such notice given to a Holder shall state:  (1) the redemption date; (2) the number of shares of Series F Preferred Stock to be redeemed; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)           Effectiveness of Redemption.  If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Corporation defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest.  Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.  Shares of outstanding Series F Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 8.  Mandatory Conversion.  Effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series F Preferred Stock of a Holder, all such Holder’s shares of Series F Preferred Stock shall automatically convert into shares of Common Stock as set forth below.  The number of shares of Common Stock into which a share of Series F Preferred Stock shall be convertible shall be determined by dividing (i) the Liquidation Preference by (ii) the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof); provided, that the Series F Preferred Stock shall not convert into Common Stock unless and until all accrued and unpaid dividends, whether or not declared, with respect to any Dividend Period completed prior to the Mandatory Conversion Date (but not with respect to the Dividend Period in which the Mandatory Conversion Date occurs) have been paid in cash to the Holders.  Upon conversion, Holders shall receive cash in lieu of fractional shares in accordance with Section 13 hereof.

Section 9.  Conversion Procedures.

(a)           At least one Business Day prior to the Mandatory Conversion Date with respect to shares of any Holder, the Corporation shall provide notice of such conversion to such Holder (such notice a “Notice of Mandatory Conversion”).  In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i)           the Mandatory Conversion Date;

(ii)           the Applicable Conversion Price;

(iii)          the number of shares of Common Stock to be issued upon conversion of each share of Series F Preferred Stock held of record by such Holder and subject to such mandatory conversion;

(iv)          if certificates are to be issued, the place or places where certificates for shares of Series F Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock; and

(v)          the amount of accrued and unpaid dividends  to be paid in cash on each share of Series F Preferred Stock held of record by such Holder prior to such mandatory conversion.

(b)           Effective immediately prior to the close of business on the Mandatory Conversion Date with respect to any shares of Series F Preferred Stock dividends shall no longer be declared on any such shares of Series F Preferred Stock and such shares of Series F Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive (i) shares of Common Stock issuable upon such mandatory conversion, (ii) any declared and unpaid dividends on such share to the extent provided in Section 4(g) and (iii) any other payments to which such Holder is otherwise entitled pursuant to Section 5, Section 7, Section 8, Section 11 or Section 13 hereof, as applicable.

(c)           No allowance or adjustment, except pursuant to Section 4 or Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series F Preferred Stock.  Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series F Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series F Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series F Preferred Stock.

(d)           Shares of Series F Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.  The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series F Preferred Stock; provided, however, that the Corporation shall not take any such action if such action would reduce the authorized number of shares of Series F Preferred Stock below the number of shares of Series F Preferred Stock then outstanding.

(e)           The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series F Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto.  In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series F Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(f)           On the Mandatory Conversion Date with respect to any share of Series F Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee (or, at the Corporation’s option such shares shall be registered in book-entry form) upon presentation and surrender of the certificate evidencing the Series F Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10.  Anti-Dilution Adjustments.

(a)           The Conversion Price shall be subject to the following adjustments:

(i)            Stock Dividends and Distributions.  If the Corporation pays dividends or other distributions on the Company Common Stock in shares of Company Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0
OS1
Where,

OS0 =              the number of shares of Company Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 =              the sum of the number of shares of Company Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Company Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(ii)           Subdivisions, Splits and Combination of the Company Common Stock.  If the Corporation subdivides, splits or combines the shares of Company Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0
OS1

Where,

OS0 =              the number of shares of Company Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 =              the number of shares of Company Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Company Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Company Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(iii)          Issuance of Stock Purchase Rights.  If the Corporation issues to all or substantially all holders of the shares of Company Common Stock rights or warrants (other than rights or warrants issued pursuant to a stockholders’ rights plan, a dividend reinvestment plan or share purchase plan or other similar plans, including that certain Tax Benefits Preservation Plan, dated February 22, 2011, as amended, between the Corporation and Illinois Stock Transfer Company) entitling them to subscribe for or purchase the shares of Company Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + Y
OS0 + X
Where,

OS0 =              the number of shares of Company Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X =                  the total number of shares of Company Common Stock issuable pursuant to such rights or warrants.

Y =                 the number of shares of Company Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants.

For the purposes of this clause (iii), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  The Corporation shall not issue any such rights or warrants in respect of shares of the Company Common Stock acquired by the Corporation.  In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).  To the extent that such rights or warrants are not exercised prior to their expiration or shares of Company Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Company Common Stock actually delivered (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).  In determining the aggregate offering price payable for such shares of Company Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in a reasonable manner by the Board of Directors).

(iv)         Debt or Asset Distributions.  If the Corporation distributes to all or substantially all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its applicable subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “Distributed Property”), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – FMV
SP0
Where,

SP0 =	the Current Market Price per share of Common Stock on such date.

FMV =	the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined in good faith by the Board of Directors.

In a “spin-off”, where the Corporation makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0
MP0+ MPs
Where,

MP0 =             the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs =             the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(v)           Cash Distributions.  If the Corporation makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend pursuant to Section 4 is paid on the Series F Preferred Stock, (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – DIV
SP0
Where,

SP0 =              the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV =              the amount per share of Common Stock of the cash distribution, as determined pursuant to the introduction to this paragraph (v).

In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(vi)         Self Tender Offers and Exchange Offers.  If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 x SP0
AC + (SP0 x OS1)
Where,

SP0 =              the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 =              the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1=               the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer, giving effect to consummation of the acquisition of all shares validly tendered or exchanged (and not withdrawn) in connection with such tender or exchange.

AC =               the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).  Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this clause (vi).

(vii)        Rights Plans.  To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series F Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Common Stock as described in clause (iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).

(b)           The Corporation may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable, to avoid or diminish any income tax to holders of the Company Common Stock resulting from any dividend or distribution of shares of Company Common Stock (or issuance of rights or warrants to acquire shares of Company Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c)           (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent.  No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii)           No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series F Preferred Stock (including without limitation pursuant to Section 4 hereof), without having to convert the Series F Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series F Preferred Stock may then be converted.

(iii)          The Applicable Conversion Price shall not be adjusted:

(A)           upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Company Common Stock under any such plan;

(B)           upon the issuance of any shares of Company Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C)           upon the issuance of any shares of Company Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series F Preferred Stock were first issued and not substantially amended thereafter;

(D)           for a change in the par value or no par value of Company Common Stock; or

(E)           for accrued and unpaid dividends on the Series F Preferred Stock.

(d)           Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Corporation shall:  (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11.  Reorganization Events.  (a) In the event that, for so long as any shares of Series F Preferred Stock have not been converted and remain outstanding, there occurs:

(i)           any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii)           any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(iii)          any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv)         any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); then each share of such Holder’s Series F Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall automatically convert, effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series F Preferred Stock of such Holder, into the type and amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an Affiliate of such counterparty) of the greater of (i) the number of shares of Common Stock into which one share of Series F Preferred Stock would then be convertible assuming the receipt of the Stockholder Approvals and (ii) the number of shares of Common Stock that, if one share of Series F Preferred Stock were converted into such number of shares, would result in the fair market value of the securities, cash and other property receivable in such Reorganization Event by a Holder of such number of shares equaling the Liquidation Preference plus, in each case of clause (i) and (ii) above, all accrued and unpaid dividends, whether or not declared, up to, but excluding such date (such securities, cash and other property, the “Exchange Property”).  In the event that a Reorganization Event referenced in Section 11(a) involves common stock as all or part of the consideration being offered in a fixed exchange ratio transaction, the fair market value per share of such common stock shall be determined by reference to the average of the closing prices of such common stock for the ten Trading Day period ending immediately prior to the consummation of such Reorganization Event.

(b)           In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Holders shall likewise be allowed to make such an election.

(c)           The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Company Common Stock in any such Reorganization Event.

(d)           The Corporation (or any successor) shall, within seven days of the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 11.

(e)           The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series F Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11.

Section 12.  Voting Rights.  (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b)           So long as any shares of Series F Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series F Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Georgia law;

(i)           any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Articles of Incorporation (including this Certificate of Designations) or the Corporation’s bylaws that would alter or change the rights, preferences or privileges of the Series F Preferred Stock so as to affect them adversely; or

(ii)           any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Corporation’s Articles of Incorporation to authorize, or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking equally with or senior to the Series F Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

provided, however, that the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock or any securities convertible into preferred stock ranking junior to the Series F Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Corporation’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect rights, preferences or privileges of the Series F Preferred Stock and, notwithstanding any provision of Georgia law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

(c)           Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series F Preferred Stock shall have been converted into shares of Common Stock.

Section 13.  Fractional Shares.

(a)           No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series F Preferred Stock.

(b)           In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c)           If more than one share of the Series F Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series F Preferred Stock so surrendered.

Section 14.  Reservation of Common Stock.

(a)           Following the receipt of the Stockholder Approvals, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series F Preferred Stock as provided in this Certificate of Designations free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series F Preferred Stock then outstanding.  For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series F Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b)           Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series F Preferred Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances.

(c)           All shares of Common Stock delivered upon conversion of the Series F Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

(d)           Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series F Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)           The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series F Preferred Stock.

Section 15.  Replacement Certificates.

(a)           The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation.  The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

(b)           The Corporation shall not be required to issue any certificates representing the Series F Preferred Stock on or after the Mandatory Conversion Date.  In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Corporation, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series F Preferred Stock formerly evidenced by the certificate.

Section 16.  Miscellaneous.

(a)           All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed:  (i) if to the Corporation, to its office at 125 Highway 515 East, Blairsville, Georgia 30512 or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation, or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b)           The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series F Preferred Stock or shares of Common Stock or other securities issued on account of Series F Preferred Stock pursuant hereto or certificates representing such shares or securities.  The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series F Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series F Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c)           All payments on the shares of Series F Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders thereof.

(d)           No share of Series F Preferred Stock shall have any rights of preemption whatsoever under this Certificate of Designations as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

(e)           The shares of Series F Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

(f)           The Corporation covenants (1) not to treat the Series F Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law.

EXHIBIT B

DESIGNATIONS, POWERS, PREFERENCES,
LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS
OF
 MANDATORILY CONVERTIBLE CUMULATIVE NON-VOTING PERPETUAL
PREFERRED STOCK, SERIES G
 OF
 UNITED COMMUNITY BANKS, INC.

First:  The name of the Corporation is United Community Banks, Inc., a corporation organized and existing under the laws of the State of Georgia (the “Corporation”).

Second:  The Restated Articles of Incorporation of the Corporation, as amended, authorize the issuance of 10,000,000 shares of preferred stock, par value $1.00 per share, of the Corporation (“Preferred Stock”) in one or more series, and authorizes the Board of Directors of the Corporation (the “Board of Directors”) to fix by resolution or resolutions the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series.

Third:  That the following resolution was duly adopted by the Board of Directors as required by O.C.G.A. § 14-2-602 and Article V of the Restated Articles of Incorporation at a meeting duly convened and held on March 14, 2011, at which a quorum was present and acting throughout.

Resolved, that pursuant to the provisions of the Restated Articles of Incorporation of the Corporation, as amended, and applicable law, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

    Section 1.  Designation.  There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock, Series G” (the “Series G Preferred Stock”).  The number of shares constituting such series shall be 151,185.  The par value of the Series G Preferred Stock shall be $1.00 per share, and the liquidation preference shall be $1,000 per share.

   Section 2.  Ranking.  The Series G Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) on a parity with the Corporation’s Series A Non-Cumulative Preferred Stock, the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, the Series C Fixed Rate Cumulative Perpetual Preferred Stock, the Cumulative Perpetual Preferred Stock, Series D, the Junior Participating Preferred Stock, Series E, the Series F Mandatorily Convertible Perpetual Preferred Stock and with each other class or series of equity securities of the Corporation the terms of which do not expressly provide that such class or series will rank senior or junior to the Series G Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Parity Securities”), and (ii) senior to the Corporation’s common stock, par value $1.00 per share (the “Common Stock”), the Corporation’s non-voting common stock, par value $1.00 per share (the “Non-Voting Common Stock” and, together with the Common Stock, the “Company Common Stock”), and each other class or series of capital stock of the Corporation outstanding or established after the Effective Date by the Corporation the terms of which do not expressly provide that it ranks on a parity with or senior to the Series G Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as “Junior Securities”).  The Corporation has the power to authorize and/or issue additional shares or classes or series of Junior Securities without the consent of the Holders.

Section 3.  Definitions.  The following initially capitalized terms shall have the following meanings, whether used in the singular or the plural:

(a)           “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b)           “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(c)           “Articles of Incorporation” means the Restated Articles of Incorporation of the Corporation, as amended.

(d)           “As-Converted Dividend” means, with respect to any Dividend Period, the product of (i) the pro forma per share semi-annual Common Stock dividend derived by (A) annualizing the last dividend declared during such Dividend Period on the Common Stock and (B) dividing such annualized dividend by two and (ii) the number of shares of Non-Voting Common Stock into which a share of Series G Preferred Stock would then be convertible (assuming receipt of the Stockholder Approval and, if applicable, the Regulatory Approval); provided, however, that for any Dividend Period with respect to which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be $0.00.

(e)           “BHC Act” means the Bank Holding Company Act of 1956, as amended.

(f)           “BHC Affiliated Person” means, with respect to any Person, its Affiliates which for purposes of this definition include all “affiliates” as defined in the BHC Act or Regulation Y of the Board of Governors of the Federal Reserve.

(g)           “Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.

(h)           “Certificate of Designations” means the Articles of Amendment to the Articles of Incorporation, dated March 29, 2011.

(i)            “CIBC Act” means the Change in Bank Control Act of 1978, as amended.

(j)            “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market on such date.  If the Common Stock (or other relevant capital stock or equity interest) is not traded on The NASDAQ Global Select Market on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Certificate of Designation, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on The NASDAQ Global Select Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Select Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Select Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Select Market shall govern.

(k)           “Common Stock” has the meaning set forth in Section 2.

(l)            “Company Common Stock” has the meaning set forth in Section 2.

(m)          “Conversion Price” means $1.90, subject to adjustment as set forth herein.

(n)           “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(o)           “Distributed Property” has the meaning set forth in Section 10(a)(iv).

(p)           “Dividend” has the meaning set forth in Section 4(b).

(q)           “Dividend Payment Date” has the meaning set forth in Section 4(b).

(r)           “Dividend Period” has the meaning set forth in Section 4(c).

(s)           “Dividend Rate” means, with respect to any Dividend Period, the sum of (a) the greater of (i) LIBOR and (ii) 2.0% plus (b) 15.0%; provided however if such amount is greater than 18.0%, the Dividend Rate shall be 18.0%.

(t)           “Effective Date” means the date on which shares of the Series G Preferred Stock are first issued.

(u)          “Exchange Property” has the meaning set forth in Section 11(a).

(v)           “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(w)          “Holder” means the Person in whose name the shares of the Series G Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series G Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(x)           “Junior Securities” has the meaning set forth in Section 2.

(y)           “LIBOR” means, with respect to any Dividend Period, the rate for deposits in U.S. dollars for a three-month period that appears on Bloomberg Screen US0003M Index <GO> page (or other applicable page) as of 11:00 a.m. (London time) on the second London Banking Day preceding the first day of that Dividend Period.  If the rate described above does not appear on such Bloomberg Screen page, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Corporation, at approximately 11:00 a.m., London time on the second London Banking Day preceding the first day of that Dividend Period.  The Corporation will request the principal London office of each of such banks to provide a quotation of its rate.  If at least two such quotations are provided, LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations.  If fewer than two quotations are provided, LIBOR with respect to that Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted by three major banks in New York, New York, selected by the Corporation, at approximately 11:00 a.m., New York City time, on the first day of that Dividend Period for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount of not less than $1,000,000.  However, if the banks selected by the Corporation to provide quotations are not quoting as described above, LIBOR for that Dividend Period will be the same as LIBOR as determined for the previous Dividend Period, or in the case of the first Dividend Period, the most recent rate that could have been determined in accordance with the first sentence of this paragraph had the Series G Preferred Stock been outstanding.  The establishment of LIBOR will be final and binding in the absence of manifest error.

(z)           “Liquidation Preference” means, as to the Series G Preferred Stock, $1,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series G Preferred Stock).

(aa)         “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

(bb)        “Mandatory Conversion Date” means, with respect to the shares of Series G Preferred Stock of any Holder, the second Business Day after which the Corporation and/or such Holder, as applicable as to a Holder, has received the Stockholder Approvals (or if a Reorganization Event has theretofore been consummated, the date of consummation of such Reorganization Event) and, if applicable, the Regulatory Approval necessary to permit such Holder to convert such shares of Series G Preferred Stock into authorized Non-Voting Common Stock without such conversion resulting in a Violation or, in the case of the Regulatory Approval, a violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution, and provided, further, that if a Mandatory Conversion Date would otherwise occur but such Holder has not received all accrued and unpaid dividends, whether or not declared, with respect to any Dividend Period completed prior to such Mandatory Conversion Date, such Mandatory Conversion Date shall instead occur on the first calendar day after such Holder has received all such accrued and unpaid dividends.

(cc)         “Non-Voting Common Stock” has the meaning set forth in Section 2.

(dd)        “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(ee)         “Parity Securities” has the meaning set forth in Section 2.

(ff)          “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(gg)        “Record Date” has the meaning set forth in Section 4(d).

(hh)        “Regulatory Approval” means, as to any Holder, to the extent applicable and required to permit such Holder to convert such Holder’s shares of Series G Preferred Stock into Non-Voting Common Stock and to own such Non-Voting Common Stock without such Holder being in violation of applicable law, rule or regulation, the receipt of approvals and authorizations of, filings and registrations with or notifications to any governmental authority, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

(ii)           “Reorganization Event” has the meaning set forth in Section 11(a).

(jj)           “Series G Preferred Stock” has the meaning set forth in Section 1.

(kk)         “Stockholder Approvals” means all stockholder approvals necessary to (1) approve the conversion of the Non-Voting Common Stock into Common Stock for purposes of Rule 5635 of the Nasdaq Stock Market Rules, and (2) approve the amendment to the Articles of Incorporation to (i) authorize a number of shares of Non-Voting Common Stock sufficient to permit the full conversion of the Series G Preferred Stock into Non-Voting Common Stock and the issuance of certain additional shares of Non-Voting Common Stock and (ii) increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Non-Voting Common Stock.

(ll)           “Trading Day” means a day on which the shares of Common Stock:

(i)           are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii)           have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(mm)      “Violation” means a violation of the stockholder approval requirements of Rule 5635 of the Nasdaq Stock Market Rules.

(nn)        “Voting Securities” has the meaning set forth in the BHC Act and any rules or regulations promulgated thereunder.

Section 4.  Dividends.  (a)  From and after the Effective Date, the Holders shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, cumulative dividends of the type and in the amounts determined as set forth in this Section 4, and no more.

(b)          Commencing on the Effective Date, dividends shall accrue and shall be payable semi-annually in arrears on March 30th and September 30th of each year (each, a “Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day.  Dividends payable pursuant to this Section 4, if, when and as declared by the Board of Directors or a duly authorized committee of the Board of Directors, will be, for each outstanding share of Series G Preferred Stock, payable in cash at an annual rate equal to the Dividend Rate multiplied by the sum of (i) the Liquidation Preference plus (ii) all accrued and unpaid dividends for any prior Dividend Period that are payable on such share of Series G Preferred Stock, payable in cash (such dividend, the “Dividend”); provided that, in the event that the As-Converted Dividend for such Dividend Period is greater than the Dividend, each outstanding share of Series G Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Dividend.

(c)           Dividends payable pursuant to Section 4 will be computed on the basis of a 360-day year of twelve 30-day months and, for any Dividend Period greater or less than a full Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360.  The period from the Effective Date to but excluding September 30, 2011 and each period from and including a Dividend Payment Date to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period”.

(d)          Each dividend will be payable to Holders of record as they appear in the records of the Corporation on the applicable record date (each, a “Record Date”), which with respect to dividends payable pursuant to this Section 4, shall be on the fifteenth day of the month immediately prior to the month in which the relevant Dividend Payment Date occurs.

(e)           Dividends on the Series G Preferred Stock are cumulative.  Such dividends shall begin to accrue and be cumulative from the Effective Date (in the case of the shares of Series G Preferred Stock issued on the Effective Date), shall compound at the relevant rate on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on another dividend unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable semi-annually in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date.

(f)           So long as any shares of Series G Preferred Stock remain outstanding, if all dividends payable pursuant to Section 4 on all outstanding shares of the Series G Preferred Stock for any Dividend Period have not been declared and paid, or declared and funds set aside therefor, the Corporation shall not, directly or indirectly, (x) declare or pay dividends with respect to, or make any distributions on, or, directly or indirectly, redeem, purchase or acquire any of its Junior Securities or (y) directly or indirectly, redeem, purchase or acquire any of its Parity Securities, other than, in each case, (i) redemptions, purchases or other acquisitions of Junior Securities or Parity Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment plan, (ii) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto, (iii) conversions or exchanges of Junior Securities or Parity Securities for Junior Securities or Parity Securities, respectively, and (iv) any purchase of fractional interests in shares of the Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged.  If dividends payable pursuant to Section 4 for any Dividend Payment Date are not paid in full, or declared and funds set aside therefor on the shares of the Series G Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period applicable to such Dividend Payment Date), then all dividends declared on shares of the Series G Preferred Stock and such Parity Securities on such date or dates, as the case may be, shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full semi-annual dividends per share payable on the shares of the Series G Preferred Stock pursuant to Section 4 and all such Parity Securities otherwise payable on such Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period applicable to such Dividend Payment Date) (subject to such dividends on such Parity Securities having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.  However, the foregoing provisions shall not restrict the ability of any Affiliate of the Corporation to engage in any market making transactions in Junior Securities in the ordinary course of business.

(g)          If the Mandatory Conversion Date with respect to any share of Series G Preferred Stock is prior to the Dividend Payment Date applicable to any Dividend Period, the Holder of such share of Series G Preferred Stock will not have the right to receive any dividends on the Series G Preferred Stock with respect to such Dividend Period, provided that this provision shall not affect any rights to receive any accrued but unpaid dividends on the Series G Preferred Stock attributable to any Dividend Period completed prior to the Mandatory Conversion Date.

(h)           The Corporation, in satisfaction of its obligation to issue preferred stock under any provision of this Certificate of Designations to any Holder, may, in order to minimize the number of its authorized and unissued shares of preferred stock used for such purpose, issue depositary shares for such preferred stock, with such depositary shares and underlying preferred stock being in such denominations as the Corporation and such Holder shall mutually agree.

Section 5.  Liquidation.  (a)  In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in an amount equal to the greater of (i) the Liquidation Preference per share of Series G Preferred Stock plus an amount equal to any accrued but unpaid dividends, whether or not declared, thereon to and including the date of such liquidation and (ii) the payment or distribution to which such Holders would have been entitled if the Series G Preferred Stock were converted into Non-Voting Common Stock (assuming receipt of the Stockholder Approvals and, if necessary, Regulatory Approval) immediately before such liquidation, dissolution or winding-up, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Company Common Stock or any other Junior Securities.  After payment of the full amount of such liquidation distribution, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation.

(b)          In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series G Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c)           The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6.  Maturity.  The Series G Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designations.

Section 7.  Redemptions.

(a)           Optional Redemption.  The Series G Preferred Stock may not be redeemed by the Corporation prior to December 31, 2015.  After December 31, 2015, the Corporation, at its option, may redeem in whole at any time the shares of Series G Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share payable in cash equal to the greater of (i) 150.0% of the sum of (A) the Liquidation Preference, plus (B) all accrued and unpaid dividends, whether or not declared, up to, but excluding, the date fixed for redemption and (ii) 125.0% of (A) the number of shares of Non-Voting Common Stock into which a share of Series G Preferred Stock would be convertible on the Trading Day immediately prior to the date fixed for redemption (assuming receipt of Stockholder Approvals and, if applicable, the Regulatory Approval) multiplied by (B) the Closing Price of Common Stock on such Trading Day.  The redemption price for any shares of Series G Preferred Stock shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent.  Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date for a  Dividend Period shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.

(b)           No Sinking Fund.  The Series G Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.  Holders of Series G Preferred Stock will have no right to require redemption of any shares of Series G Preferred Stock.

(c)           Notice of Redemption.  Notice of every redemption of shares of Series G Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, however, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series G Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G Preferred Stock to be so redeemed except as to the Holder to whom the Corporation has failed to give such notice or except as to the Holder to whom notice was defective.  Notwithstanding the foregoing, if the Series G Preferred Stock or any depositary shares representing interests in the Series G Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series G Preferred Stock at such time and in any manner permitted by such facility.  Each such notice given to a Holder shall state:  (1) the redemption date; (2) the number of shares of Series G Preferred Stock to be redeemed; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d)           Effectiveness of Redemption.  If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Corporation defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest.  Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the Holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.  Shares of outstanding Series G Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

Section 8.  Mandatory Conversion.  Effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series G Preferred Stock of a Holder, all such Holder’s shares of Series G Preferred Stock shall automatically convert into shares of Non-Voting Common Stock as set forth below.  The number of shares of Non-Voting Common Stock into which a share of Series G Preferred Stock shall be convertible shall be determined by dividing (i) the Liquidation Preference by (ii) the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof); provided, that the Series G Preferred Stock shall not convert into Non-Voting Common Stock unless and until all accrued and unpaid dividends, whether or not declared, with respect to any Dividend Period completed prior to the Mandatory Conversion Date (but not with respect to the Dividend Period in which the Mandatory Conversion Date occurs) have been paid in cash to the Holders.  Upon conversion, Holders shall receive cash in lieu of fractional shares in accordance with Section 13 hereof.

Section 9.  Conversion Procedures.

(a)           Each Holder shall, promptly upon receipt of each Regulatory Approval applicable to such Holder, if any, provide written notice to the Corporation of such receipt.  At least one Business Day prior to the Mandatory Conversion Date with respect to shares of any Holder, the Corporation shall provide notice of such conversion to such Holder (such notice a “Notice of Mandatory Conversion”).  In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i)            the Mandatory Conversion Date;

(ii)           the Applicable Conversion Price;

(iii)          the number of shares of Non-Voting Common Stock to be issued upon conversion of each share of Series G Preferred Stock held of record by such Holder and subject to such mandatory conversion;

(iv)          if certificates are to be issued, the place or places where certificates for shares of Series G Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Non-Voting Common Stock; and

(v)           the amount of accrued and unpaid dividends  to be paid in cash on each share of Series G Preferred Stock held of record by such Holder prior to such mandatory conversion.

(b)           Effective immediately prior to the close of business on the Mandatory Conversion Date with respect to any shares of Series G Preferred Stock dividends shall no longer be declared on any such shares of Series G Preferred Stock and such shares of Series G Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive (i) shares of Non-Voting Common Stock issuable upon such mandatory conversion, (ii) any declared and unpaid dividends on such share to the extent provided in Section 4(g) and (iii) any other payments to which such Holder is otherwise entitled pursuant to Section 5, Section 7, Section 8, Section 11 or Section 13 hereof, as applicable.

(c)           No allowance or adjustment, except pursuant to Section 4 or Section 10, shall be made in respect of dividends payable to holders of the Non-Voting Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series G Preferred Stock.  Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series G Preferred Stock, shares of Non-Voting Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series G Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Non-Voting Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Non-Voting Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Non-Voting Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series G Preferred Stock.

(d)           Shares of Series G Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Corporation, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.  The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series G Preferred Stock; provided, however, that the Corporation shall not take any such action if such action would reduce the authorized number of shares of Series G Preferred Stock below the number of shares of Series G Preferred Stock then outstanding.

(e)           The Person or Persons entitled to receive the Non-Voting Common Stock and/or cash, securities or other property issuable upon conversion of Series G Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Non-Voting Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto.  In the event that a Holder shall not by written notice designate the name in which shares of Non-Voting Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series G Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(f)           On the Mandatory Conversion Date with respect to any share of Series G Preferred Stock, certificates representing shares of Non-Voting Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee (or, at the Corporation’s option such shares shall be registered in book-entry form) upon presentation and surrender of the certificate evidencing the Series G Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10.  Anti-Dilution Adjustments.

(a)          The Conversion Price shall be subject to the following adjustments:

(i)            Stock Dividends and Distributions.  If the Corporation pays dividends or other distributions on the Company Common Stock in shares of Company Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0
OS1
Where,

OS0 =              the number of shares of Company Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 =              the sum of the number of shares of Company Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Company Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(ii)           Subdivisions, Splits and Combination of the Company Common Stock.  If the Corporation subdivides, splits or combines the shares of Company Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0
OS1

Where,

OS0 =                 the number of shares of Company Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 =                 the number of shares of Company Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Company Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Company Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(iii)          Issuance of Stock Purchase Rights.  If the Corporation issues to all or substantially all holders of the shares of Company Common Stock rights or warrants (other than rights or warrants issued pursuant to a stockholders’ rights plan, a dividend reinvestment plan or share purchase plan or other similar plans, including that certain Tax Benefits Preservation Plan, dated February 22, 2011, between the Corporation and Illinois Stock Transfer Company) entitling them to subscribe for or purchase the shares of Company Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + Y
OS0 + X
Where,

OS0 =             the number of shares of Company Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X =                 the total number of shares of Company Common Stock issuable pursuant to such rights or warrants.

Y =                 the number of shares of Company Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants.

For the purposes of this clause (iii), the number of shares of Company Common Stock at the time outstanding shall not include shares acquired by the Corporation.  The Corporation shall not issue any such rights or warrants in respect of shares of the Company Common Stock acquired by the Corporation.  In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).  To the extent that such rights or warrants are not exercised prior to their expiration or shares of Company Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Company Common Stock actually delivered (but giving effect to any intervening adjustments that may have been made with respect to the Series F Preferred Stock).  In determining the aggregate offering price payable for such shares of Company Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in a reasonable manner by the Board of Directors).

(iv)          Debt or Asset Distributions.  If the Corporation distributes to all or substantially all holders of shares of Company Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its applicable subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below) (such evidences of indebtedness, shares of capital stock, securities, cash or other assets, the “Distributed Property”), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – FMV
SP0
Where,

SP0 =	the Current Market Price per share of Common Stock on such date.

FMV =	the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined in good faith by the Board of Directors.

In a “spin-off”, where the Corporation makes a distribution to all holders of shares of Company Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0
MP0+ MPs
Where,

MP0 =                 the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs =                 the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared (but after giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(v)           Cash Distributions.  If the Corporation makes a distribution consisting exclusively of cash to all holders of the Company Common Stock, excluding (a) any cash dividend on the Company Common Stock to the extent a corresponding cash dividend pursuant to Section 4 is paid on the Series G Preferred Stock, (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Corporation or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – DIV
SP0
Where,

SP0 =                  the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV =                the amount per share of Common Stock of the cash distribution, as determined pursuant to the introduction to this paragraph (v).

In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(vi)          Self Tender Offers and Exchange Offers.  If the Corporation or any of its subsidiaries successfully completes a tender or exchange offer for the Company Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 x SP0
AC + (SP0 x OS1)
Where,

SP0 =                 the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 =                 the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1=                 the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer, giving effect to consummation of the acquisition of all shares validly tendered or exchanged (and not withdrawn) in connection with such tender or exchange.

AC =                 the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Corporation, or one of its subsidiaries, is obligated to purchase shares of Company Common Stock pursuant to any such tender offer or exchange offer, but the Corporation, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made (but giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).  Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or exchange offer under this clause (vi).

(vii)         Rights Plans.  To the extent that the Corporation has a rights plan in effect with respect to the Company Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series G Preferred Stock, Holders will receive, in addition to the shares of Non-Voting Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Non-Voting Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had made a distribution to all holders of the Non-Voting Common Stock as described in clause (iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights (but after giving effect to any intervening adjustments that may have been made with respect to the Series G Preferred Stock).

(b)           The Corporation may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable, to avoid or diminish any income tax to holders of the Company Common Stock resulting from any dividend or distribution of shares of Company Common Stock (or issuance of rights or warrants to acquire shares of Company Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c)           (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent.  No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii)           No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series G Preferred Stock (including without limitation pursuant to Section 4 hereof), without having to convert the Series G Preferred Stock, as if they held the full number of shares of Non-Voting Common Stock into which a share of the Series G Preferred Stock may then be converted.

(iii)          The Applicable Conversion Price shall not be adjusted:

(A)           upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Company Common Stock under any such plan;

(B)           upon the issuance of any shares of Company Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C)           upon the issuance of any shares of Company Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series G Preferred Stock were first issued and not substantially amended thereafter;

(D)           for a change in the par value or no par value of Company Common Stock; or

(E)           for accrued and unpaid dividends on the Series G Preferred Stock.

(d)           Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Corporation shall:  (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the $0.01 threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11.  Reorganization Events.  (a) In the event that, for so long as any shares of Series F Preferred Stock have not been converted and remain outstanding, there occurs:

(i)           any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Non-Voting Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(ii)           any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation, in each case pursuant to which the Non-Voting Common Stock will be converted into cash, securities or other property of the Corporation or another Person;

(iii)          any reclassification of the Non-Voting Common Stock into securities including securities other than the Non-Voting Common Stock; or

(iv)         any statutory exchange of the outstanding shares of Non-Voting Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 10(a), a “Reorganization Event”); then each share of such Holder’s Series G Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall automatically convert, effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series G Preferred Stock of such Holder (with the term “Regulatory Approval” applied for such purpose, as applicable, to the surviving entity in such Reorganization Event and its securities included in the Exchange Property (as defined below)), into the type and amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an Affiliate of such counterparty) of the greater of (i) the number of shares of Non-Voting Common Stock into which one share of Series G Preferred Stock would then be convertible assuming the receipt of the Stockholder Approvals and the Regulatory Approval and (ii) the number of shares of Non-Voting Common Stock that, if one share of Series G Preferred Stock were converted into such number of shares, would result in the fair market value of the securities, cash and other property receivable in such Reorganization Event by a Holder of such number of shares equaling the Liquidation Preference plus, in each case of clause (i) and (ii) above, all accrued and unpaid dividends, whether or not declared, up to, but excluding such date (such securities, cash and other property, the “Exchange Property”).  In the event that a Reorganization Event referenced in Section 11(a) involves common stock as all or part of the consideration being offered in a fixed exchange ratio transaction, the fair market value per share of such common stock shall be determined by reference to the average of the closing prices of such common stock for the ten Trading Day period ending immediately prior to the consummation of such Reorganization Event.

(b)           In the event that holders of the shares of Non-Voting Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Holders shall likewise be allowed to make such an election.

(c)           The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of the Company Common Stock in any such Reorganization Event.

(d)           The Corporation (or any successor) shall, within seven days of the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 11.

(e)           The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series G Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11.

Section 12.  Voting Rights.  (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b)           So long as any shares of Series G Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series G Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Georgia law;

(i)           any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Articles of Incorporation (including this Certificate of Designations) or the Corporation’s bylaws that would alter or change the rights, preferences or privileges of the Series G Preferred Stock so as to affect them adversely; or

(ii)           any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Corporation’s Articles of Incorporation to authorize, or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking equally with or senior to the Series G Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

provided, however, that the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock or any securities convertible into preferred stock ranking junior to the Series G Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Corporation’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect rights, preferences or privileges of the Series G Preferred Stock and, notwithstanding any provision of Georgia law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

(c)           Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series G Preferred Stock shall have been converted into shares of Non-Voting Common Stock.

Section 13.  Fractional Shares.

(a)           No fractional shares of Non-Voting Common Stock will be issued as a result of any conversion of shares of Series G Preferred Stock.

(b)           In lieu of any fractional share of Non-Voting Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c)           If more than one share of the Series G Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Non-Voting Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series G Preferred Stock so surrendered.

Section 14.  Reservation of Non-Voting Common Stock.

(a)           Following the receipt of the Stockholder Approvals, the Corporation shall at all times reserve and keep available out of its authorized and unissued Non-Voting Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series G Preferred Stock as provided in this Certificate of Designations free from any preemptive or other similar rights, such number of shares of Non-Voting Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series G Preferred Stock then outstanding.  For purposes of this Section 14(a), the number of shares of Non-Voting Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series G Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder. Following the receipt of the Stockholder Approvals, the Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Non-Voting Common Stock issued upon conversion of the Series G Preferred Stock free from any preemptive or other similar rights, the same number of shares of Common Stock as the number of shares of Non-Voting Common Stock reserved pursuant to the first sentence of this Section 14(a).

(b)           Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series G Preferred Stock, as herein provided, shares of Non-Voting Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Non-Voting Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances.

(c)           All shares of Non-Voting Common Stock delivered upon conversion of the Series G Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances.

(d)           Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series G Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)           The Corporation hereby covenants and agrees that, if at any time the Non-Voting Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Non-Voting Common Stock shall be so listed on such exchange or automated quotation system, all the Non-Voting Common Stock issuable upon conversion of the Series G Preferred Stock.

Section 15.  Replacement Certificates.

(a)           The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation.  The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

(b)           The Corporation shall not be required to issue any certificates representing the Series G Preferred Stock on or after the Mandatory Conversion Date.  In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Corporation, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Non-Voting Common Stock pursuant to the terms of the Series G Preferred Stock formerly evidenced by the certificate.

Section 16.  Miscellaneous.

(a)           All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed:  (i) if to the Corporation, to its office at 125 Highway 515 East, Blairsville, Georgia 30512 or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation, or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b)           The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series G Preferred Stock or shares of Non-Voting Common Stock or other securities issued on account of Series G Preferred Stock pursuant hereto or certificates representing such shares or securities.  The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series G Preferred Stock or Non-Voting Common Stock or other securities in a name other than that in which the shares of Series G Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c)           All payments on the shares of Series G Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders thereof.

(d)           No share of Series G Preferred Stock shall have any rights of preemption whatsoever under this Certificate of Designations as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

(e)           The shares of Series G Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

(f)           The Corporation covenants (1) not to treat the Series G Preferred Stock as preferred stock for purposes of Section 305 of the Internal Revenue Code of 1986, as amended, except as otherwise required by applicable law.

EXHIBIT 4.1

AMENDMENT TO TAX BENEFITS PRESERVATION PLAN

THIS AMENDMENT (the “Amendment”) dated as of March 29, 2011, is entered into by and between United Community Banks, Inc., a Georgia corporation (the “Company”), and Illinois Stock Transfer Company, an Illinois corporation (the “Rights Agent”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Plan.

WHEREAS, the parties entered into that certain Tax Benefits Preservation Plan, dated as of February 22, 2011 (the “Plan”); and

WHEREAS, the parties desire to amend certain definitions contained in the plan;

NOW, THEREFORE, for and in consideration of the mutual covenants, representations and warranties herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Section 1(a) of the Plan is hereby by amended by deleting it and replacing in its entirety with the following:

“Acquiring Person” shall mean any Threshold Holder (as defined below) except:

(i)             the U.S. Government;

(ii)            any Exempt Person;

(iii)           any Grandfathered Person (as defined below);

(iv)           Fletcher International, Ltd. to the extent it becomes a Beneficial Owner of Company 382 Securities pursuant to that certain Securities Purchase Agreement, dated as of April 1, 2010, by and between the Company and Fletcher International, Ltd. (the “Fletcher SPA”) or those certain Warrants to Purchase Shares of Common Stock of United Community Banks, Inc. dated as of April 5, 2010, (the “Fletcher Warrant”) and any Person who is a permitted assignee of the Fletcher SPA or the Fletcher Warrant in compliance with the terms thereof;

(v)           Corsair Georgia, L.P. to the extent it becomes a Beneficial Owner of Company 382 Securities pursuant to that certain Investment Agreement, dated as of March 16, 2011, by and between the Company and Corsair Georgia, L.P. (the “Corsair SPA”), including with respect to the Indemnity Shares (as defined in the Corsair SPA), and any Person who is a permitted assignee of the Corsair SPA in compliance with the terms thereof;

(vi)           K 422 Holdings, L.L.C. to the extent it becomes a Beneficial Owner of Company 382 Securities pursuant to that certain Subscription Agreement, dated as of March 16, 2011, by and between the Company and K 422 Holdings, L.L.C. (the “K 422 Holdings SPA”), including with respect to the Indemnity Shares (as defined in the K 422 Holdings SPA), and any Person who is a permitted assignee of the K 422 Holdings SPA in compliance with the terms thereof;

1

(vii)          K 422 Holdings South, L.L.C. to the extent it becomes a Beneficial Owner of Company 382 Securities pursuant to that certain Subscription Agreement, dated as of March 16, 2011, by and between the Company and K 422 Holdings South, L.L.C. (the “K 422 South SPA”), including with respect to the Indemnity Shares (as defined in the K 422 South SPA), and any Person who is a permitted assignee of the K 422 South SPA in compliance with the terms thereof;

(viii)         any Person who or which would qualify as a Threshold Holder by reason of a reduction in the number of issued and outstanding shares of Company 382 Securities by the Company, by redemption or otherwise;

(ix)           any Person that has become a Threshold Holder if the Board in good faith determines that the attainment of such status has not jeopardized or endangered the Company’s utilization of the Tax Benefits; and

(x)            any Person who or which would qualify as a Threshold Holder as a result of an Approved Acquisition and, to the extent approved by the Board, any Person who or which acquires Company 382 Securities from any such Person;

provided, however, that in the event that a Person is not an Acquiring Person by reason of clause (iii), (ix) or (x) above, such Person nonetheless shall become an Acquiring Person if such Person thereafter becomes the Beneficial Owner of any additional (i) shares of Common Stock then outstanding or (ii) shares of any class of Company 382 Securities (other than the Common Stock) then outstanding, unless the acquisition of such Common Stock or Company 382 Securities is an Approved Acquisition or unless such acquisition is solely as a result of a reduction in the number of issued and outstanding shares of Company 382 Securities by the Company, by redemption or otherwise.

2.           Section 1(b) of the Plan is hereby by amended by deleting it and replacing in its entirety with the following:

“Affiliate” shall mean, with respect to any Person, any other Person whose common securities would be deemed to be (i) constructively owned by such first Person, or (ii) otherwise aggregated with shares owned by such first Person (other than any aggregation solely by reason of such shares being part of the same “public group” as defined under Treasury Regulation Section 1.382-2T(f)(13)), in each case for purposes of tracking owner shifts and identifying 5-percent shareholders pursuant to the provisions of Section 382 of the Code.

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3.           Section 1(m) of the Plan is hereby by amended by deleting it and replacing in its entirety with the following:

“Final Expiration Date” shall mean the Close of Business March 31, 2014; provided that if a Shares Acquisition Date occurs fewer than thirty (30) days prior to such date, then the Final Expiration Date shall be the date that is thirty (30) days after the Shares Acquisition Date.

4.           Except as set forth in this Amendment, the other provisions of the Plan shall remain in full force and effect in accordance with their respective terms.  This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette

Name:	Rex S. Schuette

Title:	Executive Vice President and Chief
Financial Officer

ILLINOIS STOCK TRANSFER COMPANY

By:	/s/ Robert G. Pearson

Name:	Robert G. Pearson

Title:	President and Chief Executive Officer

[Signature Page to Tax Benefits Preservation Plan Amendment]

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EXHIBIT 99.1

For Immediate Release

For more information:
Rex S. Schuette
Chief Financial Officer
(706) 781-2266
Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC. COMPLETES
$380 MILLION CAPITAL RAISE

Board approves disposition plans for $435 million in classified assets

BLAIRSVILLE, GA – (MARKET WIRE) – March 31, 2011 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today announced the successful completion of its previously announced $380 million capital raise. In addition, the board of directors has approved the company’s previously announced plans to sell approximately $293 million in substandard and nonperforming loans, and to accelerate the disposition of approximately $142 million in foreclosed properties.

The substandard and nonperforming loans will be sold in a series of bulk transactions by April, and substantially all of the foreclosed properties will be sold by the second quarter.  As a result of today’s board actions, the loans will be classified as loans held for sale as well as recording the related loan charge-offs and write downs of foreclosed properties.

The successful $380 million capital issuance was achieved through the sale of a combination of United’s common stock and mandatorily convertible preferred stock (the “Private Placement”) to a group of institutional investors led by an affiliate of Corsair Capital, LLC (“Corsair”). Under terms of the Private Placement, shares of common stock were sold at a price of $1.90 per share.  The preferred stock will be convertible into common stock at a conversion price of $1.90 per share, and such conversion will be mandatory immediately following receipt of required shareholder approvals.

“The strategic asset disposition plan will help us accelerate our recovery and restore profitability,” said Jimmy Tallent, United’s president and chief executive officer.  “Looking longer-term, the successful completion of our capital raise provides a sound foundation for realizing the full potential of this franchise. Together, our improved risk profile and enhanced capital position will result in a stronger organization that is better positioned to focus on the many growth opportunities in our markets. This strategic focus on the right opportunities, enabled by the capital raise and the board’s decisions today, will drive our success for years to come.”

“Everyone involved has worked very hard to get to this day, and we could not be more pleased to be here,” Tallent continued. “As we move forward to grow the value of United, we appreciate the loyalty of our shareholders and the dedication of our employees who have focused their energies on addressing customer needs, growing core deposits and providing exceptional service these past few years.  With this loyalty and dedication, and the successful completion of the capital raise, we are more excited than ever about the future of United Community Banks.”

Sandler O’Neill + Partners, L.P. and J.P. Morgan Securities LLC acted as financial advisors and placement agents for the Private Placement.  Sandler O’Neill Mortgage Finance L.P., an affiliate of Sandler O’Neill + Partners, L.P., is acting as exclusive financial advisor to United in connection with the Asset Sale.

About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia.  United has assets of $7.4 billion and operates 27 community banks with 106 banking offices throughout north Georgia, the Atlanta region, coastal Georgia, western North Carolina and east Tennessee. United specializes in providing personalized community banking services to individuals and small to mid-size businesses, and also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking.  United’s common stock is listed on the Nasdaq Global Select Market under the symbol UCBI. Additional information may be found at United’s web site at www.ucbi.com.

About Corsair Capital, LLC
Corsair Capital is a leading specialist private equity firm focused exclusively on investing in the global financial services industry. Corsair has invested in depository institutions across a range of geographies and cycles, and in substantially all of the subsectors of the financial services industry including insurance, asset management and specialty finance in North America, Western Europe, and the Emerging Markets of Latin America, Asia, and Central Europe. More information about the firm may be accessed through the website www.corsair-capital.com.

Additional Information
In connection with the Private Placement, United plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement (the “Proxy Statement”). This news release is not a solicitation of a proxy and is not a substitute for the Proxy Statement or other filings that will be made with the SEC in connection with the potential transactions described in this new release. Security holders are urged to read the Proxy Statement carefully when it becomes available.

The written materials described above and other documents filed by United with the SEC will be available free of charge from the SEC’s web site at www.sec.gov. In addition, free copies of these documents may also be obtained by directing a written request to the attention of Lois J. Rich, Investor Relations, United Community Banks, Inc., P.O. Box 398, Blairsville, Georgia 30514.

Safe Harbor
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.  These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those anticipated in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties.  For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward-Looking Statements” on page 4 of United Community Banks, Inc.’s annual report filed on Form 10-K with the SEC for the year ended December 31, 2010.  Additional factors that may cause our forward-looking statements to differ materially from actual results include, without limitation: (1) we may not successfully negotiate, enter into definitive agreements with respect to, and close the Asset Sale or accelerated foreclosed properties dispositions; and (2) the Asset Sale or accelerated foreclosed properties dispositions may not occur within our currently expected ranges for price and other terms, and the pre-tax charges associated with such sales may exceed the pre-tax charges that we currently anticipate.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.